Execution Version AMENDMENT NO. 3 TO CREDIT AGREEMENT AMENDMENT NO. 3, dated as of February 19, 2026 (this “Amendment”), is made by and among ZBS GLOBAL, INC. (f/k/a RBS Global, Inc.), a Delaware corporation (“Holdings”), ZURN HOLDINGS, INC., a Delaware corporation (“Zurn Holdings”), ZURN LLC (f/k/a Rexnord LLC), a Delaware limited liability company (“Zurn”), EMC Water LLC (f/k/a Elkay Manufacturing Company), a Delaware limited liability company (“Elkay”, and together with Zurn Holdings and Zurn, the “Borrowers”), the Guarantors party hereto, the Revolving Facility Lenders signatory hereto and Issuing Banks party hereto, the Former Administrative Agent and Former Collateral Agent (as each is defined below) and JPMORGAN CHASE BANK, N.A., as successor administrative agent (in such capacity, together with its successors and assigns in such capacities, the “Administrative Agent”) and successor collateral agent (in such capacity, together with its successors and assigns in such capacities, the “Collateral Agent”). RECITALS: WHEREAS, reference is hereby made to the Fourth Amended and Restated First Lien Credit Agreement dated as of October 4, 2021 (as amended by Amendment No. 1, dated as of July 1, 2022, as amended by Amendment No. 2, dated as of July 1, 2023, and as further amended, restated, amended and restated, supplemented, waived or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”; the Existing Credit Agreement as amended by this Amendment, the “Amended Credit Agreement”) among Holdings, the Borrowers party thereto, the Lenders party thereto from time to time, the Issuing Banks party thereto from time to time and UBS AG, STAMFORD BRANCH, as administrative agent (as successor to Credit Suisse AG, Cayman Islands Branch) (in such capacity, the “Former Administrative Agent”) and UBS AG, STAMFORD BRANCH (as successor to Credit Suisse AG, Cayman Islands Branch), as collateral agent (in such capacity, the “Former Collateral Agent”); WHEREAS, on the Amendment No. 3 Effective Date (as defined below), the Borrowers intend, pursuant to Section 2.21(a) and 2.21(c) of the Existing Credit Agreement, to obtain new revolving facility commitments that shall hereafter be referred to as the “Revolving Facility Commitments” in an aggregate principal amount of $550,000,000 (the “New Revolving Credit Facility”), which shall replace all existing Revolving Facility Commitments (as defined in the Existing Credit Agreement) outstanding immediately prior to the Amendment No. 3 Effective Date (the “Existing Revolving Commitments” and the lenders holding such commitments, the “Existing Revolving Facility Lenders”) and which shall have the terms, rights and obligations as set forth in the Amended Credit Agreement, and the loans under the New Revolving Credit Facility (the “Revolving Facility Loans”) shall refinance in full and repay all outstanding Revolving Facility Loans (as defined in the Existing Credit Agreement) outstanding immediately prior to the Amendment No. 3 Effective Date (the “Existing Revolving Loans”); WHEREAS, subject to the terms and conditions set forth herein, (i) the Revolving Facility Lenders set forth on Schedule 1(a) attached hereto have agreed on the terms and conditions set forth herein to provide the Revolving Facility Commitments in an amount set forth opposite their respective names on Schedule 1(a) under the heading “Revolving Facility Commitment” (collectively, the “Revolving Facility Lenders”) and (ii) the Issuing Banks set forth on Schedule 1(b) attached hereto have agreed on the terms and conditions set forth herein, to provide Letter of Credit Commitments in an amount set forth opposite their respective names on Schedule 1(b) under the heading “Letter of Credit Commitments” (collectively, the “Issuing Banks”); WHEREAS, Holdings, the Borrowers and the Revolving Facility Lenders party hereto, which constitute the Required Lenders under the Amended Credit Agreement, further desire to amend the Existing Credit Agreement to replace the Former Administrative Agent with the Administrative Agent and the Former Collateral Agent with the Collateral Agent and the Administrative Agent and the Collateral Agent Exhibit 10.1

-2- shall succeed to the rights, powers and duties of the administrative agent and collateral agent, respectively, and the terms “Administrative Agent” and “Collateral Agent” in the Amended Credit Agreement and each other Loan Document shall mean the Administrative Agent and Collateral Agent, respectively, effective upon the Amendment No. 3 Effective Date, and the Former Administrative Agent’s and the Former Collateral Agent’s rights, powers and duties as administrative agent and as collateral agent, respectively, shall be terminated, without any other or further act, deed, consent or payment on the part of the Former Administrative Agent or the Former Collateral Agent or any of the parties to this Amendment, the Amended Credit Agreement, any other Loan Document or any holders of the Loans; WHEREAS, JPMorgan Chase Bank, N.A., BMO Capital Markets Corp. and BofA Securities, Inc. will act as Amendment No. 3 joint Lead Arrangers (the “Amendment No. 3 Joint Lead Arrangers”); and WHEREAS, pursuant to Section 9.08(b) of the Existing Credit Agreement, Holdings, the Borrowers, the Revolving Facility Lenders party hereto (constituting all Revolving Facility Lenders under the Amended Credit Agreement (as defined below) and constituting the Required Lenders under the Amended Credit Agreement), the Issuing Banks party hereto, the Administrative Agent and the Collateral Agent agree to make the amendments to the Existing Credit Agreement as set forth herein. NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto therefore agree as follows: SECTION 1. Defined Terms; References. Capitalized terms used in this Amendment and not otherwise defined herein have the respective meanings assigned thereto in the Amended Credit Agreement. The rules of construction specified in Section 1.02 of the Amended Credit Agreement also apply to this Amendment. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Amendment” and each other similar reference contained in the Existing Credit Agreement shall, after this Amendment becomes effective, refer to the Existing Credit Agreement as amended hereby. SECTION 2. Amendment. Subject to satisfaction of the conditions set forth in Section 6 below, effective as of the Amendment No. 3 Effective Date: (a) The Existing Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: stricken text) and to add the underlined text (indicated textually in the same manner as the following example: underlined text) as set forth in the pages of the Amended Credit Agreement attached as Annex A hereto; (b) Schedules 1.01(B) (Mortgaged Properties), 1.01(C) (Immaterial Subsidiaries), 1.01(D) (Existing Letters of Credit), 1.01(F) (Unrestricted Subsidiaries), 3.08(a) (Subsidiaries), 3.21 (Insurance), 6.01 (Indebtedness), 6.02(a) (Liens), 6.04 (Investments), 6.07 (Transactions with Affiliates) and 9.01 (Notice Information) to the Existing Credit Agreement are hereby amended and restated in their entirety with the Schedules attached as Annex B hereto; (c) Exhibits A (Form of Assignment and Acceptance), C (Form of Solvency Certificate), G (Form of Permitted Loan Purchase Assignment and Acceptance) and J (Form of Intercompany Subordination Terms) to the Existing Credit Agreement are hereby amended and restated in their entirety with the Exhibits attached as Annex C hereto; and

-3- (d) The definition of “Obligations” in the Collateral Agreement shall be amended and restated in its entirety as follows: ““Obligations” has the meaning assigned to the term “Obligations” in the Credit Agreement.” SECTION 3. Revolving Facility Commitments. (a) Subject to the terms and conditions set forth herein and in the Amended Credit Agreement, on the Amendment No. 3 Effective Date, each Revolving Facility Lender party hereto agrees to provide Revolving Facility Commitments under the New Revolving Credit Facility in the principal amount set forth opposite the name of such Revolving Facility Lender on Schedule 1(a) hereto. On the Amendment No. 3 Effective Date, the New Revolving Credit Facility will replace in full the Existing Revolving Commitments in effect immediately prior to the Amendment No. 3 Effective Date; (b) Subject to satisfaction of the conditions set forth herein and in the Amended Credit Agreement, each Issuing Bank party hereto agrees to provide a Letter of Credit Commitment in the principal amount set forth opposite the name of such Issuing Bank on Schedule 1(b) hereto. On the Amendment No. 3 Effective Date, the Letter of Credit Commitments will replace in full the Letter of Credit Commitments existing immediately prior to the Amendment No. 3 Effective Date; (c) Each Revolving Facility Lender and each Issuing Bank party hereto shall, effective on the Amendment No. 3 Effective Date, automatically become a party to the Amended Credit Agreement as a “Revolving Facility Lender”, “Lender” and “Issuing Bank”, as applicable; (d) On the Amendment No. 3 Effective Date, participations in all Existing Letters of Credit set forth on Schedule 1.01(d) and as attached as Annex B hereto issued immediately prior to the Amendment No. 3 Effective Date shall be deemed to be reallocated among all of the Revolving Facility Lenders party hereto on a pro rata basis. Each Revolving Facility Lender agrees that all Existing Letters of Credit shall continue as Letters of Credit under the Amended Credit Agreement. (e) Each Revolving Facility Lender party hereto (i) confirms that it has received a copy of the Amended Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment; (ii) agrees that it will, independently and without reliance upon the Agent, the Amendment No. 3 Lead Arrangers, any other Revolving Facility Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Amended Credit Agreement; (iii) appoints and authorizes the Administrative Agent and Collateral Agent to act as administrative agent and collateral agent, respectively, and to take such action as agent on its behalf and to exercise such powers and discretion under the Amended Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent and Collateral Agent, respectively, by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Amended Credit Agreement are required to be performed by it as a Lender SECTION 4. Resignation of Former Administrative Agent and Collateral Agent and Appointment of Administrative Agent and Collateral Agent. (a) Pursuant to Section 8.09 of the Existing Credit Agreement, (i) the Former Administrative Agent and Former Collateral Agent hereby give their notice of resignation to the Lenders and the Borrowers, (ii) the Required Lenders and the Borrowers hereby accept the resignation of the Former Administrative Agent as the “Administrative Agent” (as defined in the Existing Credit Agreement) and the

-4- Former Collateral Agent as the “Collateral Agent” (as defined in the Existing Credit Agreement) under the Loan Documents, (iii) the Required Lenders hereby appoint the Administrative Agent to act as the successor Administrative Agent under the Loan Documents and appoint the Collateral Agent to act as the successor Collateral Agent under the Loan Documents, (iv) the Borrowers hereby consent to and accept the appointment of the Administrative Agent as the successor Administrative Agent under the Loan Documents and the appointment of the Collateral Agent as the successor Collateral Agent under the Loan Documents and (v) each of the parties hereto waives any applicable notice requirements under the Loan Documents with respect to the actions described in the immediately preceding clauses (ii), (iii) and (iv), in each case effective as of the Amendment No. 3 Effective Date. (b) Each of the Revolving Facility Lenders party hereto, comprising the Required Lenders, hereby authorizes the Borrowers, the Former Administrative Agent, the Former Collateral Agent, the Administrative Agent and the Collateral Agent to make any filings (including any assignments or amendments with respect to the Uniform Commercial Code financing statements, mortgages, if any, and other filings in respect of any Collateral) and enter into any documentation or amendments to existing Loan Documents with respect to the agency replacement deemed reasonably necessary or desirable by the Borrowers, the Administrative Agent and/or the Former Administrative Agent without the consent of, or payment to, any Lender; provided that the Former Administrative Agent and the Former Collateral Agent shall bear no responsibility for any actions taken by, or omitted to be taken by, the Administrative Agent and the Collateral Agent. (c) Effective as of the Amendment No. 3 Effective Date, the Former Administrative Agent and Former Collateral Agent hereby assigns (without recourse, representation or warranty of any kind) to the Collateral Agent, (i) all Liens and security interests under the Existing Credit Agreement and the other Loan Documents and (ii) all of its rights, titles and interests as secured party or lien holder under or in connection with any and all Loan Documents, including, without limitation, all Uniform Commercial Code financing statements (or other financing statements) and all Liens with respect to Intellectual Property filed with the United States Patent and Trademark Office or the United States Copyright Office, and the Collateral Agent hereby assumes all such Liens and security interests, for its benefit and for the benefit of the other Secured Parties, and all such rights, titles and interests as secured party or lien holder under or in connection with the Loan Documents and such financing statements and other filings; provided that the assignment by the Former Administrative Agent and Former Collateral Agent of the foregoing is without representation or warranty by the Former Administrative Agent and Former Collateral Agent as to the financial condition of the Borrowers, or the value, collectability or realization of any Collateral or any Obligations of the Loan Parties or as to the legality, validity, enforceability, perfection or priority of any Obligations of the Loan Parties or the Collateral. All of such Liens and security interests under the Loan Documents shall in all respects be continuing and in effect following execution and delivery of this Amendment and are hereby ratified and reaffirmed by the Loan Parties as of the Amendment No. 3 Effective Date. (d) In connection with the resignations referred to in Section 4(a), the parties hereto acknowledge and agree that none of the Borrowers, any other Loan Party, the Administrative Agent, the Collateral Agent, any Arranger, any Lender or any Secured Party shall have any claim or cause of action against the Former Administrative Agent, the Former Collateral Agent or any of their sub-agents or any Related Party of any of the foregoing (other than any such claim or cause of action arising from any such Person’s gross negligence, willful misconduct or bad faith, in each case as determined by a court of competent jurisdiction in a final and non-appealable decision) arising out of, in any way connected with, or as a result of, any actions taken or omitted to be taken by any of them while acting as “Administrative Agent” and “Collateral Agent” under the Loan Documents prior to giving effect to this Amendment (in the case of claims or causes of action with respect to the Existing Credit Agreement or the other Loan Documents, such waiver only applies to claims or causes of actions in connection with acts or omissions arising after the date of this Amendment), including the Former Administrative Agent’s resignation as the

-5- “Administrative Agent” under the Loan Documents or the Former Collateral Agent’s resignation as the “Collateral Agent” under the Loan Documents, and each of the Borrowers, the other Loan Parties, the Administrative Agent, the Collateral Agent, each other Arranger, each Lender and each other Secured Party hereby irrevocably waives any and all such claims and causes of action; provided that, for the avoidance of doubt, (i) the Administrative Agent and the Collateral Agent shall bear no responsibility for actions taken or omitted to be taken by the Former Administrative Agent while it served as “Administrative Agent” under the Loan Documents or by the Former Collateral Agent while it served as “Collateral Agent” under the Loan Documents and (ii) each of the Former Administrative Agent and the Former Collateral Agent shall retain all claims and rights to indemnification under the Amended Credit Agreement and the other Loan Documents to the extent set forth therein for acts, omissions, events or circumstances occurring or existing on or prior to the Amendment No. 3 Effective Date in its capacity as Administrative Agent and Collateral Agent under the Existing Credit Agreement and the other Loan Documents. (e) Nothing contained in this Amendment shall affect or limit the provisions of Article VIII of the Existing Credit Agreement, including Section 8.09 thereof. SECTION 5. Representations of the Borrowers. The Borrowers represent and warrant that: (a) the representations and warranties set forth in the Loan Documents are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) on and as of the Amendment No. 3 Effective Date after giving effect hereto with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) as of such earlier date); provided, that the representations contained in Section 3.07(d) and 3.17 of the Amended Credit Agreement shall be true and correct on and as of the Amendment No. 3 Effective Date as if the references therein to the “Fourth Restatement Effective Date” were references to the “Amendment No. 3 Effective Date”; (b) the execution, delivery and performance by Holdings, the Borrowers and each of the Subsidiary Loan Parties of each of the Loan Documents to which it is a party (i) have been duly authorized by all corporate, stockholder, partnership or limited liability company action required to be obtained by Holdings, the Borrowers and such Subsidiary Loan Parties and (ii) will not (1) violate (A) any provision of law, statute, rule or regulation applicable to Holdings, the Borrowers or any such Subsidiary Loan Party, (B) the certificate or articles of incorporation or other constitutive documents (including any partnership, limited liability company or operating agreements) or by-laws of Holdings, the Borrowers, or any such Subsidiary Loan Party, (C) any applicable order of any court or any rule, regulation or order of any Governmental Authority or (D) any provision of any indenture, certificate of designation for preferred stock, agreement or other instrument to which Holdings, the Borrowers or any such Subsidiary Loan Party is a party or by which any of them or any of their property is or may be bound, (2) result in a breach of or constitute (alone or with due notice or lapse of time or both) a default under, give rise to a right of or result in any cancellation or acceleration of any right or obligation (including any payment) under any such indenture, certificate of designation for preferred stock, agreement or other instrument, where any such conflict, violation, breach or default referred to in clause (1) or (2) of this Section 5(b)(ii), would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (3) result in the creation or imposition of any Lien upon or with respect to (x) any property or assets now owned or hereafter acquired by the Borrowers or any such Subsidiary Loan Party, other than the Liens created by the Loan Documents and Permitted Liens, or (y) any Equity Interests of the Borrowers now owned or hereafter acquired, directly or indirectly, by Holdings, other than Liens created by the Loan Documents or Liens permitted by Article VI of the Amended Credit Agreement;

-6- (c) this Amendment has been duly executed and delivered by Holdings and the Borrowers and constitutes, and each other Loan Document when executed and delivered by each Loan Party that is party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against each such Loan Party in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) implied covenants of good faith and fair dealing; (d) no action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required for the execution, delivery or performance of each Loan Document, except for (i) the filing of Uniform Commercial Code financing statements, (ii) filings with the United States Patent and Trademark Office and the United States Copyright Office and comparable offices in foreign jurisdictions and equivalent filings in foreign jurisdictions, (iii) recordation of the Mortgages, (iv) such as have been made or obtained and are in full force and effect, (iv) such actions, consents and approvals the failure of which to be obtained or made would not reasonably be expected to have a Material Adverse Effect and (v) filings or other actions listed on Schedule 3.04 of the Amended Credit Agreement and any other filings or registrations required by the Security Documents; (e) with respect to the Loans made on the Fourth Restatement Effective Date and any Loans made in connection with the Revolving Facility Commitments on the Amendment No. 3 Effective Date, the Borrowers will not, directly or, to their knowledge, indirectly, use any part of such Loans in a manner contrary to Section 3.25(b) or Section 3.26 of the Amended Credit Agreement; (f) Schedule 2 sets forth, as of the date hereof, a true and correct list of each Loan Document currently in effect to which both (i) any Loan Party or any of its respective subsidiaries is a party and (ii) the Former Administrative Agent or Former Collateral Agent is a party, together with all amendments, supplements, waivers and consents thereto; and (g) no Event of Default or Default has occurred and is continuing on and as of the Amendment No. 3 Effective Date or would result from the transactions contemplated by this Amendment. SECTION 6. Conditions. This Amendment shall become effective as of the first date (the “Amendment No. 3 Effective Date”) when each of the following conditions shall have been satisfied: (a) the Administrative Agent shall have received from each Loan Party, each of the Revolving Facility Lenders, the Issuing Banks, the Former Administrative Agent, the Former Collateral Agent, the Administrative Agent and the Collateral Agent (i) a counterpart of this Amendment signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include facsimile or electronic transmission of a signed signature page of this Amendment) that such party has signed a counterpart of this Amendment; (b) the representations and warranties set forth in Section 5 above shall be true and correct as of the Amendment No. 3 Effective Date and, by their execution hereof, the Borrowers certify as to the accuracy of the foregoing to the Administrative Agent, the Collateral Agent and the Lenders; (c) the Administrative Agent shall have received: (i) a completed Perfection Certificate with respect to the Loan Parties, dated the Amendment No. 3 Effective Date and signed by a Responsible Officer of the Borrowers, and all attachments contemplated thereby;

-7- (ii) the results of a search of the Uniform Commercial Code (or equivalent), tax and judgment, United States Patent and Trademark Office and United States Copyright Office filings made with respect to the New Loan Parties in the jurisdictions contemplated by the Perfection Certificate and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are Permitted Liens or have been, or will be simultaneously or substantially concurrently with the closing under this Amendment, released (or arrangements reasonably satisfactory to the Administrative Agent for such release shall have been made); (iii) UCC-3 financing statements naming the Collateral Agent as assignee/secured party, in respect of each UCC-1 financing statement naming the Former Collateral Agent as secured party filed in connection with the Loan Documents, in proper form for filing in the applicable jurisdiction; (iv) assignments of each of the intellectual property security agreements filed with the United States Patent and Trademark Office or the United States Copyright Office covering any of the applicable Collateral of the Loan Parties described in the Amended Credit Agreement and all other Loan Documents to the Collateral Agent; (v) a copy of the Register, which shall include a list of all the Lenders and their respective outstanding Loan amounts as of the Amendment No. 3 Effective Date, and information as to the accrued and unpaid interest and fees under the Loan Documents (vi) insurance certificates and endorsements naming the Administrative Agent as additional insured or lender loss payee, as applicable, in respect of each insurance policy of the Borrower and its Restricted Subsidiaries (other than business interruption insurance, director and officer insurance and worker’s compensation insurance) in form and substance reasonably satisfactory to the Collateral Agent; (vii) any applicable certificates representing the equity required to be pledged under the Loan Documents accompanied by undated stock or membership interest powers executed in blank, and any instruments evidencing the debt required to be pledged under the Loan Documents indorsed in blank, in each case, in form and substance reasonably satisfactory to the Collateral Agent; (viii) an intercompany note substantially in the form of Exhibit J to the Amended Credit Agreement signed by the Borrowers and the subsidiaries of the Borrowers signatory thereto; and (ix) evidence that all other actions necessary or reasonably requested by the Administrative Agent to cause the Collateral and Guarantee Requirement to be satisfied have been taken. (d) the Collateral and Guarantee Requirement shall be satisfied as of the Amendment No. 3 Effective Date; (e) the Administrative Agent shall have received, on behalf of itself, the Collateral Agent and the Revolving Facility Lenders, a favorable written opinion from each of (i) Quarles & Brady LLP, special counsel for the Loan Parties, (ii) Jackson Walker LLP, special Texas counsel for the Loan Parties; and (iii) New York counsel reasonably satisfactory to the Administrative Agent, in each case (A) dated as of the Amendment No. 3 Effective Date, (B) addressed to the Administrative Agent, the Collateral Agent and the Revolving Facility Lenders and (C) in form and substance reasonably satisfactory to the Administrative

-8- Agent and covering such other matters relating to this Amendment as the Administrative Agent shall reasonably request; (f) The Administrative Agent shall have received a certificate of the Secretary or Assistant Secretary or similar officer of each Loan Party dated the Amendment No. 3 Effective Date and certifying: (i) a copy of the certificate or articles of incorporation, certificate of limited partnership, certificate of formation or other equivalent constituent and governing documents, including all amendments thereto, of such Loan Party, (1) in the case of a corporation, certified as of a recent date by the Secretary of State (or other similar official) of the jurisdiction of its organization, or (2) otherwise certified by the Secretary or Assistant Secretary of such Loan Party or other person duly authorized by the constituent documents of such Loan Party, (ii) a certificate as to the good standing (to the extent such concept or a similar concept exists under the laws of such jurisdiction) of such Loan Party as of a recent date from such Secretary of State (or other similar official), (iii) that attached thereto is a true and complete copy of the by-laws (or partnership agreement, limited liability company agreement or other equivalent constituent and governing documents) of such Loan Party as in effect on the Amendment No. 3 Effective Date and at all times since a date prior to the date of the resolutions described in clause (iv) below, (iv) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors (or equivalent governing body) of such Loan Party (or its managing general partner or managing member) authorizing the execution, delivery and performance of the Loan Documents dated as of the Amendment No. 3 Effective Date to which such person is a party and, in the case of the Borrowers, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect on the Amendment No. 3 Effective Date, (v) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party, and (vi) as to the absence of any pending proceeding for the dissolution or liquidation of such Loan Party or, to the knowledge of such person, threatening the existence of such Loan Party; (g) all Letters of Credit set forth on Annex D hereto shall be cash collateralized or backstopped in a manner satisfactory to UBS AG, Stamford Branch, as an Issuing Bank. (h) (i) all accrued and unpaid interest and fees on the Existing Revolving Commitments, Existing Revolving Facility Loans and Existing Letters of Credit owed to the Existing Revolving Facility Lenders immediately prior to the Amendment No. 3 Effective Date shall have been paid in full by the Borrowers and (ii) all Existing Revolving Loans shall be repaid in full by the Borrowers; (i) all fees and expenses owing by the Borrowers to the Former Administrative Agent and invoiced prior to the date hereof shall have been paid in full; (j) all reasonable and documented out-of-pocket fees and expenses (including reasonable, documented out-of-pocket fees, charges and disbursements of Cahill Gordon & Reindel LLP) owing by the Borrowers to the Administrative Agent, the Collateral Agent, the Amendment No. 3 Joint Lead Arrangers or any Revolving Facility Lender and invoiced prior to the date hereof shall have been paid in full;

-9- (k) all reasonable and documented out-of-pocket fees and expenses of Davis Polk & Wardwell LLP, outside counsel to the Former Administrative Agent and Former Collateral Agent, owing by the Borrowers and invoiced prior to the date hereof shall have been paid in full; (l) the Lenders shall have received a solvency certificate substantially in the form of Exhibit C to the Existing Credit Agreement and signed by a Financial Officer of the Borrowers confirming the solvency of the Borrowers and their Subsidiaries on a consolidated basis after giving effect to the transactions on the Amendment No. 3 Effective Date; (m) to the extent a Borrower qualifies as a “legal entity customer” under 31 C.F.R. § 1010.230 (the “Beneficial Ownership Regulation”), such Borrower shall have delivered, at least three (3) Business Days prior to the Amendment No. 3 Effective Date, to each Lender that so requests at least five (5) Business Days prior to the Amendment No. 3 Effective Date, a certification regarding beneficial ownership required by the Beneficial Ownership Regulation in relation to such Borrower; (n) the Administrative Agent shall have received, at least three (3) days prior to the Amendment No. 3 Effective Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act, as has been reasonably requested in writing at least five (5) days prior to the Amendment No. 3 Effective Date by the Administrative Agent from each Loan Party so requested; (o) immediately before and immediately after giving effect to this Amendment and the transactions contemplated hereby, no Default or Event of Default shall have occurred and be continuing or would result from this Amendment or the transactions contemplated hereby; (p) since December 31, 2025, there has been no event or circumstance that, individually or in the aggregate with other events or circumstances, has had or would reasonably be expected to have a Material Adverse Effect; and (q) the Borrowers shall have been in compliance with the Financial Covenant as of the last day of the immediately preceding fiscal quarter for which financial statements have been delivered pursuant to Sections 5.04(a) or 5.04(b) of the Existing Credit Agreement. SECTION 7. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York. SECTION 8. Confirmation of Guaranties and Security Interests. By signing this Amendment, each Loan Party hereby confirms that (i) the obligations of the Loan Parties under the Existing Credit Agreement as modified hereby (including with respect to the loans and participations thereunder) and the other Loan Documents (x) are entitled to the benefits of the guarantees and the security interests set forth or created in the Collateral Agreement and the other Loan Documents and (y) constitute Obligations and (ii) notwithstanding the effectiveness of the terms hereof, the Collateral Agreement and the other Loan Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects. Each Loan Party ratifies and confirms that all guarantees and Liens granted, conveyed, or assigned to the Former Administrative Agent and the Former Collateral Agent, as applicable, by such Person pursuant to each Loan Document to which it is a party shall, after giving effect to this Amendment, remain in full force and effect in favor of the Administrative Agent and the Collateral Agent, as applicable, are not released or reduced, and continue to secure full payment and performance of the Obligations as modified hereby.

-10- SECTION 9. Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Any signature to this Amendment may be delivered by electronic mail (including pdf) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law. Each of the parties hereto represents and warrants to the other parties hereto that it has the organizational capacity and authority to execute this Amendment through electronic means and there are no restrictions for doing so in such party’s constitutive documents. SECTION 10. Miscellaneous. The provisions of Sections 9.02 (Survival of Agreement); 9.05 (Expenses; Indemnity); 9.11 (Waiver of Jury Trial); 9.15 (Jurisdiction; Consent to Service of Process) and 9.16 (Confidentiality) of the Existing Credit Agreement as amended by this Amendment shall apply with like effect to this Amendment. This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement and the other Loan Documents. The parties hereto expressly acknowledge that it is not their intention that this Amendment or any of the other Loan Documents executed or delivered pursuant hereto constitute a novation of any of the obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, but a modification thereof pursuant to the terms contained herein. The Borrowers shall pay all reasonable and documented out-of-pocket fees, costs and expenses of the Administrative Agent and the Collateral Agent incurred in connection with the negotiation, preparation and execution of this Amendment and the transactions contemplated hereby. SECTION 11. Covenants of the Former Administrative Agent and Former Collateral Agent. (a) Each of the Former Administrative Agent and the Former Collateral Agent agrees that to further effectuate the purposes of this Amendment, it shall, in each case at the Borrowers’ reasonable expense (in accordance with, pursuant to, and subject to, Section 9.05(a) of the Existing Credit Agreement): (i) upon the Administrative Agent’s reasonable written request, furnish additional releases, assignments, termination statements and such other documents, instruments and agreements as are customary in order to effect and evidence more fully the matters covered hereby, (ii) upon the Administrative Agent’s reasonable written request, deliver to Administrative Agent any original instruments, promissory notes and other property that the Former Administrative Agent holds in its capacity as Administrative Agent and Collateral Agent for the Secured Parties not already delivered pursuant to the requirements set forth in this Amendment, to the extent such documents or property relate to any of the Loan Documents and (iii) upon the Administrative Agent’s reasonable written request, execute any additional documents and take such further actions that are reasonably necessary to effect the purposes hereof (including executing any documents relating to any Loan Document reasonably necessary to vest in the Administrative Agent all of the powers, rights and privileges of the Former Administrative Agent and the Collateral Agent all of the powers, rights and privileges of the Former Collateral Agent). The parties hereto agree that the Administrative Agent is authorized as it may deem reasonably necessary or appropriate and not in contravention of the Loan Documents to file new financing statements, assignments of financing statements, financing change statements, and amended financing statements and to make any and all filings (including, without limitation, assignments of any existing filings) with the United States Patent and Trademark Office and the United States Copyright Office, in each instance covering any of the applicable Collateral of the Loan Parties described in the Existing Credit Agreement and all other Loan Documents (in each case, after giving effect to the Amendment). (b) The Former Collateral Agent agrees that if, after the Amendment No. 3 Effective Date, it shall continue to possess or control any Collateral that can be perfected by the possession or the control of such Collateral, the Former Collateral Agent shall be deemed to possess or control such Collateral or

-11- account in which such Collateral is held solely as a bailee or sub-agent on behalf and for the benefit of the Collateral Agent, the Lenders and the other Secured Parties after the Amendment No. 3 Effective Date for the purpose of perfecting the liens of the Collateral Agent, the Lenders and the other Secured Parties. Without limiting the generality of the foregoing, any and all references to UBS AG, Stamford Branch (f/k/a/ Credit Suisse AG, Cayman Islands Branch) or Credit Suisse AG, Cayman Islands Branch on any publicly filed document, to the extent such filing relates to Liens and security interests assigned to the Collateral Agent hereby and until such filing is modified to reflect the interest of JPMorgan Chase Bank, N.A., as Collateral Agent, shall, with respect to such Liens and security interests, constitute a reference to “UBS AG, Stamford Branch (f/k/a/ Credit Suisse AG, Cayman Islands Branch)”, as the nominee and collateral representative of JPMorgan Chase Bank, N.A., as Collateral Agent. The Former Administrative Agent and Former Collateral Agent shall be entitled to all the benefits of an Administrative Agent and Collateral Agent under the Loan Documents with respect to all actions taken or omitted to be taken in its capacity as a bailee, sub-agent, nominee or collateral representative under this Amendment. Anything in this Amendment to the contrary notwithstanding, it is understood and agreed that the Former Administrative Agent shall not be required to take any action or exercise any right, power or privilege (including, without limitation, the exercise of any rights or remedies under the Loan Documents) under the Loan Documents unless expressly required hereby or expressly reasonably requested in writing by the Administrative Agent and, in any event, then only to the extent consistent with the Existing Credit Agreement (including, without limitation, the provisions of Article VIII and Section 9.05 thereof (subject to the limitations set forth therein)) and the other Loan Documents. The Former Administrative Agent and the Former Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing reasonably believed by it to be genuine and to have been signed or sent by the proper person. The Former Administrative Agent and the Former Collateral Agent may also rely upon, but shall not be obligated to act upon, any statement made to it orally or by telephone and reasonably believed by it to have been made by the proper person, and shall not incur any liability for relying thereon. The Former Administrative Agent and the Former Collateral Agent may consult with legal counsel, and, at its sole expense, independent accountants and other experts selected by it, and shall not be liable to the Administrative Agent, the Collateral Agent or the Lenders for any action taken or not taken by it in good faith in accordance with the advice of any such counsel, accountants or experts. (c) Each of the Former Administrative Agent and the Former Collateral Agent agree that from and after the Amendment No. 3 Effective Date, it shall use commercially reasonable efforts to deliver, or cause to be delivered, promptly to the Administrative Agent, copies of any written notices and other written requests delivered by any Lender, any Borrower or any Loan Party to the Former Administrative Agent or the Former Collateral Agent after the Amendment No. 3 Effective Date. (d) The Former Administrative Agent hereby certifies on and as of the Amendment No. 3 Effective Date that (x) it has delivered to the Administrative Agent a true and correct copy of the Register as of the Amendment No. 3 Effective Date and (y) it is legally authorized to enter into and is duly authorized to execute and perform its obligations under this Amendment. (e) The Administrative Agent hereby certifies on and as of the Amendment No. 3 Effective Date that it is legally authorized to enter into and is duly authorized to execute and perform its obligations under this Amendment. (f) Each of the Former Administrative Agent and the Former Collateral Agent covenants and agrees that it will, in each case at the Borrowers’ reasonable expense (in accordance with, pursuant to, and subject to, 9.05(a) of the Existing Credit Agreement) deliver to Collateral Agent (or its counsel), within five (5) Business Days of the Amendment No. 3 Effective Date, those original instruments, promissory notes and other property described on Schedule 3 attached hereto which have been delivered to the Former Administrative Agent or the Former Collateral Agent. The Borrowers hereby consent to all actions taken

-12- by the Former Administrative Agent, the Former Collateral Agent and the Collateral Agent pursuant to this Section 11(f). SECTION 12. Further Assurances. (a) Each of the Loan Parties covenants and agrees that it will, at the Borrowers’ sole and reasonable expense, execute such documents and take such further actions as may be reasonably requested by the Administrative Agent and necessary to vest the powers, rights and privileges of the “Administrative Agent” or “Collateral Agent” under the Loan Documents in the Administrative Agent and the Collateral Agent, respectively, including, without limitation, the execution, delivery and filing of any assignments, conveyances or any other documents necessary or desirable in connection therewith. [Signature Pages Follow]

[Zurn – Signature Page to Amendment No. 3] IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written. ZBS GLOBAL, INC. ZURN LLC ZURN HOLDINGS, INC. EMC WATER LLC 7420 CLOVER AVENUE LLC AMERICAN DRYER, LLC BYELKAY.COM SALES, INC. ELKAY MEXICO, LTD. ELKAY PLUMBING PRODUCTS COMPANY ELKAY SALES, LLC ELKAY SMARTWELL, LLC. GREEN TURTLE AMERICAS LTD. HADRIAN INC. JUST MANUFACTURING LLC WORLD DRYER CHINA, LLC WORLD DRYER CORPORATION ZURCO, INC. ZURN DUTCH HOLDCO II LLC ZURN INTERNATIONAL, INC. ZURN NETH HOLDCO LLC ZURN PEX, INC. ZURN WATER, LLC By: /s/ Jeffrey J. LaValle Name: Jeffrey J. LaValle Title: Vice President, General Counsel and Secretary

[Zurn – Signature Page to Amendment No. 3] FORMER ADMINISTRATIVE AGENT AND FORMER COLLATERAL AGENT: UBS AG, STAMFORD BRANCH, as Former Administrative Agent By: /s/ Muhammad Afzal Name: Muhammad Afzal Title: Director By: /s/ Massimo Ippolito Name: Massimo Ippolito Title: Associate Director UBS AG, STAMFORD BRANCH, as Former Collateral Agent By: /s/ Muhammad Afzal Name: Muhammad Afzal Title: Director By: /s/ Massimo Ippolito Name: Massimo Ippolito Title: Associate Director

[Zurn – Signature Page to Amendment No. 3] ADMINISTRATIVE AGENT AND COLLATERAL AGENT: JPMORGAN CHASE BANK, N.A., as Administrative Agent and Collateral Agent By: /s/ Alaina Moran Name: Alaina Moran Title: Vice President

[Zurn – Signature Page to Amendment No. 3] JPMORGAN CHASE BANK, N.A., as a Revolving Facility Lender and Issuing Bank By: /s/ Alaina Moran Name: Alaina Moran Title: Vice President

[Zurn – Signature Page to Amendment No. 3] BMO BANK N.A., as a Revolving Facility Lender and an Issuing Bank By: /s/ Anthony W. Bartell Name: Anthony W. Bartell Title: Managing Director

[Zurn – Signature Page to Amendment No. 3] BANK OF AMERICA, N.A., as a Revolving Facility Lender and an Issuing Bank By: /s/ Thomas L. Carroll Name: Thomas L. Carroll Title: Senior Vice President

[Zurn – Signature Page to Amendment No. 3] CIBC BANK USA, as a Revolving Facility Lender By: /s/ Milad Hosseini Name: Milad Hosseini Title: Associate Managing Director

[Zurn – Signature Page to Amendment No. 3] PNC BANK, NATIONAL ASSOCIATION, as a Revolving Facility Lender By: /s/ Joseph A. Vehec Name: Joseph A. Vehec Title: Senior Vice President

Annex A Amended Credit Agreement [Attached]

Conformed through Amendment No. 2 EXHIBIT A CONFIDENTIAL FOURTH AMENDED AND RESTATED FIRST LIEN CREDIT AGREEMENT Dated as of October 4, 2021 as amended by Amendment No. 1, dated as of July 1, 2022, as amended by Amendment No. 2, dated as of July 1, 2023, as amended by Amendment No. 3, dated as of February 19, 2026 Among ZBS GLOBAL, INC. (f/k/a RBS GLOBAL, INC.), as Holdings, ZURN LLC (f/k/a REXNORD LLC), and ZURN HOLDINGS, INC., and EMC WATER LLC (f/k/a ELKAY MANUFACTURING COMPANY) as Borrowers, THE LENDERS PARTY HERETO, CREDIT SUISSE AG, CAYMAN ISLANDS BRANCHJPMORGAN CHASE BANK, N.A., as Administrative Agent, _________________ CREDIT SUISSE LOAN FUNDING LLC, BMO CAPITAL MARKETS CORP., BARCLAYS BANK PLC, CITIBANK, N.A. and MIZUHO BANK, LTD., as Joint Lead Arrangers and Joint Bookrunners, Co-Syndication Agents and Co-Documentation Agents JPMORGAN CHASE BANK, N.A., BMO CAPITAL MARKETS CORP. and BOFA SECURITIES, INC. as Amendment No. 3 Joint Lead Arrangers

TABLE OF CONTENTS Page ARTICLE I DEFINITIONS 1 Section 1.01 Defined Terms 1 Section 1.02 Terms Generally; Capital Leases 4952 Section 1.03 Exchange Rates; Currency Equivalents 5052 Section 1.04 Timing of Payment or Performance 5053 Section 1.05 Times of Day 5053 Section 1.06 LLC Division; Series Transactions 5053 Section 1.07 Limited Conditionality Transactions 5053 Section 1.08 Rates. 5154 Section 1.09 Cashless Rollover 5154 Section 1.10 Elkay 52 ARTICLE II THE CREDITS 54 Section 2.01 Commitments 5254 Section 2.02 Loans and Borrowings 5255 Section 2.03 Requests for Borrowings 5355 Section 2.04 [Reserved]. 5456 Section 2.05 Letters of Credit 5456 Section 2.06 Funding of Borrowings 5860 Section 2.07 Interest Elections 5861 Section 2.08 Termination and Reduction of Commitments 5962 Section 2.09 Repayment of Loans; Evidence of Debt 6063 Section 2.10 Repayment of Term Loans and Revolving Facility Loans. 6163 Section 2.11 Prepayment of Loans 6264 Section 2.12 Fees 6366 Section 2.13 Interest 6467 Section 2.14 Alternate Rate of Interest. 6567 Section 2.15 Increased Costs 6668 Section 2.16 Break Funding Payments 6769 Section 2.17 Taxes 6770 Section 2.18 Payments Generally; Pro Rata Treatment; Sharing of Set-offs 7073 Section 2.19 Mitigation Obligations; Replacement of Lenders 7174 Section 2.20 Illegality 7275 Section 2.21 Incremental Commitments 7275 Section 2.22 Defaulting Lender 8082 ARTICLE III REPRESENTATIONS AND WARRANTIES 84 Section 3.01 Organization; Powers 8184 Section 3.02 Authorization 8184 Section 3.03 Enforceability 8284 Section 3.04 Governmental Approvals 8284 Section 3.05 Financial Statements. 8285 -i- QB\100411143.2

Page Section 3.06 No Material Adverse Effect 8385 Section 3.07 Title to Properties; Possession Under Leases 8385 Section 3.08 Subsidiaries 8386 Section 3.09 Litigation; Compliance with Laws 8386 Section 3.10 Federal Reserve Regulations 8486 Section 3.11 Investment Company Act 8486 Section 3.12 Use of Proceeds. 8486 Section 3.13 Tax Returns 8487 Section 3.14 No Material Misstatements 8587 Section 3.15 Employee Benefit Plans 8587 Section 3.16 Environmental Matters 8588 Section 3.17 Security Documents 8688 Section 3.18 Location of Real Property and Leased Premises 8789 Section 3.19 Solvency 8789 Section 3.20 Labor Matters 8790 Section 3.21 Insurance 8790 Section 3.22 No Default 8790 Section 3.23 Intellectual Property; Licenses, Etc 87etc 90 Section 3.24 Senior Debt 8890 Section 3.25 USA PATRIOT Act; OFAC. 8890 Section 3.26 Foreign Corrupt Practices Act 8890 Section 3.27 Beneficial Ownership Certification 8891 Section 3.28 Use of Proceeds on Fourth Restatement Effective Date (FCPA, OFAC and Other Anti-Terrorism Laws) 8891 Section 3.29 Outbound Investment Rules 91 ARTICLE IV CONDITIONS OF LENDING 91 Section 4.01 All Credit Events 8991 Section 4.02 First Credit Event 8992 ARTICLE V AFFIRMATIVE COVENANTS 94 Section 5.01 Existence; Business and Properties 9294 Section 5.02 Insurance 9295 Section 5.03 Taxes 9396 Section 5.04 Financial Statements, Reports, etc 9396 Section 5.05 Litigation and Other Notices 9597 Section 5.06 Compliance with Laws 9598 Section 5.07 Maintaining Records; Access to Properties and Inspections 9598 Section 5.08 Use of Proceeds 9598 Section 5.09 Compliance with Environmental Laws 9698 Section 5.10 Further Assurances; Additional Security. 9698 Section 5.11 Rating 98100 Section 5.12 Post-Closing 98 ARTICLE VI NEGATIVE COVENANTS 100 Section 6.01 Indebtedness 98100 -ii- QB\100411143.2

Page Section 6.02 Liens 102105 Section 6.03 Sale and Lease-Back Transactions 107109 Section 6.04 Investments, Loans and Advances 107110 Section 6.05 Mergers, Consolidations, Sales of Assets and Acquisitions 111114 Section 6.06 Dividends and Distributions 113116 Section 6.07 Transactions with Affiliates 115117 Section 6.08 Business of the Borrowers and the Subsidiaries 117119 Section 6.09 Limitation on Payments and Modifications of Indebtedness; Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements; etc. 117119 Section 6.10 Fiscal Year 119122 Section 6.11 Financial Covenant 119122 Section 6.12 Outbound Investment Rules 122 ARTICLE VIA HOLDINGS NEGATIVE COVENANTS 122 ARTICLE VII EVENTS OF DEFAULT 123 Section 7.01 Events of Default 120123 Section 7.02 [Reserved]. 122125 Section 7.03 Right to Cure 122125 ARTICLE VIII THE AGENTS 126 Section 8.01 Appointment 123126 Section 8.02 Delegation of Duties 124127 Section 8.03 Exculpatory Provisions 124127 Section 8.04 Reliance by Agents 125128 Section 8.05 Notice of Default 125128 Section 8.06 Non-Reliance on Agents and Other Lenders 125128 Section 8.07 Indemnification 126129 Section 8.08 Agent in Its Individual Capacity 126129 Section 8.09 Successor Administrative Agent 126129 Section 8.10 Arrangers, Co-Syndication Agents and Co-Documentation Agents 127130 Section 8.11 Security Documents and Collateral Agent 127130 Section 8.12 Withholding Tax 127130 Section 8.13 [Reserved] 127Secured Cash Management Agreements and Secured Hedge Agreements 131 Section 8.14 [Reserved] 127131 Section 8.15 [Reserved]. 127131 Section 8.16 Certain ERISA Matters 128131 Section 8.17 Erroneous Payment. 128132 Section 8.18 Acknowledgements of Lenders and Issuing Banks. 133 Section 8.19 Posting of Communications. 134 Section 8.20 Borrower Communications. 135 ARTICLE IX MISCELLANEOUS 136 Section 9.01 Notices; Communications 130136 -iii- QB\100411143.2

Page Section 9.02 Survival of Agreement 131137 Section 9.03 Binding Effect 131137 Section 9.04 Successors and Assigns 131137 Section 9.05 Expenses; Indemnity 136142 Section 9.06 Right of Set-off 137143 Section 9.07 Applicable Law 137144 Section 9.08 Waivers; Amendment 137144 Section 9.09 Interest Rate Limitation 139145 Section 9.10 Entire Agreement 139146 Section 9.11 WAIVER OF JURY TRIAL 139146 Section 9.12 Severability 140146 Section 9.13 Counterparts 140146 Section 9.14 Headings 140146 Section 9.15 Jurisdiction; Consent to Service of Process 140146 Section 9.16 Confidentiality 140147 Section 9.17 No Fiduciary Duty, Etc. 147 Section 9.179.18 Platform; Borrower Materials 141148 Section 9.189.19 Release of Liens and Guarantees 141148 Section 9.199.20 Judgment Currency 142149 Section 9.209.21 USA PATRIOT Act Notice 142149 Section 9.219.22 Affiliate Lenders. 142149 Section 9.229.23 Agency of the Borrowers for the Loan Parties 143150 Section 9.239.24 No Liability of the Issuing Banks 143150 Section 9.249.25 Acknowledgement and Consent to Bail-In of Affected Financial Institutions 143151 Section 9.259.26 Acknowledgement Regarding Any Supported QFCs 144151 Section 9.269.27 Effect on Existing Credit Agreement 144151 -iv- QB\100411143.2

Exhibits, Schedules and Annex Exhibit A Form of Assignment and Acceptance Exhibit B Form of Administrative Questionnaire [Reserved] Exhibit C Form of Solvency Certificate Exhibit D Form of Borrowing Request[Reserved] Exhibit E Form of Interest Election Request[Reserved] Exhibit F [Reserved] Exhibit G Form of Permitted Loan Purchase Assignment and Acceptance Exhibit H-1 Form of First Lien/First Lien Intercreditor Agreement Exhibit H-2 Form of First Lien/Second Lien Intercreditor Agreement Exhibit I Form of Non-Bank Tax Certificate Exhibit J Form of Intercompany Subordination Terms Schedule 1.01(A) Certain Excluded Equity Interests Schedule 1.01(B) Mortgaged Properties Schedule 1.01(C) Immaterial Subsidiaries Schedule 1.01(D) Existing Letters of Credit Schedule 1.01(E) Foreign Pledge Agreements and Related Opinions Schedule 1.01(F) Fourth RestatementAmendment No. 3 Effective Date Unrestricted Subsidiaries Schedule 2.01 Commitments Schedule 2.05 Letter of Credit Sublimit[Reserved] Schedule 3.01 Organization and Good Standing Schedule 3.04 Governmental Approvals Schedule 3.05 Financial Statements Schedule 3.08(a) Subsidiaries Schedule 3.08(b) Subscriptions Schedule 3.13 Taxes Schedule 3.21 Insurance Schedule 3.23 Intellectual Property Schedule 3.26 Certain Regulatory Matters Schedule 5.10 Post-Closing Items Schedule 6.01 Indebtedness Schedule 6.02(a) Liens Schedule 6.04 Investments Schedule 6.07 Transactions with Affiliates Schedule 9.01 Notice Information -i- QB\100411143.2

FOURTH AMENDED AND RESTATED FIRST LIEN CREDIT AGREEMENT dated as of October 4, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), among ZBS GLOBAL, INC. (f/k/a RBS GLOBAL, INC.), a Delaware corporation (“Holdings”), ZURN HOLDINGS, INC., a Delaware corporation (“Zurn Holdings”), ZURN LLC (f/k/a REXNORD LLC), a Delaware limited liability company (“Zurn”), theEMC WATER LLC (f/k/a ELKAY MANUFACTURING COMPANY) a Delaware limited liability company (“Elkay”), the LENDERS party hereto from time to time, the ISSUING BANKS party hereto from time to time and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCHJPMORGAN CHASE BANK, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) for the Lenders. WHEREAS, Amendment No. 3, dated as of February 19, 2026 (“Amendment No. 3”), among Holdings, the Borrowers, the Guarantors, each Revolving Facility Lender and Issuing Bank party thereto, UBS AG, Stamford Branch, as resigning administrative agent (the “Former Administrative Agent”) and JPMorgan Chase Bank, N.A., as successor administrative agent, amended the Fourth Amended and Restated First Lien Credit Agreement dated as of October 4, 2021 (as amended by that certain Amendment No. 1, dated as of July 1, 2022, among Holdings, Zurn Holdings, Zurn, the Lenders party thereto and Credit Suisse AG, Cayman Islands Branch, as administrative agent (“Amendment No. 1”) and as amended by that certain Amendment No. 2, dated as of July 1, 2023, by Credit Suisse AG, Cayman Islands Branch, as administrative agent (“Amendment No. 2”)) in order to (x) refinance and replace the existing revolving facility with new Revolving Facility Commitments in an aggregate principal amount of $550,000,000, (y) appoint JPMorgan Chase Bank, N.A. as successor administrative agent and (z) make certain other changes to this Agreement as more fully set forth in Amendment No. 3. WHEREAS, Chase Acquisition I, Inc., Holdings and Zurn are party to that certain Third Amended and Restated First Lien Credit Agreement, dated as of August 21, 2013 (as amended by that certain Incremental Assumption Agreement, dated as of November 2, 2016, by that certain Incremental Assumption Agreement, dated as of December 16, 2016, by that certain Incremental Assumption Agreement, dated as of December 7, 2017, by that certain Incremental Assumption Agreement, dated as of November 21, 2019, and as further amended prior to the date hereofFourth Restatement Effective Date, the “Third Restated Credit Agreement”) among Chase Acquisition I, Inc., Holdings, Zurn, the several lenders party thereto from time to time and Credit Suisse AG, Cayman Islands Branch as administrative agent; WHEREAS, the Third Restated Credit Agreement amended and restated that certain Second Amended and Restated Credit Agreement, dated as of March 15, 2012 (as amended by that certain Incremental Assumption Agreement dated as of October 4, 2012, and by that certain Incremental Assumption Agreement dated as of April 24, 2013, and as further amended prior to the date hereofFourth Restatement Effective Date, the “Second Restated Credit Agreement”) among Chase Acquisition I, Inc., Holdings, Zurn, the several lenders party thereto from time to time and Credit Suisse AG, Cayman Islands Branch, as administrative agent; WHEREAS, the Second Restated Credit Agreement amended and restated that certain Amended and Restated Credit Agreement dated as of October 5, 2009 among Chase Acquisition I, Inc., Holdings, Zurn, the several lenders party thereto from time to time, and Credit Suisse, Cayman Islands Branch, as administrative agent (the “First Restated Credit Agreement”); WHEREAS, the First Restated Credit Agreement amended and restated that certain Credit Agreement dated as of July 21, 2006 among, Chase Acquisition I, Inc., Holdings, Zurn, the several lenders party thereto from time to time and Credit Suisse, Cayman Islands Branch, as successor administrative agent; WHEREAS, the Lenders party hereto have agreed to amend and restate the Third Restated Credit Agreement as provided in this Agreement; NOW, THEREFORE, the Lenders and the Issuing Banks are willing to extend such credit to the Borrowers on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows: QB\100411143.3

ARTICLE I Definitions Section 1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below: “ABR” shall mean, for any day, a fluctuating rate per annum equal to the highest of (a) the Federal Funds EffectiveNYFRB Rate in effect for such day plus 0.50%, (b) the Prime Rate in effect on such day and (c) the Adjusted Term SOFR for a one-month Interest Period in effect onas published two U.S. Government Securities Business Days prior to such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.00%. Any change in the ABR due to a change in the Prime Rate, the Federal Funds EffectiveNYFRB Rate or the Adjusted Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted Term SOFR, as the case may be; provided, further, that in no event shall ABR be less than (i) 1.50% per annum in the case of Term B Loans and (ii) 1.00% per annum in the case of Initial Revolving Loans. “ABR Borrowing” shall mean a Borrowing comprised of ABR Loans. “ABR Loan” shall mean any ABR Term Loan or ABR Revolving Loan. “ABR Revolving Facility Borrowing” shall mean a Borrowing comprised of ABR Revolving Loans. “ABR Revolving Loan” shall mean any Revolving Facility Loan bearing interest at a rate determined by reference to the ABR in accordance with the provisions of Article II. “ABR Term Loan” shall mean any Term Loan bearing interest at a rate determined by reference to the ABR in accordance with the provisions of Article II. “ABR Term SOFR Determination Day” hasshall have the meaning specified in the definition of “Term SOFR.” “Acquisition Holiday” shall have the meaning specified in Section 6.11. “Additional Mortgage” shall have the meaning assigned to such term in Section 5.10(c). “Adjusted Term SOFR” shall mean, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment; provided that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor. “Adjustment Date” shall have the meaning ascribed thereto in the definition of “Pricing Grid.” “Administrative Agent” shall have the meaning assigned to such term in the introductory paragraph of this Agreement, together with its successors and assigns. “Administrative Agent Fees” shall have the meaning assigned to such term in Section 2.12(c). “Administrative Questionnaire” shall mean an Administrative Questionnaire in the form of Exhibit B or such other form supplied by the Administrative Agent. “Affected Financial Institution” shall mean (a) any EEA Financial Institution or (b) any UK Financial Institution. -2- QB\100411143.3

“Affiliate” shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified. “Affiliate Lender” shall have the meaning assigned to such term in Section 9.219.22(a). “Agency Fee Letter” shall mean that certain Fee Letter, dated January 23, 2026, by and among Holdings and JPMorgan Chase Bank, N.A. “Agent-Related Person” shall have the meaning assigned to it in S ection 9.05(f). “Agents” shall mean the Administrative Agent and the Collateral Agent. “Agreement” shall have the meaning assigned to such term in the introductory paragraph of this Agreement, as amended, restated, supplemented or otherwise modified from time to time. “Agreement Currency” shall have the meaning assigned to such term in Section 9.19. “All-in Yield” shall mean, as to any Incremental Term Loans (or Pari Term Loans, if applicable), the yield thereon payable to all such Lenders (or other lenders, as applicable) providing such Incremental Term Loans (or Pari Term Loans, if applicable) in the primary syndication thereof, as reasonably determined by the Administrative Agent, whether in the form of interest rate, margin, original issue discount, up-front fees, rate floors or otherwise; provided, that original issue discount and up-front fees shall be equated to interest rate assuming a 4-year life to maturity (or, if less, the life of such Incremental Term Loans (or Pari Term Loans, if applicable)); and provided, further, that “All-in Yield” shall not include arrangement, commitment, underwriting, structuring or similar fees paid to arrangers for such Incremental Term Loans (or Pari Term Loans, if applicable) and customary consent fees for an amendment paid generally to consenting lenders. “Alternate Currency” shall mean, with respect to any Letter of Credit, Canadian Dollars, Euros, Pound Sterling, Singapore Dollars, New Zealand Dollars, Mexican Pesos, Australian Dollars and any other currency other than Dollars as may be acceptable to the Administrative Agent and the Issuing Bank with respect thereto in their sole discretion. “Alternate Currency Letter of Credit” shall mean any Letter of Credit denominated in an Alternate Currency. “Amendment No. 1” shall have the meaning assigned to such term in the recitals hereof. “Amendment No. 2” shall have the meaning assigned to such term in the recitals hereof. “Amendment No. 3” shall have the meaning assigned to such term in the recitals hereof. “Amendment No. 3 Effective Date” shall mean February 19, 2026. “Amendment No. 3 Lead Arrangers” shall mean JPMorgan Chase Bank, N.A., BMO Capital Markets Corp. and BofA Securities, Inc. “Anti-Corruption Laws” shall mean all laws, rules, and regulations of any jurisdiction applicable to the Borrowers or any of their Subsidiaries from time to time concerning or relating to bribery or corruption. “Applicable Commitment Fee” shall mean for any day (i) the Applicable Commitment Fee as determined pursuant to the Pricing Grid or (ii) with respect to any Other Revolving Facility Commitments, the “Applicable Commitment Fee” set forth in the applicable Incremental Assumption Agreement. -3- QB\100411143.3

“Applicable Margin” shall mean for any day (i) with respect to any Term B Loan, as set forth pursuant to the Pricing Grid, (ii) with respect to any Initial Revolving Loan, as set forth pursuant to the Pricing Grid, and (iii) with respect to any Other Term Loan or Other Revolving Loan, the “Applicable Margin” set forth in the Incremental Assumption Agreement relating thereto. “Applicable Parties” shall have the meaning assigned to it in S ection 8.19(c). “Applicable Period” shall mean an Excess Cash Flow Period or an Excess Cash Flow Interim Period, as the case may be. “Approved Borrower Portal” shall have the meaning assigned to it in Section 8.20(a). “Approved Electronic Platform” shall have the meaning assigned to it in S ection 8.19(a). “Approved Fund” shall have the meaning assigned to such term in Section 9.04(b)(ii). “Arrangers” shall mean (i) Credit Suisse Loan Funding LLC, BMO Capital Markets Corp., the investment banking division of Barclays Bank PLC, Citibank, N.A. and Mizuho Bank, Ltd. and (ii) the Amendment No. 3 Lead Arrangers. “Asset Sale” shall mean any loss, damage, destruction or condemnation of, or any Disposition (including any sale and leaseback of assets and any mortgage or lease of Real Property) to any person of, any asset or assets of the Borrowers or any Subsidiary. “Assignee” shall have the meaning assigned to such term in Section 9.04(b)(i). “Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an Assignee, and accepted by the Administrative Agent and the Borrowers (if required by Section 9.04), in the form of Exhibit A or such other form as shall be approved by the Administrative Agent and reasonably satisfactory to the Borrowers. “Availability Period” shall mean, with respect to any Class of Revolving Facility Commitments, the period from and including the Fourth Restatement Effective Date (or, if later, the effective date for such Class of Revolving Facility Commitments) to but excluding the earlier of the Revolving Facility Maturity Date for such Class and, in the case of each of the Revolving Facility Loans, Revolving Facility Borrowings and Letters of Credit, the date of termination of the Revolving Facility Commitments of such Class. “Available Unused Commitment” shall mean, with respect to a Revolving Facility Lender under any Class of Revolving Facility Commitments at any time, an amount equal to the amount by which (a) the applicable Revolving Facility Commitment of such Revolving Facility Lender at such time exceeds (b) the applicable Revolving Facility Credit Exposure of such Revolving Facility Lender at such time. “Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date. “Available Unused Commitment” shall mean, with respect to a Revolving Facility Lender under any Class of Revolving Facility Commitments at any time, an amount equal to the amount by which (a) the applicable Revolving Facility Commitment of such Revolving Facility Lender at such time exceeds (b) the applicable Revolving Facility Credit Exposure of such Revolving Facility Lender at such time. “Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution. -4- QB\100411143.3

“Bail-In Legislation” shall mean (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings). “Below Threshold Asset Sale Proceeds” shall have the meaning assigned to such term in clause (c) of the definition of the term “Cumulative Credit.” “Benchmark” means, initially, Term SOFR Reference Rate; provided that if a replacement of the Benchmark has occurred pursuant to Section 2.14, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof. “Benchmark Replacement” means, for any Available Tenor: (a) [Reserved]. (b) For purposes of clause (ii) of Section 2.14(b), the sum of (a) the alternate benchmark rate and (b) an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by the Administrative Agent and the Borrowers as the replacement for such Available Tenor of such Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the Relevant Governmental Body, for U.S. dollar-denominated syndicated credit facilities at such time; provided that, if the Benchmark Replacement as determined pursuant to clause (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents. “Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “ABR,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents). “Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark: (1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or (2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or component thereof) have been determined and announced by -5- QB\100411143.3 the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if such Benchmark (or component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date. For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof). “Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark: (1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); “Benchmark Transition Event” means, with respect to any then-current Benchmark, the occurrence of(2) a public statement or publication of information by or on behalf of the administrator of the then-current Benchmark, the regulatory supervisor for the administrator of such Benchmark, the (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New YorkNYFRB, the Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark, announcing or stating that (a) such (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease on a specified date to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark, (or such component thereof) permanently or indefinitely,; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark or (b) all Available Tenors of such Benchmark are or will no longer be representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored.(or such component thereof); or (3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative. For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof). “Beneficial Ownership Certification” shall mean a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation. “Beneficial Ownership Regulation” shall mean 31 C.F.R. § 1010.230. “Benefit Plan” shall mean any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets -6- QB\100411143.3 include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan.” “BHC Act Affiliate” of a party shall mean an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party. “Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America. “Board of Directors” shall mean, as to any person, the board of directors or other governing body of such person, or if such person is owned or managed by a single entity, the board of directors or other governing body of such entity. “Borrower Communications” shall mean, collectively, any Borrowing Request, Interest Election Request, notice of prepayment, notice requesting the issuance, amendment or extension of a Letter of Credit or other notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by any Borrower to the Administrative Agent through an Approved Borrower Portal. “Borrower Materials” shall have the meaning assigned to such term in Section 9.17. “Borrowers” shall mean, collectively, Zurn, Zurn Holdings and Elkay, and the term “Borrower” shall mean any one of them. “Borrowing” shall mean a group of Loans of a single Type under a single Facility, and made on a single date and, in the case of SOFR Loans, as to which a single Interest Period is in effect. “Borrowing Minimum” shall mean (a) in the case of SOFR Loans, $5,000,000 and (b) in the case of ABR Loans, $1,000,000. “Borrowing Multiple” shall mean (a) in the case of SOFR Loans, $500,000 and (b) in the case of ABR Loans, $250,000. “Borrowing Request” shall mean a request by the Borrowers for a Borrowing in accordance with the terms of Section 2.03 and which shall be substantially in the form of Exhibit Dapproved by the Administrative Agent and separately provided to the Borrower. “Business Day” shall mean any day that is not(other than a Saturday, or a Sunday or other day) on which commercial banks are open for business in New York City are authorized or required by law to remain closed;; provided that, in addition to the foregoing, a Business Day shall be any such day that is only a U.S. Government Securities Business Day in relation to Loans referencing Adjusted Term SOFR and any interest rate settings, fundings, disbursements, settlements or payments of any such Loans referencing Adjusted Term SOFR or any other dealings of such Loans referencing Adjusted Term SOFR. “Capital Expenditures” shall mean, for any person in respect of any period, the aggregate of all expenditures incurred by such person during such period that, in accordance with GAAP, are or should be included in “additions to property, plant or equipment” or similar items reflected in the statement of cash flows of such person. “Capitalized Lease Obligations” shall mean, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP; provided that obligations of the Borrowers or their Subsidiaries, or of a special purpose or other entity not consolidated with the Borrowers and their Subsidiaries, either existing on the Third Restatement Effective Date or created thereafter that (a) initially were not included on the consolidated balance sheet of the Borrowers as capital lease obligations and were subsequently recharacterized as capital lease obligations or, in the case of such a special purpose or other entity becoming -7- QB\100411143.3 consolidated with the Borrowers and their Subsidiaries were required to be characterized as capital lease obligations upon such consideration, in either case, due to a change in accounting treatment or otherwise, or (b) did not exist on the Third Restatement Effective Date and were required to be characterized as capital lease obligations but would not have been required to be treated as capital lease obligations on the Third Restatement Effective Date had they existed at that time, shall for all purposes not be treated as Capitalized Lease Obligations or Indebtedness. “Capitalized Software Expenditures” shall mean, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by a person during such period in respect of licensed or purchased software or internally developed software and software enhancements that, in accordance with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of such person and its subsidiaries. “Cash Collateralize” shall mean to pledge and deposit with or deliver to the Collateral Agent, for the benefit of one or more of the Issuing Banks or Lenders, as collateral for Revolving L/C Exposure or obligations of the Lenders to fund participations in respect of Revolving L/C Exposure, cash or deposit account balances or, if the Collateral Agent and each Issuing Bank shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to the Collateral Agent and each applicable Issuing Bank. “Cash Collateral” and “Cash Collateralization” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support. “Cash Interest Expense” shall mean, with respect to the Borrowers and the Subsidiaries on a consolidated basis for any period, Interest Expense for such period, less the sum of, without duplication, (a) pay-in-kind Interest Expense or other non-cash Interest Expense (including as a result of the effects of purchase accounting), (b) to the extent included in Interest Expense, the amortization of any financing fees paid by, or on behalf of, the Borrowers or any Subsidiary, including such fees paid in connection with the Transactions or upon entering into a Permitted Receivables Financing, and (c) the amortization of debt discounts, if any, or fees in respect of Hedging Agreements; provided, that Cash Interest Expense shall exclude any one time financing fees, including those paid in connection with the Transactions, or upon entering into a Permitted Receivables Financing or any amendment of this Agreement. “Cash Management Agreement” shall mean any agreement to provide to Holdings, the Borrowers or any Subsidiary cash management services for collections, treasury management services (including controlled disbursement, overdraft, automated clearing house fund transfer services, return items and interstate depository network services), any demand deposit, payroll, trust or operating account relationships, commercial credit cards, merchant card, purchase or debit cards, non-card e-payables services, and other cash management services, including electronic funds transfer services, lockbox services, stop payment services and wire transfer services. “Cash Management Bank” shall mean any person that, at the time it enters into a Cash Management Agreement (or on the Fourth RestatementAmendment No. 3 Effective Date), is an Agent, an Arranger, a Lender or an Affiliate of any such person, in each case, in its capacity as a party to such Cash Management Agreement. “CFC” shall mean a “controlled foreign corporation” within the meaning of section 957(a) of the Code. “CFC Holding Company” shall mean any Subsidiary of the Borrowers that owns one or more CFCs, either directly or indirectly through other entities that are disregarded entities or partnerships for U.S. Federal income tax purposes, and such Subsidiary and all such entities have no material assets (excluding Equity Interests in each other) other than Equity Interests of such CFCs). A “Change in Control” shall be deemed to occur if: (a) any person, entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act, but excluding any employee benefit plan of such person, entity or “group” and its subsidiaries and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), shall at any time have acquired direct or indirect beneficial ownership (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act) of voting power of the outstanding Voting -8- QB\100411143.3

Stock of Holdings having more than 35% of the ordinary voting power for the election of directors of Holdings; or (b) during any period of twelve (12) consecutive months, a majority of the seats (other than vacant seats) on the Board of Directors of Zurn or Zurn Holdings shall be occupied by individuals who were neither (1) nominated or approved by the Board of Directors of the respective Borrowers nor (2) appointed by directors so nominated or approved; or (c) a “Change of Control” (as defined in any indenture or credit agreement in respect of any Junior Financing constituting Material Indebtedness) shall have occurred; or (d) Holdings shall fail to own, directly or indirectly, beneficially and of record, 100% of the issued and outstanding Equity Interests of Zurn and Zurn Holdings. (e) Ultimate Parent shall fail to own, directly or indirectly, beneficially and of record, 100% of the issued and outstanding Equity Interests of Elkay. “Change in Law” shall mean (a) the adoption of any law, rule or regulation after the Fourth Restatement Effective Date, (b) any change in law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Fourth Restatement Effective Date or (c) compliance by any Lender (or, for purposes of Section 2.15(b), by any Lending Office of such Lender or by such Lender’s holding company, if any) with any written request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Fourth Restatement Effective Date; provided, however, that notwithstanding anything herein to the contrary, (x) all requests, rules, guidelines or directives under or issued in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act, all interpretations and applications thereof and any compliance by a Lender with any request or directive relating thereto and (y) all requests, rules, guidelines or directives promulgated under or in connection with, all interpretations and applications of, or and any compliance by a Lender with any request or directive relating to International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States of America or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case under this clauses (x) and (y) be deemed to be a “Change in Law” regardless of the date enacted, adopted or issued, but only to the extent a Lender is imposing applicable increased costs or costs in connection with capital adequacy requirements similar to those described in clauses (a) and (b) of Section 2.15 generally on other borrowers of loans under United States of America cash flow term loan credit facilities. “Charges” shall have the meaning assigned to such term in Section 9.09. “Class” shall mean, (a) when used in respect of any Loan or Borrowing, whether such Loan or the Loans comprising such Borrowing are Term B Loans, Other Term Loans, Initial Revolving Loans or Other Revolving Loans; and (b) when used in respect of any Commitment, whether such Commitment is in respect of a commitment to make Term B Loans, Other Term Loans, Initial Revolving Loans or Other Revolving Loans. Other Term Loans or Other Revolving Loans that have different terms and conditions (together with the Commitments in respect thereof) from the Term B Loans or the Initial Revolving Loans, respectively, or from other Other Term Loans or other Other Revolving Loans, as applicable, shall be construed to be in separate and distinct Classes. “Code” shall mean the Internal Revenue Code of 1986, as amended. “Collateral” shall mean all the “Collateral” as defined in any Security Document and shall also include the Mortgaged Properties and all other property that is subject to any Lien in favor of the Administrative Agent, the Collateral Agent or any Subagent for the benefit of the Lenders pursuant to any Security Document. “Collateral Agent” shall mean the Administrative Agent acting as collateral agent for the Secured Parties. -9- QB\100411143.3

“Collateral Agreement” shall mean the Third Amended and Restated Guarantee and Collateral Agreement dated as of the date hereofFourth Restatement Effective Date, as amended, restated, supplemented or otherwise modified from time to time, among the Borrowers, Holdings, each Subsidiary Loan Party and the Collateral Agent. “Collateral and Guarantee Requirement” shall mean the requirement that (in each case subject to Sections 5.10(d), (e) and (g) and Schedule 5.10): (a) (i) on or prior to the Fourth Restatement Effective Date, the Collateral Agent shall have received from Holdings, the Borrowers and each Subsidiary Loan Party, a counterpart of the Collateral Agreement (or appropriate supplements thereto) duly executed and delivered on behalf of such person; and (ii) within 15 days after the Fourth Restatement Effective Date (or such later date as the Collateral Agent may agree), the Collateral Agent shall have received a counterpart to each document listed on Schedule 1.01(E) duly executed and delivered on behalf of each party thereto; (b) on the Fourth Restatement Effective Date, (i)(x) all outstanding Equity Interests of the Borrowers and all other outstanding Equity Interests, in each case, directly owned by the Loan Parties, (other than Equity Interests in the Subsidiaries listed on Schedule 1.01(A)), and all Indebtedness owing to any Loan Party shall have been pledged pursuant to the Collateral Agreement and the Collateral Agent shall have received certificates or other instruments (if any) representing such Equity Interests (other than (i) Equity Interests issued by Foreign Subsidiaries organized under the laws of a jurisdiction where receipt of such certificates or other instruments is not required for perfection of security interests in such Equity Interests and (ii) Equity Interests issued by a Foreign Subsidiary organized under the laws of an Excluded Jurisdiction) and any notes or other instruments required to be delivered pursuant to the applicable Security Documents, together with stock powers, note powers or other instruments of transfer with respect thereto endorsed in blank, provided that in no event shall (x) more than 65% of the issued and outstanding voting Equity Interests of any Foreign Subsidiary or any CFC Holding Company be pledged to secure the Obligations or (y) any of the issued and outstanding Equity Interests of any Foreign Subsidiary that is not a “first tier” Foreign Subsidiary of a Loan Party be pledged to secure the Obligations; provided, further, that in no event shall any of the issued and outstanding Equity Interests of the following “first tier” Foreign Subsidiaries of the Loan Parties be pledged to secure the Obligations: 3299461 Nova Scotia ULC, Fontaine Holdings Limited, RexnordZurn Dutch Two C.V., Zurn Australia Pty Ltd., and Zurn India Pty LtdInternational Holdings B.V., Immobiliaria Vertemi S.A. de C.V., Elkay Asia Pacific Sales PTE, LTD., E.B. Tecnica Mexicana S.A. de C.V. and Grupo Bernox S.A. de C.V.; (c) in the case of any person that (i) becomes a Subsidiary Loan Party after the Fourth Restatement Effective Date, the Collateral Agent shall have received a supplement to the Collateral Agreement in the form specified therein, duly executed and delivered on behalf of such Subsidiary Loan Party (ii) becomes a “first tier” Foreign Subsidiary directly owned by Holdings, the Borrowers or a Subsidiary Loan Party after the Fourth Restatement Effective Date, the Collateral Agent shall have received a duly executed and delivered Foreign Pledge Agreement (or supplement to an existing Foreign Pledge Agreement) if the Collateral Agent determines, based on the advice of counsel, such action to be necessary (or, subject to Section 5.10(g)(vi8), advisable) in connection with the pledge of Equity Interests or Indebtedness of a such Foreign Subsidiary (other than a pledge of Equity Interests of any Foreign Subsidiary that is organized under the laws of an Excluded Jurisdiction or that is a Subsidiary of Elkay on the First Amendment Effective Date); (d) after the Fourth Restatement Effective Date, (i) all the outstanding Equity Interests (A) of any person that becomes a Subsidiary Loan Party after the Fourth Restatement Effective Date and (B) subject to Section 5.10(g) all the Equity Interests that are directly acquired by a Loan Party after the Fourth Restatement Effective Date (including, without limitation, the Equity Interests of any Special Purpose Receivables Subsidiary established after the Fourth Restatement Effective Date), shall have been pledged pursuant to the Collateral Agreement; provided that in no event shall (x) more than 65% of the issued and outstanding voting Equity Interests of any Foreign Subsidiary or any CFC Holding Company be pledged to secure the Obligations or (y) any of the issued and outstanding Equity Interests of any Foreign Subsidiary that is not a “first tier” Foreign Subsidiary of a Loan Party be pledged to secure the Obligations, and (ii) the Collateral Agent shall have received all certificates or other instruments (if any) representing such Equity -10- QB\100411143.3

Interests, together with stock powers or other instruments of transfer with respect thereto endorsed in blank (other than (i) Equity Interests issued by Foreign Subsidiaries organized under the laws of a jurisdiction where receipt of such certificates or other instruments is not required for perfection of security interests in such Equity Interests and (ii) Equity Interests issued by a Foreign Subsidiary organized under the laws of an Excluded Jurisdiction); (e) except as otherwise contemplated by any Security Document, all documents and instruments, including Uniform Commercial Code financing statements, and filings with the United States Copyright Office and the United States Patent and Trademark Office, and all other actions required by law or reasonably requested by the Collateral Agent to be delivered, filed, registered or recorded to create the Liens intended to be created by the Security Documents (in each case, including any supplements thereto) and perfect such Liens to the extent required by, and with the priority required by, the Security Documents, shall have been filed, registered or recorded or delivered to the Collateral Agent for filing, registration or the recording concurrently with, or promptly following, the execution and delivery of each such Security Document; (f) within (x) 90 days after the Fourth Restatement Effective Date with respect to the Mortgaged Property set forth on Schedule 1.01(B) (or on such later date as the Collateral Agent may agree in its reasonable discretion) and (y) within the time periods set forth in Section 5.10 with respect to Mortgaged Properties encumbered pursuant to said Section 5.10, the Collateral Agent shall have received (i) counterparts of each Mortgage or amendments to each mortgage to which a Loan Party is then party, as may be required by the Collateral Agent, to be entered into with respect to each such Mortgaged Property duly executed and delivered by the record owner of such Mortgaged Property and suitable for recording or filing in all filing or recording offices that the Collateral Agent may reasonably deem necessary or desirable in order to create a valid and enforceable Lien subject to no other Liens except Permitted Liens, at the time of recordation thereof, (ii) with respect to the Mortgage encumbering each such Mortgaged Property, opinions of counsel regarding the enforceability, due authorization, execution and delivery of the Mortgages and such other matters customarily covered in real estate counsel opinions as the Collateral Agent may reasonably request, in form and substance reasonably acceptable to the Collateral Agent, (iii) with respect to each such Mortgaged Property, the Flood Documentation and (iv) such other documents as the Collateral Agent may reasonably request with respect to any such Mortgage or Mortgaged Property; (g) within (x) 90 days after the Fourth Restatement Effective Date with respect to the Mortgaged Property set forth on Schedule 1.01(B) (or on such later date as the Collateral Agent may agree in its reasonable discretion) and (y) within the time periods set forth in Section 5.10 with respect to Mortgaged Properties encumbered pursuant to said Section 5.10, the Collateral Agent shall have received (i) a policy or policies or marked up unconditional binder of title insurance with respect to properties located in the United States of America, or a date-down and modification endorsement, if available, paid for by the Borrowers, issued by a nationally recognized title insurance company insuring the Lien of each Mortgage as a valid first Lien on the Mortgaged Property described therein, free of any other Liens except Permitted Liens, in an amount reasonably acceptable to the Collateral Agent with respect to such Mortgaged Property together with such customary endorsements, coinsurance and reinsurance as the Collateral Agent may reasonably request and which are available at commercially reasonable rates in the jurisdiction where the applicable Mortgaged Property is located, and, where available at commercially reasonable rates in the jurisdiction where the applicable Mortgaged Property is located, a zoning report from a recognized vendor or zoning compliance letter from the applicable municipality in a form reasonably acceptable to the Collateral Agent, as the Collateral Agent may reasonably request with respect to properties located in the United States of America and (ii) a survey of each Mortgaged Property (including all improvements, easements and other customary matters thereon reasonably required by the Collateral Agent), as applicable, for which all necessary fees (where applicable) have been paid with respect to properties located in the United States of America, which is (A) complying in all material respects with the minimum detail requirements of the American Land Title Association and American Congress of Surveying and Mapping as such requirements are in effect on the date of preparation of such survey and (B) sufficient for such title insurance company to remove all standard survey exceptions from -11- QB\100411143.3 the title insurance policy relating to such Mortgaged Property or otherwise reasonably acceptable to the Collateral Agent; (h) evidence of the insurance required by the terms of Section 5.02 hereof; and (i) after the Fourth Restatement Effective Date, the Collateral Agent shall have received (i) such other Security Documents as may be required to be delivered pursuant to Section 5.10 or the Collateral Agreement, and (ii) upon reasonable request by the Collateral Agent, evidence of compliance with any other requirements of Section 5.10. “Commitment Fee” shall have the meaning assigned to such term in Section 2.12(a). “Commitment Letter” shall mean that certain Amended and Restated Commitment Letter dated February 18, 2021 by and among Ultimate Parent, the Administrative Agent and Credit Suisse Loan Funding LLC, including any joinder thereto. “Commitments” shall mean with respect to any Lender, such Lender’s Revolving Facility Commitment and Term Facility Commitment. “Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute. “Communications” shall have the meaning assigned to it in S ection 8.19(c). “Conduit Lender” shall mean any special purpose corporation organized and administered by any Lender for the purpose of making Loans otherwise required to be made by such Lender and designated by such Lender in a written instrument; provided, that the designation by any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations to fund a Loan under this Agreement if, for any reason, its Conduit Lender fails to fund any such Loan, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender; provided, further, that no Conduit Lender shall (a) be entitled to receive any greater amount pursuant to Sections 2.15, 2.16, 2.17 or 9.05 than the designating Lender would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender unless the designation of such Conduit Lender is made with the prior written consent of the Borrowers (not to be unreasonably withheld or delayed), which consent shall specify that it is being made pursuant to the proviso in the definition of “Conduit Lender” and provided that the designating Lender provides such information as the Borrowers reasonably request in order for the Borrowers to determine whether to provide their consent or (b) be deemed to have any Commitment. “Consolidated Debt” at any date shall mean the sum of (without duplication) all Indebtedness (other than letters of credit or bank guarantees, to the extent undrawn) consisting of Capitalized Lease Obligations, Indebtedness for borrowed money and Disqualified Stock of the Borrowers and the Subsidiaries determined on a consolidated basis on such date in accordance with GAAP. “Consolidated Net Income” shall mean, with respect to any person for any period, the aggregate of the Net Income of such person and its subsidiaries for such period, on a consolidated basis; provided, however, that, without duplication, (i) any net after-tax extraordinary, nonrecurring or unusual gains or losses or income or expense or charge (less all fees and expenses relating thereto), including any severance, relocation or other restructuring expenses, any expenses related to any New Project or any reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternative uses, fees, expenses or charges relating to facilities closing costs, curtailments or modifications to pension and post-retirement employee benefit plans, excess pension charges, acquisition integration costs, facilities opening costs, signing, retention or completion bonuses, and expenses or charges related to any offering of Equity Interests or debt securities of the Borrowers, Holdings or any Parent Entity, any Investment, acquisition, Disposition, recapitalization or -12- QB\100411143.3 issuance, repayment, refinancing, amendment or modification of Indebtedness (in each case, whether or not successful), and any fees, expenses, charges or change in control payments related to the Transactions (including any costs relating to auditing prior periods, any transition-related expenses, and Transaction Expenses incurred before, on or after the Fourth Restatement Effective Date), in each case, shall be excluded, (ii) any net after-tax income or loss from Disposed of, abandoned, closed or discontinued operations or fixed assets and any net after-tax gain or loss on the Dispositions of Disposed of, abandoned, closed or discontinued operations or fixed assets shall be excluded, (iii) any net after-tax gain or loss (less all fees and expenses or charges relating thereto) attributable to business Dispositions or asset Dispositions other than in the ordinary course of business (as determined in good faith by the management of the Borrowers) shall be excluded, (iv) any net after-tax income or loss (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of indebtedness, Hedging Agreements or other derivative instruments shall be excluded, (v) the Net Income for such period of any person that is not a subsidiary of such person, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments paid in cash (or to the extent converted into cash) to the referent person or a subsidiary thereof (other than an Unrestricted Subsidiary of such referent person) in respect of such period, (vi) the cumulative effect of a change in accounting principles during such period shall be excluded, (vii) effects of purchase accounting adjustments (including the effects of such adjustments pushed down to such person and its subsidiaries) in component amounts required or permitted by GAAP, resulting from the application of purchase accounting or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded, (viii) any impairment charges or asset write-offs, in each case pursuant to GAAP, and the amortization of intangibles and other fair value adjustments arising pursuant to GAAP, shall be excluded, (ix) any non-cash compensation charge or expenses realized or resulting from stock option plans, employee benefit plans or post-employment benefit plans, or grants or sales of stock, stock appreciation or similar rights, stock options, restricted stock, preferred stock or other rights shall be excluded, (x) accruals and reserves that are established or adjusted within twelve months after the Fourth Restatement Effective Date and that are so required to be established or adjusted in accordance with GAAP or as a result of adoption or modification of accounting policies shall be excluded, (xi) non-cash gains, losses, income and expenses resulting from fair value accounting required by the applicable standard under GAAP and related interpretation shall be excluded, (xii) any gain, loss, income, expense or charge resulting from the application of LIFO shall be excluded, (xiii) any non-cash charges for deferred tax asset valuation allowances shall be excluded, -13- QB\100411143.3

(xiv) any currency translation gains and losses related to currency remeasurements of Indebtedness, and any net loss or gain resulting from Hedging Agreements for currency exchange risk, shall be excluded, (xv) (a) the Net Income of any Person and its Subsidiaries shall be calculated without deducting the income attributable to, or adding the losses attributable to, the minority equity interests of third parties in any non-Wholly Owned Subsidiary except to the extent of dividends declared or paid in respect of such period or any prior period on the shares of Equity Interests of such Subsidiary held by such third parties and (b) any ordinary course dividend, distribution or other payment paid in cash and received from any Person in excess of amounts included in clause (v) above shall be included, (xvi) (A) the non-cash portion of “straight-line” rent expense shall be excluded and (B) the cash portion of “straight-line” rent expense which exceeds the amount expensed in respect of such rent expense shall be included, (xvii) (A) to the extent covered by insurance and actually reimbursed, or, so long as such person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (x) not denied by the applicable carrier in writing within 180 days and (y) in fact reimbursed within 365 days following the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within such 365 days), expenses with respect to liability or casualty events or business interruption shall be excluded; and (B) amounts estimated in good faith to be received from insurance in respect of lost revenues or earnings in respect of liability or casualty events or business interruption shall be included (with a deduction for amounts actually received up to such estimated amount to the extent included in Net Income in a future period), (xviii) [Reserved] (xix) without duplication, an amount equal to the amount of distributions actually made to any parent or equity holder of such person in respect of such period in accordance with Section 6.06(b)(v) shall be included as though such amounts had been paid as income taxes directly by such person for such period. “Consolidated Total Assets” shall mean, as of any date of determination, the total assets of the Borrowers and the consolidated Subsidiaries without giving effect to any amortization of the amount of intangible assets since December 31, 2020, determined on a consolidated basis in accordance with GAAP, as set forth on the consolidated balance sheet of the Borrowers as of the last day of the fiscal quarter most recently ended for which financial statements have been (or were required to be) delivered pursuant to Section 5.04(a) or 5.04(b), as applicable, calculated on a Pro Forma Basis after giving effect to any acquisition or Disposition of a person or assets that may have occurred on or after the last day of such fiscal quarter. “Continuing Letter of Credit” shall have the meaning assigned to such term in Section 2.05(k). “Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and “Controlling” and “Controlled” shall have meanings correlative thereto. “Corresponding Loan Amount” shall have the meaning assigned to it in Section 8.17(c). “Covered Entity” shall mean any of the following: (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Covered Party” shall have the meaning assigned to such term in Section 9.26. -14- QB\100411143.3

“Credit Event” shall have the meaning assigned to such term in Article IV. “Cumulative Consolidated Net Income” shall mean, at any date, an amount (which shall not be less than zero in the aggregate) determined on a cumulative basis equal to the aggregate cumulative sum of the Consolidated Net Income of the Borrowers and the Subsidiaries for all fiscal quarters ending after the Fourth Restatement Effective Date and prior to such date. “Cumulative Credit” shall mean, at any date, an amount, not less than zero in the aggregate, determined on a cumulative basis equal to, without duplication: (a) $50.0100.0 million, plus (b) (i) the Existing Cumulative Credit plus (ii) 50% of Cumulative Consolidated Net Income at such time, plus (c) the aggregate amount of proceeds received after the Fourth Restatement Effective Date and prior to such time that would have constituted Net Proceeds pursuant to clause (a) of the definition thereof, except for the operation of clause (x), (y) or (z) of the second proviso thereof (the “Below Threshold Asset Sale Proceeds”), plus (d) (i) the cumulative amount of proceeds (including cash and the fair market value (as determined in good faith by the Borrowers) of property other than cash) from the sale of Equity Interests of the Borrowers, Holdings or any Parent Entity after the Fourth Restatement Effective Date and on or prior to such time (including upon exercise of warrants or options), which proceeds have been contributed as common equity to the capital of the Borrowers, and (ii) common Equity Interests of Holdings, the Borrowers or any Parent Entity issued upon conversion of Indebtedness (other than Indebtedness that is contractually subordinated to the Loan Obligations in right of payment) of the Borrowers or any Subsidiary owed to a person other than the Borrowers or a Subsidiary not previously applied for a purpose other than use in the Cumulative Credit; provided, that this clause (c) shall exclude Permitted Cure Securities, sales of Equity Interests financed as contemplated by Section 6.04(e) or used as described in clause (ix) of the definition of EBITDA and any amounts used to finance the payments or distributions in respect of any Junior Financing pursuant to Section 6.09(b), plus (e) 100% of the aggregate amount of contributions as common equity to the capital of the Borrowers received in cash (and the fair market value (as determined in good faith by the Borrowers) of property other than cash) after the Fourth Restatement Effective Date (subject to the same exclusions as are applicable to clause (c) above), plus (f) 100% of the aggregate principal amount of any Indebtedness (including the liquidation preference or maximum fixed repurchase price, as the case may be, of any Disqualified Stock) of the Borrowers or any Subsidiary thereof issued after the Fourth Restatement Effective Date (other than Indebtedness issued to a Subsidiary), which has been converted into or exchanged for Equity Interests (other than Disqualified Stock) in the Borrowers, Holdings or any Parent Entity, plus (g) 100% of the aggregate amount received by the Borrowers or any Subsidiary in cash (and the fair market value (as determined in good faith by the Borrowers) of property other than cash received by the Borrowers or any Subsidiary) after the Fourth Restatement Effective Date from: (A) the sale (other than to the Borrowers or any Subsidiary) of the Equity Interests of an Unrestricted Subsidiary that was originally designated as such by use of the Cumulative Credit, or (B) any dividend or other distribution by an Unrestricted Subsidiary that was originally designated as such by use of the Cumulative Credit, plus -15- QB\100411143.3

(h) in the event any Unrestricted Subsidiary has been redesignated as a Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, Holdings, the Borrowers or any Subsidiary, the fair market value (as determined in good faith by the Borrowers) of the Investments of Holdings, the Borrowers or any Subsidiary in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable), plus (i) an amount equal to any returns (including dividends, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) actually received by the Borrowers or any Subsidiary in respect of any Investments made pursuant to Section 6.04(j)(Y), minus (j) any amounts thereof used to make Investments pursuant to Section 6.04(j)(Y) after the Fourth Restatement Effective Date prior to such time, minus (k) the cumulative amount of Restricted Payments made pursuant to Section 6.06(e) prior to such time, minus (l) any amount thereof used to make payments or distributions in respect of Junior Financings pursuant to Section 6.09(b)(i)(E) (other than payments made with proceeds from the issuance of Equity Interests that were excluded from the calculation of the Cumulative Credit pursuant to clause (c) above); provided, however, for purposes of Section 6.06(e), the calculation of the Cumulative Credit shall not include any Below Threshold Asset Sale Proceeds except to the extent they are used as contemplated in clause (j) above. “Cure Amount” shall have the meaning assigned to such term in Section 7.03. “Cure Right” shall have the meaning assigned to such term in Section 7.03. “Current Assets” shall mean, with respect to the Borrowers and the Subsidiaries on a consolidated basis at any date of determination, the sum of (a) all assets (other than cash and Permitted Investments or other cash equivalents) that would, in accordance with GAAP, be classified on a consolidated balance sheet of the Borrowers and the Subsidiaries as current assets at such date of determination, other than amounts related to current or deferred Taxes based on income or profits, and (b) in the event that a Permitted Receivables Financing is accounted for off balance sheet, (x) gross accounts receivable comprising part of the Receivables Assets subject to such Permitted Receivables Financing less (y) collections against the amounts sold pursuant to clause (x). “Current Liabilities” shall mean, with respect to the Borrowers and the Subsidiaries on a consolidated basis at any date of determination, all liabilities that would, in accordance with GAAP, be classified on a consolidated balance sheet of the Borrowers and the Subsidiaries as current liabilities at such date of determination, other than (a) the current portion of any Indebtedness, (b) accruals of Interest Expense (excluding Interest Expense that is due and unpaid), (c) accruals for current or deferred Taxes based on income or profits, (d) accruals, if any, of transaction costs resulting from the Transactions, (e) accruals of any costs or expenses related to (i) severance or termination of employees prior to the Fourth Restatement Effective Date or (ii) bonuses, pension and other post-retirement benefit obligations, and (f) accruals for add-backs to EBITDA included in clauses (a)(iv), (a)(v), and (a)(vii) of the definition of such term. “Debt Fund Affiliate Lender” shall mean an Affiliate Lender that is primarily engaged in, or advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit or securities in the ordinary course and with respect to which the fund does not, directly or indirectly, possess the power to direct or cause the direction of the investment policies of such entity. -16- QB\100411143.3

“Debt Service” shall mean, with respect to the Borrowers and the Subsidiaries on a consolidated basis for any period, Cash Interest Expense for such period plus scheduled principal amortization of Consolidated Debt for such period. “Debtor Relief Laws” shall mean the U.S. Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States of America or other applicable jurisdictions from time to time in effect. “Declining Lender” shall have the meaning assigned to such term in Section 2.10(c)(i). “Default” shall mean any event or condition that upon notice, lapse of time or both would constitute an Event of Default. “Default Right” shall have the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “Defaulting Lender” shall mean, subject to Section 2.22, any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrowers in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any Issuing Bank or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within two Business Days of the date when due, (b) has notified the Borrowers, Administrative Agent or any Issuing Bank in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrowers, to confirm in writing to the Administrative Agent and the Borrowers that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrowers), (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (e) has become the subject of a Bail-In Action; provided, that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (e) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.22) upon delivery of written notice of such determination to the Borrowers, each Issuing Bank and each Lender. “Designated Non-Cash Consideration” shall mean the fair market value (as determined in good faith by the Borrowers) of non-cash consideration received by the Borrowers or one of their Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer of the Borrowers, setting forth such valuation, less the amount of cash or cash equivalents received in connection with a subsequent disposition of such Designated Non-Cash Consideration. “Dividend Payment” shall have the meaning assigned to such term in Section 4.02(g). -17- QB\100411143.3

“Disinterested Director” shall mean, with respect to any person and transaction, a member of the Board of Directors of such person who does not have any material direct or indirect financial interest in or with respect to such transaction. “Dispose” or “Disposed of” shall mean to convey, sell, lease, sell and leaseback, assign, farm-out, transfer or otherwise dispose of any property, business or asset. The term “Disposition” shall have a correlative meaning to the foregoing. “Disqualified Stock” shall mean, with respect to any person, any Equity Interests of such person that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Loan Obligations that are accrued and payable and the termination of the Commitments), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Stock, in each case, prior to the date that is ninety-one (91) days after the Latest Maturity Date in effect at the time of issuance thereof (provided, that only the portion of the Equity Interests that so mature or are mandatorily redeemable, are so convertible or exchangeable or are so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock). Notwithstanding the foregoing: (i) any Equity Interests issued to any employee or to any plan for the benefit of employees of the Borrowers or the Subsidiaries or by any such plan to such employees shall not constitute Disqualified Stock solely because they may be required to be repurchased by the Borrowers in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability and (ii) any class of Equity Interests of such person that by its terms authorizes such person to satisfy its obligations thereunder by delivery of Equity Interests that are not Disqualified Stock shall not be deemed to be Disqualified Stock. “Dividend Payment” shall have the meaning assigned to such term in Section 4.02(g). “Dollar Equivalent” shall mean, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any currency other than Dollars, the equivalent amount thereofof such amount in dollars determined by using the rate of exchange for the purchase of dollars with the Alternate Currency last provided (either by publication or otherwise provided to the Administrative Agent) by Reuters on the Business Day (New York City time) immediately preceding the date of determination or if such service ceases to be available or ceases to provide a rate of exchange for the purchase of Dollars with the Alternate Currency, as provided by such other publicly available information service which provides that rate of exchange at such time in place of Reuters chosen by the Administrative Agent in its sole discretion (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in dollars as determined by the Administrative Agent using any method of determination it deems appropriate in its sole discretion) and (c) if such amount is denominated in any other currency, the equivalent of such amount in Dollars as determined by the Administrative Agent at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date or other applicable dateusing any method of determination) for the purchase of Dollars with such currency it deems appropriate in its sole discretion. “Dollars” or “$” shall mean lawful money of the United States of America. “Domestic Subsidiary” shall mean any Subsidiary that is not a Foreign Subsidiary. “EBITDA” shall mean, with respect to the Borrowers and the Subsidiaries on a consolidated basis for any period, the Consolidated Net Income of the Borrowers and the Subsidiaries for such period plus (a) the sum of (in each case without duplication and to the extent the respective amounts described in subclauses (i) through (xi) of this clause (a) reduced such Consolidated Net Income (and were not excluded therefrom) for the respective period for which EBITDA is being determined): -18- QB\100411143.3

(i) provision for Taxes based on income, profits or capital of the Borrowers and the Subsidiaries for such period, including, without limitation, state, franchise and similar taxes and foreign withholding taxes (including penalties and interest related to taxes or arising from tax examinations), (ii) Interest Expense (and to the extent not included in Interest Expense, (x) all cash dividend payments (excluding items eliminated in consolidation) on any series of preferred stock or Disqualified Stock and (y) costs of surety bonds in connection with financing activities) of the Borrowers and the Subsidiaries for such period net of interest income of the Borrowers and their Subsidiaries for such period, (iii) depreciation and amortization expenses of the Borrowers and the Subsidiaries for such period including the amortization of intangible assets, deferred financing fees and Capitalized Software Expenditures and amortization of unrecognized prior service costs and actuarial gains and losses related to pensions and other post-employment benefits, (iv) business optimization expenses and other restructuring charges or reserves (which, for the avoidance of doubt, shall include the effect of inventory optimization programs, facility closure, facility consolidations, retention, severance, systems establishment costs, contract termination costs, future lease commitments and excess pension charges); provided, that (A) with respect to each business optimization expense or other restructuring charge, a Responsible Officer of the Borrowers shall have delivered to the Administrative Agent an officer’s certificate specifying and quantifying such expense or charge, and (B) the aggregate amount added to EBITDA pursuant to this clause (iv), clause (ix) below and clause (i) of the definition of “Pro Forma Basis” in any four quarter period shall not exceed 35.0% of EBITDA (such percentage to be calculated after to giving effect to any amounts added to EBITDA for such period pursuant to this clause (iv), clause (xi) below or clause (i) of the definition of “Pro Forma Basis”). (v) any other non-cash charges; provided, that for purposes of this subclause (v) of this clause (a), any non-cash charges or losses shall be treated as cash charges or losses in any subsequent period during which cash disbursements attributable thereto are made (but excluding, for the avoidance of doubt, amortization of a prepaid cash item that was paid in a prior period), (vi) [reserved], (vii) any expenses or charges (other than depreciation or amortization expense as described in the preceding clause (iii)) related to any issuance of Equity Interests, Investment, acquisition, New Project, Disposition, recapitalization or the incurrence, modification or repayment of Indebtedness permitted to be incurred by this Agreement (including a refinancing thereof) (whether or not successful), including (x) such fees, expenses or charges related to this Agreement and the use of proceeds hereunder, (y) any amendment or other modification of the Obligations or other Indebtedness and (z) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Permitted Receivables Financing, (viii) the amount of loss on sale of receivables and related assets to a Special Purpose Receivables Subsidiary in connection with a Permitted Receivables Financing, (ix) any costs or expense incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of the Borrowers or a Subsidiary Loan Party (other than contributions received from the Borrowers or another Subsidiary Loan Party) or net cash proceeds of an issuance of Equity Interests of the Borrowers (other than Disqualified Stock), (x) [Reserved], and (xi) the amount of any loss attributable to a New Project, until the date that is 12 months after the date of completing the construction, acquisition, assembling or creation of such New Project, as the case may be; provided, that (A) such losses are reasonably identifiable and factually supportable and certified by -19- QB\100411143.3 a Responsible Officer of the Borrowers and, (B) losses attributable to such New Project after 12 months from the date of completing such construction, acquisition, assembling or creation, as the case may be, shall not be included in this clause (xi); and (C) the aggregate amount added to EBITDA pursuant to this clause (xi), clause (iv) above and clause (i) of the definition of “Pro Forma Basis” in any four quarter period shall not exceed 35.0% of EBITDA (such percentage to be calculated after to giving effect to any amounts added to EBITDA for such period pursuant to this clause (xi), clause (iv) above or clause (i) of the definition of “Pro Forma Basis”). minus (b) the sum of (without duplication and to the extent the amounts described in this clause (b) increased such Consolidated Net Income for the respective period for which EBITDA is being determined) non-cash items increasing Consolidated Net Income of the Borrowers and the Subsidiaries for such period (but excluding any such items (A) in respect of which cash was received in a prior period or will be received in a future period or (B) which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges that reduced EBITDA in any prior period). “ECF Threshold Amount” shall have the meaning assigned to such term in Section 2.11(c). “EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent. “EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway. “EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution. “Elkay” shall mean Elkay Manufacturing Company, a Delaware corporation. “EMU Legislation” shall mean the legislative measures of the European Union for the introduction of, changeover to or operation of the Euro in one or more member states. “Environment” shall mean ambient and indoor air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, natural resources such as flora and fauna, the workplace or as otherwise defined in any Environmental Law. “Environmental Laws” shall mean all applicable laws (including common law), rules, regulations, codes, ordinances, orders, binding agreements, decrees or judgments, promulgated or entered into by or with any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the generation, use, transport, management, Release or threatened Release of, or exposure to, any Hazardous Material or to public or employee health and safety matters (to the extent relating to the Environment or Hazardous Materials). “Environmental Permits” shall have the meaning assigned to such term in Section 3.16. “Equity Interests” of any person shall mean any and all shares, interests, rights to purchase or otherwise acquire, warrants, options, participations or other equivalents of or interests in (however designated) equity or ownership of such person, including any preferred stock, any limited or general partnership interest and any limited liability company membership interest, and any securities or other rights or interests convertible into or exchangeable for any of the foregoing. -20- QB\100411143.3

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder. “ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with Holdings, the Borrowers or a Subsidiary, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code. “ERISA Event” shall mean (a) any Reportable Event or the requirements of Section 4043(b) of ERISA apply with respect to a Plan; (b) with respect to any Plan, the failure to satisfy the minimum funding standard under Section 412 of the Code or Section 302 of ERISA, whether or not waived; (c) a determination that any Plan is, or is expected to be, in “at-risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code); (d) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, the failure to make by its due date a required installment under Section 430(j) of the Code with respect to any Plan or the failure to make any required contribution to a Multiemployer Plan; (e) the incurrence by Holdings, the Borrowers, a Subsidiary or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan or Multiemployer Plan; (f) the receipt by Holdings, the Borrowers, a Subsidiary or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or to appoint a trustee to administer any Plan under Section 4042 of ERISA; (g) the incurrence by Holdings, the Borrowers, a Subsidiary or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; (h) the receipt by Holdings, the Borrowers, a Subsidiary or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from Holdings, the Borrowers, a Subsidiary or any ERISA Affiliate of any notice, concerning the impending imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, within the meaning of Title IV of ERISA, or in “endangered” or “critical” status, within the meaning of Section 432 of the Code or Section 305 of ERISA; (i) the conditions for imposition of a lien under Section 303(k) of ERISA shall have been met with respect to any Plan; or (j) the withdrawal of any of Holdings, the Borrowers, a Subsidiary or any ERISA Affiliate from a Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA. “Erroneous Payment” shall have the meaning assigned to it in Section 8.17(a). “Erroneous Payment Return Deficiency” shall have the meaning assigned to it in Section 8.17(c). “EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time. “Euro” orand “€” shall mean the currency constituted by the Treaty on the European Union and as referred to in the EMU Legislationsingle currency of the Participating Member States. “Event of Default” shall have the meaning assigned to such term in Section 7.01. “Excess Cash Flow” shall mean, with respect to the Borrowers and their Subsidiaries on a consolidated basis for any Applicable Period, EBITDA of the Borrowers and their Subsidiaries on a consolidated basis for such Applicable Period, minus, without duplication, (A): (a) Debt Service for such Applicable Period, (b) the amount of any voluntary prepayment permitted hereunder of term Indebtedness during such Applicable Period (other than any voluntary prepayment of the Term Loans, which shall be the subject of Section 2.11(c)) and the amount of any voluntary prepayments of revolving Indebtedness to the extent accompanied by permanent reductions of any revolving facility commitments (other than any voluntary prepayments of the Revolving Facility Commitment, which shall be the subject of Section 2.11(c)) during -21- QB\100411143.3 such Applicable Period to the extent an equal amount of loans thereunder was simultaneously repaid, so long as the amount of such prepayment is not already reflected in Debt Service, (c) (i) Capital Expenditures by the Borrowers and the Subsidiaries on a consolidated basis during such Applicable Period that are paid in cash and (ii) the aggregate consideration paid in cash during the Applicable Period in respect of Permitted Business Acquisitions and other Investments permitted hereunder (excluding Permitted Investments and intercompany Investments in Subsidiaries), (d) Capital Expenditures, Permitted Business Acquisitions, New Project expenditures or other permitted Investments (excluding Permitted Investments and intercompany Investments in Subsidiaries) that the Borrowers or any Subsidiary shall, during such Applicable Period, become obligated to make or otherwise anticipated to make payments with respect thereto but that are not made during such Applicable Period; provided, that (i) the Borrowers shall deliver a certificate to the Administrative Agent not later than 90 days after the end of such Applicable Period, signed by a Responsible Officer of the Borrowers and certifying that payments in respect of such Capital Expenditures, Permitted Business Acquisitions, New Project expenditures or other permitted Investments are expected or anticipated to be made in the following Excess Cash Flow Period, and (ii) any amount so deducted shall not be deducted again in a subsequent Applicable Period, (e) Taxes paid in cash by Holdings and their Subsidiaries on a consolidated basis during such Applicable Period or that will be paid within six months after the close of such Applicable Period; provided, that with respect to any such amounts to be paid after the close of such Applicable Period, (i) any amount so deducted shall not be deducted again in a subsequent Applicable Period, and (ii) appropriate reserves shall have been established in accordance with GAAP, (f) an amount equal to any increase in Working Capital of the Borrowers and their Subsidiaries for such Applicable Period and any anticipated increase, estimated by the Borrowers in good faith, for the following Excess Cash Flow Period, (g) cash expenditures made in respect of Hedging Agreements during such Applicable Period, to the extent not reflected in the computation of EBITDA or Interest Expense, (h) permitted Restricted Payments paid in cash by the Borrowers during such Applicable Period and permitted Restricted Payments paid by any Subsidiary to any person other than Holdings, the Borrowers or any of the Subsidiaries during such Applicable Period, in each case in accordance with Section 6.06 (other than Section 6.06(e)), (i) amounts paid in cash during such Applicable Period on account of (A) items that were accounted for as non-cash reductions of Net Income in determining Consolidated Net Income or as non-cash reductions of Consolidated Net Income in determining EBITDA of the Borrowers and their Subsidiaries in a prior Applicable Period and (B) reserves or accruals established in purchase accounting, (j) to the extent not deducted in the computation of Net Proceeds in respect of any asset disposition or condemnation giving rise thereto, the amount of any mandatory prepayment of Indebtedness (other than Indebtedness created hereunder or under any other Loan Document), together with any interest, premium or penalties required to be paid (and actually paid) in connection therewith, and (k) the amount related to items that were added to or not deducted from Net Income in calculating Consolidated Net Income or were added to or not deducted from Consolidated Net Income in calculating EBITDA to the extent such items represented a cash payment (which had not reduced Excess Cash Flow upon the accrual thereof in a prior Applicable Period), or an accrual for a cash payment, by the Borrowers and their Subsidiaries or did not represent cash received by the Borrowers and their Subsidiaries, in each case on a consolidated basis during such Applicable Period, -22- QB\100411143.3 plus, without duplication, (B): (a) an amount equal to any decrease in Working Capital of the Borrowers and their Subsidiaries for such Applicable Period, (b) all amounts referred to in clauses (A)(b), (A)(c) and A(d) above to the extent funded with the proceeds of the issuance or the incurrence of Indebtedness (including Capitalized Lease Obligations and purchase money Indebtedness, but excluding proceeds of extensions of credit under any revolving credit facility), the sale or issuance of any Equity Interests (including any capital contributions) and any loss, damage, destruction or condemnation of, or any sale, transfer or other disposition (including any sale and leaseback of assets and any mortgage or lease of Real Property) to any person of any asset or assets, in each case to the extent there is a corresponding deduction from Excess Cash Flow above, (c) to the extent any permitted Capital Expenditures, Permitted Business Acquisitions or permitted Investments referred to in clause (A)(d) above do not occur in the following Applicable Period of the Borrowers specified in the certificate of the Borrowers provided pursuant to clause (A)(d) above, the amount of such Capital Expenditures, Permitted Business Acquisitions or permitted Investments that were not so made in such following Applicable Period, (d) cash payments received in respect of Hedging Agreements during such Applicable Period to the extent (i) not included in the computation of EBITDA or (ii) such payments do not reduce Cash Interest Expense, (e) any extraordinary or nonrecurring gain realized in cash during such Applicable Period (except to the extent such gain consists of Net Proceeds subject to Section 2.11(b)), and (f) the amount related to items that were deducted from or not added to Net Income in connection with calculating Consolidated Net Income or were deducted from or not added to Consolidated Net Income in calculating EBITDA to the extent either (i) such items represented cash received by the Borrowers or any Subsidiary or (ii) such items do not represent cash paid by the Borrowers or any Subsidiary, in each case on a consolidated basis during such Applicable Period. “Excess Cash Flow Interim Period” shall mean, (x) during any Excess Cash Flow Period, any one, two, or three-quarter period (a) commencing on the later of (i) the end of the immediately preceding Excess Cash Flow Period and (ii) if applicable, the end of any prior Excess Cash Flow Interim Period occurring during the same Excess Cash Flow Period and (b) ending on the last day of the most recently ended fiscal quarter (other than the last day of the fiscal year) during such Excess Cash Flow Period for which financial statements are available and (y) during the period from the Fourth Restatement Effective Date until the beginning of the first Excess Cash Flow Period, any period commencing on the Fourth Restatement Effective Date and ending on the last day of the most recently ended fiscal quarter for which financial statements are available. “Excess Cash Flow Period” shall mean each fiscal year of the Borrowers, commencing with the fiscal year of the Borrowers ending on December 31, 2022. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended. “Excluded Indebtedness” shall mean all Indebtedness not incurred in violation of Section 6.01. “Excluded Jurisdiction” shall mean Hong Kong, Ireland, Luxembourg, Korea, Argentina, South Africa, France, Philippines, Finland, Barbados, People’s Republic of China, Mexico, Sweden, Japan, Switzerland, Singapore, Australia, Malaysia and Thailand. -23- QB\100411143.3

“Excluded Swap Obligation” shall mean, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation, unless otherwise agreed between the Administrative Agent and the Borrowers. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal. “Excluded Taxes” shall mean, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder or under any other Loan Document, (i) Taxes imposed on or measured by its overall net income or branch profits (however denominated, and including (for the avoidance of doubt) any backup withholding in respect thereof under Section 3406 of the Code or any similar provision of state, local or foreign law), and franchise (and similar) Taxes imposed on it (in lieu of net income Taxes), in each case by a jurisdiction (including any political subdivision thereof) as a result of such recipient being organized in, having its principal office in, or in the case of any Lender, having its applicable Lending Office in, such jurisdiction, or as a result of any other present or former connection with such jurisdiction (other than any such connection arising solely from this Agreement or any other Loan Documents or any transactions contemplated thereunder), (ii) U.S. federal withholding Tax imposed on any payment by or on account of any obligation of any Loan Party hereunder or under any other Loan Document that is required to be imposed on amounts payable to a Lender (other than to the extent such Lender is an assignee pursuant to a request by the Borrowers under Section 2.19(b) or 2.19(c)) pursuant to laws in force at the time such Lender becomes a party hereto (or designates a new Lending Office), except to the extent that such Lender (or its assignor, if any) was entitled, immediately prior to the designation of a new Lending Office (or assignment), to receive additional amounts or indemnification payments from any Loan Party with respect to such withholding Tax pursuant to Section 2.17, (iii) any withholding Tax imposed on any payment by or on account of any obligation of any Loan Party hereunder or under any other Loan Document that is attributable to the Administrative Agent’s, any Lender’s or any other recipient’s failure to comply with Section 2.17(d) or (e) or (iv) any withholding Tax imposed under FATCA. “Existing Cumulative Credit” shall mean the “Cumulative Credit” as of September 30, 2021, which amount shall be calculated as required under, and consistent with, the terms of the Third Restated Credit Agreement, and shall be set forth in a certificate of a Responsible Officer of the Borrowers delivered to the Administrative Agent within thirty (30) days of the Fourth Restatement Effective Date. “Existing Letters of Credit” shall mean those Letters of Credit or bank guarantees issued and outstanding as of the date hereofAmendment No. 3 Effective Date and set forth on Schedule 1.01(D). “Extended Revolving Facility Commitment” shall have the meaning assigned to such term in Section 2.21(e). “Extended Term Loan” shall have the meaning assigned to such term in Section 2.21(e). “Extending Lender” shall have the meaning assigned to such term in Section 2.21(e). “Extension” shall have the meaning assigned to such term in Section 2.21(e). “Facility” shall mean the respective facility and commitments utilized in making Loans and credit extensions hereunder, it being understood that, as of the Fourth RestatementAmendment No. 3 Effective Date there are two Facilities (i.e., the Term B Facility established on the Fourth Restatement Effective Date and the Revolving Facility Commitments established prior to the Fourth Restatementon the Amendment No. 3 Effective Date and -24- QB\100411143.3

continuing on the Fourth Restatement Effective Date and, in each case, the extensions of credit thereunder) and thereafter, the term “Facility” may include any other Class of Commitments and the extensions of credit thereunder. “FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), or any Treasury regulations promulgated thereunder or official administrative interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code. “Federal Funds Effective Rate” shall mean, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Effective Rate for such day shall be the average (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent. “Fee Letter” shall mean that certain Amended and Restated Agent Fee Letter, dated February 18, 2021, by and among Ultimate Parent, the Administrative Agent and Credit Suisse Loan Funding LLC. “Fees” shall mean the Commitment Fees, the L/C Participation Fees, the Issuing Bank Fees and the Administrative Agent Fees. “Financial Covenant” shall mean the covenant of the Borrowers set forth in Section 6.11. “Financial Covenant Default” shall have the meaning assigned to such term in Section 7.01(d). “Financial Maintenance Covenant” shall mean the covenant of the Borrowers set forth in Section 6.11(a). “Financial Officer” of any person shall mean the Chief Financial Officer, principal accounting officer, Treasurer, Assistant Treasurer or Controller of such person. “First Amendment Effective Date” shall mean July 1, 2022. “First Lien/First Lien Intercreditor Agreement” shall mean an intercreditor agreement substantially in the form of Exhibit H-1 hereto (which agreement in substantially such form or with immaterial changes (reasonably satisfactory to the Administrative Agent) thereto the Administrative Agent is authorized to enter into) together with any material changes (reasonably satisfactory to the Administrative Agent) thereto in light of prevailing market conditions, which material changes shall be posted to the Lenders not less than five (5) Business Days before execution thereof and, if the Required Lenders shall not have objected to such changes within five (5) Business Days after posting, then the Required Lenders shall be deemed to have agreed that the Administrative Agent’s entry into such intercreditor agreement (with such material changes) is reasonable and to have consented to such intercreditor agreement (with such material changes) and to the Administrative Agent’s execution thereof. “First Lien Intercreditor Agreement” as used in the Collateral Agreement shall mean the First Lien/First Lien Intercreditor Agreement. “First Lien/Second Lien Intercreditor Agreement” shall mean an intercreditor agreement substantially in the form of Exhibit H-2 hereto (which agreement in substantially such form or with immaterial changes (reasonably satisfactory to the Administrative Agent) thereto the Administrative Agent is authorized to enter into) together with any material changes (reasonably satisfactory to the Administrative Agent) thereto in light of prevailing market conditions, which material changes shall be posted to the Lenders not less than five (5) Business Days before execution thereof and, if the Required Lenders shall not have objected to such changes within five (5) Business Days -25- QB\100411143.3 after posting, then the Required Lenders shall be deemed to have agreed that the Administrative Agent’s entry into such intercreditor agreement (with such material changes) is reasonable and to have consented to such intercreditor agreement (with such material changes) and to the Administrative Agent’s execution thereof. “First Restated Credit Agreement” shall have the meaning assigned to such term in the recitals hereof. “Fixed Charge Coverage Ratio” shall mean, for any period, the ratio of (a) EBITDA for such period to (b) Fixed Charges for such period. “Fixed Charges” shall mean, with respect to any Person for any period, the sum (without duplication) of (a) Consolidated Interest Expense (excluding amortization or write-off of deferred financing costs) of such Person for such period and (b) all cash dividend payments (excluding items eliminated in consolidation) on any series of preferred stock or Disqualified Stock of such Person and its Restricted Subsidiaries. “Flood Documentation” shall mean, with respect to each Mortgaged Property located in the United States of America or any territory thereof, (i) a completed “life-of-loan” Federal Emergency Management Agency standard flood hazard determination (to the extent a Mortgaged Property is located in a Special Flood Hazard Area, together with a notice about Special Flood Hazard Area status and flood disaster assistance duly executed by the Borrowers and the applicable Loan Party relating thereto) and (ii) a copy of, or a certificate as to coverage under, and a declaration page relating to, the insurance policies required by Section 5.02(c) hereof and the applicable provisions of the Security Documents, each of which shall (A) be endorsed or otherwise amended to include a “standard” or “New York” lender’s loss payable or mortgagee endorsement (as applicable), (B) name the Collateral Agent, on behalf of the Secured Parties, as additional insured and loss payee/mortgagee, (C) identify the address of each property located in a Special Flood Hazard Area, the applicable flood zone designation and the flood insurance coverage and deductible relating thereto and (D) be otherwise in form and substance reasonably satisfactory to the Collateral Agent and each Revolving Facility Lender. “Flood Insurance Laws” shall mean, collectively, (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statute thereto, (iii) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto and (iv) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto. “Floor” shall mean, (i) in the case of a SOFR Borrowing composed of Revolving Facility Loans, a rate of interest equal to 0.00% and (ii) in the case of a SOFR Borrowing composed of Term Loans, a rate of interest equal to 0.50%. “Foreign Lender” shall mean any Lender (a) that is not disregarded as separate from its owner for U.S. federal income tax purposes and that is not a “United States person” as defined by Section 7701(a)(30) of the Code or (b) that is disregarded as separate from its owner for U.S. federal income tax purposes and whose regarded owner is not a “United States person” as defined in Section 7701(a)(30) of the Code. “Foreign Pledge Agreement” shall mean a pledge agreement with respect to the Pledged Collateral that constitutes Equity Interests of a “first tier” Foreign Subsidiary or a CFC Holding Company, in form and substance reasonably satisfactory to the Administrative Agent; provided, that in no event shall more than 65% of the issued and outstanding voting Equity Interests of such Foreign Subsidiary or such CFC Holding Company be pledged to secure the Obligations. “Foreign Subsidiary” shall mean any Subsidiary that is incorporated or organized under the laws of any jurisdiction other than the United States of America, any state thereof or the District of Columbia and that is not disregarded as separate from its owner for U.S. federal income tax purposes and that is not a “United States person” as defined by Section 7701(a)(30) of the Code. “Fourth Restatement Effective Date” shall mean October 4, 2021. -26- QB\100411143.3

“Fronting Exposure” shall mean, at any time there is a Defaulting Lender, with respect to any Issuing Bank, such Defaulting Lender’s Revolving Facility Percentage of Revolving L/C Exposure with respect to Letters of Credit issued by such Issuing Bank other than such Revolving L/C Exposure as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof. “GAAP” shall mean generally accepted accounting principles in effect from time to time in the United States of America, applied on a consistent basis, subject to the provisions of Section 1.02; provided, that any reference to the application of GAAP in Sections 3.13(b), 3.20, 5.03, 5.07 and 6.02(e) to a Foreign Subsidiary (and not as a consolidated Subsidiary of the Borrowers) shall mean generally accepted accounting principles in effect from time to time in the jurisdiction of organization of such Foreign Subsidiary. “Governmental Authority” shall mean any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory or legislative body (including any supra-national bodies such as the European Union or the European Central Bank). “Guarantee” of or by any person (the “guarantor”) shall mean (a) any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable or performable by another person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (iv) entered into for the purpose of assuring in any other manner the holders of such Indebtedness or other obligation of the payment thereof or to protect such holders against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of the guarantor securing any Indebtedness or other obligation (or any existing right, contingent or otherwise, of the holder of Indebtedness or other obligation to be secured by such a Lien) of any other person, whether or not such Indebtedness or other obligation is assumed by the guarantor; provided, however, that the term “Guarantee” shall not include endorsements of instruments for deposit or collection in the ordinary course of business or customary and reasonable indemnity obligations in effect on the Fourth Restatement Effective Date or entered into in connection with any acquisition or Disposition of assets permitted by this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such person in good faith. “guarantor” shall have the meaning assigned to such term in the definition of the term “Guarantee.” “Guarantors” shall mean the Loan Parties other than the Borrowers. “Hazardous Materials” shall mean all pollutants, contaminants, wastes, chemicals, materials, substances and constituents, including, without limitation, explosive or radioactive substances or petroleum by products or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, per- and polyfluoroalkyl substances, radon gas or pesticides, fungicides, fertilizers or other agricultural chemicals, of any nature subject to regulation or which can give rise to liability under any Environmental Law. “Hedge Bank” shall mean any person that is (or an Affiliate thereof is) an Agent, an Arranger or a Lender on the Fourth RestatementAmendment No. 3 Effective Date (or any person that becomes an Agent, Arranger or Lender or Affiliate thereof after the Fourth RestatementAmendment No. 3 Effective Date) and that enters into a Hedging Agreement, in each case, in its capacity as a party to such Hedging Agreement. “Hedging Agreement” shall mean any agreement with respect to any swap, forward, future or derivative transaction, or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of -27- QB\100411143.3 economic, financial or pricing risk or value, or credit spread transaction, repurchase transaction, reserve repurchase transaction, securities lending transaction, weather index transaction, spot contracts, fixed price physical delivery contracts, or any similar transaction or any combination of these transactions, in each case of the foregoing, whether or not exchange traded; provided, that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of Holdings, the Borrowers or any of the Subsidiaries shall be a Hedging Agreement. “Holdings” shall have the meaning assigned to such term in the introductory paragraph of this Agreement. “Immaterial Subsidiary” shall mean any Subsidiary that (a) did not, as of the last day of the fiscal quarter of the Borrowers most recently ended for which financial statements have been (or were required to be) delivered pursuant to Section 5.04(a) or 5.04(b), have assets with a value in excess of 5.0% of the Consolidated Total Assets or revenues representing in excess of 5.0% of total revenues of the Borrowers and the Subsidiaries on a consolidated basis as of such date, and (b) taken together with all Immaterial Subsidiaries as of such date, did not have assets with a value in excess of 10% of Consolidated Total Assets or revenues representing in excess of 10% of total revenues of the Borrowers and the Subsidiaries on a consolidated basis as of such date; provided, that the Borrowers may elect in their sole discretion to exclude as an Immaterial Subsidiary any Subsidiary that would otherwise meet the definition thereof. Each Immaterial Subsidiary as of the Fourth RestatementAmendment No. 3 Effective Date shall be set forth in Schedule 1.01(C), and the Borrowers shall update such Schedule from time to time after the Fourth RestatementAmendment No. 3 Effective Date as necessary to reflect all Immaterial Subsidiaries at such time (the selection of Subsidiaries to be added to or removed from such Schedule to be made as the Borrowers may determine). “Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness or in the form of common stock of the Borrowers, the accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies. “Incremental Amount” shall mean, at any time, the sum of: (i) the excess (if any) of (a) the greater of (I) $200,000,000430,000,000 and (II) 100% of EBITDA for the period of four consecutive fiscal quarters of the Borrowers then most recently ended (taken as one accounting period) for which financial statements have been (or were required to be) delivered pursuant to Section 5.04(a) or 5.04(b)such Test Period over (b) the sum of (x) the aggregate amount of all Incremental Term Loan Commitments and Incremental Revolving Facility Commitments, in each case established after the Fourth Restatement Effective Date and prior to such time pursuant to Section 2.21 utilizing this clause (i) (other than Incremental Term Loan Commitments and Incremental Revolving Facility Commitments in respect of Refinancing Term Loans, Extended Term Loans, Extended Revolving Facility Commitments or Replacement Revolving Facility Commitments, respectively) and (y) the aggregate principal amount of Indebtedness outstanding pursuant to Section 6.01(z) at such time; plus (ii) any additional amounts so long as immediately after giving effect to the establishment of the commitments in respect thereof (and assuming such commitments are fully drawn) and the use of proceeds of the loans thereunder, (a) in the case of Incremental Loans that rank pari passu in right of security with the Term B Loans or the Initial Revolving Loans, the Net First Lien Leverage Ratio on a Pro Forma Basis is not greater than the greater of (x) 5.00 to 1.00 or (y) if incurred in connection with a Permitted Business Acquisition or other Investment not prohibited hereunder, the Net First Lien Leverage Ratio in effect immediately prior to the such Permitted Business Acquisition or other Investment not prohibited hereunder3.75 to 1.00, (b) in the case of Incremental Loans that rank junior in right of security to the Term B Loans and the Initial Revolving Loans, the Net Secured Leverage Ratio on a Pro Forma Basis is not greater than the greater of (x) 5.50 to 1.00 or (y) if incurred in connection with a Permitted Business Acquisition or other Investment not prohibited hereunder, the Net Secured Leverage Ratio in effect immediately prior to the such Permitted Business Acquisition or other Investment not prohibited hereunder4.25 to 1.00 and (c) in the case of Incremental Loans that are unsecured, either (I) the Total Net Leverage Ratio on a Pro Forma Basis is not greater than the greater of (x) 6.00 to 1.00 or (y) if incurred in -28- QB\100411143.3 connection with a Permitted Business Acquisition or other Investment not prohibited hereunder, the Total Net Leverage Ratio in effect immediately prior to the such Permitted Business Acquisition or other Investment not prohibited hereunder or (II) the Fixed Charge Coverage Ratio on a Pro Forma Basis is not less than 2.00 to4.75 to 1.00; provided that, for purposes of this clause (ii) net cash proceeds of Incremental Loans incurred at such time shall not be netted against the applicable amount of Consolidated Debt for purposes of such calculation of the Net First Lien Leverage Ratio or the Net Secured Leverage Ratio. “Incremental Assumption Agreement” shall mean an Incremental Assumption Agreement in form and substance reasonably satisfactory to the Administrative Agent, among the Borrowers, the Administrative Agent and, if applicable, one or more Incremental Term Lenders and/or Incremental Revolving Facility Lenders. “Incremental Commitment” shall mean an Incremental Term Loan Commitment or an Incremental Revolving Facility Commitment. “Incremental Loan” shall mean an Incremental Term Loan or an Incremental Revolving Loan. “Incremental Revolving Facility” shall mean any Class of Incremental Revolving Facility Commitments and the Incremental Revolving Loans made thereunder. “Incremental Revolving Facility Commitment” shall mean the commitment of any Lender, established pursuant to Section 2.21, to make Incremental Revolving Loans to the Borrowers. “Incremental Revolving Facility Lender” shall mean a Lender with an Incremental Revolving Facility Commitment or an outstanding Incremental Revolving Loan. “Incremental Revolving Loan” shall mean (i) Revolving Facility Loans made by one or more Revolving Facility Lenders to the Borrowers pursuant to an Incremental Revolving Facility Commitment to make additional Initial Revolving Loans and (ii) to the extent permitted by Section 2.21 and provided for in the relevant Incremental Assumption Agreement, Other Revolving Loans (including in the form of Replacement Revolving Loans and Revolving Facility Loans made under an Extended Revolving Facility Commitment, as applicable), or (iii) any of the foregoing. “Incremental Term Borrowing” shall mean a Borrowing comprised of Incremental Term Loans. “Incremental Term Facility” shall mean any Class of Incremental Term Loan Commitments and the Incremental Term Loans made thereunder. “Incremental Term Lender” shall mean a Lender with an Incremental Term Loan Commitment or an outstanding Incremental Term Loan. “Incremental Term Loan Commitment” shall mean the commitment of any Lender, established pursuant to Section 2.21, to make Incremental Term Loans to the Borrowers. “Incremental Term Loan Installment Date” shall have, with respect to any Class of Incremental Term Loans established pursuant to an Incremental Assumption Agreement, the meaning assigned to such term in Section 2.10(a)(ii). “Incremental Term Loans” shall mean (i) Term Loans made by one or more Lenders to the Borrowers pursuant to Section 2.01(c) consisting of additional Term B Loans and (ii) to the extent permitted by Section 2.21 and provided for in the relevant Incremental Assumption Agreement, Other Term Loans (including in the form of Extended Term Loans or Refinancing Term Loans, as applicable), or (iii) any of the foregoing. “Indebtedness” of any person shall mean, if and to the extent (other than with respect to clause (i)) the same would constitute indebtedness or a liability in accordance with GAAP, without duplication, (a) all obligations of such person for borrowed money, (b) all obligations of such person evidenced by bonds, debentures, notes or similar -29- QB\100411143.3 instruments, (c) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person, (d) all obligations of such person issued or assumed as the deferred purchase price of property or services (other than such obligations accrued in the ordinary course), to the extent that the same would be required to be shown as a long term liability on a balance sheet prepared in accordance with GAAP, (e) all Capitalized Lease Obligations of such person, (f) all net payments that such person would have to make in the event of an early termination, on the date Indebtedness of such person is being determined, in respect of outstanding Hedging Agreements, (g) the principal component of all obligations, contingent or otherwise, of such person as an account party in respect of letters of credit, (h) the principal component of all obligations of such person in respect of bankers’ acceptances, (i) all Guarantees by such person of Indebtedness described in clauses (a) to (h) above and (j) the amount of all obligations of such person with respect to the redemption, repayment or other repurchase of any Disqualified Stock (excluding accrued dividends that have not increased the liquidation preference of such Disqualified Stock); provided, that Indebtedness shall not include (A) trade and other ordinary-course payables, accrued expenses, and intercompany liabilities arising in the ordinary course of business, (B) prepaid or deferred revenue, (C) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase prices of an asset to satisfy unperformed obligations of the seller of such asset, (D) earn-out obligations until such obligations become a liability on the balance sheet of such person in accordance with GAAP, (E) obligations in respect of Third Party Funds or (F) in the case of the Borrowers and their Subsidiaries, (I) all intercompany Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business and (II) intercompany liabilities in connection with the cash management, tax and accounting operations of the Borrowers and the Subsidiaries. The Indebtedness of any person shall include the Indebtedness of any partnership in which such person is a general partner, other than to the extent that the instrument or agreement evidencing such Indebtedness limits the liability of such person in respect thereof. To the extent not otherwise included, Indebtedness shall include the amount of any Receivables Net Investment. “Indemnified Taxes” shall mean all Taxes imposed on or with respect to or measured by any payment by or on account of any obligation of any Loan Party hereunder or under any other Loan Document other than (a) Excluded Taxes and (b) Other Taxes. “Indemnitee” shall have the meaning assigned to such term in Section 9.05(b). “Ineligible Institution” shall mean the persons identified in writing to the Former Administrative Agent by the Borrowers on or prior to the Fourth Restatement Effective Date, by delivery of a notice thereof to the Former Administrative Agent setting forth such person or persons (or the person or persons previously identified to the Former Administrative Agent that are to be no longer considered “Ineligible Institutions”); provided that the Borrowers may, with the consent of the Administrative Agent (not to be unreasonably withheld), update the list of Ineligible Institutions from time to time after the Fourth RestatementAmendment No. 3 Effective Date to add the Borrowers’ competitors by delivering a written notice to the Administrative Agent. by email to JPMDQ_Contact@jpmorgan.com and such supplement shall take effect three Business Days after such notice is received by the Administrative Agent (it being understood that no such supplement to the list of Ineligible Institutions shall operate to disqualify any Person that is already a Lender). For the avoidance of doubt, with respect to any Person that becomes an Ineligible Institution after the date on which the applicable assignor entered into a binding agreement to sell and assign all or a portion of its rights and obligations under this Agreement to such Person (including as a result of the delivery of a notice pursuant to, and/or the expiration of the notice period referred to in, this definition) or is otherwise party to a pending trade as of the date of such notice, (x) such assignee shall not retroactively be disqualified from becoming a Lender and (y) the execution by the Borrowers of an assignment and assumption agreement with respect to such assignee will not by itself result in such assignee no longer being considered an Ineligible Institution. Any list of Ineligible Institutions shall be available to any Lender or Participant or prospective Lender or Participant on the Platform or another similar electronic system (i) to the extent the Borrower desires to prevent any such Ineligible Institution from being a Lender or Participant or (ii) upon written request by such Lender or Participant or prospective Lender or Participant. “Information” shall have the meaning assigned to such term in Section 3.14(a). “Information Memorandum” shall mean the Lender Presentation dated September 8, 2021. -30- QB\100411143.3

“Initial Revolving Loan” shall mean a Revolving Facility Loan made (i) pursuant to the Revolving Facility Commitments made by the Lenders to the Borrowers pursuant to Section 2.01Schedule 1(ba) of Amendment No. 3 (as the same may be amended from time to time in accordance with this Agreement) or (ii) pursuant to any Incremental Revolving Facility Commitment on the same terms as the Revolving Facility Loans referred to in clause (i) of this definition. “Intellectual Property” shall have the meaning assigned to such term in the Collateral Agreement. “Intercreditor Posting Requirement” shall mean any intercreditor agreement has been posted to the Lenders not less than five (5) Business Days before execution thereof and, if the Required Lenders shall not have objected thereto within five (5) Business Days after posting, then the Required Lenders shall be deemed to have agreed that the Administrative Agent’s entry into such intercreditor agreement is reasonable and to have consented to such intercreditor agreement and to the Administrative Agent’s execution thereof. “Interest Election Request” shall mean a request by the Borrowers to convert or continue a Borrowing in accordance with Section 2.07. “Interest Expense” shall mean, with respect to any person for any period, the sum of (a) gross interest expense of such person for such period on a consolidated basis, including (i) the amortization of debt discounts, (ii) the amortization of all fees (including fees with respect to Hedging Agreements) payable in connection with the incurrence of Indebtedness to the extent included in interest expense and (iii) the portion of any payments or accruals with respect to Capitalized Lease Obligations allocable to interest expense, (b) capitalized interest of such person, and (c) commissions, discounts, yield and other fees and charges incurred in connection with any Permitted Receivables Financing which are payable to any person other than the Borrowers or a Subsidiary Loan Party. For purposes of the foregoing, gross interest expense shall be determined after giving effect to any net payments made or received and costs incurred by the Borrowers and the Subsidiaries with respect to Hedging Agreements, and interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Borrowers to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. “Interest Payment Date” shall mean, (a) with respect to any SOFR Loan, (i) the last day of the Interest Period applicable to the Borrowing of which such Loan is a part, (ii) in the case of a SOFR Borrowing with an Interest Period of more than three months’ duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months’ duration been applicable to such Borrowing and (iii) in addition, the date of any refinancing or conversion of such Borrowing with or to a Borrowing of a different Type and (b) with respect to any ABR Loan, the last Business Day of each calendar quarter. “Interest Period” shall mean, as to any SOFR Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as applicable, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 3 or 6 months thereafter (in each case subject to availability thereof), as the applicable Borrower may elect; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period. “Investment” shall have the meaning assigned to such term in Section 6.04. “Issuing Bank” shall mean (i) Credit Suisse AG, Cayman Islands Branch, BMO HarrisJPMorgan Chase Bank, N.A., Barclays Bank PLC, Citibankof America, N.A. and MizuhoBMO Bank, LtdN.A. and (ii) each other Issuing Bank designated pursuant to Section 2.05(l), in each case in its capacity as an issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.05(i). An Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate. -31- QB\100411143.3

“Issuing Bank Fees” shall have the meaning assigned to such term in Section 2.12(b). “Joint Bookrunners” shall mean Credit Suisse Loan Funding LLC, BMO Capital Markets Corp., the investment banking division of Barclays Bank PLC, Citibank, N.A. and Mizuho Bank, Ltd. “Judgment Currency” shall have the meaning assigned to such term in Section 9.19. “Junior Financing” shall mean (i) any Indebtedness that is subordinated in right of payment to the Loan Obligations, or (ii) any Indebtedness for borrowed money incurred pursuant to Section 6.01(h) (except to the extent not incurred in contemplation of such acquisition, merger or consolidation), (l), (r), (s), (y) or (z) that, in each case in this clause (ii), is either unsecured or secured only by Liens on the Collateral that are junior to the Liens securing the Loan Obligations. “L/C Disbursement” shall mean a payment or disbursement made by an Issuing Bank pursuant to a Letter of Credit. “L/C Participation Fee” shall have the meaning assigned to such term in Section 2.12(b). “Latest Maturity Date” shall mean, at any date of determination, the latest of the latest Revolving Facility Maturity Date and the latest Term Facility Maturity Date, in each case then in effect on such date of determination. “LCA Test Date” shall have the meaning assigned to such term in Section 1.07(a). “Lender” shall mean each financial institution listed on Schedule 2.01 or Schedule 1(a) of Amendment No. 3 (other than any such person that has ceased to be a party hereto pursuant to an Assignment and Acceptance in accordance with Section 9.04), as well as any person that becomes a “Lender” hereunder pursuant to Section 9.04 or Section 2.21. “Lending Office” shall mean, as to any Lender, the applicable branch, office or Affiliate of such Lender designated by such Lender to make Loans. “Letter of Credit” shall mean any letter of credit or bank guarantee issued pursuant to Section 2.05, including any Alternate Currency Letter of Credit. Each Existing Letter of Credit shall be deemed to constitute a Letter of Credit issued hereunder on the Fourth RestatementAmendment No. 3 Effective Date for all purposes of the Loan Documents. “Letter of Credit Commitment” shall mean, with respect to each Issuing Bank, the commitment of such Issuing Bank to issue Letters of Credit pursuant to Section 2.05. “Letter of Credit Sublimit” shall mean the aggregate Letter of Credit Commitments of the Issuing Banks, in an amount not to exceed $75,000,000 (or the equivalent thereof in an Alternate Currency) or such larger amount not to exceed the Revolving Facility Commitment as the Administrative Agent and the applicable Issuing Bank may agree; provided that with respect to any Issuing Bank, the Borrowers may designate a lower Letter of Credit Sublimit by notice in writing to the Administrative Agent and the applicable Issuing Bank, and such Issuing Bank’s Letter of Credit Sublimit shall thereafter be such lower amount. The initial amount of each Issuing Bank’s individual Letter of Credit Sublimit is set forth on Schedule 2.051(b) to Amendment No. 3. “Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, hypothecation, pledge, charge, security interest or similar monetary encumbrance in or on such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset; provided that in no event shall an operating lease or an agreement to sell be deemed to constitute a Lien. “Limited Condition Acquisition” means any acquisition, including by way of merger, amalgamation or consolidation, by one or more of the Borrowers and their Restricted Subsidiaries of any Person or any business or -32- QB\100411143.3 line of business or division of any Person, permitted by this Agreement and which is designated as a Limited Condition Acquisition by the Borrowers in writing to the Administrative Agent on or prior to the date the definitive agreements for such acquisition are entered into and which, pursuant to the terms of such agreements in respect thereof, is not conditioned on the availability of, or on obtaining, third party financing. “Loan Documents” shall mean (i) this Agreement, (i) Amendment No. 1, (ii) Amendment No. 2, (iii) Amendment No. 3, (iv) the Security Documents, (iiiv) each Incremental Assumption Agreement, (ivvi) any First Lien/First Lien Intercreditor Agreement and any other Permitted Pari Passu Intercreditor Agreement, (vvii) any First Lien/Second Lien Intercreditor Agreement, (vi and any other Permitted Junior Intercreditor Agreement, (viii) any Note issued under Section 2.09(e), (viiix) the Letters of Credit and (viiix) solely for the purposes of Sections 4.02 and 7.01 hereof, the Fee Letter and Commitment Letter. “Loan Obligations” shall mean (a) the due and punctual payment by the Borrowers of (i) the unpaid principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans made to the Borrowers under this Agreement, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrowers under this Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) and obligations to provide Cash Collateral and (iii) all other monetary obligations of the Borrowers owed under or pursuant to this Agreement and each other Loan Document, including obligations to pay fees, expense reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), and (b) the due and punctual payment of all obligations of each other Loan Party under or pursuant to each of the Loan Documents. “Loan Parties” shall mean Holdings, the Borrowers and the Subsidiary Loan Parties. “Loans” shall mean the Term Loans and the Revolving Facility Loans. “Local Time” shall mean New York City time (daylight or standard, as applicable). “Majority Lenders” of any Facility shall mean, at any time, Lenders under such Facility having Loans and unused Commitments representing more than 50% of the sum of all Loans outstanding under such Facility and unused Commitments under such Facility at such time. “Market Capitalization” shall mean an amount equal to (i) the total number of issued and outstanding shares or other units of Equity Interests of the Borrowers or any Parent Entity (that does not own material assets other than (x) the Borrowers and their Subsidiaries and (y) any intermediate holding company that does not own any material assets other than (1) the Borrowers and their Subsidiaries and (2) another such intermediate holding company) on such date multiplied by (ii) the arithmetic mean of the closing prices per share or other unit of such Equity Interests on the New York Stock Exchange (or, if the primary listing of such Equity Interests is on another exchange, on such other exchange) for the 30 consecutive trading days immediately preceding such date. “Material Acquisition” shall have the meaning assigned to such term in Section 6.11. “Material Adverse Effect” shall mean a material adverse effect on the business, property, operations or financial condition of the Borrowers and their Subsidiaries, taken as a whole, or the validity or enforceability of any of the Loan Documents or the rights and remedies of the Administrative Agent and the Lenders thereunder. “Material Indebtedness” shall mean Indebtedness (other than Loans and Letters of Credit) of any one or more of the Borrowers or any Subsidiary in an aggregate principal amount exceeding $50,000,000100,000,000. -33- QB\100411143.3

“Material Intellectual Property” shall mean all Intellectual Property of Holdings and its Restricted Subsidiaries that is, individually or in the aggregate, material to the operation of the business of Holdings and its Restricted Subsidiaries, taken as a whole. “Material Real Property” shall mean any parcel or parcels of Real Property located in the United States now or hereafter owned in fee by any Loan Party and having a fair market value (on a per-property basis) of at least $20,000,00040,000,000 as of (x) the Fourth RestatementAmendment No. 3 Effective Date, for Real Property now owned or (y) the date of acquisition, for Real Property acquired after the Fourth RestatementAmendment No.3 Effective Date, in each case as determined by the Borrowers in good faith. “Material Subsidiary” shall mean any Subsidiary other than an Immaterial Subsidiary. “Maturity Limitation Excluded Amount” shall mean Indebtedness in the form of term loans in an aggregate principal amount at any time outstanding not to exceed $200,000,000. “Maximum Rate” shall have the meaning assigned to such term in Section 9.09. “Merger” shall mean, immediately following the Spinoff (as defined in the Separation Agreement), the merger of Land Newco, Inc., a Delaware corporation, with and into Merger Sub, with Land Newco, Inc., a Delaware corporation, surviving. “Merger Agreement” shall mean that certain Agreement and Plan of Merger, dated February 15, 2021, among Ultimate Parent, Regal Beloit Corporation, a Wisconsin corporation, Land Newco, Inc., a Delaware corporation, and Merger Sub (as defined therein) (together with all schedules, exhibits and annexes thereto), as amended, restated, supplemented or otherwise modified from time to time. “MFN Excluded Loans” shall mean any (i) Incremental Revolving Facilities or (ii) Incremental Term Facilities that (a) constitute the first $200,000,000 of Incremental Term Facilities, (b) are denominated in a currency other than Dollars or (c) are incurred for the purpose of funding a Permitted Business Acquisition or other similar Investment not prohibited hereunder. “Minimum L/C Collateral Amount” shall mean, at any time, in connection with any Letter of Credit, (i) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 103% of the Revolving L/C Exposure with respect to such Letter of Credit at such time and (ii) otherwise, an amount sufficient to provide credit support with respect to such Revolving L/C Exposure as determined by the Administrative Agent and the Issuing Banks in their sole discretion. “Moody’s” shall mean Moody’s Investors Service, Inc. “Mortgaged Properties” shall mean the Material Real Properties owned in fee by the Loan Parties that are set forth on Schedule 1.01(B) and each additional Material Real Property required to be encumbered by a Mortgage pursuant to Section 5.10. “Mortgages” shall mean, collectively, the mortgages, trust deeds, deeds of trust, deeds to secure debt, assignments of leases and rents, and other security documents (including amendments to any of the foregoing) delivered with respect to Mortgaged Properties. “Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the Borrowers, Holdings or any Subsidiary or any ERISA Affiliate (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code Section 414) is making or accruing an obligation to make contributions, or has within any of the preceding six plan years made or accrued an obligation to make contributions. “Net First Lien Leverage Ratio” shall mean on any date, the ratio of (A) (i) the sum of, without duplication, (a) the aggregate principal amount of any Consolidated Debt consisting of Loan Obligations outstanding as of the last day of the Test Period most recently ended as of such date and (b) the aggregate principal amount of any other -34- QB\100411143.3

Consolidated Debt of the Borrowers and their Subsidiaries as of the last day of such Test Period that is then secured by Liens on Collateral that are pari passu with the Liens securing the Term B Loans less (ii) without duplication, the Unrestricted Cash and unrestricted Permitted Investments of the Borrowers and their Subsidiaries as of the last day of such Test Period, to (B) EBITDA for such Test Period, all determined on a consolidated basis in accordance with GAAP; provided, that the Net First Lien Leverage Ratio shall be determined for the relevant Test Period on a Pro Forma Basis. “Net Income” shall mean, with respect to any person, the net income (loss) of such person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends. “Net Proceeds” shall mean: (a) 100% of the cash proceeds actually received by the Borrowers or any Subsidiary Loan Party (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise and including casualty insurance settlements and condemnation awards, but only as and when received) from any Asset Sale under Section 6.05(g) and (n) and 6.05(d) to the extent contemplated by Section 6.03(b)(y), net of (i) attorneys’ fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, required debt payments and required payments of other obligations relating to the applicable asset to the extent such debt or obligations are secured by a Lien permitted hereunder (other than pursuant to the Loan Documents) on such asset, other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith, (ii) Taxes paid or payable as a result thereof, and (iii) the amount of any reasonable reserve established in accordance with GAAP against any adjustment to the sale price or any liabilities (other than any taxes deducted pursuant to clause (i) or (ii) above) (x) related to any of the applicable assets and (y) retained by the Borrowers or any of the Subsidiaries including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations (however, the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Proceeds of such Asset Sale occurring on the date of such reduction); provided, that, if no Event of Default exists and Holdings or the Borrowers shall deliver a certificate of a Responsible Officer of Holdings or the Borrowers to the Administrative Agent promptly following receipt of any such proceeds setting forth Holdings’ or the Borrowers’ intention to use any portion of such proceeds, to acquire, maintain, develop, construct, improve, upgrade or repair assets useful in the business of the Borrowers and the Subsidiaries or to make Permitted Business Acquisitions and other permitted Investments hereunder (except for Permitted Investments or intercompany Investments in Subsidiaries), in each case within 18 months of such receipt, such portion of such proceeds shall not constitute Net Proceeds except to the extent not, within 18 months of such receipt, so used or contractually committed to be so used (it being understood that if any portion of such proceeds are not so used within such 18 month period but within such 18 month period are contractually committed to be used, then such remaining portion if not so used within six months following the end of such 18 month period shall constitute Net Proceeds as of such date without giving effect to this proviso); provided, further, that (x) no net cash proceeds calculated in accordance with the foregoing realized in a single transaction or series of related transactions shall constitute Net Proceeds unless such net cash proceeds shall exceed $15,000,000 (and thereafter only net cash proceeds in excess of such amount shall constitute Net Proceeds) and (y) no net cash proceeds calculated in accordance with the foregoing shall constitute Net Proceeds in any fiscal year until the aggregate amount of all such net cash proceeds in such fiscal year shall exceed $50,000,000 (and thereafter only net cash proceeds in excess of such amount shall constitute Net Proceeds); and (b) 100% of the cash proceeds from the incurrence, issuance or sale by the Borrowers or any Subsidiary Loan Party of any Indebtedness (other than Excluded Indebtedness), net of all taxes and fees (including investment banking fees), commissions, costs and other expenses, in each case incurred in connection with such issuance or sale. “Net Secured Leverage Ratio” shall mean, on any date, the ratio of (A) (i) the sum of, without duplication, (a) the aggregate principal amount of any Consolidated Debt consisting of Loan Obligations outstanding as of the -35- QB\100411143.3 last day of the Test Period most recently ended as of such date and (b) the aggregate principal amount of any other Consolidated Debt of the Borrowers and their Subsidiaries as of the last day of such Test Period that is then secured by Liens on Collateral less (ii) without duplication, the Unrestricted Cash and unrestricted Permitted Investments of the Borrowers and their Subsidiaries as of the last day of such Test Period, to (B) EBITDA for such Test Period, all determined on a consolidated basis in accordance with GAAP; provided, that the Net Secured Leverage Ratio shall be determined for the relevant Test Period on a Pro Forma Basis. “New Project” shall mean (x) each plant, facility or branch which is either a new plant, facility or branch or an expansion of an existing plant, facility or branch owned by the Borrowers or the Subsidiaries which in fact commences operations and (y) each creation (in one or a series of related transactions) of a business unit to the extent such business unit commences operations or each expansion (in one or a series of related transactions) of business into a new market. “Non-Bank Tax Certificate” shall have the meaning assigned to such term in Section 2.17(e)(i) “Non-Consenting Lender” shall have the meaning assigned to such term in Section 2.19(c). “Non-Defaulting Lender” shall mean, at any time, each Lender that is not a Defaulting Lender at such time. “Note” shall have the meaning assigned to such term in Section 2.09(e). “NYFRB” shall mean the Federal Reserve Bank of New York. “NYFRB Rate” shall mean for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined would be less than 0%, such rate shall be deemed to be 0% for purposes of this Agreement “Obligations” shall mean, collectively, (a) the Loan Obligations, (b) obligations in respect of any Secured Cash Management Agreement and (c) obligations in respect of any Secured Hedge Agreement. “OFAC” shall have the meaning provided in Section 3.25(b). “Original Term B Loans” shall mean the “Term B Loans” as defined in the Third Restated Credit Agreement. “Other Revolving Facility Commitments” shall mean Incremental Revolving Facility Commitments to make Other Revolving Loans. “Other Revolving Loans” shall have the meaning assigned to such term in Section 2.21(a). “Other Taxes” shall mean any and all present or future stamp or documentary Taxes or any other excise, transfer, sales, property, intangible, mortgage recording or similar Taxes arising from any payment made hereunder or under any other Loan Document or from the execution, registration, delivery or enforcement of, consummation or administration of, from the receipt or perfection of security interest under, or otherwise with respect to, the Loan Documents (but excluding any Excluded Taxes). “Other Term Loans” shall have the meaning assigned to such term in Section 2.21. “Outbound Investment Rules” means the regulations administered and enforced, together with any related public guidance issued, by the United States Treasury Department under U.S. Executive Order 14105 of August 9, -36- QB\100411143.3

2023, or any similar law or regulation; as of the date of this Agreement, and as codified at 31 C.F.R. § 850.101 et seq. “Overnight Bank Funding Rate” shall mean, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in Dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate. “Parent Entity” shall mean Holdings and any other direct or indirect parent of the Borrowers. “Pari Term Loans” shall have the meaning assigned to such term in Section 6.02. “Pari Yield Differential” shall have the meaning assigned to such term in Section 6.02. “Participant” shall have the meaning assigned to such term in Section 9.04(d)(i). “Participant Register” shall have the meaning assigned to such term in Section 9.04(d)(ii). “Participating Member State” means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union. “Payment Notice” shall have the meaning assigned to it in Section 8.17(c). “Payment Recipient” shall have the meaning assigned to it in Section 8.17(a). “PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA. “Perfection Certificate” shall mean the Perfection Certificate with respect to the Borrowers and the other Loan Parties in a form reasonably satisfactory to the Administrative Agent, as the same may be supplemented from time to time to the extent required by Section 5.04(f). “Periodic Term SOFR Determination Day” hasshall have the meaning specified in clause (a) of the definition of “Term SOFR.” “Permitted Business Acquisition” shall mean any acquisition of all or substantially all the assets of, or all or substantially all the Equity Interests (other than directors’ qualifying shares) not previously held by the Borrowers and their Subsidiaries in, or merger, consolidation or amalgamation with, a person or division or line of business of a person (or any subsequent investment made in a person, division or line of business previously acquired in a Permitted Business Acquisition), if immediately after giving effect thereto: (i) no Event of Default shall have occurred and be continuing or would result therefrom; (ii) all transactions related thereto shall be consummated in accordance with applicable laws; (iii) with respect to any such acquisition or investment with cash consideration in excess of $50,000,000100,000,000, the Borrowers shall be in Pro Forma Compliance after giving effect to such acquisition or investment and any related transaction; (iv) any acquired or newly formed Subsidiary shall not be liable for any Indebtedness except for Indebtedness permitted by Section 6.01; (v) to the extent required by Section 5.10, any person acquired in such acquisition, if acquired by the Borrowers or a Domestic Subsidiary, shall be merged into the Borrowers or a Subsidiary Loan Party or become upon consummation of such acquisition a Subsidiary Loan Party; and (vi) the aggregate cash consideration in respect of such acquisitions and investments in assets that are not owned by the Borrowers or Subsidiary Loan Parties or in Equity Interests in persons that are not Subsidiary Loan Parties or do not become Subsidiary Loan Parties upon consummation of such acquisition shall not exceed the greater of (x) 20% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such acquisition for which financial statements have been delivered pursuant to Section 5.04(a) or 5.04 (b) and (y) $200,000,000525,000,000, provided that clause (vi) shall not apply to any acquisition of a Foreign Subsidiary so long as the Borrowers comply with Section 5.10(e); provided, further, that the satisfaction of conditions set forth in clauses (i) and (iii) above may be tested, at the Borrowers’ election, upon the Borrowers’ entry into definitive documentation with respect to such acquisition or on the date a “Rule 2.7 announcement” of a -37- QB\100411143.3 firm intention to make an offer in respect of a target company is made in compliance with the United Kingdom City Code on Takeovers and Mergers. “Permitted Cure Securities” shall mean any equity securities of the Borrowers, Holdings or a Parent Entity issued pursuant to the Cure Right other than Disqualified Stock. “Permitted Investments” shall mean: (a) direct obligations of the United States of America or any member of the European Union or any agency thereof or obligations guaranteed by the United States of America or any member of the European Union or any agency thereof, in each case with maturities not exceeding two years; (b) time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company that is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits in excess of $250,000,000 and whose long-term debt, or whose parent holding company’s long-term debt, is rated A (or such similar equivalent rating or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act)); (c) repurchase obligations with a term of not more than 180 days for underlying securities of the types described in clause (a) above entered into with a bank meeting the qualifications described in clause (b) above; (d) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of the Borrowers) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of P 1 (or higher) according to Moody’s, or A 1 (or higher) according to S&P (or such similar equivalent rating or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act)); (e) securities with maturities of two years or less from the date of acquisition, issued or fully guaranteed by any State, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least A by S&P or A by Moody’s (or such similar equivalent rating or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act)); (f) shares of mutual funds whose investment guidelines restrict 95% of such funds’ investments to those satisfying the provisions of clauses (a) through (e) above; (g) money market funds that (i) comply with the criteria set forth in Rule 2a 7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000; (h) time deposit accounts, certificates of deposit and money market deposits in an aggregate face amount not in excess of 1.0% of the total assets of the Borrowers and the Subsidiaries, on a consolidated basis, as of the end of the Borrowers’ most recently completed fiscal year; and (i) instruments equivalent to those referred to in clauses (a) through (h) above denominated in any foreign currency comparable in credit quality and tenor to those referred to above and commonly used by corporations for cash management purposes in any jurisdiction outside the United States of America to the extent reasonably required in connection with any business conducted by any Subsidiary organized in such jurisdiction. -38- QB\100411143.3

“Permitted Junior Intercreditor Agreement” shall mean, with respect to any Liens on Collateral that are intended to be junior to any Liens securing the Term B Loans (including, for the avoidance of doubt, junior Liens pursuant to Section 2.21(b)(ii)), either (as the Borrowers shall elect) (x) any First Lien/Second Lien Intercreditor Agreement if such Liens secure “Second Lien Obligations” (as defined therein), (y) another intercreditor agreement not materially less favorable to the Lenders vis-à-vis such junior Liens than such First Lien/Second Lien Intercreditor Agreement (as determined by the Borrowers in good faith) that is reasonably satisfactory to the Administrative Agent and that complies with the Intercreditor Posting Requirement or (z) another intercreditor agreement the terms of which are consistent with market terms governing security arrangements for the sharing of Liens on a junior basis at the time such intercreditor agreement is proposed to be established, as determined by the Administrative Agent in the reasonable exercise of its judgment and that complies with the Intercreditor Posting Requirement. “Permitted Liens” shall have the meaning assigned to such term in Section 6.02. “Permitted Loan Purchase” shall have the meaning assigned to such term in Section 9.04(i). “Permitted Loan Purchase Amount” shall mean 25% of the sum of (x) the aggregate principal amount of the Term B Facility on the Fourth Restatement Effective Date plus (y) the aggregate principal amount of any Incremental Term Loans incurred since the Fourth Restatement Effective Date. “Permitted Loan Purchase Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender as an Assignorassignor and the Borrowers as an Assignee, and accepted by the Administrative Agent, in the form of Exhibit G or such other form as shall be approved by the Administrative Agent and the Borrowers (such approval not to be unreasonably withheld or delayed). “Permitted Pari Passu Intercreditor Agreement” shall mean, with respect to any Liens on Collateral that are intended to be pari passu with the Liens securing the Term B Loans, either (as the Borrowers shall elect) (x) the First Lien/First Lien Intercreditor Agreement, (y) another intercreditor agreement not materially less favorable to the Lenders vis-à-vis such pari passu Liens than the First Lien/First Lien Intercreditor Agreement (as determined by the Borrowers in good faith) that is reasonably satisfactory to the Administrative Agent and that complies with the Intercreditor Posting Requirement or (z) another intercreditor agreement the terms of which are consistent with market terms governing security arrangements for the sharing of Liens on a pari passu basis at the time such intercreditor agreement is proposed to be established, as determined by the Administrative Agent in the reasonable exercise of its judgment and that complies with the Intercreditor Posting Requirement. “Permitted Receivables Documents” shall mean all documents and agreements evidencing, relating to or otherwise governing a Permitted Receivables Financing. “Permitted Receivables Financing” shall mean (a) [Reserved] and (b) one or more transactions pursuant to which (i) Receivables Assets or interests therein are sold to or financed by one or more Special Purpose Receivables Subsidiaries, and (ii) such Special Purpose Receivables Subsidiaries finance their acquisition of such Receivables Assets or interests therein, or the financing thereof, by selling or borrowing against Receivables Assets; provided, that recourse to the Borrowers or any Subsidiary (other than the Special Purpose Receivables Subsidiaries) in connection with such transactions shall be limited to the extent customary for similar transactions in the applicable jurisdictions (including, to the extent applicable, in a manner consistent with the delivery of a “true sale”/”“absolute transfer” opinion with respect to any transfer by the Borrowers or any Subsidiary (other than a Special Purpose Receivables Subsidiary)). “Permitted Refinancing Indebtedness” shall mean any Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund (collectively, to “Refinance”), the Indebtedness being Refinanced (or previous refinancings thereof constituting Permitted Refinancing Indebtedness); provided, that (a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so Refinanced (plus unpaid accrued interest and premium (including tender premiums) thereon and underwriting discounts, defeasance costs, fees, commissions, expenses, plus an amount equal to any existing commitment unutilized thereunder and -39- QB\100411143.3 letters of credit undrawn thereunder), (b) except with respect to Section 6.01(i), (i) the final maturity date of such Permitted Refinancing Indebtedness is on or after the earlier of (x) the final maturity date of the Indebtedness being Refinanced and (y) the Latest Maturity Date in effect at the time of incurrence and (ii) the Weighted Average Life to Maturity of such Permitted Refinancing Indebtedness is greater than or equal to the lesser of (i) the Weighted Average Life to Maturity of the Indebtedness being Refinanced and (ii) the Weighted Average Life to Maturity of the Class of Term Loans then outstanding with the greatest remaining Weighted Average Life to Maturity, (c) if the Indebtedness being Refinanced is subordinated in right of payment to the Loan Obligations under this Agreement, such Permitted Refinancing Indebtedness shall be subordinated in right of payment to such Loan Obligations on terms in the aggregate not materially less favorable to the Lenders as those contained in the documentation governing the Indebtedness being Refinanced, (d) no Permitted Refinancing Indebtedness shall have obligors that are not (or would not have been) obligated with respect to the Indebtedness so Refinanced than the Indebtedness being Refinanced (except that a Loan Party may be added as an additional obligor) and (e) if the Indebtedness being Refinanced is secured by Liens on any Collateral (whether senior to, equally and ratably with, or junior to the Liens on such Collateral securing the Loan Obligations or otherwise), such Permitted Refinancing Indebtedness may be secured by such Collateral (including any Collateral pursuant to after-acquired property clauses to the extent any such Collateral secured (or would have secured) the Indebtedness being Refinanced) on terms no less favorable to the Secured Parties than the Indebtedness being Refinanced or on terms otherwise permitted by Section 6.02.

"person" shall mean any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company or government, individual or family trusts, or any agency or political subdivision thereof.

"Plan" shall mean any employee pension benefit plan (other than a Multiemployer Plan) that is (i) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, (ii) sponsored or maintained (at the time of determination or at any time within the five years prior thereto) by Holdings, the Borrowers, any Subsidiary or any ERISA Affiliate, and (iii) in respect of which Holdings, the Borrowers, any Subsidiary or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

"Platform" shall have the meaning assigned to such term in Section 9.17.

"Pledged Collateral" shall have the meaning assigned to such term in the Collateral Agreement.

"Pricing Grid" shall mean

(i) with respect to the Applicable Margin for Term B Loans, the table set forth below:

Pricing Grid for Term B Loans		
Net First Lien Leverage Ratio	Applicable Margin for ABR Loans	Applicable Margin for SOFR Loans
Greater than 1.80 to 1.00	1.25%	2.25%
Less than or equal to 1.80 to 1.00	1.00%	2.00%

and (ii) with respect to the Applicable Margin for Initial Revolving Loans and the Applicable Commitment Fee, the table set forth below:

Pricing Grid for Initial Revolving Loans and Applicable Commitment Fee				
Pricing Level	Net First Lien Leverage Ratio	Applicable Margin for ABR Loans	Applicable Margin for SOFR Loans and L/C Participation Fees	Applicable Commitment Fee
1	GreaterLess	1.000.250%	2.001.250%	0.500.175%

-40-

QB\100411143.3

	than 2.00or equal to 1.50 to 1.00			
2	LessGreater than 1.50 to 1.00 and less than or equal to 2.002.25 to 1.00	0.750.375%	1.751.375%	0.3750.200%
3	Greater than 2.25 to 1.00 and less than or equal to 3.00 to 1.00	0.500%	1.500%	0.225%
4	Greater than 3.00 to 1.00 and less than or equal to 3.75 to 1.00	0.625%	1.625%	0.250%
5	Greater than 3.75 to 1.00	0.750%	1.750%	0.300%

For the purposes of the Pricing Grid, changes in the Applicable Margin and Applicable Commitment Fee resulting from changes in the Net First Lien Leverage Ratio shall become effective on the date (the "Adjustment Date") that is three Business Days after the date on which the relevant financial statements are delivered to the Lenders pursuant to Section 5.04 for each fiscal quarter beginning with the first full fiscal quarter of the Borrowers ended after the Fourth Restatement Effective Date, and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified in Section 5.04, then, at the option of the Administrative Agent or the Required Lenders, until the date that is three Business Days after the date on which such financial statements are delivered, the pricing level that is one pricing level higher than the pricing level theretofore in effect shall apply as of the first Business Day after the date on which such financial statements were to have been delivered but were not delivered. Each determination of the Net First Lien Leverage Ratio pursuant to the Pricing Grid shall be made in a manner consistent with the determination thereof pursuant to the definition of "Test Period."

"primary obligor" shall have the meaning assigned to such term in the definition of the term "Guarantee."

"Prime Rate" shall mean the rate of interest per annum as announced from time to time by Credit Suisse AG, Cayman Islands Branch as its prime rate in effect at its principal office in New York City.last quoted by The Wall Street Journal as the "Prime Rate" in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the "bank prime loan" rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

"Pro Forma Basis" shall mean, as to any person, for any events as described below that occur subsequent to the commencement of a period for which the financial effect of such events is being calculated, and giving effect to the events for which such calculation is being made, such calculation as will give pro forma effect to such events as if such events occurred on the first day of the four consecutive fiscal quarter period ended on or before the occurrence of such event (the "Reference Period"): (i) pro forma effect shall be given to any Disposition, any acquisition, Investment, Capital Expenditure, construction, repair, replacement, improvement, development, disposition, merger, amalgamation, consolidation (including the Transactions) (or any similar transaction or

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transactions not otherwise permitted under Section 6.04 or 6.05 that require a waiver or consent of the Required Lenders and such waiver or consent has been obtained), any dividend, distribution or other similar payment, any designation of any Subsidiary as an Unrestricted Subsidiary and any Subsidiary Redesignation, New Project, and any restructurings of the business of the Borrowers or any of their Subsidiaries that the Borrowers or any of the Subsidiaries has determined to make and/or made and are expected to have a continuing impact and are factually supportable, which would include cost savings resulting from head count reduction, closure of facilities and similar operational and other cost savings, resulting from such actions that have been taken or are expected to be taken (in the good faith determination of the Borrowers) within twenty-four months after of such “relevant transactions” (as defined below), which adjustments the Borrowers determine are reasonable as set forth in a certificate of a Financial Officer of the Borrowers (the foregoing, together with any transactions related thereto or in connection therewith, the “relevant transactions”), in each case that occurred during the Reference Period (or, in the case of determinations made pursuant to Section 2.21 or Article VI (other than Section 6.11), occurring during the Reference Period or thereafter and through and including the date upon which the relevant transaction is consummated); provided that with respect to any pro forma effect given to any cost savings impacting the definition of EBITDA pursuant to this clause (i), the aggregate amount of such adjustments when taken together with clauses (iv) and (xi) of the definition of “EBITDA” in any four quarter period shall not exceed 35.0% of EBITDA (such percentage to be calculated after to giving effect to any amounts added to EBITDA for such period pursuant to this clause (i) or clauses (iv) and (xi) of the definition of “EBITDA”), (ii) in making any determination on a Pro Forma Basis, (x) all Indebtedness (including Indebtedness issued, incurred or assumed as a result of, or to finance, any relevant transactions and for which the financial effect is being calculated, whether incurred under this Agreement or otherwise, but excluding normal fluctuations in revolving Indebtedness incurred for working capital purposes and amounts outstanding under any Permitted Receivables Financing, in each case not to finance any acquisition) issued, incurred, assumed or permanently repaid during the Reference Period (or, in the case of determinations made pursuant to Section 2.21 or Article VI (other than Section 6.11), occurring during the Reference Period or thereafter and through and including the date upon which the relevant transaction is consummated) shall be deemed to have been issued, incurred, assumed or permanently repaid at the beginning of such period, (y) Interest Expense of such person attributable to interest on any Indebtedness, for which pro forma effect is being given as provided in the preceding clause (x), bearing floating interest rates shall be computed on a pro forma basis as if the rates that would have been in effect during the period for which pro forma effect is being given had been actually in effect during such periods, and (z) in giving effect to clause (i) above with respect to each New Project which commences operations and records not less than one full fiscal quarter’s operations during the Reference Period, the operating results of such New Project shall be annualized on a straight line basis during such period, taking into account any seasonality adjustments determined by the Borrowers in good faith, and (iii) (A) any Subsidiary Redesignation then being designated, effect shall be given to such Subsidiary Redesignation and all other Subsidiary Redesignations after the first day of the relevant Reference Period and on or prior to the date of the respective Subsidiary Redesignation then being designated, collectively, and (B) any designation of a Subsidiary as an Unrestricted Subsidiary, effect shall be given to such designation and all other designations of Subsidiaries as Unrestricted Subsidiaries after the first day of the relevant Reference Period and on or prior to the date of the then applicable designation of a Subsidiary as an Unrestricted Subsidiary, collectively. Pro forma calculations made pursuant to the definition of the term “Pro Forma Basis” shall be determined in good faith by a Responsible Officer of the Borrowers and may include adjustments to reflect (1) operating expense reductions and other operating improvements, synergies or cost savings reasonably expected to result from any relevant pro forma event (including, to the extent applicable, the Transactions). The Borrowers shall deliver to the Administrative Agent a certificate of a Financial Officer of the Borrowers setting forth such demonstrable or additional operating expense reductions, other operating improvements or synergies and adjustments pursuant to clause (21) above, and information and calculations supporting them in reasonable detail. For purposes of this definition, any amount in a currency other than Dollars will be converted to Dollars based on the average exchange rate for such currency for the most recent twelve month period immediately prior to the date of determination in a manner consistent with that used in calculating EBITDA for the applicable period. “Pro Forma Compliance” shall mean, at any date of determination, that the Borrowers and their Subsidiaries shall be in compliance, on a Pro Forma Basis after giving effect on a Pro Forma Basis to the relevant transactions (including the assumption, the issuance, incurrence and permanent repayment of Indebtedness), with the Financial Covenant recomputed as at the last day of the most recently ended fiscal quarter of the Borrowers and their -42- QB\100411143.3

Subsidiaries for which the financial statements and certificates required pursuant to Section 5.04 have been delivered, and the Borrowers shall have delivered to the Administrative Agent a certificate of a Responsible Officer of the Borrowers to such effect, together with all relevant financial information. For the avoidance of doubt, Pro Forma Compliance shall be tested without regard to whether or not the Financial Covenant was or was required to be tested on the applicable quarter-end date. “Pro Rata Extension Offers” shall have the meaning assigned to such term in Section 2.21(e). “Projections” shall mean the projections of the Borrowers and the Subsidiaries included in the Information Memorandum and any other projections and any forward-looking statements (including statements with respect to booked business) of such entities furnished to the Lenders or the Administrative Agent by or on behalf of the Borrowers or any of the Subsidiaries prior to the Fourth Restatement Effective Date. “PTE” shall mean a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time. “Public Lender” shall have the meaning assigned to such term in Section 9.17. “QFC” shall have the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D). “QFC Credit Support” shall have the meaning assigned to such term in Section 9.26. “Qualified Equity Interests” shall mean any Equity Interest other than Disqualified Stock. “Rate” shall have the meaning assigned to such term in the definition of the term “Type.” “Real Property” shall mean, collectively, all right, title and interest (excluding any leasehold estate) in and to any and all parcels of or interests in real property owned in fee by any Loan Party, whether by license, or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, incidental to the ownership or operation thereof. “Receivables Assets” shall mean accounts receivable (including any bills of exchange) and related assets and property from time to time originated, acquired or otherwise owned by the Borrowers or any Subsidiary. “Receivables Net Investment” shall mean the aggregate cash amount paid by the lenders or purchasers under any Permitted Receivables Financing in connection with their purchase of, or the making of loans secured by, Receivables Assets or interests therein, as the same may be reduced from time to time by collections with respect to such Receivables Assets or otherwise in accordance with the terms of the Permitted Receivables Documents (but excluding any such collections used to make payments of items included in clause (c) of the definition of Interest Expense); provided, however, that if all or any part of such Receivables Net Investment shall have been reduced by application of any distribution and thereafter such distribution is rescinded or must otherwise be returned for any reason, such Receivables Net Investment shall be increased by the amount of such distribution, all as though such distribution had not been made. “Reference Period” shall have the meaning assigned to such term in the definition of the term “Pro Forma Basis.” “Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is Adjusted Term SOFR, 5:00 a.m. (Chicago time) on the day that is two U.S. Government Securities Business Days preceding the date of such setting or (2) if such Benchmark is not Adjusted Term SOFR, the time determined by the Administrative Agent in its reasonable discretion. -43- QB\100411143.3

“Refinance” shall have the meaning assigned to such term in the definition of the term “Permitted Refinancing Indebtedness,” and “Refinanced” shall have a meaning correlative thereto. “Refinancing” shall mean collectively, (i) the amendment and restatement of the Third Restated Credit Agreement pursuant to this Agreement and (ii) the redemption or prepayment of the 4.875% senior unsecured notes due 2025 issued pursuant to that certain Indenture dated as of December 7, 2017 among Holdings, Zurn, the guarantors named therein and Wells Fargo Bank, National Association, as trustee. “Refinancing Effective Date” shall have the meaning assigned to such term in Section 2.21(j). “Refinancing Notes” shall mean any secured or unsecured notes or loans issued by the Borrowers or any Subsidiary Loan Party (whether under an indenture, a credit agreement or otherwise) and the Indebtedness represented thereby; provided, that (a) (i) 100% of the Net Proceeds of such Refinancing Notes that are secured on a pari passu basis with the Term B Loans are used to permanently reduce Loans and/or replace Commitments substantially simultaneously with the issuance thereof or (ii) 90% of the Net Proceeds of any other Refinancing Notes are used to permanently reduce Loans and/or replace Commitments substantially simultaneously with the issuance thereof; (b) the principal amount (or accreted value, if applicable) of such Refinancing Notes does not exceed the principal amount (or accreted value, if applicable) of the aggregate portion of the Loans so reduced and/ or Commitments so replaced (plus unpaid accrued interest and premium (including tender premiums) thereon and underwriting discounts, defeasance costs, fees, commissions and expenses); (c) the final maturity date of such Refinancing Notes is on or after the Term Facility Maturity Date or the Revolving Facility Maturity Date, as applicable, of the Term Loans so reduced or the Revolving Facility Commitments so replaced; (d) the Weighted Average Life to Maturity of such Refinancing Notes is greater than or equal to the Weighted Average Life to Maturity of the Term Loans so reduced or the Revolving Facility Commitments so replaced, as applicable; (e) in the case of Refinancing Notes in the form of notes issued under an indenture, the terms thereof do not provide for any scheduled repayment, mandatory redemption or sinking fund obligations prior to the Term Facility Maturity Date of the Term Loans so reduced or the Revolving Facility Maturity Date of the Revolving Facility Commitments so replaced, as applicable (other than customary offers to repurchase or mandatory prepayment provisions upon a change of control, asset sale or event of loss and customary acceleration rights after an event of default); (f) the other terms of such Refinancing Notes (other than interest rates, fees, floors, funding discounts and redemption or prepayment premiums), taken as a whole, are substantially similar to, or not materially less favorable to the Borrowers and their Subsidiaries than the terms, taken as a whole, applicable to the Term B Loans (except for covenants or other provisions applicable only to periods after the Latest Maturity Date in effect at the time such Refinancing Notes are issued), as determined by the Borrowers in good faith (or, if more restrictive, the Loan Documents are amended to contain such more restrictive terms to the extent required to satisfy the foregoing standard); (g) there shall be no obligor in respect of such Refinancing Notes that is not a Loan Party, provided that solely for purposes of this subsection (g), a Parent Entity that only guarantees such Refinancing Notes shall not be deemed to be an ‘obligor’ and (h) Refinancing Notes that are secured by Collateral shall be subject to the provisions of a Permitted Pari Passu Intercreditor Agreement or a Permitted Junior Intercreditor Agreement, as applicable; provided that Refinancing Notes in the form of term loans that are secured on a pari passu basis with the Loan Obligations shall be subject to the last paragraph of Section 6.02. “Refinancing Term Loans” shall have the meaning assigned to such term in Section 2.21(j). “Register” shall have the meaning assigned to such term in Section 9.04(b)(iv). “Regulation T” shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof. “Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof. “Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof. -44- QB\100411143.3

“Related Fund” shall mean, with respect to any Lender that is a fund that invests in bank or commercial loans and similar extensions of credit, any other fund that invests in bank or commercial loans and similar extensions of credit and is advised or managed by (a) such Lender, (b) an Affiliate of such Lender or (c) an entity (or an Affiliate of such entity) that administers, advises or manages such Lender. “Related Parties” shall mean, with respect to any specified person, such person’s Affiliates and the respective directors, trustees, officers, employees, agents and advisors of such person and such person’s Affiliates. “Related Sections” shall have the meaning assigned to such term in Section 6.04. “Release” shall mean any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, emanating or migrating in, into, onto or through the Environment. “Relevant Governmental Body” means the Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board or the Federal Reserve Bank of New York, or any successor thereto. “relevant transactions” shall have the meaning assigned to such term in the definition of “Pro Forma Basis”. “Replacement Revolving Facility Commitments” shall have the meaning assigned to such term in Section 2.21(l). “Replacement Revolving Facility Effective Date” shall have the meaning assigned to such term in Section 2.21(l). “Replacement Revolving Loans” shall have the meaning assigned to such term in Section 2.21(l). “Reportable Event” shall mean any reportable event as defined in Section 4043(c) of ERISA or the regulations issued thereunder, other than those events as to which the 30-day notice period referred to in Section 4043(c) of ERISA has been waived, with respect to a Plan (other than a Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code). “Required Amount of Loans” shall have the meaning assigned to such term in the definition of “Required Lenders”. “Required Lenders” shall mean, at any time, Lenders having (a) Loans outstanding, (b) Revolving L/C Exposures and (c) Available Unused Commitments that, taken together, represent more than 50% of the sum of (x) all Loans outstanding, (y) all Revolving L/C Exposures and (z) the total Available Unused Commitments at such time; provided, that (i) the Loans, Revolving L/C Exposures and Available Unused Commitment of any Defaulting Lender shall be disregarded in determining Required Lenders at any time and (ii) the portion of any Loans held by Debt Fund Affiliate Lenders in the aggregate in excess of 49.9% of the Required Amount of Loans shall be disregarded in determining Required Lenders at any time. For purposes of the foregoing, “Required Amount of Loans” means, at any time, the amount of Loans required to be held by Lenders in order for such Lenders to constitute “Required Lenders” (without giving effect to the foregoing clause (ii)). “Required Percentage” shall mean, with respect to an Applicable Period, 50%; provided, that (a) if the Net First Lien Leverage Ratio as at the end of the Applicable Period is greater than 1.75:1.00 but less than or equal to 2.25:1.00, such percentage shall be 25%, and (b) if the Net First Lien Leverage Ratio as at the end of the Applicable Period is less than or equal to 1.75:1.00, such percentage shall be 0%. “Requirement of Law” shall mean, as to any person, any law, treaty, rule, regulation, statute, order, ordinance, decree, judgment, consent decree, writ, injunction, settlement agreement or governmental requirement enacted, promulgated or imposed or entered into or agreed by any Governmental Authority, in each case applicable -45- QB\100411143.3 to or binding upon such person or any of its property or assets or to which such person or any of its property or assets is subject. “Resolution Authority” shall mean an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority. “Responsible Officer” of any person shall mean any executive officer or Financial Officer of such person and any other officer or similar official thereof responsible for the administration of the obligations of such person in respect of this Agreement. “Restricted Payments” shall have the meaning assigned to such term in Section 6.06. The amount of any Restricted Payment made other than in the form of cash or cash equivalents shall be the fair market value thereof (as determined by the Borrowers in good faith). “Restricted Subsidiary” means any Subsidiary other than an Unrestricted Subsidiary. “Restructuring” shall mean, subject to the terms and conditions set forth in the Separation Agreement, including the Separation Plan and the Internal Restructuring (as each such term is defined in the Separation Agreement), Ultimate Parent shall allocate, transfer and assign (or cause to be allocated, transferred and assigned) certain assets and liabilities to Land Newco, Inc., a Delaware corporation, and its subsidiaries, and carry out the other steps contemplated by the Separation Plan and the Internal Restructuring, resulting in Land Newco, Inc., a Delaware corporation, and its subsidiaries owning and operating the Spinco Business (as defined in the Separation Agreement) and Ultimate Parent and its respective subsidiaries continuing to own and operate the Remainco Retained Business (as defined in the Separation Agreement). “Reuters” means, as applicable, Thomson Reuters Corp., Refinitiv, or any successor thereto. “Revaluation Date” shall mean, with respect to any Alternate Currency Letter of Credit, each of the following: (i) each date of issuance, extension or renewal of an Alternate Currency Letter of Credit, (ii) each date of an amendment of any Alternate Currency Letter of Credit having the effect of increasing the amount thereof, (iii) each date of any payment by the Issuing Bank under any Alternate Currency Letter of Credit, and (iv) the first Business Day of each calendar month and (v) such additional dates as the Administrative Agent or the Issuing Bank shall determine or the Required Lenders shall require. “Revolving Facility” shall mean the Revolving Facility Commitments of any Class and the extensions of credit made hereunder by the Revolving Facility Lenders of such Class and, for purposes of Section 9.08(b), shall refer to all such Revolving Facility Commitments as a single Class. “Revolving Facility Borrowing” shall mean a Borrowing comprised of Revolving Facility Loans of the same Class. “Revolving Facility Commitment” shall mean, with respect to each Revolving Facility Lender, the commitment of such Revolving Facility Lender to make Revolving Facility Loans pursuant to Section 2.01(b), expressed as an amount representing the maximum aggregate permitted amount of such Revolving Facility Lender’s Revolving Facility Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08, (b) reduced or increased from time to time pursuant to assignments by or to such Lender under Section 9.04, and (c) increased (or replaced) as provided under Section 2.21. The initial amount of each Lender’s Revolving Facility Commitment is set forth on Schedule 2.011(a) of Amendment No. 3, or in the Assignment and Acceptance or Incremental Assumption Agreement pursuant to which such Lender shall have assumed its Revolving Facility Commitment (or Incremental Revolving Facility Commitment), as applicable. The aggregate amount of the Lenders’ Revolving Facility Commitments on the date hereof is $200,000,000. On the date hereofas of the Amendment No. 3 Effective Date is $550,000,000. On the Amendment No. 3 Effective Date, there is only one Class of Revolving Facility Commitments. After the date hereofAmendment No. 3 Effective Date, additional Classes of Revolving Facility Commitments may be added or created pursuant to Incremental Assumption Agreements. -46- QB\100411143.3

“Revolving Facility Credit Exposure” shall mean, at any time with respect to any Class of Revolving Facility Commitments, the sum of (a) the aggregate principal amount of the Revolving Facility Loans of such Class outstanding at such time and (b) the Revolving L/C Exposure applicable to such Class at such time minus, for the purpose of SectionSections 4.01(d), 6.11 and 7.03, the amount of Letters of Credit that have been Cash Collateralized in an amount equal to the Minimum L/C Collateral Amount at such time. The Revolving Facility Credit Exposure of any Revolving Facility Lender at any time shall be the product of (x) such Revolving Facility Lender’s Revolving Facility Percentage of the applicable Class and (y) the aggregate Revolving Facility Credit Exposure of such Class of all Revolving Facility Lenders, collectively, at such time. “Revolving Facility Lender” shall mean a Lender (including an Incremental Revolving Facility Lender) with a Revolving Facility Commitment or with outstanding Revolving Facility Loans. “Revolving Facility Loan” shall mean a Loan made by a Revolving Facility Lender pursuant to Section 2.01(b). Unless the context otherwise requires, the term “Revolving Facility Loans” shall include the Other Revolving Loans. “Revolving Facility Maturity Date” shall mean, as the context may require, (a) with respect to the Revolving Facility in effect on the Fourth RestatementAmendment No. 3 Effective Date, October 2, 2026February 19, 2031 and (b) with respect to any other Classes of Revolving Facility Commitments, the maturity dates specified therefor in the applicable Incremental Assumption Agreement. “Revolving Facility Percentage” shall mean, with respect to any Revolving Facility Lender of any Class, the percentage of the total Revolving Facility Commitments of such Class represented by such Lender’s Revolving Facility Commitment of such Class. If the Revolving Facility Commitments of such Class have terminated or expired, the Revolving Facility Percentages of such Class shall be determined based upon the Revolving Facility Commitments of such Class most recently in effect, giving effect to any assignments pursuant to Section 9.04. “Revolving Facility Termination Event” shall have the meaning ascribed thereto in Section 2.05(k). “Revolving L/C Exposure” of any Class shall mean at any time the sum of (a) the aggregate undrawn amount of all Letters of Credit applicable to such Class outstanding at such time (calculated, in the case of Alternate Currency Letters of Credit, based on the Dollar Equivalent thereof) and (b) the aggregate principal amount of all L/C Disbursements applicable to such Class that have not yet been reimbursed at such time (calculated, in the case of Alternate Currency Letters of Credit, based on the Dollar Equivalent thereof). The Revolving L/C Exposure of any Class of any Revolving Facility Lender at any time shall mean its applicable Revolving Facility Percentage of the aggregate Revolving L/C Exposure applicable to such Class at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the International Standard Practices, International Chamber of Commerce No. 590, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, that with respect to any Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time. “S&P” shall mean Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc. (or any successor thereto). “Sale and Lease-Back Transaction” shall have the meaning assigned to such term in Section 6.03. “SEC” shall mean the Securities and Exchange Commission or any successor thereto. “Second Restated Credit Agreement” shall have the meaning assigned to such term in the recitals hereof. -47- QB\100411143.3

“Secured Cash Management Agreement” shall mean any Cash Management Agreement that is entered into by and between any Loan Party and any Cash Management Bank. “Secured Hedge Agreement” shall mean any Hedging Agreement that is entered into by and between any Loan Party and any Hedge Bank. Notwithstanding the foregoing, for all purposes of the Loan Documents, any Guarantee of, or grant of any Lien to secure, any obligations in respect of a Secured Hedge Agreement by a Guarantor shall not include any Excluded Swap Obligations. “Secured Parties” shall mean, collectively, the Administrative Agent, the Collateral Agent, each Lender, each Issuing Bank, each Hedge Bank that is party to any Secured Hedge Agreement, each Cash Management Bank that is party to any Secured Cash Management Agreement and each sub-agent appointed pursuant to Section 8.02 by the Administrative Agent with respect to matters relating to the Loan Documents or by the Collateral Agent with respect to matters relating to any Security Document. “Securities Act” shall mean the Securities Act of 1933, as amended. “Security Documents” shall mean the Mortgages, the Collateral Agreement, the IP Agreements (as defined in the Collateral Agreement), the Foreign Pledge Agreements and each of the security agreements, pledge agreements and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Section 5.10. “Separation Agreement” shall mean that certain Separation and Distribution Agreement (together with all schedules, exhibits and annexes thereto) dated February 15, 2021, by Ultimate Parent, Land Newco, Inc., a Delaware corporation, and Regal Beloit Corporation, a Wisconsin corporation, in connection with the Merger, as amended, restated, supplemented or otherwise modified from time to time. “Similar Business” shall mean any business, the majority of whose revenues are derived from (i) business or activities conducted by the Borrowers and their Subsidiaries on the Fourth Restatement Effective Date, (ii) any business that is a natural outgrowth or reasonable extension, development or expansion of any such business or any business similar, reasonably related, incidental, complementary or ancillary to any of the foregoing or (iii) any business that in the Borrowers’ good faith business judgment constitutes a reasonable diversification of businesses conducted by the Borrowers and their Subsidiaries. “SOFR” means a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org (or any successor source for the secured overnight financing rate identified as such by the administrator of the secured overnight financing rate from time to time). “SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate). “SOFR Borrowing” means, as to any Borrowing, the SOFR Loans comprising such Borrowing. “SOFR Loan” means a Loan that bears interest at a rate based on Adjusted Term SOFR, other than pursuant to clause (c) of the definition of “ABR.” “SOFR Revolving Facility Borrowing” shall mean a Borrowing comprised of SOFR Revolving Loans. “SOFR Revolving Loan” shall mean any Revolving Facility Loan bearing interest at a rate determined by reference to the Adjusted Term SOFR in accordance with the provisions of Article II. “Special Flood Hazard Area” shall have the meaning assigned to such term in Section 5.02(c). -48- QB\100411143.3

“Special Purpose Receivables Subsidiary” shall mean (i) a direct or indirect Subsidiary of the Borrowers established in connection with a Permitted Receivables Financing for the acquisition of Receivables Assets or interests therein, and which is organized in a manner intended to reduce the likelihood that it would be substantively consolidated with the Borrowers or any of the Subsidiaries (other than Special Purpose Receivables Subsidiaries) in the event the Borrowers or any such Subsidiary becomes subject to a proceeding under the U.S. Bankruptcy Code (or other insolvency law) and (ii) any Subsidiary of a Special Purposes Receivable Subsidiary. “Specified Representations” shall mean the representations and warranties of the Borrowers and the Guarantors (after giving effect to the Transactions) set forth in Sections 3.01(a), 3.01(d), 3.02(a), 3.02(b)(i4)(B), 3.03, 3.10, 3.11, 3.17, 3.19, 3.25(a) and 3.28. “Spinoff” shall mean, following the Restructuring, the distribution of the outstanding capital stock of Land Newco, Inc., a Delaware corporation, to the public stockholders of Ultimate Parent in a series of distributions made within the Ultimate Parent group. “Spot Rate” shall mean, with respect to any currency, the rate determined by the Administrative Agent or the Issuing Bank, as applicable, to be the rate quoted by the person acting in such capacity as the spot rate for the purchase by such person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m., Local Time on the date three Business Days prior to the date as of which the foreign exchange computation is made or if such rate cannot be computed as of such date such other date as the Administrative Agent or the Issuing Bank shall reasonably determine is appropriate under the circumstances; provided, that the Administrative Agent or the Issuing Bank may obtain such spot rate from another financial institution designated by the Administrative Agent or the Issuing Bank if the person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency. “Standby Letters of Credit” shall have the meaning assigned to such term in Section 2.05(a). “Statutory Reserves” shall mean, with respect to any currency, any reserve, liquid asset or similar requirements established by any Governmental Authority of the United States of America or of the jurisdiction of such currency or any jurisdiction in which Loans in such currency are made to which banks in such jurisdiction are subject for any category of deposits or liabilities customarily used to fund loans in such currency or by reference to which interest rates applicable to Loans in such currency are determined. “Subagent” shall have the meaning assigned to such term in Section 8.02. “subsidiary” shall mean, with respect to any person (herein referred to as the “parent”), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, directly or indirectly, owned, Controlled or held, or (b) that is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. “Subsidiary” shall mean, unless the context otherwise requires, a subsidiary of the Borrowers. Notwithstanding the foregoing (and except for purposes of Sections 3.08, 3.09, 3.13, 3.15, 3.16, 3.25(b), 3.26, 5.03, 5.09 and 7.01(k), and the definition of Unrestricted Subsidiary contained herein) an Unrestricted Subsidiary shall be deemed not to be a Subsidiary of the Borrowers or any of their Subsidiaries for purposes of this Agreement. “Subsidiary Loan Party” shall mean each Wholly Owned Domestic Subsidiary other than Unrestricted Subsidiaries; provided, for the avoidance of doubt, none of Land Newco, Inc., a Delaware corporation, or any of its subsidiaries shall be considered a Subsidiary Loan Party hereunder. “Subsidiary Redesignation” shall have the meaning provided in the definition of “Unrestricted Subsidiary” contained in this Section 1.01. -49- QB\100411143.3

“Swap Agreement” as used in the Collateral Agreement shall mean the Secured Hedge Agreements. “Swap Obligation” shall mean, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act. “Taxes” shall mean any and all present or future taxes, duties, levies, imposts, assessments, deductions, withholdings or other similar charges imposed by any Governmental Authority, whether computed on a separate, consolidated, unitary, combined or other basis and any interest, fines, penalties or additions to tax with respect to the foregoing. “Term B Borrowing” shall mean any Borrowing comprised of Term B Loans. “Term B Facility” shall mean the Term B Loan Commitments and the Term B Loans made hereunder. “Term B Facility Maturity Date” shall mean October 4, 2028. “Term B Loan Commitment” shall mean, with respect to each Lender, the commitment of such Lender to make Term B Loans hereunder as of the Fourth Restatement Effective Date. The aggregate amount of the Term B Loan Commitments as of the Fourth Restatement Effective Date is $550,000,000. “Term B Loan Installment Date” shall have the meaning assigned to such term in Section 2.10(a)(i). “Term B Loans” shall mean (a) the term loans made by the Lenders to the Borrowers pursuant to Section 2.01(a), and (b) any Incremental Term Loans in the form of Term B Loans made by the Incremental Term Lenders to the Borrowers pursuant to Section 2.01(c). “Term Borrowing” shall mean any Term B Borrowing or any Incremental Term Borrowing. “Term Facility” shall mean the Term B Facility and/or any or all of the Incremental Term Facilities. “Term Facility Commitment” means the commitment of a Lender to make Term Loans, including Term B Loans and/or Other Term Loans. “Term Facility Maturity Date” shall mean, as the context may require, (a) with respect to the Term B Facility in effect on the Fourth Restatement Effective Date, the Term B Facility Maturity Date and (b) with respect to any other Class of Term Loans, the maturity dates specified therefor in the applicable Incremental Assumption Agreement. “Term Loan Installment Date” shall mean any Term B Loan Installment Date or any Incremental Term Loan Installment Date. “Term Loans” shall mean the Term B Loans and/or the Incremental Term Loans. “Term SOFR” means, (a) for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference -50- QB\100411143.3

Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and (b) for any calculation with respect to an ABR Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “ABR Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any ABR Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such ABR Term SOFR Determination Day. “Term SOFR Adjustment” means, (i) with respect to the Revolving Facility, 0.00% and (ii) with respect to any Facility other than the Revolving Facility, for any calculation with respect to an ABR Loan or a SOFR Loan, a percentage per annum as set forth below for the applicable Type of such Loan and (if applicable) Interest Period therefor: ABR Loans: 0.11448 % SOFR Loans: Interest Period Percentage One month 0.11448 % Three months 0.26161% Six months 0.42826% “Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion). “Term SOFR Reference Rate” means the forward-looking term rate based on SOFR. “Term Yield Differential” shall have the meaning assigned to such term in Section 2.21(b)(vii). “Termination Date” shall mean the date on which (a) all Commitments shall have been terminated, (b) the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full (other than in respect of contingent indemnification and expense reimbursement claims not then due) and (c) all Letters of Credit (other than those that have been Cash Collateralized) have been cancelled or have expired and all amounts drawn or paid thereunder have been reimbursed in full. “Testing Condition” shall be satisfied at any time if as of such time (i) the sum of (x) the aggregate principal amount of outstanding Revolving Facility Loans at such time and (y) the aggregate stated amount of Letters of Credit (other than (1) those that have been Cash Collateralized in accordance with Section 2.05(j) and (2) other Letters of Credit in an aggregate stated amount not to exceed $20,000,000) outstanding at such time exceeds (ii) an amount equal to 35% of the aggregate amount of the Revolving Facility Commitments at such time. “Test Period” shall mean, on any date of determination, (a) with respect to Section 6.11 and with respect to the definition of “Pricing Grid,” the period of four consecutive fiscal quarters of the Borrowers ended on such date (taken as one accounting period) and (b) otherwise, the period of four consecutive fiscal quarters of the Borrowers -51- QB\100411143.3 then most recently ended (taken as one accounting period) for which financial statements have been (or were required to be) delivered pursuant to Section 5.04(a) or 5.04(b) and, initially, the four fiscal quarter period ending September 30, 2021. “Third Party Funds” shall mean any accounts or funds, or any portion thereof, received by Borrowers or any of their Subsidiaries as agent on behalf of third parties in accordance with a written agreement that imposes a duty upon Borrowers or one or more of their Subsidiaries to collect and remit those funds to such third parties. “Third Restated Credit Agreement” shall have the meaning assigned to such term in the recitals hereof. “Third Restatement Effective Date” shall mean August 21, 2013. “Total Net Leverage Ratio” shall mean, on any date, the ratio of (a) (i) the aggregate principal amount of Consolidated Debt of the Borrowers and their Subsidiaries outstanding as of the last day of the Test Period most recently ended as of such date less (ii) without duplication, the Unrestricted Cash and Permitted Investments of the Borrowers and their Subsidiaries as of the last day of such Test Period, to (b) EBITDA for such Test Period, all determined on a consolidated basis in accordance with GAAP; provided, that the Total Net Leverage Ratio shall be determined for the relevant Test Period on a Pro Forma Basis. “Trade Letters of Credit” shall have the meaning assigned to such term in Section 2.05(a). “Transaction Expenses” shall mean any fees or expenses incurred or paid by the Borrowers or any of their Subsidiaries or any of their Affiliates in connection with the Transactions, this Agreement and the other Loan Documents,. “Transactions” shall mean, collectively, (a) the execution, delivery and performance of this Agreement and the other Loan Documents, (b) the Restructuring, (c) the Spinoff, (d) the Merger, (e) the Refinancing, (f) the Dividend Payment, (g) any Indebtedness by Land Newco, Inc., a Delaware corporation, incurred on or prior to the Fourth Restatement Effective Date in connection with the Dividend Payment and (h) the payment of all fees and expenses to be paid on or prior to the Fourth Restatement Effective Date and owing in connection with the foregoing. “Transformative Acquisition” shall mean any Permitted Business Acquisition or other Investment or series of Permitted Business Acquisitions or other Investments by Holdings or any of its Restricted Subsidiaries that (a) is not permitted by the terms of this Agreement immediately prior to the consummation of such Permitted Business Acquisition or other Investment and/or (b) if permitted by the terms of this Agreement immediately prior to the consummation of such Permitted Business Acquisition or other Investment, would not provide Holdings, the Borrowers and their Restricted Subsidiaries with adequate flexibility under this Agreement for the continuation and/ or expansion of their combined operations following such consummation, as determined by the Borrowers acting in good faith. “Type” shall mean, when used in respect of any Loan or Borrowing, the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term “Rate” shall include the Adjusted Term SOFR and the ABR. “Ultimate Parent” shall mean Zurn Water Solutions Corporation, a Delaware corporation to be renamed “Zurn Elkay Water Solutions Corporation” on or promptly after the First Amendment Effective Date. “UK Financial Institution” shall mean any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms. -52- QB\100411143.3

“UK Resolution Authority” shall mean the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution. “Ultimate Parent” shall mean Zurn Elkay Water Solutions Corporation, a Delaware corporation. “Uniform Commercial Code” shall mean the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral. “Unrestricted Cash” shall mean cash or cash equivalents of the Borrowers or any of their Subsidiaries that would not appear as “restricted” on a consolidated balance sheet of the Borrowers or any of their Subsidiaries. “Unrestricted Subsidiary” shall mean (1) any Subsidiary of the Borrowers identified on Schedule 1.01(F), (2) any other Subsidiary of the Borrowers, whether now owned or acquired or created after the Fourth Restatement Effective Date, that is designated by the Borrowers as an Unrestricted Subsidiary hereunder by written notice to the Administrative Agent; provided, that the Borrowers shall only be permitted to so designate a new Unrestricted Subsidiary after the Fourth Restatement Effective Date so long as (a) no Default or Event of Default has occurred and is continuing or would result therefrom, (b) immediately after giving effect to such designation, the Borrowers shall be in Pro Forma Compliance with the Financial Covenant as of the last day of the most recently ended fiscal quarter of the Borrowers for which financial statements are available, (c) such Unrestricted Subsidiary shall be capitalized (to the extent capitalized by the Borrowers or any of their Subsidiaries) through Investments as permitted by, and in compliance with, Section 6.04, and any prior or concurrent Investments in such Subsidiary by the Borrowers or any of their Subsidiaries shall be deemed to have been made under Section 6.04, (d) without duplication of clause (c), any assets owned by such Unrestricted Subsidiary at the time of the initial designation thereof shall be treated as Investments pursuant to Section 6.04 and (e) such Subsidiary shall have been designated an “unrestricted subsidiary” (or otherwise not be subject to the covenants and defaults) under any indenture or credit agreement in respect of any Junior Financing constituting Material Indebtedness; and (3) any subsidiary of an Unrestricted Subsidiary. The Borrowers may designate any Unrestricted Subsidiary to be a Subsidiary for purposes of this Agreement (each, a “Subsidiary Redesignation”); provided, that (i) no Default or Event of Default has occurred and is continuing or would result therefrom and (ii) the Borrowers shall have delivered to the Administrative Agent an officer’s certificate executed by a Responsible Officer of the Borrowers, certifying to the best of such officer’s knowledge, compliance with the requirements of preceding clause (i).; provided further that (i) to the extent that any Restricted Subsidiary owns, or holds exclusive licenses or rights to, any Material Intellectual Property, the Borrower shall not be permitted to designate such Restricted Subsidiary as an Unrestricted Subsidiary (it being understood that this clause (i) shall solely be tested at the time of such designation) and (ii) no Unrestricted Subsidiary shall own or hold any Material Intellectual Property other than pursuant to any non-exclusive licenses, sublicenses or cross-licenses or other intercompany disclosures thereof. “U.S. Bankruptcy Code” shall mean Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors. “U.S. Dollars,” “Dollars” or “$” shall mean lawful money of the United States of America. “U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities. “U.S. Lender” shall mean any Lender other than a Foreign Lender. “U.S. Person” means (i) for purposes of Sections 3.29 and 6.12 hereof, any United States citizen, lawful permanent resident, entity organized under the laws of the United States or any jurisdiction within the United States, including any foreign branch of any such entity, or any person in the United States and (ii) for all other purposes, a “United States person” within the meaning of Section 7701(a)(30) of the Code. -53- QB\100411143.3

“USA PATRIOT Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107 56 (signed into law October 26, 2001)). “Voting Stock” shall mean, with respect to any person, such person’s Equity Interests having the right to vote for the election of directors of such person under ordinary circumstances. “Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness. “Wholly Owned Domestic Subsidiary” shall mean a Wholly Owned Subsidiary that is also a Domestic Subsidiary. “Wholly Owned Subsidiary” of any person shall mean a subsidiary of such person, all of the Equity Interests of which (other than directors’ qualifying shares or nominee or other similar shares required pursuant to applicable law) are owned by such person or another Wholly Owned Subsidiary of such person. Unless the context otherwise requires, “Wholly Owned Subsidiary” shall mean a Subsidiary of the Borrowers that is a Wholly Owned Subsidiary of the Borrowers. “Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA. “Working Capital” shall mean, with respect to the Borrowers and the Subsidiaries on a consolidated basis at any date of determination, Current Assets at such date of determination minus Current Liabilities at such date of determination; provided, that, for purposes of calculating Excess Cash Flow, increases or decreases in Working Capital shall be calculated without regard to any changes in Current Assets or Current Liabilities as a result of (a) any reclassification in accordance with GAAP of assets or liabilities, as applicable, between current and noncurrent or (b) the effects of purchase accounting. “Write-Down and Conversion Powers” shall mean, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers. “Zurn” shall have the meaning assigned to such term in the introductory paragraph of this Agreement. “Zurn Holdings” shall have the meaning assigned to such term in the introductory paragraph of this Agreement. Section 1.02 Terms Generally; Capital Leases. (a) The definitions set forth or referred to in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context -54- QB\100411143.3 shall otherwise require. Except as otherwise expressly provided herein, any reference in this Agreement to any Loan Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, that, if the Borrowers notify the Administrative Agent that the Borrowers request an amendment to any provision hereof to eliminate the effect of any change occurring after the Fourth Restatement Effective Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrowers that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. (b) Notwithstanding any changes in GAAP after the Third Restatement Effective Date, any lease of the Borrowers or the Subsidiaries that would be characterized as an operating lease under GAAP in effect on the Third Restatement Effective Date (whether such lease is entered into before or after the Third Restatement Effective Date) shall not constitute Indebtedness or a Capitalized Lease Obligation under this Agreement or any other Loan Document as a result of such changes in GAAP. Section 1.03 Exchange Rates; Currency Equivalents. (a) The Administrative Agent or the Issuing Bank, as applicable, shall determine the Spot Rate as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Alternate Currency Letters of Credit. Such Spot RateDollar Equivalent shall become effective as of such Revaluation Date and shall be the Spot RateDollar Equivalent employed in converting any amounts between the Dollars and each Alternate Currency until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial ratios hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as determined by the Administrative Agent in accordance with this Agreement. No Default or Event of Default shall arise as a result of any limitation or threshold set forth in Dollars in Article VI or clause (f) or (j) of Section 7.01 being exceeded solely as a result of changes in currency exchange rates from those rates applicable on the first day of the fiscal quarter in which such determination occurs or in respect of which such determination is being made. (b) Wherever in this Agreement in connection with an Alternate Currency Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, such amount shall be the Dollar Equivalent of such Dollar amount (rounded to the nearest unit of such Alternate Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the Issuing Bank, as applicable. Section 1.04 Timing of Payment or Performance. Except as otherwise expressly provided herein, when the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment or performance shall extend to the immediately succeeding Business Day. Section 1.05 Times of Day. Unless otherwise specified herein, all references herein to times of day shall be references to New York City time (daylight or standard, as applicable). Section 1.06 LLC Division; Series Transactions. Any reference herein to a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate person. Any division of a limited liability company shall constitute a separate person hereunder (and each division of any limited liability company that is a subsidiary, joint venture or any other like term shall also constitute such a person or entity). -55- QB\100411143.3

Section 1.07 Limited Conditionality Transactions. (a) Notwithstanding anything to the contrary herein, the Borrowers may elect pursuant to an officer’s certificate signed by a Responsible Officer and delivered to the Administrative Agent to treat all or any portion of the commitment under any Indebtedness pertaining to a Limited Condition Acquisition as being incurred at the time the acquisition agreement or other similar agreement pertaining to such Limited Condition Acquisition is entered into (“LCA Test Date”), in which case any subsequent incurrence of Indebtedness under such commitment shall not be deemed, for purposes of this calculation, to be an incurrence at such subsequent time. (b) To the (i) extent the Borrowers elect pursuant to an officer’s certificate signed by a Responsible Officer and delivered to the Administrative Agent to treat all or any portion of the commitment under any Indebtedness as being incurred in connection with a Limited Condition Acquisition as described in the preceding paragraph or (ii) the Borrowers or any Restricted Subsidiary elect to treat Indebtedness as having been incurred prior to the actual incurrence thereof, the Borrowers shall deem all or such portion of such commitment or such Indebtedness, as applicable, as having been incurred and to be outstanding for purposes of calculating the Net First Lien Leverage Ratio, the Net Secured Leverage Ratio, and the Total Net Leverage Ratio and the Fixed Charge Coverage Ratio for any period in which the Borrowers make any such election and for any subsequent period until such commitments or such Indebtedness, as applicable, are no longer outstanding. For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business, that the Borrowers or any Restricted Subsidiary has made during the applicable period or subsequent to such period and on or prior to or simultaneously with the applicable calculation date shall be calculated on a Pro Forma Basis assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations, or discontinued operations had occurred on the first day of the applicable Test Period; provided that, notwithstanding any classification of any Person, business, assets or operations as discontinued operations because a definitive agreement for the sale, transfer or other disposition in respect thereof has been entered into, the Borrowers shall not make such computations on a Pro Forma Basis for any such classification for any period until such sale, transfer or other disposition has been consummated. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into a Borrower or any Restricted Subsidiary since the beginning of such period shall have consummated any event that would have required adjustment pursuant to this definition, then the Net First Lien Leverage Ratio, the Net Secured Leverage Ratio, and the Total Net Leverage Ratio and the Fixed Charge Coverage Ratio, as applicable, shall be calculated on a Pro Forma Basis for such period as if such pro forma event had occurred at the beginning of the applicable period. If since the beginning of such period any Restricted Subsidiary is designated an Unrestricted Subsidiary or any Unrestricted Subsidiary is designated a Restricted Subsidiary, then the Net First Lien Leverage Ratio, the Net Secured Leverage Ratio, and the Total Net Leverage Ratio and the Fixed Charge Coverage Ratio, as applicable, shall be calculated on a Pro Forma Basis as if such designation had occurred at the beginning of the applicable period. If, after giving pro forma effect to the Limited Condition Acquisition and the other transactions required to be entered into in connection therewith as set forth above, incurrence or repayment of Indebtedness and the use of proceeds thereof) as of the LCA Test Date, the Borrowers would have been permitted to take such action on the relevant LCA Test Date in compliance with the Net First Lien Leverage Ratio, the Net Secured Leverage Ratio, and the Total Net Leverage Ratio and the Fixed Charge Coverage Ratio, such other ratio, test or basket, such ratio, test or basket shall be deemed to have been complied with. Section 1.08 Rates. (a) Upon the occurrence of a Benchmark Transition Event, Section 2.14 provides a mechanism for determining an alternative rate of interest. The Administrative Agent will promptly notify the Borrower, pursuant to Section 2.14, of any change to the reference rate upon which the interest rate on SOFR Loans is based. However, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to ABR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or with respect to any alternative or successor rate thereto, or replacement rate thereof including, without limitation, (i) any such alternative, successor or replacement rate implemented pursuant to Section 2.14, including, without limitation, upon the occurrence of a Benchmark Transition Event and (ii) the implementation of any Benchmark Replacement Conforming Changes pursuant to Section 2.14, including without limitation, whether the -56- QB\100411143.3 composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the ABR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any other Benchmark prior to its discontinuance or unavailability. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of ABR, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain ABR, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR or any other Benchmark, any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service. Section 1.09 Cashless Rollover. Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, to the extent that any Lender extends the maturity date of, or replaces, renews or refinances, any of its then-existing Loans with Incremental Term Loans, Loans in connection with any Incremental Revolving Facility Commitments, Replacement Revolving Facility Commitments or Extended Revolving Facility Commitments, Extended Term Loans, Refinancing Term Loans, Other Term Loans, Other Revolving Loans or Replacement Revolving Loans or loans incurred under a new credit facility, in each case, to the extent such extension, replacement, renewal or refinancing is effected by means of a “cashless roll” by such Lender, such extension, replacement, renewal or refinancing shall be deemed to comply with any requirement hereunder or any other Loan Document that such payment be made “in Dollars,” “in immediately available funds,” “in Cash” or any other similar requirement. Section 1.10 Elkay. Unless there is specific language to the contrary, (i) Elkay shall be deemed to be a Subsidiary of Holdings for all purposes of this Agreement and the other Loan Documents and (ii) for the avoidance of doubt, so long as no Loan Party owns the Equity Interests of Elkay, there shall be no pledge of the Equity Interests in Elkay pursuant to the Security Documents. ARTICLE II The Credits Section 2.01 Commitments. Subject to the terms and conditions set forth herein: (a) Each Lender agrees to make Term B Loans in Dollars to the Borrowers on the Fourth Restatement Effective Date in an aggregate principal amount not to exceed its Term B Loan Commitment, and the outstanding Original Term B Loans of each Lender shall be repaid in full. (b) Each Lender agrees to make Revolving Facility Loans of a Class in Dollars to the Borrowers from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Lender’s Revolving Facility Credit Exposure of such Class exceeding such Lender’s Revolving Facility Commitment of such Class or (ii) the Revolving Facility Credit Exposure of such Class exceeding the total Revolving Facility Commitments of such Class. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Revolving Facility Loans. (c) Each Lender having an Incremental Term Loan Commitment agrees, subject to the terms and conditions set forth in the applicable Incremental Assumption Agreement to make Incremental Term Loans to the Borrowers, in an aggregate principal amount not to exceed its Incremental Term Loan Commitment. -57- QB\100411143.3

(d) Amounts of Term B Loans borrowed under Section 2.01(a) or Section 2.01(c) that are repaid or prepaid may not be reborrowed. Section 2.02 Loans and Borrowings. (a) Each Loan shall be made as part of a Borrowing consisting of Loans under the same Facility and of the same Type made by the Lenders ratably in accordance with their respective Commitments under the applicable Facility; provided, however, that Revolving Facility Loans of any Class shall be made by the Revolving Facility Lenders of such Class ratably in accordance with their respective Revolving Facility Percentages on the date such Loans are made hereunder. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided, that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required. (b) Subject to Section 2.14, each Borrowing shall be comprised entirely of ABR Loans or SOFR Loans as the applicable Borrower may request in accordance herewith. Each Lender at its option may make any ABR Loan or SOFR Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided, that any exercise of such option shall not affect the obligation of the Borrowers to repay such Loan in accordance with the terms of this Agreement and such Lender shall not be entitled to any amounts payable under Section 2.15 or 2.17 solely in respect of increased costs resulting from such exercise and existing at the time of such exercise. (c) At the commencement of each Interest Period for any SOFR Revolving Facility Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum. At the time that each ABR Revolving Facility Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum; provided, that an ABR Revolving Facility Borrowing may be in an aggregate amount that is equal to the entire unused available balance of the Revolving Facility Commitments or that is required to finance the reimbursement of an L/C Disbursement as contemplated by Section 2.05(e). Borrowings of more than one Type may be outstanding at the same time; provided, however, that the Borrowers shall not be entitled to request any Borrowing that, if made, would result in more than 10 SOFR Borrowings outstanding under all Facilities at any time. Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings. (d) Notwithstanding any other provision of this Agreement, the Borrowers shall not be entitled to request, or to elect to convert or continue, any Borrowing of any Class if the Interest Period requested with respect thereto would end after the Revolving Facility Maturity Date or the Term Facility Maturity Date for such Class, as applicable. Section 2.03 Requests for Borrowings. To request a Revolving Facility Borrowing and/or a Term Borrowing, the applicable Borrower shall notify the Administrative Agent of such request by telephonesubmitting a Borrowing Request (a) in the case of a SOFR Borrowing, not later than 12:00 noon, Local Time, three U.S. Government Securities Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 10:00 a.m. Local Time, on the Business Day of the proposed Borrowing ; provided, that, (i) to request a Borrowing on the Fourth Restatement Effective Date, the applicable Borrower shall notify the Administrative Agent of such request by telephone not later than 12:00 noon, Local Time, two Business Days prior to the Fourth Restatement Effective Date (or such later time as the Administrative Agent may agree) and (ii) any such notice of an ABR Revolving Facility Borrowing to finance the reimbursement of an L/C Disbursement as contemplated by Section 2.05(e) may be given not later than 10:00 a.m., Local Time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptlydelivered by hand delivery or electronic means to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the applicable Borrower. Each such telephonic and written; provided that, if such Borrowing Request is submitted through an Approved Borrower Portal, the foregoing signature requirement may be waived at the sole discretion of the Administrative Agent. Each such Borrowing Request shall specify the following information in compliance with Section 2.02: -58- QB\100411143.3

(i) whether such Borrowing is to be a Borrowing of Term B Loans, Revolving Facility Loans, Refinancing Term Loans, Other Term Loans, Other Revolving Loans or Replacement Revolving Loans as applicable; (ii) the aggregate amount of the requested Borrowing; (iii) the date of such Borrowing, which shall be a Business Day; (iv) whether such Borrowing is to be an ABR Borrowing or a SOFR Borrowing; (v) in the case of a SOFR Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and (vi) the location and number of the Borrowers’ account to which funds are to be disbursed. If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested SOFR Borrowing, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing. Section 2.04 [Reserved]. Section 2.05 Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the Borrowers may request the issuance of one or more letters of credit or bank guarantees in Dollars or any Alternate Currency in the form of (x) trade letters of credit in support of trade obligations of the Borrowers and their Subsidiaries incurred in the ordinary course of business (such letters of credit issued for such purposes, “Trade Letters of Credit”) and (y) standby letters of credit or bank guarantees issued for any other lawful purposes of the Borrowers and their Subsidiaries (such letters of credit or bank guarantees issued for such purposes, “Standby Letters of Credit”; each such letter of credit or bank guarantee, issued hereunder, a “Letter of Credit” and collectively, the “Letters of Credit”) for its own account or for the account of any Subsidiary in a form reasonably acceptable to the applicable Issuing Bank, at any time and from time to time during the applicable Availability Period and prior to the date that is five Business Days prior to the applicable Revolving Facility Maturity Date; provided that no Issuing Bank shall be required to issue any Trade Letter of Credit or bank guarantees hereunder without its consent. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrowers to, or entered into by the Borrowers with, an Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. (b) Notice of Issuance, Amendment, Renewal, Extension: Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal (other than an automatic extension in accordance with paragraph (c) of this Section 2.05) or extension of an outstanding Letter of Credit), the applicable Borrower shall hand deliver or telecopy (or transmit by electronic communication, including an Approved Borrower Portal, if arrangements for doing so have been approved by the applicable Issuing Bank) to the applicable Issuing Bank and the Administrative Agent (three Business Days in advance of the requested date of issuance, amendment or extension or such shorter period as the Administrative Agent and the Issuing Bank in their sole discretion may agree) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended or extended, and specifying the date of issuance, amendment or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section 2.05), the amount and currency (which may be Dollars or any Alternate Currency) of such Letter of Credit, the name and address of the beneficiary thereof, whether such Letter of Credit constitutes a Standby Letter of Credit or a Trade Letter of Credit and such other information as shall be necessary to issue, amend or extend such Letter of Credit. If requested by the applicable Issuing Bank, the Borrowers also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended or -59- QB\100411143.3 extended only if (and upon issuance, amendment or extension of each Letter of Credit the Borrowers shall be deemed to represent and warrant that), after giving effect to such issuance, amendment or extension (i) the Revolving L/C Exposure shall not exceed the Letter of Credit Sublimit, (ii) the Revolving Facility Credit Exposure shall not exceed the applicable Revolving Facility Commitments and (iii) the aggregate face value of the Letters of Credit issued by the applicable Issuing Bank shall not exceed such Issuing Bank’s Letter of Credit Sublimit. For the avoidance of doubt, no Issuing Bank shall be obligated to issue an Alternate Currency Letter of Credit if such Issuing Bank does not otherwise issue letters of credit in such Alternate Currency. Notwithstanding anything to the contrary herein, an Issuing Bank shall not be under any obligation to issue, amend or extend any Letter of Credit if: (i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing, amending or extending such Letter of Credit, or request that such Issuing Bank refrain from issuing, amending or extending such Letter of Credit, or any law applicable to such Issuing Bank shall prohibit, the issuance, amendment or extension of letters of credit generally or such Letter of Credit in particular, or any such order, judgment or decree, or law shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital or liquidity requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the date on which the conditions specified in Section 4.01 are satisfied, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense that was not applicable on the Amendment No. 3 Effective Date and that such Issuing Bank in good faith deems material to it; or (ii) the issuance, amendment or extension of such Letter of Credit would violate one or more written policies of such Issuing Bank applicable to letters of credit generally. (c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year (unless otherwise agreed upon by the applicable Borrower and the Issuing Bank in their sole discretion) after the date of the issuance of such Letter of Credit (or, in the case of any extension thereof, one year (unless otherwise agreed upon by the applicable Borrower and the Issuing Bank in their sole discretion) after such renewal or extension) and (ii) the date that is five Business Days prior to the applicable Revolving Facility Maturity Date; provided, that any Letter of Credit with a one year tenor may provide for automatic renewal or extension thereof for additional one year periods (which, in no event, shall extend beyond the date referred to in clause (ii) of this paragraph (c)) so long as such Letter of Credit permits the Issuing Bank to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof within a time period during such twelve-month period to be agreed upon at the time such Letter of Credit is issued; provided, further, that if the Issuing Bank consents in its sole discretion, the expiration date on any Letter of Credit may extend beyond the date referred to in clause (ii) above, provided, that if any such Letter of Credit is outstanding or is issued under the Revolving Facility Commitments of any Class after the date that is 30 days prior to the Revolving Facility Maturity Date for such Class the Borrowers shall provide Cash Collateral pursuant to documentation reasonably satisfactory to the Collateral Agent and the relevant Issuing Bank in an amount equal to the Minimum L/C Collateral Amount on or prior to the date that is 30 days prior to such Revolving Facility Maturity Date or, if later, such date ofof such issuance or extension. (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) under the Revolving Facility Commitments of any Class and without any further action on the part of the applicable Issuing Bank or the Revolving Facility Lenders, such Issuing Bank hereby grants to each Revolving Facility Lender under such Class, and each such Revolving Facility Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Revolving Facility Lender’s applicable Revolving Facility Percentage of the aggregate amount available to be drawn under such Letter of Credit (calculated, in the case of Alternate Currency Letters of Credit, based on the Dollar Equivalent thereof). In consideration and in furtherance of the foregoing, each Revolving Facility Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Issuing Bank, in Dollars, such Revolving Facility Lender’s applicable Revolving Facility Percentage of each L/C Disbursement made by such Issuing Bank and not reimbursed by the Borrowers on the date due as provided in paragraph (e) of this Section 2.05, or of any reimbursement payment required to be refunded to the Borrowers for any reason (calculated, in the case of any -60- QB\100411143.3

Alternate Currency Letter of Credit, based on the Dollar Equivalent thereof). Each Revolving Facility Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or Event of Default or reduction or termination of the Commitments or the fact that, as a result of changes in currency exchange rates, such Revolving Facility Lender’s Revolving Facility Credit Exposure at any time might exceed its Revolving Facility Commitment at such time (in which case Section 2.11(g) would apply), and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. (e) Reimbursement. If the applicablean Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, the Borrowers shall reimburse such L/C Disbursement by paying to the Administrative Agent an amount in Dollarsthe currency of such L/C Disbursement equal to such L/C Disbursement (or, in the case of an Alternate Currency Letter of Credit, the Dollar Equivalent thereof) not later than 2:00 p.m., Local Time, on the first Business Day after the applicable Borrower receives notice under paragraph (g) of this Section 2.05 of such L/C Disbursement (or the second Business Day, if such notice is received afternot later than 12:00 noon, Local Time), together with accrued interest thereon fromon the date that such L/C Disbursement is made, if the Borrowers shall have received notice of such L/C Disbursement at the rate applicable to ABR Revolving Facility Loans of the applicable Classprior to 10:00 a.m., Local Time, on such date, or, if such notice has not been received by the Borrowers prior to such time on such date, then not later than 12:00 noon, Local Time, on the Business Day immediately following the day that the Borrowers receive such notice, if such notice is not received prior to such time on the day of receipt; provided, that the Borrowers may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with an ABR Revolving Facility Borrowing of the applicable Class in an equivalent amount and, to the extent so financed, the Borrowers’ obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Facility Borrowing. If the Borrowers fails to reimburse any L/C Disbursement when due, then the Administrative Agent shall promptly notify the applicable Issuing Bank and each other applicable Revolving Facility Lender of the applicable L/C Disbursement, the payment then due from the Borrowers in respect thereof and, in the case of a Revolving Facility Lender, such Lender’s Revolving Facility Percentage thereof. Promptly following receipt of such notice, each Revolving Facility Lender with a Revolving Facility Commitment of the applicable Class shall pay to the Administrative Agent in Dollars its Revolving Facility Percentage of the payment then due from the Borrowers in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Facility Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Revolving Facility Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrowers pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Revolving Facility Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear. Any payment made by a Revolving Facility Lender pursuant to this paragraph to reimburse an Issuing Bank for any L/C Disbursement (other than the funding of an ABR Revolving Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrowers of its obligation to reimburse such L/C Disbursement. (f) Obligations Absolute. The obligation of the Borrowers to reimburse L/C Disbursements as provided in paragraph (e) of this Section 2.05 shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the applicable Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.05, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrowers’ obligations hereunder. Neither the Administrative Agent, the Lenders nor any Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in -61- QB\100411143.3 interpretation of technical terms, any error in translation or any consequence arising from causes beyond the control of such Issuing Bank, or any of the circumstances referred to in clauses (i), (ii) or (iii) of the first sentence; provided, that the foregoing shall not be construed to excuse the applicable Issuing Bank from liability to the Borrowers to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by applicable law) suffered by the Borrowers that are determined by final and binding decision of a court of competent jurisdiction to have been caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the applicable Issuing Bank as determined by a court of competent jurisdiction in a final, non-appealable judgement, such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in substantial compliance with the terms of a Letter of Credit, the applicable Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit. (g) Disbursement Procedures. The applicable Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Such Issuing Bank shall promptly notify the Administrative Agent and the Borrowers by telephone (confirmed by electronic means) of any such demand for payment under a Letter of Credit and whether such Issuing Bank has made or will make an L/C Disbursement thereunder; provided, that any failure to give or delay in giving such notice shall not relieve the Borrowers of its obligation to reimburse such Issuing Bank and the Revolving Facility Lenders with respect to any such L/C Disbursement. (h) Interim Interest. If an Issuing Bank shall make any L/C Disbursement, then, unless the Borrowers shall reimburse such L/C Disbursement in full on the date such L/C Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such L/C Disbursement is made to but excluding the date that the Borrowers reimburses such L/C Disbursement, at the rate per annum then applicable to ABR Revolving Loans of the applicable Class; provided, that, if such L/C Disbursement is not reimbursed by the Borrowers when due pursuant to paragraph (e) of this Section 2.05, then Section 2.13(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Facility Lender pursuant to paragraph (e) of this Section 2.05 to reimburse such Issuing Bank shall be for the account of such Revolving Facility Lender to the extent of such payment. (i) Replacement of an Issuing Bank. An Issuing Bank may be replaced at any time by written agreement among the Borrowers, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the Borrowers shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12. From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the replaced Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of such Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement but shall not be required to issue additional Letters of Credit. (j) Cash Collateralization Following Certain Events. If and when the Borrowers are required to Cash Collateralize any Revolving L/C Exposure relating to any outstanding Letters of Credit pursuant to any of Section 2.05(c), 2.11(e), 2.11(f), 2.11(g), 2.22(a)(v) or 7.01, the Borrowers shall deposit in an account with or at the direction of the Collateral Agent, in the name of the Collateral Agent and for the benefit of the Lenders, an amount in cash in Dollars equal to the RevolvingMinimum L/C ExposureCollateral Amount as of such date (or, in the case of Sections 2.05(c), 2.11(e), 2.11(f) and 2.22(a)(v), the portion thereof required by such sections). Each deposit of Cash Collateral (x) made pursuant to this paragraph or (y) made by the Administrative Agent pursuant to Section -62- QB\100411143.3

2.22(a)(ii), in each case, shall be held by the Collateral Agent as collateral for the payment and performance of the obligations of the Borrowers under this Agreement. The Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of (i) for so long as an Event of Default shall be continuing, the Collateral Agent and (ii) at any other time, the Borrowers, in each case, in Permitted Investments and at the risk and expense of the Borrowers, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Collateral Agent to reimburse each Issuing Bank for L/C Disbursements for which such Issuing Bank has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers for the Revolving L/C Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with Revolving L/C Exposure representing greater than 50% of the total Revolving L/C Exposure), be applied to satisfy other obligations of the Borrowers under this Agreement. If the Borrowers are required to provide an amount of Cash Collateral hereunder as a result of the occurrence of an Event of Default or the existence of a Defaulting Lender or the occurrence of a limit under Section 2.11(e) or (f) being exceeded, such amount (to the extent not applied as aforesaid) shall be returned to the Borrowers within three Business Days after all Events of Default have been cured or waived or the termination of the Defaulting Lender status or the limits under Sections 2.11(e) and (f) no longer being exceeded, as applicable. (k) Cash Collateralization Following Termination of the Revolving Facility. Notwithstanding anything to the contrary herein, in the event of the prepayment in full of all outstanding Revolving Facility Loans and the termination of all Revolving Facility Commitments (a “Revolving Facility Termination Event”) in connection with which the Borrowers notify any one or more Issuing Banks that it intends to maintain one or more Letters of Credit initially issued under this Agreement in effect after the date of such Revolving Facility Termination Event (each, a “Continuing Letter of Credit”), then the security interest of the Collateral Agent in the Collateral under the Security Documents may be terminated if each such Continuing Letter of Credit is Cash Collateralized in an amount equal to the Minimum L/C Collateral Amount, which shall be deposited with or at the direction of each such Issuing Bank. (l) Additional Issuing Banks. From time to time, the Borrowers may by notice to the Administrative Agent designate any Lender (in addition to the initial Issuing Bank) each of which agrees (in its sole discretion) to act in such capacity and is reasonably satisfactory to the Administrative Agent as an Issuing Bank. Each such additional Issuing Bank shall execute a counterpart of this Agreement upon the approval of the Administrative Agent (which approval shall not be unreasonably withheld) and shall thereafter be an Issuing Bank hereunder for all purposes. (m) Reporting. Unless otherwise requested by the Administrative Agent, each Issuing Bank shall (i) provide to the Administrative Agent copies of any notice received from the Borrowers pursuant to Section 2.05(b) no later than the next Business Day after receipt thereof and (ii) report in writing to the Administrative Agent (a) on or prior to each Business Day on which such Issuing Bank expects to issue, amend or extend any Letter of Credit, the date of such issuance, amendment or extension, and the aggregate face amount of the Letters of Credit to be issued, amended or extended by it and outstanding after giving effect to such issuance, amendment or extension occurred (and whether the amount thereof changed), and the Issuing Bank shall be permitted to issue, amend or extend such Letter of Credit if the Administrative Agent shall not have advised the Issuing Bank that such issuance, amendment or extension would not be in conformity with the requirements of this Agreement, (b) on each Business Day on which such Issuing Bank makes any L/C Disbursement, the date of such L/C Disbursement and the amount of such L/C Disbursement and (c) on any other Business Day, such other information with respect to the outstanding Letters of Credit issued by such Issuing Bank as the Administrative Agent shall reasonably request. (n) Existing Letters of Credit. The Existing Letters of Credit shall remain outstanding on the Fourth RestatementAmendment No. 3 Effective Date. Each Lender’s risk participation in each such Letter of Credit shall be determined in accordance with such Lender’s Revolving Facility Percentage, as provided in Section 2.05(d), as if such Letter of Credit had been issued on the Fourth RestatementAmendment No. 3 Effective Date. For the avoidance of doubt, each Issuing Bank acting in such capacity immediately prior to the Fourth RestatementAmendment No.3 Effective Date shall continue to act in such capacity immediately following the effectiveness hereof. -63- QB\100411143.3

Section 2.06 Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, Local Time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the applicable Borrower by promptly crediting the amounts so received, in like funds, to an account of the applicable Borrower as specified in the applicable Borrowing Request; provided, that ABR Revolving Loans made to finance the reimbursement of a L/C Disbursement and reimbursements as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank. (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with clause (a) of this Section 2.06 and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the Borrowing available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand (without duplication) such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the applicable Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of (A) the Federal Funds Effective Rate and (d) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (2) in the case of a payment to be made by the Borrowers, the interest rate applicable to ABR Loans at such time. If the Borrowers and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrowers the amount of such interest paid by the Borrowers for such period. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrowers shall be without prejudice to any claim the Borrowers may have against a Lender that shall have failed to make such payment to the Administrative Agent. (c) The foregoing notwithstanding, the Administrative Agent, in its sole discretion, may from its own funds make a Revolving Facility Loan on behalf of the Lenders. In such event, the applicable Lenders on behalf of whom the Administrative Agent made the Revolving Facility Loan shall reimburse the Administrative Agent for all or any portion of such Revolving Facility Loan made on its behalf upon written notice given to each applicable Lender not later than 2:00 p.m., Local Time, on the Business Day such reimbursement is requested. The entire amount of interest attributable to such Revolving Facility Loan for the period from and including the date on which such Revolving Facility Loan was made on such Lender’s behalf to but excluding the date the Administrative Agent is reimbursed in respect of such Revolving Facility Loan by such Lender shall be paid to the Administrative Agent for its own account. Section 2.07 Interest Elections. (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a SOFR Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrowers may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a SOFR Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.07. The Borrowers may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. (b) To make an election pursuant to this Section 2.07, the applicable Borrower shall notify the Administrative Agent of such election by telephonesubmitting a written Interest Election Request (in the form approved by the Administrative Agent and separately provided to the Borrower), by the time that a Borrowing Request would be required under Section 2.03 if the applicable Borrower was requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptlydelivered by hand delivery or electronic means to the Administrative Agent of a written Interest Election Request in the form of Exhibit E and signed by the applicable -64- QB\100411143.3

Borrower; provided that, if such Interest Election Request is submitted through an Approved Borrower Portal, the foregoing signature requirement may be waived at the sole discretion of the Administrative Agent. (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02: (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing); (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day; (iii) whether the resulting Borrowing is to be an ABR Borrowing or a SOFR Borrowing; and (iv) if the resulting Borrowing is a SOFR Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period.” If any such Interest Election Request requests a SOFR Borrowing but does not specify an Interest Period, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration. If less than all the outstanding principal amount of any Borrowing shall be converted or continued, then each resulting Borrowing shall be in an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum and satisfy the limitations specified in SectionsSection 2.02(c) regarding the maximum number of Borrowings of the relevant Type. (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender to which such Interest Election Request relates of the details thereof and of such Lender’s portion of each resulting Borrowing. (e) If the Borrowers fail to deliver a timely Interest Election Request with respect to a SOFR Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the written request (including a request through electronic means) of the Required Lenders, so notifies the Borrowers, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a SOFR Borrowing and (ii) unless repaid, each SOFR Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto. Section 2.08 Termination and Reduction of Commitments. (a) Unless previously terminated, the Revolving Facility Commitments of each Class shall terminate on the applicable Revolving Facility Maturity Date for such Class. On the Fourth Restatement Effective Date (after giving effect to the funding of the Term B Loans to be made on such date), the Term B Loan Commitments of each Lender as of the Fourth Restatement Effective Date will terminate. (b) The Borrowers may at any time terminate, or from time to time reduce, the Revolving Facility Commitments of any Class; provided, that (i) each reduction of the Revolving Facility Commitments of any Class shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 (or, if less, the remaining amount of the Revolving Facility Commitments of such Class) and (ii) the Borrowers shall not terminate or reduce the Revolving Facility Commitments of any Class if, after giving effect to any concurrent prepayment of the Revolving Facility Loans in accordance with Section 2.11 and any Cash Collateralization of Letters of Credit in -65- QB\100411143.3

accordance with Section 2.05(j) or (k), the Revolving Facility Credit Exposure of such Class (excluding any Cash Collateralized Letter of Credit) would exceed the total Revolving Facility Commitments of such Class. (c) The Borrowers shall notify the Administrative Agent of any election to terminate or reduce the Revolving Facility Commitments of any Class under paragraph (b) of this Section 2.08 at least three U.S. Government Securities Business Days prior to the effective date of such termination or reduction (or such shorter period acceptable to the Administrative Agent), specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Each notice delivered by the Borrowers pursuant to this Section 2.08 shall be irrevocable; provided, that a notice of termination or reduction of the Revolving Facility Commitments of any Class delivered by the Borrowers may state that such notice is conditioned upon the effectiveness of other credit facilities, indentures or similar agreements or other transactions, in which case such notice may be revoked by the Borrowers (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class. Section 2.09 Repayment of Loans; Evidence of Debt. (a) The Borrowers hereby unconditionally promise to pay (i) to the Administrative Agent for the account of each Revolving Facility Lender the then unpaid principal amount of each Revolving Facility Loan to the Borrowers on the Revolving Facility Maturity Date applicable to such Revolving Facility Loans and (ii) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Term Loan of such Lender as provided in Section 2.10. (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Facility and Type thereof and the Interest Period (if any) applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) any amount received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof. (d) The entries made in the accounts maintained pursuant to clause (b) or (c) of this Section 2.09 shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement. (e) Any Lender may request that Loans made by it be evidenced by a promissory note (a “Note”). In such event, the Borrowers shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent and reasonably acceptable to the Borrowers. Thereafter, unless otherwise agreed to by the applicable Lender, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein (or, if requested by such payee, to such payee and its registered assigns). Section 2.10 Repayment of Term Loans and Revolving Facility Loans. (a) Subject to the other clauses of this Section 2.10, (i) the Borrowers shall repay Term B Borrowings on the last day of each March, June, September and December of each year (commencing on the last day of the first full fiscal quarter of the Borrowers after the Fourth Restatement Effective Date) and on the applicable Term Facility Maturity Date or, if any such date is not a Business Day, on the next preceding Business Day (each such date being -66- QB\100411143.3 referred to as a “Term B Loan Installment Date”), in an aggregate principal amount of the Term B Loans equal to (A) in the case of quarterly payments due prior to the applicable Term Facility Maturity Date, an amount equal to 0.25% of the aggregate principal amount of Term B Loans outstanding immediately after the Fourth Restatement Effective Date, and (B) in the case of such payment due on the applicable Term Facility Maturity Date, an amount equal to the then unpaid principal amount of the Term B Loans outstanding; (ii) in the event that any Incremental Term Loans are made, the Borrowers shall repay such Incremental Term Loans on the dates and in the amounts set forth in the related Incremental Assumption Agreement (each such date being referred to as an “Incremental Term Loan Installment Date”); and (iii) to the extent not previously paid, outstanding Term Loans shall be due and payable on the applicable Term Facility Maturity Date. (b) To the extent not previously paid, outstanding Revolving Facility Loans of such Class shall be due and payable on the applicable Revolving Facility Maturity Date. (c) Prepayment of the Loans from: (i) all Net Proceeds pursuant to Section 2.11(b) and Excess Cash Flow pursuant to Section 2.11(c) shall be allocated to the Class or Classes of Term Loans determined pursuant to Section 2.10(d), with the application thereof to reduce in direct order amounts due on the succeeding Term Loan Installment Dates under such Classes as provided in the remaining scheduled amortization payments under such Classes; provided, that any Lender, at its option, may elect to decline any such prepayment of any Term Loan held by it if it shall give written notice to the Administrative Agent thereof by 5:00 p.m. Local Time at least three Business Days prior to the date of such prepayment (any such Lender, a “Declining Lender”) and on the date of any such prepayment, any amounts that would otherwise have been applied to prepay Term Loans owing to Declining Lenders shall instead be retained by the Borrowers for application for any purpose not prohibited by this Agreement, and (ii) any optional prepayments of the Term Loans pursuant to Section 2.11(a) shall be applied to the remaining installments of the Term Loans under the applicable Class or Classes as the Borrowers may in each case direct. (d) Any mandatory prepayment of Term Loans pursuant to Section 2.11(b) or (c) shall be applied so that the aggregate amount of such prepayment is allocated among the Term B Loans, the Other Term Loans and the Refinancing Term Loans, if any, pro rata based on the aggregate principal amount of outstanding Term B Loans, Other Term Loans and Refinancing Term Loans, if any (other than with respect to Other Term Loans or Refinancing Term Loans, to the extent the Incremental Assumption Agreement relating thereto does not so require). Prior to any prepayment of any Loan under any Facility hereunder, the Borrowers shall select the Borrowing or Borrowings under the applicable Facility to be prepaid (provided that if any Lenders elect to waive a mandatory prepayment pursuant to Section 2.11(b) and Section 2.11(c), then such mandatory prepayment shall be applied on a pro rata basis to the then outstanding Term B Loans being prepaid irrespective of whether such outstanding Term B Loans are ABR Borrowings or SOFR Borrowings) and shall notify the Administrative Agent by telephone (confirmed by electronic means) of such selection not later than 12:00 noon, Local Time, (i) in the case of an ABR Borrowing, at least one Business Day before the scheduled date of such prepayment and (ii) in the case of a SOFR Borrowing, at least three U.S. Government Securities Business Days before the scheduled date of such prepayment (or, in each case such shorter period acceptable to the Administrative Agent); provided, that a notice of prepayment may state that such notice is conditioned upon the effectiveness of other credit facilities, indentures or similar agreements or other transactions, in which case such notice may be revoked by the Borrowers (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Each repayment of a Borrowing (x) in the case of the Revolving Facility of any Class, shall be applied to the Revolving Facility Loans included in the repaid Borrowing such that each Revolving Facility Lender receives its ratable share of such repayment (based upon the respective Revolving Facility Credit Exposures of the Revolving Facility Lenders of such Class at the time of such repayment) and (y) in all other cases, shall be applied ratably to the Loans included in the repaid Borrowing. -67- QB\100411143.3

All repayments of Loans shall be accompanied by accrued interest on the amount repaid to the extent required by Section 2.13(d). Section 2.11 Prepayment of Loans. (a) The Borrowers shall have the right at any time and from time to time to prepay any Loan in whole or in part, without premium or penalty (but subject to Section 2.12(d) and Section 2.16), in an aggregate principal amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum or, if less, the amount outstanding, subject to prior notice in accordance with Section 2.10(d). (b) The Borrowers shall apply all Net Proceeds promptly upon receipt thereof to prepay Term Loans in accordance with clauses (c) and (d) of Section 2.10. Notwithstanding the foregoing, the Borrowers may use a portion of such Net Proceeds to prepay or repurchase any Refinancing Notes that are secured by a pari passu Lien on the Collateral or other Indebtedness that is secured by pari passu Liens permitted by Section 6.02 to the extent that any such Indebtedness requires the Borrowers to prepay or make an offer to purchase such Indebtedness with the proceeds of such Asset Sale, in each case in an amount not to exceed the product of (x) the amount of such Net Proceeds and (y) a fraction, (A) the numerator of which is the outstanding principal amount of such Indebtedness with respect to which such a requirement to prepay or make an offer to purchase exists and (B) the denominator of which is the sum of the outstanding principal amount of such Indebtedness and the outstanding principal amount of all Classes of Term Loans. Not later than five Business Days prior to the date of such prepayment, the Borrowers shall provide written notice thereof to the Administrative Agent, including the amount of any required prepayment. (c) Not later than 5 Business Days after the date on which the annual financial statements are, or are required to be, delivered under Section 5.04(a) with respect to each Excess Cash Flow Period, the Borrowers shall calculate Excess Cash Flow for such Excess Cash Flow Period and, if and to the extent the amount of such Excess Cash Flow exceeds $10,000,000 (the “ECF Threshold Amount”), the Borrowers shall apply an amount equal to (i) the Required Percentage of such excess portion of such Excess Cash Flow minus (ii) to the extent not financed using the proceeds of the incurrence of funded term Indebtedness, the sum of (A) the amount of any voluntary prepayments during such Excess Cash Flow Period (plus, without duplication of any amounts previously deducted under this clause (A), the amount of any voluntary prepayments after the end of such Excess Cash Flow Period but before the date of prepayment under this clause (c)) of Term Loans and (B) the amount of any permanent voluntary reductions during such Excess Cash Flow Period (plus, without duplication of any amounts previously deducted under this clause (B), the amount of any permanent voluntary reductions after the end of such Excess Cash Flow Period but before the date of prepayment under this clause (c)) of Revolving Facility Commitments to the extent that an equal amount of Revolving Facility Loans was simultaneously repaid, to prepay Term Loans in accordance with clauses (c) and (d) of Section 2.10. Such calculation will be set forth in a certificate signed by a Financial Officer of the Borrowers delivered to the Administrative Agent setting forth the amount, if any, of Excess Cash Flow for such fiscal year, the amount of any required prepayment in respect thereof and the calculation thereof in reasonable detail. (d) Notwithstanding any other provisions of this Section 2.11 to the contrary, (i) to the extent that any Net Proceeds of any Asset Sale by a Foreign Subsidiary or Excess Cash Flow attributable to a Foreign Subsidiary is prohibited or delayed by applicable local law from being repatriated to the United States of America, the portion of such Net Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Term Loans at the times provided in Section 2.11(b) or Section 2.11(c) but may be retained by the applicable Foreign Subsidiary so long, but only so long, as the applicable local law will not permit repatriation to the United States of America (the Borrowers hereby agreeing to cause the applicable Foreign Subsidiary to promptly use commercially reasonable efforts to take all actions reasonably required by the applicable local law to permit such repatriation), and once such repatriation of any of such affected Net Proceeds or Excess Cash Flow is permitted under the applicable local law, such repatriation will be effected and such repatriated Net Proceeds or Excess Cash Flow will be promptly applied (net of additional taxes payable or reserved against as a result thereof) to the repayment of the Term Loans pursuant to Section 2.11(b) or Section 2.11(c), to the extent provided therein and (ii) to the extent that the Borrowers have determined in good faith that repatriation of any or all of such Net Proceeds or Excess Cash Flow would have a material adverse tax cost consequence with respect to such Net Proceeds or Excess Cash Flow, the Net Proceeds or Excess Cash Flow so affected may be retained by the applicable Foreign Subsidiary (the Borrowers hereby agreeing to cause the applicable Subsidiary to promptly use commercially reasonable efforts to take all actions within the reasonable control of the Borrowers that are reasonably required to eliminate such tax effects); provided, that in the -68- QB\100411143.3 case of this clause (ii), on or before the date on which any Net Proceeds or Excess Cash Flow so retained would otherwise have been required to be applied to prepayments pursuant to Section 2.11(b) or Section 2.11(c), (x) the Borrowers apply an amount equal to such Net Proceeds or Excess Cash Flow to such prepayments as if such Net Proceeds or Excess Cash Flow had been received by the Borrowers rather than such Foreign Subsidiary, less the amount of additional taxes that would have been payable or reserved against if such Net Proceeds or Excess Cash Flow had been repatriated (or, if less, Net Proceeds or Excess Cash Flow that would be calculated if received by such Foreign Subsidiary) or (y) such Net Proceeds or Excess Cash Flow is applied to the permanent repayment of Indebtedness of a Foreign Subsidiary. (e) In the event that the aggregate amount of Revolving Facility Credit Exposure of any Class exceeds the total Revolving Facility Commitments of such Class, the Borrowers shall prepay Revolving Facility Borrowings of such Class (or, if no such Borrowings are outstanding, provide Cash Collateral in respect of outstanding Letters of Credit pursuant to Section 2.05(j)) in an aggregate amount equal to such excess. (f) In the event that the Revolving L/C Exposure exceeds the Letter of Credit Sublimit, at the request of the Administrative Agent, the Borrowers shall provide Cash Collateral pursuant to Section 2.05(j) in an amount equal to such excess. (g) If as a result of changes in currency exchange rates, on any Revaluation Date, (i) the total Revolving Facility Credit Exposure of any Class exceeds the total Revolving Facility Commitments of such Class and (ii) the Revolving L/C Exposure exceeds the Letter of Credit Sublimit, the Borrowers shall, at the request of the Administrative Agent, within ten (10) days of such Revaluation Date (A) prepay Revolving Facility Borrowings or (a) provide Cash Collateral pursuant to Section 2.05(j), in an aggregate amount such that the applicable exposure does not exceed the applicable commitment, sublimit or amount set forth above. Section 2.12 Fees. (a) The Borrowers agree to pay to each Lender (other than any Defaulting Lender), through the Administrative Agent, on the fifteenth day after the last Business Day of March, June, September and December in each year and on the date on which the Revolving Facility Commitments of all the Lenders shall be terminated as provided herein, a commitment fee (a “Commitment Fee”) on the daily amount of the applicable Available Unused Commitment of such Lender during the preceding quarter (or other period commencing with the Fourth RestatementAmendment No. 3 Effective Date or ending with the date on which the last of the Commitments of such Lender shall be terminated) at a rate equal to the Applicable Commitment Fee. All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. The Commitment Fee due to each Lender shall commence to accrue on the Fourth RestatementAmendment No. 3 Effective Date and shall cease to accrue on the date on which the last of the Commitments of such Lender shall be terminated as provided herein. (b) The Borrowers from time to time agrees to pay (i) to each Revolving Facility Lender of each Class (other than any Defaulting Lender), through the Administrative Agent, on the fifteenth day after the last Business Day of March, June, September and December of each year and on the date on which the Revolving Facility Commitments of all the Lenders shall be terminated as provided herein, a fee in Dollars (an “L/C Participation Fee”) on such Lender’s Revolving Facility Percentage of the daily aggregate Revolving L/C Exposure (excluding the portion thereof attributable to unreimbursed L/C Disbursements) of such Class, during the preceding quarter (or shorter period commencing with the Fourth Restatement Effective Date or ending with the Revolving Facility Maturity Date or the date on which the Revolving Facility Commitments of such Class shall be terminated) at the rate per annum equal to the Applicable Margin for SOFR Revolving Facility Borrowings of such Class effective for each day in such period, and (ii) to each Issuing Bank, for its own account (x) on the fifteenth day after last Business Day of March, June, September and December of each year and on the date on which the Revolving Facility Commitments of all the Lenders shall be terminated, a fronting fee in respect of each Letter of Credit issued by such Issuing Bank for the period from and including the date of issuance of such Letter of Credit to and including the termination of such Letter of Credit, computed at a rate equal to 1/8 of 1% per annum of the daily stated amount of such Letter of Credit), plus (y) in connection with the issuance, amendment or transfer of any such Letter of Credit or any L/C Disbursement thereunder, such Issuing Bank’s customary documentary and processing fees and charges -69- QB\100411143.3

(collectively, “Issuing Bank Fees”). All L/C Participation Fees and Issuing Bank Fees that are payable on a per annum basis shall be computed on the basis of the actual number of days elapsed in a year of 360 days. (c) The Borrowers agree to pay to the Administrative Agent, for the account of the Administrative Agent, the “Administration Fee” as set forth in the Agency Fee Letter, as amended, restated, supplemented or otherwise modified from time to time, at the times specified therein (the “Administrative Agent Fees”). (d) In the event that, on or prior to the date that is six months after the Fourth Restatement Effective Date, the Borrowers shall (x) make a prepayment of the Term B Loans pursuant to Section 2.11(a) (or assignment in lieu thereof pursuant to Section 9.04(h)) with the proceeds of any new or replacement tranche of term loans that have an All-in Yield that is less than the All-in Yield of such Term B Loans or (y) effect any amendment to this Agreement which reduces the All-in Yield of the Term B Loans (or any mandatory assignment under Section 2.19(c) shall have been made in connection therewith), unless in either case such prepayment or amendment was in connection with a Transformative Acquisition, the Borrowers shall pay to the Administrative Agent, for the ratable account of each of the applicable Lenders, (A) in the case of clause (x), a prepayment premium of 1.00% of the aggregate principal amount of the Term Loans so prepaid and (B) in the case of clause (y), a fee equal to 1.00% of the aggregate principal amount of the applicable Term Loans for which the All-In Yield has been reduced pursuant to such amendment (or assignment). Such amounts shall be due and payable on the date of such prepayment or the effective date of such amendment (or assignment), as the case may be. (e) All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders, except that Issuing Bank Fees shall be paid directly to the applicable Issuing Banks. Once paid, none of the Fees shall be refundable under any circumstances. Section 2.13 Interest. (a) The Loans comprising each ABR Borrowing shall bear interest at the ABR plus the Applicable Margin. (b) The Loans comprising each SOFR Borrowing shall bear interest at the Adjusted Term SOFR for the Interest Period in effect for such Borrowing plus the Applicable Margin. (c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any Fees or other amount payable by the Borrowers hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding clauses of this Section 2.13 or (ii) in the case of any other overdue amount, 2% plus the rate applicable to ABR Loans as provided in clause (a) of this Section 2.13; provided, that this clause (c) shall not apply to any Event of Default that has been waived by the Lenders pursuant to Section 9.08. (d) Accrued interest on each Loan shall be payable in arrears (i) on each Interest Payment Date for such Loan, (ii) in the case of Revolving Facility Loans, upon termination of the applicable Revolving Facility Commitments and (iii) in the case of the Term Loans, on the applicable Term Facility Maturity Date; provided, that (A) interest accrued pursuant to clause (c) of this Section 2.13 shall be payable on demand, (B) in the event of any repayment or prepayment of any Loan (other than a prepayment of a Revolving Facility Loan that is an ABR Loan that is not made in conjunction with a permanent commitment reduction), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (C) in the event of any conversion of any SOFR Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion. (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the ABR at times when the ABR is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable ABR, Adjusted Term SOFR, Term -70- QB\100411143.3

SOFR or SOFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error. Section 2.14 Alternate Rate of Interest. (a) If prior to the commencement of any Interest Period for a SOFR Borrowing: (i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR for such Interest Period (and the actions described in Section 2.14(b) have not taken place); or (ii) the Administrative Agent is advised by the Required Lenders or the Majority Lenders under the Revolving Facility of any Class that the Adjusted Term SOFR for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period; then the Administrative Agent shall give notice thereof to the Borrowers and the Lenders by telephone or electronic means as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist, (x) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a SOFR Borrowing shall be ineffective and such Borrowing shall be converted to or continued as on the last day of the Interest Period applicable thereto an ABR Borrowing, and (y) if any Borrowing Request requests a SOFR Borrowing, such Borrowing shall be made as an ABR Borrowing. (b) Notwithstanding anything to the contrary herein or in any other Loan Document (and, for the avoidance of doubt, any Swap Agreement shall be deemed not to be a “Loan Document” for purposes of this Section 2.14): (i) [Reserved]. (ii) Replacing Future Benchmarks. Upon the occurrence of a Benchmark Transition Event, the Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m., Local Time, on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders of each Class. At any time that the administrator of the then-current Benchmark has permanently or indefinitely ceased to provide such Benchmark or such Benchmark has been announced by the regulatory supervisor for the administrator of such Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored, any Borrower may revoke any request for a borrowing of, conversion to or continuation of Loans to be made, converted or continued that would bear interest by reference to such Benchmark until the Borrower’s receipt of notice from the Administrative Agent that a Benchmark Replacement has replaced such Benchmark, and, failing that, such Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to ABR Loans. During the period referenced in the foregoing sentence, the component of ABR based upon the Benchmark will not be used in any determination of ABR. (iii) Benchmark Replacement Conforming Changes. In connection with the implementation and administration of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. -71- QB\100411143.3

(iv) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrowers and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.14, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.14. (v) Unavailability of Tenor of Benchmark. At any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate), then the Administrative Agent may remove any tenor of such Benchmark that is unavailable or non-representative for Benchmark (including Benchmark Replacement) settings and (ii) the Administrative Agent may reinstate any such previously removed tenor for Benchmark (including Benchmark Replacement) settings. Section 2.15 Increased Costs. (a) If any Change in Law shall: (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or Issuing Bank; or (ii) subject any Lender to any Tax with respect to any Loan Document (other than (i) Taxes indemnifiable under Section 2.17 or (ii) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes); or (iii) impose on any Lender or Issuing Bank any other condition affecting this Agreement or SOFR Loans made by such Lender or any Letter of Credit or participation therein; and the result of any of the foregoing shall be to increase the cost to such Lender of making or, maintaining, continuing or converting to any SOFR Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrowers will pay to such Lender or Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or Issuing Bank, as applicable, for such additional costs incurred or reduction suffered. (b) If any Lender or Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrowers shall pay to such Lender or such Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered. (c) A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company, as applicable, as specified in clause (a) or (b) of this Section 2.15 shall be delivered to the Borrowers and shall be conclusive absent manifest error; provided, that any such certificate claiming amounts described in clause (x) or (y) of the definition of “Change in Law” shall, in addition, state the basis upon which such amount has been calculated and certify that such Lender’s or Issuing -72- QB\100411143.3

Bank’s demand for payment of such costs hereunder, and such method of allocation is not inconsistent with its treatment of other Borrowers which, as a credit matter, are similarly situated to the Borrowers and which are subject to similar provisions. The Borrowers shall pay such Lender or Issuing Bank, as applicable, the amount shown as due on any such certificate within 10 days after receipt thereof. (d) Promptly after any Lender or any Issuing Bank has determined that it will make a request for increased compensation pursuant to this Section 2.15, such Lender or Issuing Bank shall notify the Borrowers thereof. Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section 2.15 shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation; provided, that the Borrowers shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section 2.15 for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or Issuing Bank, as applicable, notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180 day period referred to above shall be extended to include the period of retroactive effect thereof. Section 2.16 Break Funding Payments. In the event of (a) the payment of any principal of any SOFR Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any SOFR Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any SOFR Loan on the date specified in any notice delivered pursuant hereto or (d) the assignment of any SOFR Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrowers pursuant to Section 2.19, then, in any such event, the Borrowers shall compensate each Lender for the loss, cost and expense attributable to such event, including, the loss, cost or expense arising from the liquidation or redeployment of funds. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.16 shall be delivered to the Borrowers and shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof. Section 2.17 Taxes. (a) Any and all payments made by or on behalf of a Loan Party under this Agreement or any other Loan Document shall be made free and clear of, and without deduction or withholding for or on account of, any Taxes; provided, that if a Loan Party, the Administrative Agent or any other applicable withholding agent shall be required by applicable Requirement of Law to deduct or withhold any Taxes from such payments, then (i) the applicable withholding agent shall make such deductions or withholdings as are reasonably determined by the applicable withholding agent to be required by any applicable Requirement of Law, (ii) the applicable withholding agent shall timely pay the full amount deducted or withheld to the relevant Governmental Authority within the time allowed and in accordance with applicable Requirement of Law, and (iii) to the extent withholding or deduction is required to be made on account of Indemnified Taxes or Other Taxes, the sum payable by the Loan Party shall be increased as necessary so that after all required deductions and withholdings have been made (including deductions or withholdings applicable to additional sums payable under this Section 2.17) the Administrative Agent or any Lender, as applicable, receives an amount equal to the sum it would have received had no such deductions or withholdings been made. Whenever any Indemnified Taxes or Other Taxes are payable by a Loan Party, as promptly as possible thereafter, such Loan Party shall send to the Administrative Agent for its own account or for the account of a Lender, as the case may be, a certified copy of an official receipt (or other evidence acceptable to the Administrative Agent or such Lender, acting reasonably) received by the Loan Party showing payment thereof. Without duplication, after any payment of Taxes by any Loan Party or the Administrative Agent to a Governmental Authority as provided in this Section 2.17, the applicable Loan Party shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Loan Party, as the case may be, a copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by applicable Requirements of Law to report such payment or other evidence of such payment reasonably satisfactory to the Loan Party or the Administrative Agent, as the case may be. (b) The Loan Parties shall timely pay any Other Taxes. -73- QB\100411143.3

(c) The Loan Parties shall indemnify and hold harmless the Administrative Agent and each Lender within 15 Business Days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes imposed on the Administrative Agent or such Lender, as applicable, as the case may be (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.17), and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth in reasonable detail the basis and calculation of the amount of such payment or liability delivered to such Loan Party by a Lender or by the Administrative Agent (as applicable) on its own behalf or on behalf of a Lender shall be conclusive absent manifest error. (d) Each Lender shall deliver to the Borrowers and the Administrative Agent, at such time or times reasonably requested by the Borrowers or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law and such other reasonably requested information as will permit the Borrowers or the Administrative Agent, as the case may be, to determine (A) whether or not any payments made hereunder or under any other Loan Document are subject to withholding of Taxes and (B) such Lender’s entitlement to any available exemption from, or reduction of, any such withholding of Taxes in respect of any payments to be made to such Lender by any Loan Party pursuant to any Loan Document or otherwise to establish such Lender’s status for withholding tax purposes in the applicable jurisdiction. In addition, any Lender, if requested by the Borrowers or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrowers or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. (e) Without limiting the generality of Section 2.17(d), each Foreign Lender with respect to any Loan made to the Borrowers shall, to the extent it is legally eligible to do so: (i) deliver to the Borrowers and the Administrative Agent, prior to the date on which the first payment to the Foreign Lender is due hereunder, two copies of (A) in the case of a Foreign Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest,” United States Internal Revenue Service Form W-8BEN or Form W-8BEN-E (or any applicable successor form) (together with a certificate (substantially in the form of Exhibit I hereto, such certificate, the “Non-Bank Tax Certificate”) certifying that such Foreign Lender is not a bank for purposes of Section 881(c) of the Code, is not a “10-percent shareholder” (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrowers and is not a CFC related to the Borrowers (within the meaning of Section 864(d)(4) of the Code), and that the interest payments in question are not effectively connected with the conduct by such Lender of a trade or business within the United States of America), (B) Internal Revenue Service Form W-8BEN, Form W-8BEN-E or Form W-8ECI (or any applicable successor form), in each case properly completed and duly executed by such Foreign Lender claiming complete exemption from, or reduced rate of, U.S. federal withholding tax on payments by the Borrowers under this Agreement, (C) Internal Revenue Service Form W-8IMY (or any applicable successor form) and all necessary attachments (including the forms described in clauses (A) and (B) above, provided that if the Foreign Lender is a partnership, and one or more of the partners is claiming portfolio interest treatment, the Non-Bank Tax Certificate may be provided by such Foreign Lender on behalf of such partners) or (D) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrowers or the Administrative Agent to determine the withholding or deduction required to be made; and (ii) deliver to the Borrowers and the Administrative Agent two further copies of any such form or certification (or any applicable successor form) on or before the date that any such form or certification expires or becomes obsolete or invalid, after the occurrence of any event requiring a change in -74- QB\100411143.3 the most recent form previously delivered by it to the Borrowers and the Administrative Agent, and from time to time thereafter if reasonably requested by the Borrowers or the Administrative Agent. Any Foreign Lender that becomes legally ineligible to update any form or certification previously delivered shall promptly notify the Borrowers and the Administrative Agent in writing of such Foreign Lender’s inability to do so. Each Revolving Facility Lender authorizes the Administrative Agent to deliver to the Loan Parties and to any successor Administrative Agent any documentation provided by such Lender to the Administrative Agent pursuant to this Section 2.17. Each person that shall become a Participant pursuant to Section 9.04 or a Lender pursuant to Section 9.04 shall, upon the effectiveness of the related transfer, be required to provide all the forms and statements required pursuant to this Section 2.17(e); provided that a Participant shall furnish all such required forms and statements to the person from which the related participation shall have been purchased. In addition, the Administrative Agent shall deliver to the Borrowers (x) (I) prior to the date on which the first payment by the Borrowers are due hereunder or (II) prior to the first date on or after the date on which such Agent becomes a successor Administrative Agent pursuant to Section 8.09 on which payment by the Borrowers is due hereunder, as applicable, two copies of a properly completed and executed IRS Form W-9 certifying its exemption from U.S. federal backup withholding or such other properly completed and executed documentation prescribed by applicable law certifying its entitlement to an available exemption from applicable U.S. federal withholding taxes in respect of any payments to be made to such Agent by any Loan Party pursuant to any Loan Document including, as applicable, an IRS Form W-8IMY certifying that the Agent is a U.S. branch and intends to be treated as a U.S. person for purposes of withholding under Chapter 3 of the Code pursuant to Section 1.1441-1(b)(2)(iv) of the Treasury Regulations, and (y) on or before the date on which any such previously delivered documentation expires or becomes obsolete or invalid, after the occurrence of any event requiring a change in the most recent documentation previously delivered by it to the Borrowers, and from time to time if reasonably requested by the Borrowers, two further copies of such documentation. (f) If any Lender or the Administrative Agent, as applicable, determines, in its sole discretion, that it has received a refund of an Indemnified Tax or Other Tax for which a payment has been made by a Loan Party pursuant to this Agreement or any other Loan Document, which refund in the good faith judgment of such Lender or the Administrative Agent, as the case may be, is attributable to such payment made by such Loan Party, then the Lender or the Administrative Agent, as the case may be, shall reimburse the Loan Party for such amount (net of all reasonable out-of-pocket expenses of such Lender or the Administrative Agent, as the case may be, and without interest other than any interest received thereon from the relevant Governmental Authority with respect to such refund) as the Lender or Administrative Agent, as the case may be, determines in its sole discretion to be the proportion of the refund as will leave it, after such reimbursement, in no better or worse position (taking into account expenses or any Taxes imposed on the refund) than it would have been in if the Indemnified Tax or Other Tax giving rise to such refund had not been imposed in the first instance; provided that the Loan Party, upon the request of the Lender or the Administrative Agent agrees to repay the amount paid over to the Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Lender or the Administrative Agent in the event the Lender or the Administrative Agent is required to repay such refund to such Governmental Authority. In such event, such Lender or the Administrative Agent, as the case may be, shall, at the Borrowers’ request, provide the Borrowers with a copy of any notice of assessment or other evidence of the requirement to repay such refund received from the relevant Governmental Authority (provided that such Lender or the Administrative Agent may delete any information therein that it deems confidential). A Lender or the Administrative Agent shall claim any refund that it determines is available to it, unless it concludes in its sole discretion that it would be adversely affected by making such a claim. No Lender nor the Administrative Agent shall be obliged to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Loan Party in connection with this clause (f) or any other provision of this Section 2.17. (g) If the Borrowers determine that a reasonable basis exists for contesting an Indemnified Tax or Other Tax for which a Loan Party has paid additional amounts or indemnification payments, each affected Lender or Agent, as the case may be, shall use reasonable efforts to cooperate with the Borrowers as the Borrowers may -75- QB\100411143.3 reasonably request in challenging such Tax. The Borrowers shall indemnify and hold each Lender and Agent harmless against any out-of-pocket expenses incurred by such person in connection with any request made by the Borrowers pursuant to this Section 2.17(g). Nothing in this Section 2.17(g) shall obligate any Lender or Agent to take any action that such person, in its sole judgment, determines may result in a material detriment to such person. (h) Each U.S. Lender shall deliver to the Borrowers and the Administrative Agent two Internal Revenue Service Forms W-9 (or substitute or successor form), properly completed and duly executed, certifying that such U.S. Lender is exempt from United States federal backup withholding (i) on or prior to the Fourth Restatement Effective Date (or on or prior to the date it becomes a party to this Agreement), (ii) on or before the date that such form expires or becomes obsolete or invalid, (iii) after the occurrence of a change in the U.S. Lender’s circumstances requiring a change in the most recent form previously delivered by it to the Borrowers and the Administrative Agent, and (iv) from time to time thereafter if reasonably requested by the Borrowers or the Administrative Agent. (i) If a payment made to any Lender or any Agent under this Agreement or any other Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender or such Agent were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender or such Agent shall deliver to the Borrowers and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrowers or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrowers or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA, to determine whether such Lender has or has not complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this Section 2.17(i), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. (j) The agreements in this Section 2.17 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable under any Loan Document. For purposes of this Section 2.17, the term “Lender” includes any Issuing Bank and the term “applicable Requirement of Law” includes FATCA. Section 2.18 Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) Unless otherwise specified, the Borrowers shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of L/C Disbursements, or of amounts payable under Sections 2.15, 2.16 or 2.17, or otherwise) prior to 2:00 p.m., Local Time, on the date when due, in immediately available funds, without condition or deduction for any defense, recoupment, set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent to the applicable account designated to the Borrowers by the Administrative Agent, except payments to be made directly to the applicable Issuing Bank as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.05 shall be made directly to the persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other person to the appropriate recipient promptly following receipt thereof. Except as otherwise expressly provided herein, if any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments made under the Loan Documents shall be made in Dollars. Any payment required to be made by the Administrative Agent hereunder shall be deemed to have been made by the time required if the Administrative Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Administrative Agent to make such payment. -76- QB\100411143.3

(b) If at any time insufficient funds are received by and available to the Administrative Agent from the Borrowers to pay fully all amounts of principal, unreimbursed L/C Disbursements, interest and fees then due from the Borrowers hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due from the Borrowers hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, (ii) second, towards payment of principal of unreimbursed L/C Disbursements then due from the Borrowers hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed L/C Disbursements then due to such parties, and (iii) third, towards payment of principal then due from the Borrowers hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties. (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of, or interest on, any of its Term Loans, Revolving Facility Loans or participations in L/C Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Term Loans, Revolving Facility Loans and participations in L/C Disbursements and accrued interest thereon than the proportion received by any other Lender entitled to receive the same proportion of such payment, then the Lender receiving such greater proportion shall purchase participations in the Term Loans, Revolving Facility Loans and participations in L/C Disbursements of such other Lenders to the extent necessary so that the benefit of all such payments shall be shared by all such Lenders ratably in accordance with the principal amount of each such Lender’s respective Term Loans, Revolving Facility Loans and participations in L/C Disbursements and accrued interest thereon; provided, that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, (ii) [reserved], and (3) the provisions of this clause (c) shall not be construed to apply to any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in L/C Disbursements to any assignee or participant. The Borrowers consent to the foregoing and agree, to the extent they may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrowers rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrowers in the amount of such participation. (d) Unless the Administrative Agent shall have received notice from the Borrowers prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the applicable Issuing Bank hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the applicable Issuing Bank, as applicable, the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders or the applicable Issuing Bank, as applicable, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. (e) If any Lender shall fail to make any payment required to be made by it pursuant to SectionSections 2.05(d) or (e), 2.06, or 2.18(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid. Section 2.19 Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.15, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as applicable, in the future and (ii) would not subject such Lender to any material unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender in -77- QB\100411143.3 any material respect. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment. (b) If any Lender requests compensation under Section 2.15, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender is a Defaulting Lender, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require any such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrowers shall have received the prior written consent of the Administrative Agent (and, if in respect of any Revolving Facility Commitment or Revolving Facility Loan, the Issuing Bank), which consent, in each case, shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in L/C Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. Nothing in this Section 2.19 shall be deemed to prejudice any rights that the Borrowers may have against any Lender that is a Defaulting Lender. No action by or consent of the removed Lender shall be necessary in connection with such assignment, which shall be immediately and automatically effective upon payment of such purchase price. In connection with any such assignment the Borrowers, Administrative Agent, such removed Lender and the replacement Lender shall otherwise comply with Section 9.04, provided, that if such removed Lender does not comply with Section 9.04 within one Business Day after the Borrowers’ request, compliance with Section 9.04 shall not be required to effect such assignment. (c) If any Lender (such Lender, a “Non-Consenting Lender”) has failed to consent to a proposed amendment, waiver, discharge or termination which pursuant to the terms of Section 9.08 requires the consent of all of the Lenders affected and with respect to which the Required Lenders shall have granted their consent, then the Borrowers shall have the right (unless such Non-Consenting Lender grants such consent) at their sole expense (including with respect to the processing and recordation fee referred to in Section 9.04(b)(ii)(B)) to replace such Non-Consenting Lender by requiring such Non-Consenting Lender to (and any such Non-Consenting Lender agrees that it shall, upon the Borrowers’ request) assign its Loans and its Commitments (or, at the Borrowers’ option, the Loans and Commitments under the Facility that is the subject of the proposed amendment, waiver, discharge or termination) hereunder to one or more assignees reasonably acceptable to (i) the Administrative Agent (unless, in the case of an assignment of Term Loans, such assignee is a Lender, an Affiliate of a Lender or an Approved Fund) and (ii) if in respect of any Revolving Facility Commitment or Revolving Facility Loan, the Issuing Bank; provided, that: (a) all Loan Obligations of the Borrowers owing to such Non-Consenting Lender being replaced shall be paid in full to such Non-Consenting Lender concurrently with such assignment, (b) the replacement Lender shall purchase the foregoing by paying to such Non-Consenting Lender a price equal to the principal amount thereof plus accrued and unpaid interest thereon and the replacement Lender or, at the option of the Borrowers, the Borrowers shall pay any amount required by Section 2.12(d)(y), if applicable, and (c) the replacement Lender shall grant its consent with respect to the applicable proposed amendment, waiver, discharge or termination. No action by or consent of the Non-Consenting Lender shall be necessary in connection with such assignment, which shall be immediately and automatically effective upon payment of such purchase price. In connection with any such assignment the Borrowers, Administrative Agent, such Non-Consenting Lender and the replacement Lender shall otherwise comply with Section 9.04; provided, that if such Non-Consenting Lender does not comply with Section 9.04 within one Business Day after the Borrowers’ request, compliance with Section 9.04 shall not be required to effect such assignment. Section 2.20 Illegality. If any Lender reasonably determines that any Change in Law has made it unlawful, or that any Governmental Authority has asserted after the Fourth Restatement Effective Date that it is unlawful, for any Lender or its applicable Lending Office to make or maintain any SOFR Loans, then, on notice thereof by such Lender to the Borrowers through the Administrative Agent, any obligations of such Lender to make or continue SOFR Loans or to convert ABR Borrowings to SOFR Borrowings shall be suspended until such Lender notifies the Administrative Agent and the Borrowers that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrowers shall upon demand from such Lender (with a copy to the -78- QB\100411143.3

Administrative Agent), either convert all SOFR Borrowings of such Lender to ABR Borrowings, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such SOFR Borrowings to such day, or immediately, if such Lender may not lawfully continue to maintain such Loans. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted. Section 2.21 Incremental Commitments. (a) The Borrowers may, by written notice to the Administrative Agent from time to time, request Incremental Term Loan Commitments and/or Incremental Revolving Facility Commitments, as applicable, in an amount not to exceed the Incremental Amount at the time such Incremental Commitments are established from one or more Incremental Term Lenders and/or Incremental Revolving Facility Lenders (which may include any existing Lender) willing to provide such Incremental Term Loans and/or Incremental Revolving Facility Commitments, as the case may be, in their own discretion; provided, that each Incremental Revolving Facility Lender providing a commitment to make revolving loans shall be subject to the approval of the Administrative Agent and, to the extent the same would be required for an assignment under Section 9.04, the Issuing Banks (which approvals shall not be unreasonably withheld) unless such Incremental Revolving Facility Lender is a Revolving Facility Lender, an Affiliate of a Revolving Facility Lender or an Approved Fund of a Revolving Facility Lender. Such notice shall set forth (i) the amount of the Incremental Term Loan Commitments and/or Incremental Revolving Facility Commitments being requested (which shall be in minimum increments of $5,000,000 and a minimum amount of $10,000,000, or equal to the remaining Incremental Amount or, in each case, such lesser amount approved by the Administrative Agent), (ii) the date on which such Incremental Term Loan Commitments and/or Incremental Revolving Facility Commitments are requested to become effective, (iii) in the case of Incremental Revolving Facility Commitments, whether such Incremental Revolving Facility Commitments are to be (x) commitments to make additional Revolving Facility Loans on the same terms as the Initial Revolving Loans or (y) commitments to make revolving loans with pricing terms, final maturity dates, borrowers, participation in mandatory prepayments or commitment reductions and/or other terms different from the Initial Revolving Loans (“Other Revolving Loans”) and (iv) in the case of Incremental Term Loan Commitments, whether such Incremental Term Loan Commitments are to be (x) commitments to make term loans with terms identical to Term B Loans or (y) commitments to make term loans with pricing, maturity, amortization, borrowers, participation in mandatory prepayments and/or other terms different from the Term B Loans (“Other Term Loans”); provided, further, that Incremental Revolving Facility Commitments established pursuant to this Section 2.21 shall not exceed $250,000,000 in the aggregate. (b) The Borrowers and each Incremental Term Lender and/or Incremental Revolving Facility Lender shall execute and deliver to the Administrative Agent an Incremental Assumption Agreement and such other documentation as the Administrative Agent shall reasonably specify to evidence the Incremental Term Loan Commitment of such Incremental Term Lender and/or Incremental Revolving Facility Commitment of such Incremental Revolving Facility Lender. Each Incremental Assumption Agreement shall specify the terms of the applicable Incremental Term Loans and/or Incremental Revolving Facility Commitments; provided, that: (i) any commitments to make additional Term B Loans and/or additional Initial Revolving Loans shall have the same terms as the Term B Loans or Initial Revolving Loans, respectively, (ii) the Other Term Loans shall rank pari passu or, at the option of the Borrowers, junior in right of security with the Term B Loans or shall be unsecured (provided, that if such Other Term Loans rank junior in right of security with the Term B Loans, such Other Term Loans shall be subject to a Permitted Junior Intercreditor Agreement and, for the avoidance of doubt, shall not be subject to clause (vii) below), (iii) other than with respect to an aggregate principal amount at any time outstanding not to exceed the Maturity Limitation Excluded Amount, the final maturity date of any Other Term Loans shall be no earlier than the Term B Facility Maturity Date and, except as to pricing, amortization, final maturity date, participation in mandatory prepayments and ranking as to security, shall have (x) substantially the same terms as the Term B Loans or (y) such other terms (including as to guarantees and collateral) as shall be reasonably satisfactory to the Administrative Agent, -79- QB\100411143.3

(iv) other than with respect to an aggregate principal amount at any time outstanding not to exceed the Maturity Limitation Excluded Amount, the Weighted Average Life to Maturity of any Other Term Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the Term B Loans, (v) the Other Revolving Loans shall rank pari passu in right of security with the Initial Revolving Loans or, at the option of the Borrowers, junior in right of security with the Initial Revolving Loans or shall be unsecured (provided, that if such Other Revolving Loans rank junior in right of security with the Initial Revolving Loans, such Other Revolving Loans shall be subject to a Permitted Junior Intercreditor Agreement), (vi) the final maturity date of any Other Revolving Loans shall be no earlier than the Revolving Facility Maturity Date with respect to the Initial Revolving Loans and, except as to pricing, final maturity date, participation in mandatory prepayments and commitment reductions, shall have (x) substantially the same terms as the Initial Revolving Loans or (y) such other terms (including as to guarantees and collateral) as shall be reasonably satisfactory to the Administrative Agent, (vii) with respect to any Other Term Loan incurred prior to the twelve month anniversary of the Fourth Restatement Effective Date that ranks pari passu in right of security with the Term B Loans (other than Other Term Loans which constitute MFN Excluded Loans), the All-in Yield shall be the same as that applicable to the Term B Loans on the Fourth Restatement Effective Date, except that the All-in Yield in respect of any such Other Term Loan may exceed the All-in Yield in respect of such Term B Loans on the Fourth Restatement Effective Date by no more than 0.75%, or if it does so exceed such All-in Yield (such difference, the “Term Yield Differential”) then the Applicable Margin (or the “Term SOFR floor” as provided in the following proviso) applicable to such Term B Loans shall be increased such that after giving effect to such increase, the Term Yield Differential shall not exceed 0.75%; provided that, to the extent any portion of the Term Yield Differential is attributable to a higher “Term SOFR floor” being applicable to such Other Term Loans, such Term SOFR floor shall only be included in the calculation of the Term Yield Differential to the extent such Term SOFR floor is greater than the Adjusted SOFR Rate in effect for an Interest Period of three months’ duration at such time, and, with respect to such excess, the “Term SOFR floor” applicable to the outstanding Term B Loans shall be increased to an amount not to exceed the “Term SOFR floor” applicable to such Other Term Loans prior to any increase in the Applicable Margin applicable to such Term B Loans then outstanding; (viii) with respect to the incurrence of any Incremental Revolving Loans or any Other Revolving Loans, the Borrowers shall be in compliance with the Financial Covenant on a Pro Forma Basis; (ix) (A) the Other Revolving Loans may participate on a pro rata basis or a less than pro rata basis (but not a greater than pro rata basis) than the Initial Revolving Loans in (x) any voluntary or mandatory prepayment or commitment reduction hereunder and (y) any Borrowing at the time such Borrowing is made and (B) the Other Term Loans may participate on a pro rata basis or a less than pro rata basis (but not a greater than pro rata basis) than the Term B Loans in any mandatory prepayment hereunder; (x) there shall be no obligor in respect of any Incremental Term Loan Commitments or Incremental Revolving Facility Commitments that is not a Loan Party; and (xi) the Other Revolving Loans and Other Term Loans shall be denominated in U.S. Dollars and borrowed by the Borrowers; Each party hereto hereby agrees that upon the effectiveness of any Incremental Assumption Agreement, this Agreement shall be amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Incremental Term Loan Commitments and/or Incremental Revolving Facility Commitments evidenced thereby as provided for in Section 9.08(e). Any amendment to this Agreement or any other Loan Document that is necessary to effect the provisions of this Section 2.21 and any such collateral and other documentation shall be deemed “Loan -80- QB\100411143.3

Documents” hereunder and may be memorialized in writing by the Administrative Agent with the Borrowers’ consent (not to be unreasonably withheld) and furnished to the other parties hereto. (c) Notwithstanding the foregoing, no Incremental Term Loan Commitment or Incremental Revolving Facility Commitment shall become effective under this Section 2.21 unless (i) on the date of such effectiveness, to the extent required by the relevant Incremental Assumption Agreement, the conditions set forth in clauses (b) and (c) of Section 4.01 shall be satisfied (subject to Section 1.07 for a Limited Condition Acquisition) and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Responsible Officer of the Borrowers and (ii) the Administrative Agent shall have received customary legal opinions, board resolutions and other customary closing certificates and documentation as required by the relevant Incremental Assumption Agreement and, to the extent required by the Administrative Agent, consistent with those delivered on the Fourth Restatement Effective Date under Section 4.02 and such additional customary documents and filings (including amendments to the Mortgages and other Security Documents and title endorsement bringdowns) as the Administrative Agent may reasonably request to assure that the Incremental Term Loans and/or Revolving Facility Loans in respect of Incremental Revolving Facility Commitments, if secured, are secured by the Collateral ratably with (or, to the extent set forth in the applicable Incremental Assumption Agreement, junior to) one or more Classes of then-existing Term Loans and Revolving Facility Loans and with respect to any Other Term Loans to be incurred by a Foreign Subsidiary, such other collateral and guarantee documentation with respect to any Foreign Subsidiary or any asset of Foreign Subsidiaries as the Administrative Agent may reasonably request to implement the collateral and guarantee arrangements contemplated by this Section 2.21 with respect thereto). (d) Each of the parties hereto hereby agrees that the Administrative Agent may take any and all action as may be reasonably necessary to ensure that (i) all Incremental Term Loans (other than Other Term Loans), when originally made, are included in each Borrowing of the outstanding applicable Class of Term Loans on a pro rata basis, and (ii) all Revolving Facility Loans in respect of Incremental Revolving Facility Commitments (other than Other Revolving Loans), when originally made, are included in each Borrowing of the applicable Class of outstanding Revolving Facility Loans on a pro rata basis. The Borrowers agree that Section 2.16 shall apply to any conversion of SOFR Loans to ABR Loans reasonably required by the Administrative Agent to effect the foregoing. (e) Notwithstanding anything to the contrary in this Agreement, including Section 2.18(c) (which provisions shall not be applicable to clauses (e) through (i) of this Section 2.21), pursuant to one or more offers made from time to time by the Borrowers to all Lenders of any Class of Term Loans and/or Revolving Facility Commitments, on a pro rata basis (based, in the case of an offer to the Lenders under any Class of Term Loans, on the aggregate outstanding Term Loans of such Class and, in the case of an offer to the Lenders under any Revolving Facility, on the aggregate outstanding Revolving Facility Commitments under such Revolving Facility, as applicable) and on the same terms (“Pro Rata Extension Offers”), the Borrowers are hereby permitted to consummate transactions with individual Lenders from time to time to extend the maturity date of such Lender’s Loans and/or Commitments of such Class and to otherwise modify the terms of such Lender’s Loans and/or Commitments of such Class pursuant to the terms of the relevant Pro Rata Extension Offer (including, without limitation, increasing the interest rate or fees payable in respect of such Lender’s Loans and/or Commitments and/or modifying the amortization schedule in respect of such Lender’s Loans). For the avoidance of doubt, the reference to “on the same terms” in the preceding sentence shall mean, (i) in the case of an offer to the Lenders under any Class of Term Loans, that all of the Term Loans of such Class are offered to be extended for the same amount of time and that the interest rate changes and fees payable with respect to such extension are the same and (ii) in the case of an offer to the Lenders under any Revolving Facility, that all of the Revolving Facility Commitments of such Facility are offered to be extended for the same amount of time and that the interest rate changes and fees payable with respect to such extension are the same. Any such extension (an “Extension”) agreed to between the Borrowers and any such Lender (an “Extending Lender”) will be established under this Agreement by implementing an Incremental Term Loan for such Lender if such Lender is extending an existing Term Loan (such extended Term Loan, an “Extended Term Loan”) or an Incremental Revolving Facility Commitment for such Lender if such Lender is extending an existing Revolving Facility Commitment (such extended Revolving Facility Commitment, an “Extended Revolving Facility Commitment”). Each Pro Rata Extension Offer shall specify the date on which the Borrowers propose that the Extended Term Loan or Extended Revolving Facility Commitment, as applicable, shall be made, which shall be a date not earlier than five Business Days after the date on which notice is delivered to the Administrative Agent (or such shorter period agreed to by the Administrative Agent in its reasonable discretion). -81- QB\100411143.3

(f) The Borrowers and each Extending Lender shall execute and deliver to the Administrative Agent an Incremental Assumption Agreement and such other documentation as the Administrative Agent shall reasonably specify to evidence the Extended Term Loans and/or Extended Revolving Facility Commitments of such Extending Lender. Each Incremental Assumption Agreement shall specify the terms of the applicable Extended Term Loans and/or Extended Revolving Facility Commitments; provided, that (i) except as to interest rates, fees, any other pricing terms, amortization, final maturity date and participation in prepayments and commitment reductions (which shall, subject to clauses (ii) and (iii) of this proviso, be determined by the Borrowers and set forth in the Pro Rata Extension Offer), the Extended Term Loans shall have (x) the same terms as an existing Class of Term Loans or (y) such other terms as shall be reasonably satisfactory to the Administrative Agent, (ii) the final maturity date of any Extended Term Loans shall be no earlier than the latest Term Facility Maturity Date in effect on the date of incurrence, (iii) the Weighted Average Life to Maturity of any Extended Term Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the Class of Term Loans to which such offer relates, (iv) except as to interest rates, fees, any other pricing terms, participation in mandatory prepayments and commitment reductions and final maturity (which shall be determined by the Borrowers and set forth in the Pro Rata Extension Offer), any Extended Revolving Facility Commitment shall have (x) the same terms as an existing Class of Revolving Facility Commitments or (y) have such other terms as shall be reasonably satisfactory to the Administrative Agent, and (v) any Extended Term Loans and/or Extended Revolving Facility Commitments may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory repayments or prepayments hereunder. Upon the effectiveness of any Incremental Assumption Agreement, this Agreement shall be amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Extended Term Loans and/or Extended Revolving Facility Commitments evidenced thereby as provided for in Section 9.08(e). Any such deemed amendment may be memorialized in writing by the Administrative Agent with the Borrowers’ consent (not to be unreasonably withheld) and furnished to the other parties hereto. If provided in any Incremental Assumption Agreement with respect to any Extended Revolving Facility Commitments, and with the consent of each Issuing Bank, participations in Letters of Credit shall be reallocated to lenders holding such Extended Revolving Facility Commitments in the manner specified in such Incremental Assumption Agreement, including upon effectiveness of such Extended Revolving Facility Commitment or upon or prior to the maturity date for any Class of Revolving Facility Commitments. (g) Upon the effectiveness of any such Extension, the applicable Extending Lender’s Term Loan will be automatically designated an Extended Term Loan and/or such Extending Lender’s Revolving Facility Commitment will be automatically designated an Extended Revolving Facility Commitment. For purposes of this Agreement and the other Loan Documents, (i) if such Extending Lender is extending a Term Loan, such Extending Lender will be deemed to have an Incremental Term Loan having the terms of such Extended Term Loan and (ii) if such Extending Lender is extending a Revolving Facility Commitment, such Extending Lender will be deemed to have an Incremental Revolving Facility Commitment having the terms of such Extended Revolving Facility Commitment. (h) Notwithstanding anything to the contrary set forth in this Agreement or any other Loan Document (including without limitation this Section 2.21), (i) the aggregate amount of Extended Term Loans and Extended Revolving Facility Commitments will not be included in the calculation of the Incremental Amount, (ii) no Extended Term Loan or Extended Revolving Facility Commitment is required to be in any minimum amount or any minimum increment, (iii) any Extending Lender may extend all or any portion of its Term Loans and/or Revolving Facility Commitment pursuant to one or more Pro Rata Extension Offers (subject to applicable proration in the case of over participation) (including the extension of any Extended Term Loan and/or Extended Revolving Facility Commitment), (iv) there shall be no condition to any Extension of any Loan or Commitment at any time or from time to time other than notice to the Administrative Agent of such Extension and the terms of the Extended Term Loan or Extended Revolving Facility Commitment implemented thereby, (v) all Extended Term Loans, Extended Revolving Facility Commitments and all obligations in respect thereof shall be Loan Obligations of the relevant Loan Parties under this Agreement and the other Loan Documents that are secured by the Collateral on a pari passu basis with all other Obligations of the relevant Loan Parties under this Agreement and the other Loan Documents, (vi) no Issuing Bank shall be obligated to issue Letters of Credit under such Extended Revolving Facility Commitments unless it shall have consented thereto and (vii) there shall be no obligor in respect of any such Extended Term Loans or Extended Revolving Facility Commitments that is not a Loan Party. -82- QB\100411143.3

(i) Each Extension shall be consummated pursuant to procedures set forth in the associated Pro Rata Extension Offer; provided, that the Borrowers shall cooperate with the Administrative Agent prior to making any Pro Rata Extension Offer to establish reasonable procedures with respect to mechanical provisions relating to such Extension, including, without limitation, timing, rounding and other adjustments. (j) Notwithstanding anything to the contrary in this Agreement, including Section 2.18(c) (which provisions shall not be applicable to clauses (j) through (o) of this Section 2.21), the Borrowers may by written notice to the Administrative Agent establish one or more additional tranches of term loans under this Agreement (such loans, “Refinancing Term Loans”), the Net Proceeds of which are used to Refinance in whole or in part any Class of Term Loans. Each such notice shall specify the date (each, a “Refinancing Effective Date”) on which the Borrowers proposes that the Refinancing Term Loans shall be made, which shall be a date not earlier than five Business Days after the date on which such notice is delivered to the Administrative Agent (or such shorter period agreed to by the Administrative Agent in its reasonable discretion); provided, that: (i) before and after giving effect to the borrowing of such Refinancing Term Loans on the Refinancing Effective Date each of the conditions set forth in Section 4.01 (subject to Section 1.07 for a Limited Condition Acquisition) shall be satisfied to the extent required by the relevant Incremental Assumption Agreement governing such Refinancing Term Loans; (ii) the final maturity date of the Refinancing Term Loans shall be no earlier than the Term Facility Maturity Date of the refinanced Term Loans; (iii) the Weighted Average Life to Maturity of such Refinancing Term Loans shall be no shorter than the then-remaining Weighted Average Life to Maturity of the refinanced Term Loans; (iv) the aggregate principal amount of the Refinancing Term Loans shall not exceed the outstanding principal amount of the refinanced Term Loans plus amounts used to pay fees and expenses (including original issue discount) and accrued interest associated therewith; (v) all other terms applicable to such Refinancing Term Loans (other than provisions relating to original issue discount, upfront fees, interest rates or any other pricing terms and optional prepayment or mandatory prepayment or redemption terms, which shall be as agreed between the Borrowers and the Lenders providing such Refinancing Term Loans) taken as a whole shall be substantially similar to, or not materially less favorable to the Borrowers and their Subsidiaries than, the terms, taken as a whole, applicable to the Term B Loans (except to the extent such covenants and other terms apply solely to any period after the Term B Facility Maturity Date or are otherwise reasonably acceptable to the Administrative Agent), as determined by the Borrowers in good faith. In addition, notwithstanding the foregoing, the Borrowers may establish Refinancing Term Loans to refinance and/or replace all or any portion of a Revolving Facility Commitment (regardless of whether Revolving Facility Loans are outstanding under such Revolving Facility Commitments at the time of incurrence of such Refinancing Term Loans), so long as (i) the aggregate amount of such Refinancing Term Loans does not exceed the aggregate amount of Revolving Facility Commitments terminated at the time of incurrence thereof, (ii) if the Revolving Facility Credit Exposure outstanding on the Refinancing Effective Date would exceed the aggregate amount of Revolving Facility Commitments outstanding in each case after giving effect to the termination of such Revolving Facility Commitments, the Borrowers shall take one or more actions such that such Revolving Facility Credit Exposure does not exceed such aggregate amount of Revolving Facility Commitments in effect on the Refinancing Effective Date after giving effect to the termination of such Revolving Facility Commitments (it being understood that (x) such Refinancing Term Loans may be provided by the Lenders holding the Revolving Facility Commitments being terminated and/or by any other person that would be a permitted Assignee hereunder and (y) the proceeds of such Refinancing Term Loans shall not constitute Net Proceeds hereunder), (iii) the Weighted Average Life to Maturity of the Refinancing Term Loans shall be no shorter than the remaining life to termination of the terminated Revolving Facility Commitments, (iv) the final maturity date of the Refinancing Term Loans shall be no earlier than the termination date of the terminated Revolving Facility Commitments and (v) all other terms applicable to such Refinancing Term Loans (other than provisions relating to original issue discount, upfront fees, interest rates or any other pricing terms and optional prepayment or mandatory prepayment or redemption terms, which shall be as -83- QB\100411143.3 agreed between the Borrowers and the Lenders providing such Refinancing Term Loans) taken as a whole shall be substantially similar to, or not materially less favorable to the Borrowers and their Subsidiaries than, the terms, taken as a whole, applicable to the Term B Loans (except to the extent such covenants and other terms apply solely to any period after the Term B Facility Maturity Date or are otherwise reasonably acceptable to the Administrative Agent), as determined by the Borrowers in good faith; (vi) with respect to Refinancing Term Loans secured by Liens on the Collateral that rank junior in right of security to an existing Class of Term Loans, such Liens will be subject to a Permitted Junior Intercreditor Agreement; (vii) there shall be no obligor in respect of such Refinancing Term Loans that is not a Loan Party; and (viii) the Refinancing Term Loans may participate on a pro rata basis or a less than pro rata basis (but not a greater than pro rata basis) than the Term B Loans in any prepayment hereunder. (k) The Borrowers may approach any Lender or any other person that would be a permitted Assignee pursuant to Section 9.04 to provide all or a portion of the Refinancing Term Loans; provided, that any Lender offered or approached to provide all or a portion of the Refinancing Term Loans may elect or decline, in its sole discretion, to provide a Refinancing Term Loan. Any Refinancing Term Loans made on any Refinancing Effective Date shall be designated an additional Class of Term Loans for all purposes of this Agreement; provided, further, that any Refinancing Term Loans may, to the extent provided in the applicable Incremental Assumption Agreement governing such Refinancing Term Loans, be designated as an increase in any previously established Class of Term Loans made to the Borrowers. (l) Notwithstanding anything to the contrary in this Agreement, including Section 2.18(c) (which provisions shall not be applicable to clause (l) through (o) of this Section 2.21), the Borrowers may by written notice to the Administrative Agent establish one or more additional Facilities providing for revolving commitments (“Replacement Revolving Facility Commitments” and the revolving loans thereunder, “Replacement Revolving Loans”), which replace in whole or in part any Class of Revolving Facility Commitments under this Agreement. Each such notice shall specify the date (each, a “Replacement Revolving Facility Effective Date”) on which the Borrowers propose that the Replacement Revolving Facility Commitments shall become effective, which shall be a date not less than five Business Days after the date on which such notice is delivered to the Administrative Agent (or such shorter period agreed to by the Administrative Agent in its reasonable discretion); provided that: (i) before and after giving effect to the establishment of such Replacement Revolving Facility Commitments on the Replacement Revolving Facility Effective Date, each of the conditions set forth in Section 4.01 shall be satisfied (subject to Section 1.07 for a Limited Condition Acquisition) to the extent required by the relevant Incremental Assumption Agreement governing such Replacement Revolving Facility Commitments; (ii) after giving effect to the establishment of any Replacement Revolving Facility Commitments and any concurrent reduction in the aggregate amount of any other Revolving Facility Commitments, the aggregate amount of Revolving Facility Commitments shall not exceed the aggregate amount of the Revolving Facility Commitments outstanding immediately prior to the applicable Replacement Revolving Facility Effective Date; (iii) no Replacement Revolving Facility Commitments shall have a final maturity date (or require commitment reductions or amortizations) prior to the Revolving Facility Maturity Date in effect at the time of incurrence for the Revolving Facility Commitments being replaced; (iv) all other terms applicable to such Replacement Revolving Facility (other than provisions relating to (x) fees, interest rates and other pricing terms and prepayment and commitment reduction and optional redemption terms which shall be as agreed between the Borrowers and the Lenders providing such Replacement Revolving Facility Commitments and (y) the amount of any letter of credit sublimit under such Replacement Revolving Facility Commitments, which shall be as agreed between the Borrowers, the Lenders providing such Replacement Revolving Facility Commitments, the Administrative Agent and the replacement issuing bank, if any, under such Replacement Revolving Facility Commitments) taken as a whole shall be substantially similar to, or not materially less favorable to the Lenders providing such Replacement Revolving Facility Commitments than, those, taken as a whole, applicable to the Initial Revolving Loans (except to the extent such covenants and other terms apply solely to any period after the latest Revolving Facility Maturity Date in effect at the time of incurrence or are otherwise reasonably acceptable to the Administrative Agent); (v) there shall be no obligor in respect of such Replacement Revolving Facility Commitments that is not a Loan Party and (vi) the Replacement Revolving Facility Commitments -84- QB\100411143.3

may participate on a pro rata basis or a less than pro rata basis (but not a greater than pro rata basis) than the Initial Revolving Loans in (x) any voluntary or mandatory prepayment or commitment reduction hereunder and (y) any Borrowing at the time such Borrowing is made. In addition, the Borrowers may establish Replacement Revolving Facility Commitments to refinance and/or replace all or any portion of a Term Loan hereunder (regardless of whether such Term Loan is repaid with the proceeds of Replacement Revolving Loans or otherwise), so long as the aggregate amount of such Replacement Revolving Facility Commitments does not exceed the aggregate amount of Term Loans repaid at the time of establishment thereof (it being understood that such Replacement Revolving Facility Commitment may be provided by the Lenders holding the Term Loans being repaid and/or by any other Person that would be a permitted Assignee hereunder) so long as (i) before and after giving effect to the establishment such Replacement Revolving Facility Commitments on the Replacement Revolving Facility Effective Date each of the conditions set forth in Section 4.01 shall be satisfied (subject to Section 1.07 for a Limited Condition Acquisition) to the extent required by the relevant agreement governing such Replacement Revolving Facility Commitments, (ii) the weighted average life to termination of such Replacement Revolving Facility Commitments shall be not shorter than the Weighted Average Life to Maturity then applicable to the refinanced Term Loans, (iii) the final termination date of the Replacement Revolving Facility Commitments shall be no earlier than the Term Facility Maturity Date of the refinanced Term Loans, (iv) with respect to Replacement Revolving Loans secured by Liens on Collateral that rank junior in right of security to the Revolving Facility Loans, such Liens will be subject to a Permitted Junior Intercreditor Agreement and (v) the requirement of clause (v) in the preceding sentence shall be satisfied mutatis mutandis. (m) The Borrowers may approach any Lender or any other person that would be a permitted Assignee of a Revolving Facility Commitment pursuant to Section 9.04 to provide all or a portion of the Replacement Revolving Facility Commitments; provided that any Lender offered or approached to provide all or a portion of the Replacement Revolving Facility Commitments may elect or decline, in its sole discretion, to provide a Replacement Revolving Facility Commitment. Any Replacement Revolving Facility Commitment made on any Replacement Revolving Facility Effective Date shall be designated an additional Class of Revolving Facility Commitments for all purposes of this Agreement; provided that any Replacement Revolving Facility Commitments may, to the extent provided in the applicable Incremental Assumption Agreement, be designated as an increase in any previously established Class of Revolving Facility Commitments. (n) On any Replacement Revolving Facility Effective Date, subject to the satisfaction of the foregoing terms and conditions, each of the Lenders with Replacement Revolving Facility Commitments of such Class shall purchase from each of the other Lenders with Replacement Revolving Facility Commitments of such Class, at the principal amount thereof and in the applicable currencies, such interests in the Replacement Revolving Loans and participations in Letters of Credit under such Replacement Revolving Facility Commitments of such Class then outstanding on such Replacement Revolving Facility Effective Date as shall be necessary in order that, after giving effect to all such assignments and purchases, the Replacement Revolving Loans and participations of such Replacement Revolving Facility Commitments of such Class will be held by the Lenders thereunder ratably in accordance with their Replacement Revolving Facility Commitments. (o) For purposes of this Agreement and the other Loan Documents, (i) if a Lender is providing a Refinancing Term Loan, such Lender will be deemed to have an Incremental Term Loan having the terms of such Refinancing Term Loan and (ii) if a Lender is providing a Replacement Revolving Facility Commitment, such Lender will be deemed to have an Incremental Revolving Facility Commitment having the terms of such Replacement Revolving Facility Commitment. Notwithstanding anything to the contrary set forth in this Agreement or any other Loan Document (including without limitation this Section 2.21), (i) the aggregate amount of Refinancing Term Loans and Replacement Revolving Facility Commitments will not be included in the calculation of the Incremental Amount, (ii) no Refinancing Term Loan or Replacement Revolving Facility Commitment is required to be in any minimum amount or any minimum increment, (iii) there shall be no condition to any incurrence of any Refinancing Term Loan or Replacement Revolving Facility Commitment at any time or from time to time other than those set forth in clauses (j) or (l) above, as applicable, and (iv) all Refinancing Term Loans, Replacement Revolving Facility Commitments and all obligations in respect thereof shall be Obligations under this Agreement and the other Loan Documents that are secured by the Collateral on a pari passu basis with all other Obligations under this Agreement and the other Loan Documents. -85- QB\100411143.3

(p) Notwithstanding anything in the foregoing to the contrary, (i) for the purpose of determining the number of outstanding SOFR Borrowings upon the incurrence of any Incremental Loans, (x) to the extent the last date of Interest Periods for multiple SOFR Borrowings under the Term Facilities fall on the same day, such SOFR Borrowings shall be considered a single SOFR Borrowing and (y) to the extent the last date of Interest Periods for multiple SOFR Borrowings under the Revolving Facilities fall on the same day, such SOFR Borrowings shall be considered a single SOFR Borrowing and (ii) the initial Interest Period with respect to any SOFR Borrowing of Incremental Loans may, at the Borrowers’ option, be of a duration of a number of Business Days that is less than one month, and the Adjusted Term SOFR with respect to such initial Interest Period shall be the same as the Adjusted Term SOFR applicable to any then-outstanding SOFR Borrowing as the Borrowers may direct, so long as the last day of such initial Interest Period is the same as the last day of the Interest Period with respect to such outstanding SOFR Borrowing. Section 2.22 Defaulting Lender. (a) Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law: (i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders.” (ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, following an Event of Default or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.06 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder, second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Bank hereunder, third, to Cash Collateralize the Issuing Banks’ Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.05(j), fourth, as the Borrowers may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent, fifth, if so determined by the Administrative Agent and the Borrowers, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the Issuing Banks’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.05(j), sixth, to the payment of any amounts owing to the Lenders or the Issuing Banks as a result of any judgment of a court of competent jurisdiction obtained by any Lender or the Issuing Bank against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement, seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement, and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.22 shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto. (iii) Certain Fees. (A) No Defaulting Lender shall be entitled to receive any Commitment Fee for any period during which that Lender is a Defaulting Lender. -86- QB\100411143.3

(B) Each Defaulting Lender shall be entitled to receive L/C Participation Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its pro rata share of the stated amount of Letters of Credit for which it has provided Cash Collateral. (C) With respect to any Commitment Fee or L/C Participation Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrowers shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letters of Credit that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to each Issuing Bank the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Bank’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee. (iv) Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in Letters of Credit shall be reallocated among the Non-Defaulting Lenders in accordance with their respective pro rata Commitments (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) the conditions set forth in Section 4.01 are satisfied at the time of such reallocation and (y) such reallocation does not cause the aggregate Revolving Facility Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Facility Commitment. Subject to Section 9.24, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation. (v) Cash Collateral. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrowers shall, without prejudice to any right or remedy available to it hereunder or under law, within three (3) Business Days following the written request of the (i) Administrative Agent or (ii) any Issuing Bank (with a copy to the Administrative Agent), Cash Collateralize the Issuing Banks’ Fronting Exposure in accordance with the procedures set forth in Section 2.05(j). (b) Defaulting Lender Cure. If the Borrowers, the Administrative Agent and each Issuing Bank agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Revolving Facility Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit to be held pro rata by the Lenders in accordance with their Revolving Facility Commitments (without giving effect to Section 2.22(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that, no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. (c) New Letters of Credit. So long as any Lender is a Defaulting Lender, the Issuing Banks shall not be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto. ARTICLE III Representations and Warranties On the Fourth Restatement Effective Date and the date of each Credit Event, after giving effect to the Transactions, the Borrowers represent and warrant to each of the Lenders that: Section 3.01 Organization; Powers. Except as set forth on Schedule 3.01, each of Holdings, the Borrowers and each of the Material Subsidiaries (a) is a partnership, limited liability company or corporation duly -87- QB\100411143.3 organized, validly existing and in good standing (or, if applicable in a foreign jurisdiction, enjoys the equivalent status under the laws of any jurisdiction of organization outside the United States of America) under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted, (c) is qualified to do business in each jurisdiction where such qualification is required, except where the failure so to qualify would not reasonably be expected to have a Material Adverse Effect, and (d) has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is or will be a party and, in the case of the Borrowers, to borrow and otherwise obtain credit hereunder. Section 3.02 Authorization. The execution, delivery and performance by Holdings, the Borrowers and each of the Subsidiary Loan Parties of each of the Loan Documents to which it is a party and the borrowings hereunder (a) have been duly authorized by all corporate, stockholder, partnership or limited liability company action required to be obtained by Holdings, the Borrowers and such Subsidiary Loan Parties and (b) will not (4) violate (a) any provision of law, statute, rule or regulation applicable to Holdings, the Borrowers or any such Subsidiary Loan Party, (b) the certificate or articles of incorporation or other constitutive documents (including any partnership, limited liability company or operating agreements) or by-laws of Holdings, the Borrowers, or any such Subsidiary Loan Party, (c) any applicable order of any court or any rule, regulation or order of any Governmental Authority or (d) any provision of any indenture, certificate of designation for preferred stock, agreement or other instrument to which Holdings, the Borrowers or any such Subsidiary Loan Party is a party or by which any of them or any of their property is or may be bound, (5) result in a breach of or constitute (alone or with due notice or lapse of time or both) a default under, give rise to a right of or result in any cancellation or acceleration of any right or obligation (including any payment) under any such indenture, certificate of designation for preferred stock, agreement or other instrument, where any such conflict, violation, breach or default referred to in clause (i) or (ii) of this Section 3.02(b), would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (6) result in the creation or imposition of any Lien upon or with respect to (x) any property or assets now owned or hereafter acquired by the Borrowers or any such Subsidiary Loan Party, other than the Liens created by the Loan Documents and Permitted Liens, or (y) any Equity Interests of the Borrowers now owned or hereafter acquired, directly or indirectly, by Holdings, other than Liens created by the Loan Documents or Liens permitted by Article VIA. Section 3.03 Enforceability. This Agreement has been duly executed and delivered by Holdings and the Borrowers and constitutes, and each other Loan Document when executed and delivered by each Loan Party that is party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against each such Loan Party in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) implied covenants of good faith and fair dealing. Section 3.04 Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required for the execution, delivery or performance of each Loan Document, except for (a) the filing of Uniform Commercial Code financing statements, (b) filings with the United States Patent and Trademark Office and the United States Copyright Office and comparable offices in foreign jurisdictions and equivalent filings in foreign jurisdictions, (c) recordation of the Mortgages, ii) such as have been made or obtained and are in full force and effect, iii) such actions, consents and approvals the failure of which to be obtained or made would not reasonably be expected to have a Material Adverse Effect and iv) filings or other actions listed on Schedule 3.04 and any other filings or registrations required by the Security Documents. Section 3.05 Financial Statements. (a) The audited consolidated balance sheets as of and for the fiscal years ended December 31, 2020, March 31, 2020 and March 31, 2019, and the statements of income, stockholders’ equity, and cash flow as of and for the fiscal years ended December 31, 2020, March 31, 2020 and March 31, 2019 including the notes thereto present fairly in all material respects the consolidated financial position of Ultimate Parent and its subsidiaries prior to the Restructuring as of the dates and for the periods referred to therein and the results of operations and cash -88- QB\100411143.3 flows for the periods then ended, and, except as set forth on Schedule 3.05, were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, except as otherwise noted therein. (b) The unaudited consolidated balance sheets as of and for the fiscal quarters ended March 31, 2021 and June 30, 2021, and the statements of income, stockholders’ equity, and cash flow as of and for the fiscal quarters ended March 31, 2021 and June 30, 2021 including the notes thereto present fairly in all material respects the consolidated financial position of Ultimate Parent and its subsidiaries prior to the Restructuring as of the dates and for the periods referred to therein and the results of operations and cash flows for the periods then ended, and, except as set forth on Schedule 3.05, were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, except as otherwise noted therein. (c) The (i) pro forma consolidated financial statements (including the consolidated balance sheet and related statements of income) of Ultimate Parent and its subsidiaries and (ii) pro forma consolidated statement of income of Ultimate Parent and its subsidiaries for the 12-month period ending on the last day of the most recently completed four fiscal quarter period ended at least 45 days before the Fourth Restatement Effective Date, in each case delivered to the Administrative Agent pursuant to Section 4.02(h), and in each case prepared on a Pro Forma Basis to present fairly in all material respects the consolidated financial position of the Remainco Retained Business (as defined in the Separation Agreement) as of the dates and for the periods referred to therein as if the Transactions had occurred at the beginning of such periods and the results of operations for the periods then ended, and, except as set forth on Schedule 3.05, were prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses,” except as otherwise noted therein. Section 3.06 No Material Adverse Effect. Since December 31, 2020, other than the Spinoff, there has been no event or circumstance that, individually or in the aggregate with other events or circumstances, has had or would reasonably be expected to have a Material Adverse Effect. Section 3.07 Title to Properties; Possession Under Leases. (a) Each of the Borrowers and the Subsidiaries has valid title in fee simple or equivalent to, or valid leasehold interests in, or easements or other limited property interests in, all its Real Properties (including all Mortgaged Properties) and has good and marketable title to its personal property and assets, in each case, except for Permitted Liens and except for defects in title that do not materially interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes and except where the failure to have such title would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. All such properties and assets are free and clear of Liens, other than Permitted Liens or Liens arising by operation of law. The Equity Interests of Zurn and Zurn Holdings owned, directly or indirectly, by Holdings are free and clear of Liens, other than Liens permitted by Article VIA. (b) The Borrowers and each of the Subsidiaries has complied with all material obligations under all leases to which it is a party, except where the failure to comply would not reasonably be expected to have Material Adverse Effect, and all such leases are in full force and effect, except leases in respect of which the failure to be in full force and effect would not reasonably be expected to have a Material Adverse Effect. (c) As of the Fourth Restatement Effective Date, none of the Borrowers and the Subsidiaries has received any written notice of any pending or contemplated condemnation proceeding affecting any material portion of the Mortgaged Properties or any sale or disposition thereof in lieu of condemnation that remains unresolved as of the Fourth Restatement Effective Date. (d) As of the Fourth Restatement Effective Date, none of the Borrowers and their Subsidiaries is obligated under any right of first refusal, option or other contractual right to sell, assign or otherwise Dispose of any Mortgaged Property or any interest therein, except as permitted under Section 6.02 or 6.05. -89- QB\100411143.3

(e) Schedule 1.01(B) lists each Material Real Property owned by any Loan Party as of the Fourth RestatementAmendment No. 3 Effective Date. Section 3.08 Subsidiaries. (a) Schedule 3.08(a) sets forth as of the Fourth RestatementAmendment No. 3 Effective Date the name and jurisdiction of incorporation, formation or organization of each subsidiary of Holdings and, as to each such subsidiary, the percentage of each class of Equity Interests owned by Holdings or by any such subsidiary. (b) As of the Fourth RestatementAmendment No. 3 Effective Date , after giving effect to the Transactions, there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors (or entities controlled by directors) and shares held by directors (or entities controlled by directors)) relating to any Equity Interests of Holdings, the Borrowers or any of the Subsidiaries, except as set forth on Schedule 3.08(b). Section 3.09 Litigation; Compliance with Laws. (a) There are no actions, suits or proceedings at law or in equity or by or on behalf of any Governmental Authority or in arbitration now pending, or, to the knowledge of Holdings or the Borrowers, threatened in writing against Holdings or the Borrowers or any of the Subsidiaries or any business, property or rights of any such person (i) that involve any Loan Document or the Transactions or (1) that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. (b) None of Holdings, the Borrowers, the Subsidiaries and their respective properties or assets is in violation of (nor will the continued operation of their material properties and assets as currently conducted violate) any law, rule or regulation (including any zoning, building, ordinance, code or approval or any building permit, but excluding any Environmental Laws, which are the subject of Section 3.16) or any restriction of record or agreement affecting any Mortgaged Property, or is in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Section 3.10 Federal Reserve Regulations. Neither the making of any Loan (or the extension of any Letter of Credit) hereunder nor the use of the proceeds thereof will violate the provisions of Regulation T, Regulation U or Regulation X of the Board. Section 3.11 Investment Company Act. None of Holdings, the Borrowers and the Subsidiaries is required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended. Section 3.12 Use of Proceeds. (a) The Borrowers will use the proceeds of the Revolving Facility Loans, and may request the issuance of Letters of Credit (in each case subject to the proviso below), for general corporate purposes (including, without limitation, for Permitted Business Acquisitions and, in the case of Letters of Credit, for the back-up or replacement of existing letters of credit) and to finance a portion of the Transactions; provided that with respect to any Revolving Facility Loans made on the Fourth Restatement Effective Date, such Revolving Facility Loans may only be used to fund (i) any original issue discount or other fees resulting from the Lead Arrangers’ exercise of “market flex” under the Fee Letter, (ii) to backstop, cash collateralize or otherwise replace letters of credit outstanding under the Third Restated Credit Agreement, (iii) to refinance outstanding revolving loans under the Third Restated Credit Agreement and (iv) for working capital needs (including any working capital adjustments) and other general corporate purposes in an amount not to exceed $25,000,000. (b) The Borrowers will use the proceeds of the Term B Loans made on the Fourth Restatement Effective Date to finance a portion of the Transactions and for the payment of Transaction Expenses. -90- QB\100411143.3

Section 3.13 Tax Returns. Except as set forth on Schedule 3.13: (a) Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, Holdings, the Borrowers and each of the Subsidiaries has filed or caused to be filed all federal, state, local and non-U.S. Tax returns required to have been filed by it (including in its capacity as withholding agent) and each such Tax return is true and correct; (b) Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, Holdings, the Borrowers and each of the Subsidiaries has timely paid or caused to be timely paid all Taxes shown to be due and payable by it on the returns referred to in clause (a) and all other Taxes or assessments (or made adequate provision (in accordance with GAAP) for the payment of all Taxes due), except Taxes or assessments that are being contested in good faith by appropriate proceedings in accordance with Section 5.03 and for which Holdings, the Borrowers or any of the Subsidiaries (as the case may be) has set aside on its books adequate reserves in accordance with GAAP; and (c) Other than as would not be, individually or in the aggregate, reasonably expected to have a Material Adverse Effect, as of the Fourth Restatement Effective Date, with respect to Holdings, the Borrowers and each of the Subsidiaries, there are no claims being asserted in writing with respect to any Taxes. Section 3.14 No Material Misstatements. (a) All written factual information (other than the Projections, forward looking information and information of a general economic nature or general industry nature) (the “Information”) concerning Holdings, the Borrowers, the Subsidiaries, the Transactions and any other transactions contemplated hereby included in the Information Memorandum or otherwise prepared by or on behalf of the foregoing or their representatives and made available to any Lenders or the Administrative Agent in connection with the Transactions or the other transactions contemplated hereby, when taken as a whole, was true and correct in all material respects, as of the date such Information was furnished to the Lenders and as of the Fourth Restatement Effective Date and did not, taken as a whole, contain any untrue statement of a material fact as of any such date or omit to state a material fact necessary in order to make the statements contained therein, taken as a whole, not materially misleading in light of the circumstances under which such statements were made (giving effect to all supplements and updates provided thereto). (b) The Projections and other forward looking information and information of a general economic nature prepared by or on behalf of the Borrowers or any of its representatives and that have been made available to any Lenders or the Administrative Agent in connection with the Transactions or the other transactions contemplated hereby (i) have been prepared in good faith based upon assumptions believed by the Borrowers to be reasonable as of the date thereof (it being understood that such Projections are as to future events and are not to be viewed as facts, such Projections are subject to significant uncertainties and contingencies and that actual results during the period or periods covered by any such Projections may differ significantly from the projected results, and that no assurance can be given that the projected results will be realized), as of the date such Projections and information were furnished to the Lenders and as of the Fourth Restatement Effective Date, and (ii) as of the Fourth Restatement Effective Date, have not been modified in any material respect by the Borrowers. Section 3.15 Employee Benefit Plans. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (i) no Reportable Event has occurred during the past five years as to which the Borrowers, Holdings, any of their Subsidiaries or any ERISA Affiliate was required to file a report with the PBGC, other than reports that have been filed; (ii) no ERISA Event has occurred or is reasonably expected to occur and (2) none of the Borrowers, Holdings, the Subsidiaries or any of their ERISA Affiliates has received any written notification that any Multiemployer Plan is in reorganization or has been terminated within the meaning of Title IV of ERISA. Section 3.16 Environmental Matters. Except as to matters that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (i) no written notice, request for information, -91- QB\100411143.3 order, complaint or penalty has been received by the Borrowers or any of their Subsidiaries, and there are no judicial, administrative or other actions, suits or proceedings pending or, to the Borrowers’ knowledge, threatened which allege a violation of or liability under any Environmental Laws, in each case relating to the Borrowers or any of their Subsidiaries, (ii) each of the Borrowers and their Subsidiaries has all environmental permits, licenses and other approvals necessary for its operations to comply with all Environmental Laws (“Environmental Permits”) and is, and in the prior eighteen (18) month period, has been, in compliance with the terms of such Environmental Permits and with all other Environmental Laws, (iii) no Hazardous Material is located at, on or under any property currently or, to the Borrowers’ knowledge, formerly owned, operated or leased by the Borrowers or any of their Subsidiaries that would reasonably be expected to give rise to any cost, liability or obligation of the Borrowers or any of their Subsidiaries under any Environmental Laws or Environmental Permits, and no Hazardous Material has been generated, used, treated, stored, handled, disposed of or controlled, transported or Released at any location in a manner that would reasonably be expected to give rise to any cost, liability or obligation of the Borrowers or any of their Subsidiaries under any Environmental Laws or Environmental Permits, (iv) there are no agreements in which the Borrowers or any of their Subsidiaries has expressly assumed or undertaken responsibility for any known or reasonably likely liability or obligation of any other person arising under or relating to Environmental Laws, which in any such case has not been made available to the Administrative Agent prior to the Fourth Restatement Effective Date, and (v) there has been no material written environmental assessment or audit conducted (other than customary assessments not revealing anything that would reasonably be expected to result in a Material Adverse Effect), by or on behalf of the Borrowers or any of the Subsidiaries of any property currently or, to the Borrowers’ knowledge, formerly owned or leased by the Borrowers or any of the Subsidiaries that has not been made available to the Administrative Agent prior to the Fourth Restatement Effective Date. Section 3.17 Security Documents. (a) The Collateral Agreement is effective to create in favor of the Collateral Agent (for the benefit of the Secured Parties), in each case, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. As of the Fourth Restatement Effective Date, in the case of the Pledged Collateral described in the Collateral Agreement, when certificates or promissory notes, as applicable, representing such Pledged Collateral and required to be delivered under the applicable Security Document are delivered to the Collateral Agent, and in the case of the other Collateral described in the Collateral Agreement (other than the Intellectual Property), when financing statements and other filings specified in the Perfection Certificate are filed in the offices specified in the Perfection Certificate, the Collateral Agent (for the benefit of the Secured Parties) shall have a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and, subject to Section 9-315 of the New York Uniform Commercial Code, the proceeds thereof, as security for the Obligations to the extent perfection can be obtained by filing Uniform Commercial Code financing statements, in each case prior and superior in right to the Lien of any other person (except (x) Liens having priority by operation of law and (y) in the case of Collateral other than certificated securities and instruments of which the Collateral Agent has possession, Permitted Liens). (b) When the Collateral Agreement or an ancillary document thereunder is properly filed in the United States Patent and Trademark Office and the United States Copyright Office, and, with respect to Collateral in which a security interest cannot be perfected by such filings, upon the proper filing of the financing statements referred to in clause (a) above, the Collateral Agent (for the benefit of the Secured Parties) shall have a fully perfected (subject to exceptions arising from defects in the chain of title, which defects in the aggregate do not constitute a Material Adverse Effect hereunder) Lien on, and security interest in, all right, title and interest of the Loan Parties thereunder in the material domestic Intellectual Property included in the Collateral (but, in the case of the United States registered copyrights included in the Collateral, only to the extent such United States registered copyrights are listed in such ancillary document filed with the United States Copyright Office) listed in such ancillary document, in each case prior and superior in right to the Lien of any other person, except for Permitted Liens (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a Lien on material registered trademarks and patents, trademark and patent applications and registered copyrights acquired by the Loan Parties after the Fourth Restatement Effective Date). (c) Each Foreign Pledge Agreement, if any, shall be effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof to the extent permissible under applicable law. In the case of the Pledged -92- QB\100411143.3

Collateral described in a Foreign Pledge Agreement, the applicable Loan Parties shall have taken all steps necessary (or, subject to Section 5.10(g)(vi8), advisable) so that the Collateral Agent (for the benefit of the Secured Parties) shall have a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof under applicable foreign law, subject to Section 5.10(h), as security for the Obligations, in each case (subject to Section 6.02) prior and superior in right to any other person. (d) The Mortgages, if any, executed and delivered on the Fourth Restatement Effective Date are, and the Mortgages executed and delivered after the Fourth Restatement Effective Date pursuant to Section 5.10 shall be, effective to create in favor of the Collateral Agent (for the benefit of the Secured Parties) legal, valid and enforceable Liens on all of the Loan Parties’ rights, titles and interests in and to the Mortgaged Property thereunder and the proceeds thereof, and when such Mortgages are filed or recorded in the proper real estate filing or recording offices, and all relevant mortgage taxes and recording charges are duly paid, the Collateral Agent (for the benefit of the Secured Parties) shall have valid Liens with record notice to third parties on, and security interests in, all rights, titles and interests of the Loan Parties in such Mortgaged Property and, to the extent applicable, subject to Section 9-315 of the Uniform Commercial Code, the proceeds thereof, in each case prior and superior in right to the Lien of any other person, except for Permitted Liens. (e) Notwithstanding anything herein (including this Section 3.17) or in any other Loan Document to the contrary, no Borrowers or any other Loan Party makes any representation or warranty as to the effects of perfection or non-perfection, the priority or the enforceability of any pledge of or security interest in any Equity Interests of any Foreign Subsidiary, or as to the rights and remedies of the Agents or any Lender with respect thereto, under foreign law. Section 3.18 Location of Real Property and Leased Premises. (a) The Perfection Certificate dated the Amendment No. 3 Effective Date lists correctly, in all material respects, as of the Fourth RestatementAmendment No. 3 Effective Date all Material Real Property owned by the Borrowers and the Subsidiary Loan Parties and the addresses thereof. As of the Fourth Restatement Effective Date, the Borrowers and the Subsidiary Loan Parties own in fee all the Real Property set forth as being owned by them in the Perfection Certificate except to the extent set forth therein. (b) As of the Fourth RestatementAmendment No. 3 Effective Date, the Borrowers and the Subsidiary Loan Parties have in all material respects valid leases in all the Real Property being leased by them. Section 3.19 Solvency. (a) Immediately after giving effect to the Transactions on the Fourth Restatement Effective Dateconsummation of Amendment No. 3 and the transactions related thereto, (i) the fair value of the assets of the Borrowers and their Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of the Borrowers and their Subsidiaries on a consolidated basis; (ii) the present fair saleable value of the property of the Borrowers and their Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Borrowers and their Subsidiaries on a consolidated basis on their debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) the Borrowers and their Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) the Borrowers and their Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Fourth Restatement Effective Date. (b) As of the Fourth RestatementAmendment No. 3 Effective Date, immediately after giving effect to the consummation of the TransactionsAmendment No. 3 and the transactions related thereto, the Borrowers do not intend to, and the Borrowers do not believe that they or any of their Subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing and amounts of cash to be received by it or any such -93- QB\100411143.3

Subsidiary and the timing and amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary. Section 3.20 Labor Matters. Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes pending or threatened against Holdings, the Borrowers or any of the Subsidiaries; (b) the hours worked and payments made to employees of Holdings, the Borrowers and the Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable law dealing with such matters; and (c) all payments due from Holdings, the Borrowers or any of the Subsidiaries or for which any claim may be made against Holdings, the Borrowers or any of the Subsidiaries, on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of Holdings, the Borrowers or such Subsidiary to the extent required by GAAP. Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, the consummation of the Transactions will not give rise to a right of termination or right of renegotiation on the part of any union under any material collective bargaining agreement to which Holdings, the Borrowers or any of the Subsidiaries (or any predecessor) is a party or by which Holdings, the Borrowers or any of the Subsidiaries (or any predecessor) is bound. Section 3.21 Insurance. Schedule 3.21 sets forth a true, complete and correct description, in all material respects, of all material insurance (excluding any title insurance) maintained by or on behalf of the Borrowers or the Subsidiaries as of the Fourth RestatementAmendment No. 3 Effective Date. As of such date, such insurance is in full force and effect. Section 3.22 No Default. No Default or Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document. Section 3.23 Intellectual Property; Licenses, Etcetc. Except as would not reasonably be expected to have a Material Adverse Effect or as set forth in Schedule 3.23, (a) the Borrowers and each of their Subsidiaries owns, or possesses the right to use, all Intellectual Property that are used or held for use in or are otherwise reasonably necessary for the present conduct of their respective businesses, (b) to the knowledge of the Borrowers, the Borrowers and their Subsidiaries are not interfering with, infringing upon, misappropriating or otherwise violating Intellectual Property of any person, and (c) (3) no claim or litigation regarding any of the Intellectual Property owned by the Borrowers and their Subsidiaries is pending or, to the knowledge of the Borrowers, threatened and (4) to the knowledge of the Borrowers, no claim or litigation regarding any other Intellectual Property described in the foregoing clauses (a) and (b) is pending or threatened. Section 3.24 Senior Debt. The Loan Obligations constitute “Senior Debt” (or the equivalent thereof) under the documentation governing any Material Indebtedness of any Loan Party permitted to be incurred hereunder constituting Indebtedness that is subordinated in right of payment to the Loan Obligations. Section 3.25 USA PATRIOT Act; OFAC. (a) Each Loan Party is in compliance in all material respects with the material provisions of the USA PATRIOT Act, and, on the Fourth Restatement Effective Date, the Borrowers have provided to the Administrative Agent all information related to the Loan Parties (including names, addresses and tax identification numbers (if applicable)) reasonably requested in writing by the Administrative Agent not less than ten (10) Business Days prior to the Fourth RestatementAmendment No. 3 Effective Date and mutually agreed to be required under all applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, to be obtained by the Administrative Agent or any Lender. (b) None of Holdings, the Borrowers or any of their Subsidiaries nor, to the knowledge of Borrowers, any director, officer, agent, employee or Affiliate of Holdings, the Borrowers or any of the Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Borrowers will not directly or indirectly use the proceeds of the Loans or the Letters of Credit or -94- QB\100411143.3

otherwise make available such proceeds to any person, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC. Section 3.26 Foreign Corrupt Practices Act. Except as set forth in Schedule 3.26, none of Holdings, the Borrowers or any of their Subsidiaries, nor, to the knowledge of the Borrowers or any of their Subsidiaries, any of their directors, officers, agents or employees, has in the past five (5) years (i) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977 or the Bribery Act 2010 of the United Kingdom or similar law of the European Union or any European Union Member State or similar law of a jurisdiction in which the Borrowers or any of their Subsidiaries conduct their business and to which they are lawfully subject or (ii) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment. Section 3.27 Beneficial Ownership Certification. As of the Fourth RestatementAmendment No. 3 Effective Date, the information included in the Beneficial Ownership Certification delivered to the Administrative Agent is true and correct in all respects. Section 3.28 Use of Proceeds on Fourth Restatement Effective Date (FCPA, OFAC and Other Anti-Terrorism Laws). With respect to the Loans made on the Fourth Restatement Effective Date, the Borrowers will not, directly or, to their knowledge, indirectly, use any part of such Loans in a manner contrary to Section 3.25 (b) or Section 3.26. Section 3.29 Outbound Investment Rules. No Borrower nor any of its respective Subsidiaries is a ‘covered foreign person’ as that term is used in the Outbound Investment Rules. No Borrower nor any of its respective Subsidiaries currently engages, or has any present intention to engage in the future, directly or indirectly, in (i) a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, (ii) any activity or transaction that would constitute a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, if any Borrower were a U.S. Person or (iii) any other activity that would cause the Administrative Agent or any Lender to be in violation of the Outbound Investment Rules or cause the Administrative Agent or any Lender to be legally prohibited by the Outbound Investment Rules from performing under this Agreement. ARTICLE IV Conditions of Lending The obligations of (a) the Lenders to make Loans and (b) any Issuing Bank to issue, amend, extend or renew Letters of Credit or increase the stated amounts of Letters of Credit hereunder (each, a “Credit Event”) are subject to the satisfaction (or waiver in accordance with Section 9.08) of the following conditions: Section 4.01 All Credit Events. On the date of each Borrowing and on the date of each issuance, amendment, extension or renewal of a Letter of Credit (other than the Fourth Restatement Effective Date): (a) The Administrative Agent shall have received, in the case of a Borrowing, a Borrowing Request as required by Section 2.03 (or a Borrowing Request shall have been deemed given in accordance with the last paragraph of Section 2.03) or, in the case of the issuance of a Letter of Credit, the applicable Issuing Bank and the Administrative Agent shall have received a notice requesting the issuance of such Letter of Credit as required by Section 2.05(b). (b) The representations and warranties set forth in the Loan Documents shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) as of such date (other than an amendment, extension or renewal of a Letter of Credit without any increase in the stated amount of such Letter of Credit), as applicable, with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material -95- QB\100411143.3 respects (and in all respects if any such representation or warranty is already qualified by materiality) as of such earlier date). (c) At the time of and immediately after such Borrowing or issuance, amendment, extension or renewal of a Letter of Credit (other than an amendment, extension or renewal of a Letter of Credit without any increase in the stated amount of such Letter of Credit), as applicable, no Event of Default or Default shall have occurred and be continuing. (d) In the case of each Credit Event with respect to the Revolving Facility, solely to the extent that after giving effect to such Borrowing or issuance, amendment, extension or renewal of a Letter of Credit (other than an amendment, extension or renewal of a Letter of Credit without any increase in the stated amount of such Letter of Credit), as applicable, the Testing Condition would be satisfied on a Pro Forma Basis, then the Borrowers shall have been in compliance with the Financial Covenant as of the last day of the immediately preceding fiscal quarter for which financial statements have been delivered pursuant to Sections 5.04(a) or 5.04(b) (regardless of whether the Testing Condition was satisfied as of the last day of such prior fiscal quarter, and without giving pro forma effect to the applicable Credit Event). (d) (e) Each Borrowing and each other Credit Event shall be deemed to constitute a representation and warranty by the Borrowers on the date of such Borrowing, issuance, amendment, extension or renewal as applicable, as to the matters specified in paragraphs (b), (c) and (d) of this Section 4.01. Notwithstanding anything herein to the contrary, consistent with Section 2.21(c), the conditions precedent set forth under clauses (b) and (c) of this Section 4.01 shall not apply to the incurrence of Incremental Term Loan Commitments or Incremental Revolving Facility Commitments except to the extent such conditions precedent are required to be satisfied under the applicable Incremental Assumption Agreement. Section 4.02 First Credit Event. On or prior to the Fourth Restatement Effective Date: (a) The Administrative Agent shall have received executed counterparts of this Agreement and the other Loan Documents duly executed by all parties thereto. (b) The Administrative Agent shall have received, on behalf of itself, the Lenders and each Issuing Bank, a favorable written opinion from each of (i) Quarles & Brady LLP, special counsel for the Loan Parties and (ii) Morgan, Lewis & Bockius, LLP, New York counsel for the Loan Parties, in each case, (A) dated the Fourth Restatement Effective Date, (a) addressed to each Issuing Bank, the Administrative Agent and the Lenders on the Fourth Restatement Effective Date and (b) in form and substance reasonably satisfactory to the Administrative Agent covering such matters relating to the Loan Documents as the Administrative Agent shall reasonably request. (c) The Administrative Agent shall have received a certificate of the Secretary or Assistant Secretary or similar officer of each Loan Party dated the Fourth Restatement Effective Date and certifying: (i) a copy of the certificate or articles of incorporation, certificate of limited partnership, certificate of formation or other equivalent constituent and governing documents, including all amendments thereto, of such Loan Party, (1) in the case of a corporation, certified as of a recent date by the Secretary of State (or other similar official) of the jurisdiction of its organization, or (2) otherwise certified by the Secretary or Assistant Secretary of such Loan Party or other person duly authorized by the constituent documents of such Loan Party, (ii) a certificate as to the good standing (to the extent such concept or a similar concept exists under the laws of such jurisdiction) of such Loan Party as of a recent date from such Secretary of State (or other similar official), -96- QB\100411143.3

(iii) that attached thereto is a true and complete copy of the by-laws (or partnership agreement, limited liability company agreement or other equivalent constituent and governing documents) of such Loan Party as in effect on the Fourth Restatement Effective Date and at all times since a date prior to the date of the resolutions described in clause (iv) below, (iv) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors (or equivalent governing body) of such Loan Party (or its managing general partner or managing member) authorizing the execution, delivery and performance of the Loan Documents dated as of the Fourth Restatement Effective Date to which such person is a party and, in the case of the Borrowers, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect on the Fourth Restatement Effective Date, (v) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party, and (vi) as to the absence of any pending proceeding for the dissolution or liquidation of such Loan Party or, to the knowledge of such person, threatening the existence of such Loan Party. (d) The Administrative Agent shall have received a completed Perfection Certificate, dated the Fourth Restatement Effective Date and signed by a Responsible Officer of the Borrowers, together with all attachments contemplated thereby, and the results of a search of the Uniform Commercial Code (or equivalent), tax and judgment, United States Patent and Trademark Office and United States Copyright Office filings made with respect to the Loan Parties in the jurisdictions contemplated by the Perfection Certificate and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are Permitted Liens or have been, or will be simultaneously or substantially concurrently with the closing under this Agreement, released (or arrangements reasonably satisfactory to the Administrative Agent for such release shall have been made). (e) The Merger shall have been consummated, or will be consummated substantially concurrently with the initial funding of the Term B Loans on the Fourth Restatement Effective Date, in all material respects in accordance with the Merger Agreement (as applicable), and no amendments, modifications, consents or waivers to or of the Merger Agreement or the Separation Agreement (it being understood and agreed that any purchase price adjustments or adjustments to the Exchange Ratio (as defined in the Merger Agreement), and any extension of the “End Date” under the Merger Agreement, in each case, expressly contemplated by the Separation Agreement or the Merger Agreement, each as in effect on February 15, 2021, shall not be considered an amendment, modification, consent or waiver) that are materially adverse to the Lenders (in their capacity as such) shall have been made without the consent of the Lead Arrangers (such consent not to be unreasonably withheld, delayed or conditioned). (f) The Refinancing shall be consummated substantially concurrently with the initial funding under the Term B Loans. (g) Prior to, or substantially concurrently with, the initial funding of the Term B Loans, Rexnord LLC shall have received a dividend from Land Newco, Inc., a Delaware corporation, resulting in gross cash proceeds of not less than $486,827,669 (the “Dividend Payment”). (h) The Administrative Agent shall have received the financial statements referred to in Section 3.05(c). (i) The Lenders shall have received a solvency certificate substantially in the form of Exhibit C and signed by a Financial Officer of the Borrowers confirming the solvency of Borrowers and their -97- QB\100411143.3

Subsidiaries on a consolidated basis after giving effect to the Transactions on the Fourth Restatement Effective Date. (j) [Reserved]. (k) The Agents shall have received all fees payable thereto or to any Lender on or prior to the Fourth Restatement Effective Date (including pursuant to the Commitment Letter and the Fee Letter through to the Fourth Restatement Effective Date) and, to the extent invoiced at least three Business Days prior to the Fourth Restatement Effective Date, all other amounts due and payable pursuant to the Loan Documents on or prior to the Fourth Restatement Effective Date, including, reimbursement or payment of all reasonable and documented out-of-pocket expenses (including reasonable fees, charges and disbursements of Davis Polk & Wardwell LLP) required to be reimbursed or paid by the Loan Parties hereunder or under any Loan Document. (l) Except as set forth in Schedule 5.10 (which, for the avoidance of doubt, shall override the applicable clauses of the definition of “Collateral and Guarantee Requirement” for the purposes of this Section 4.02) and subject to the grace periods and post-closing periods set forth in such definition, the Collateral and Guarantee Requirement shall be satisfied (or waived) as of the Fourth Restatement Effective Date. (m) The Administrative Agent shall have received at least (3) Business Days prior to the Fourth Restatement Effective Date all documentation and other information required by Section 3.25(a) and 3.27, to the extent such information has been requested not less than ten (10) Business Days prior to the Fourth Restatement Effective Date. (n) The Specified Representations shall be true and correct in all material respects (except in the case of any Specified Representation which expressly relates to a given date or period, such representation and warranty shall be true and correct in all material respects as of the respective date or for the respective period, as the case may be). (o) The Administrative Agent shall have received, in the case of a Borrowing to be made on the Fourth Restatement Effective Date, a Borrowing Request as required by Section 2.03 (or a Borrowing Request shall have been deemed given in accordance with the last paragraph of Section 2.03) or, in the case of the issuance of a Letter of Credit to be issued on the Fourth Restatement Effective Date, the applicable Issuing Bank and the Administrative Agent shall have received a notice requesting the issuance of such Letter of Credit as required by Section 2.05(b). (p) To the extent any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, such Borrower shall have delivered, at least three Business Days prior to the Fourth Restatement Effective Date, to each Lender that so requests at least 10 Business Days prior to the Fourth Restatement Effective Date, a certification regarding beneficial ownership required by the Beneficial Ownership Regulation. (q) The Borrowers shall have delivered to the Administrative Agent a certificate dated as of the Fourth Restatement Effective Date signed by a Responsible Officer of the Borrowers, to the effect set forth in Section 4.02(e), 4.02(f), 4.02(g), 4.02(l) and 4.02(n) hereof. For purposes of determining compliance with the conditions specified in this Section 4.02, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender prior to the Fourth Restatement Effective Date specifying its objection thereto and, in the case of a Borrowing, such Lender shall not have made available to the Administrative Agent such Lender’s ratable portion of the initial Borrowing. -98- QB\100411143.3

ARTICLE V Affirmative Covenants The Borrowers covenant and agree with each Lender that, until the Termination Date, unless the Required Lenders shall otherwise consent in writing, the Borrowers will, and will cause each of the Subsidiaries to: Section 5.01 Existence; Business and Properties. (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except, in the case of a Subsidiary of the Borrowers, where the failure to do so would not reasonably be expected to have a Material Adverse Effect, and except as otherwise permitted under Section 6.05, and except for the liquidation or dissolution of Subsidiaries if the assets of such Subsidiaries to the extent they exceed estimated liabilities are acquired by the Borrowers or a Wholly Owned Subsidiary of the Borrowers in such liquidation or dissolution; provided, that Subsidiary Loan Parties may not be liquidated into Subsidiaries that are not Loan Parties and Domestic Subsidiaries may not be liquidated into Foreign Subsidiaries (except in each case as permitted under Section 6.05). (b) Except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, do or cause to be done all things necessary to(i) lawfully obtain, preserve, renew, extend and keep in full force and effect the permits, franchises, authorizations, Intellectual Property, licenses and rights with respect thereto necessary to the normal conduct of its business, and (ii) at all times maintain, protect and preserve all property necessary to the normal conduct of its business and keep such property in good repair, working order and condition (ordinary wear and tear excepted), from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith, if any, may be properly conducted at all times (in each case except as permitted by this Agreement). Section 5.02 Insurance. (a) Maintain, with financially sound and reputable insurance companies, insurance (subject to customary deductibles and retentions) in such amounts and against such risks as are customarily maintained by similarly situated companies engaged in the same or similar businesses operating in the same or similar locations, cause the Collateral Agent to be listed as a co-loss payee on property and casualty policies and as an additional insured on liability policies. Notwithstanding the foregoing, the Borrowers and the Subsidiaries may self-insure with respect to such risks with respect to which companies of established reputation engaged in the same general line of business in the same general area usually self-insure. (b) Except as the Collateral Agent may agree, cause all such property and casualty insurance policies with respect to the Mortgaged Property located in the United States of America to be endorsed or otherwise amended to include a “standard” or “New York” lender’s loss payable endorsement, in form and substance reasonably satisfactory to the Collateral Agent, deliver a certificate of an insurance broker to the Collateral Agent; cause each such policy covered by this clause (b) to provide that it shall not be cancelled or not renewed upon less than 30 days’ prior written notice thereof by the insurer to the Collateral Agent; deliver to the Collateral Agent, prior to or concurrently with the cancellation or nonrenewal of any such policy of insurance covered by this clause (b), a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Collateral Agent), or insurance certificate with respect thereto, together with evidence satisfactory to the Collateral Agent of payment of the premium therefor, in each case of the foregoing, to the extent customarily maintained, purchased or provided to, or at the request of, lenders by similarly situated companies in connection with credit facilities of this nature. (c) If any portion of any Mortgaged Property is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area (each a “Special Flood Hazard Area”) with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968 (as now or hereafter in effect or successor act thereto), (i) maintain, or cause to be maintained, with a -99- QB\100411143.3 financially sound and reputable insurer, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (ii) deliver to the Collateral Agent evidence of such compliance in form and substance reasonably acceptable to the Collateral Agent. (d) In connection with the covenants set forth in this Section 5.02, it is understood and agreed that: (i) the Administrative Agent, the Collateral Agent, the Lenders, the Issuing Bank and their respective agents or employees shall not be liable for any loss or damage insured by the insurance policies required to be maintained under this Section 5.02, it being understood that (A) the Loan Parties shall look solely to their insurance companies or any other parties other than the aforesaid parties for the recovery of such loss or damage and (B) such insurance companies shall have no rights of subrogation against the Administrative Agent, the Collateral Agent, the Lenders, any Issuing Bank or their agents or employees. If, however, the insurance policies, as a matter of the internal policy of such insurer, do not provide waiver of subrogation rights against such parties, as required above, then each of Holdings and the Borrowers, on behalf of itself and behalf of each of their Subsidiaries, hereby agrees, to the extent permitted by law, to waive, and further agrees to cause each of their Subsidiaries to waive, its right of recovery, if any, against the Administrative Agent, the Collateral Agent, the Lenders, any Issuing Bank and their agents and employees; and (ii) the designation of any form, type or amount of insurance coverage by the Collateral Agent (including acting in the capacity as the Collateral Agent) under this Section 5.02 shall in no event be deemed a representation, warranty or advice by the Collateral Agent or the Lenders that such insurance is adequate for the purposes of the business of Holdings, the Borrowers and the Subsidiaries or the protection of their properties. Section 5.03 Taxes. Pay its obligations in respect of all Tax liabilities, assessments and governmental charges, before the same shall become delinquent or in default, except where (i) the amount or validity thereof is being contested in good faith by appropriate proceedings and the Borrowers or a Subsidiary thereof has set aside on its books adequate reserves therefor in accordance with GAAP or (ii) the failure to make payment could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. Section 5.04 Financial Statements, Reports, etc. Furnish to the Administrative Agent (which will promptly furnish such information to the Lenders): (a) within 120 days after the end of each fiscal year, a consolidated balance sheet and related statements of operations, cash flows and owners’ equity showing the financial position of the Borrowers and their Subsidiaries as of the close of such fiscal year and the consolidated results of their operations during such year and setting forth in comparative form the corresponding figures for the prior fiscal year, which consolidated balance sheet and related statements of operations, cash flows and owners’ equity shall be accompanied by customary management’s discussion and analysis and audited by independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which opinion shall not be qualified as to scope of audit or as to the status of the Borrowers or any Material Subsidiary as a going concern, other than solely with respect to, or resulting solely from an upcoming maturity date under any series of Indebtedness occurring within one year from the time such opinion is delivered) to the effect that such consolidated financial statements fairly present, in all material respects, the financial position and results of operations of the Borrowers and their Subsidiaries on a consolidated basis in accordance with GAAP (it being understood that the delivery by the Borrowers of annual reports of Ultimate Parent on Form 10-K shall satisfy the requirements of this Section 5.04(a) to the extent such annual reports include the information specified herein); (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, a consolidated balance sheet and related statements of operations and cash flows showing the financial position of the Borrowers and their Subsidiaries as of the close of such fiscal quarter and the consolidated results of their operations during such fiscal quarter and the then-elapsed portion of the fiscal year and setting forth in comparative form the corresponding figures for the corresponding periods of the prior fiscal -100- QB\100411143.3 year, all of which shall be in reasonable detail, which consolidated balance sheet and related statements of operations and cash flows shall be accompanied by customary management’s discussion and analysis and which consolidated balance sheet and related statements of operations and cash flows shall be certified by a Financial Officer of the Borrowers on behalf of the Borrowers as fairly presenting, in all material respects, the financial position and results of operations of the Borrowers and their Subsidiaries on a consolidated basis in accordance with GAAP (subject to normal year-end audit adjustments and the absence of footnotes) (it being understood that the delivery by the Borrowers of quarterly reports of Ultimate Parent on Form 10-Q shall satisfy the requirements of this Section 5.04(b) to the extent such quarterly reports include the information specified herein); (c) (x) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Borrowers (i) certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto, (ii) setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating compliance with the Financial Covenant, (iii) certifying a list of names of all Immaterial Subsidiaries, that each Subsidiary set forth on such list individually qualifies as an Immaterial Subsidiary and that all such Subsidiaries in the aggregate do not exceed the limitations set forth in clause (b) of the definition of the term “Immaterial Subsidiary” and (iv) setting forth the calculation and uses of the Cumulative Credit for the fiscal period then ended if the Borrowers shall have used the Cumulative Credit for any purpose during such fiscal period and (y) concurrently with any delivery of financial statements under clause (a) above, if the accounting firm is not restricted from providing such a certificate by its policies office, a certificate of the accounting firm opining on or certifying such statements stating whether they obtained knowledge during the course of their examination of such statements of any Default or Event of Default (which certificate may be limited to accounting matters and disclaim responsibility for legal interpretations); (d) promptly after the same become publicly available, copies of all periodic and other publicly available reports, proxy statements and, to the extent requested by the Administrative Agent, other materials filed by any Parent Entity, the Borrowers or any of the Subsidiaries with the SEC, or after an initial public offering, distributed to its stockholders generally, as applicable; provided, however, that such reports, proxy statements, filings and other materials required to be delivered pursuant to this clause (d) shall be deemed delivered for purposes of this Agreement when posted to the website of the Borrowers or the website of the SEC and written notice of such posting has been delivered to the Administrative Agent; (e) [reserved]; (f) upon the reasonable request of the Administrative Agent not more frequently than once a year, an updated Perfection Certificate (or, to the extent such request relates to specified information contained in the Perfection Certificate, such information) reflecting all changes since the date of the information most recently received pursuant to this clause (f) or Section 5.10(f); (g) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of Holdings, the Borrowers or any of the Subsidiaries, or compliance with the terms of any Loan Document as in each case the Administrative Agent may reasonably request (for itself or on behalf of any Lender); (h) in the event that Holdings or any Parent Entity reports on a consolidated basis, such consolidated reporting at such Parent Entity’s level in a manner consistent with that described in clauses (a) and (b) of this Section 5.04 for the Borrowers (together with (x) pro forma financial statements for the Borrowers and their Subsidiaries and (y) a reconciliation showing the adjustments necessary to determine compliance by the Borrowers and their Subsidiaries with the Financial Covenant) will satisfy the requirements of such paragraphs; and (i) promptly following any request therefor, information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know -101- QB\100411143.3 your customer” requirements under the USA PATRIOT Act, Beneficial Ownership Regulation or other applicable anti-money laundering laws. The Borrowers hereby acknowledge and agree that all financial statements and certificates furnished pursuant to paragraphs (a), (b) and (d) above are hereby deemed to be Borrower Materials suitable for distribution, and to be made available, to Public Lenders as contemplated by Section 9.17 and may be treated by the Administrative Agent and the Lenders as if the same had been marked “PUBLIC” in accordance with such paragraph (unless the Borrowers otherwise notify the Administrative Agent in writing on or prior to delivery thereof). Section 5.05 Litigation and Other Notices. Furnish to the Administrative Agent (which will promptly thereafter furnish to the Lenders) written notice of the following promptly after any Responsible Officer of Holdings or the Borrowers obtains actual knowledge thereof: (a) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto; (b) the filing or commencement of, or any written threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority or in arbitration, against Holdings, the Borrowers or any of the Subsidiaries as to which an adverse determination is reasonably probable and which, if adversely determined, would reasonably be expected to have a Material Adverse Effect; (c) any other development specific to Holdings, the Borrowers or any of the Subsidiaries that is not a matter of general public knowledge and that has had, or would reasonably be expected to have, a Material Adverse Effect; and (d) the occurrence of any ERISA Event that, together with all other ERISA Events that have occurred, would reasonably be expected to have a Material Adverse Effect. Section 5.06 Compliance with Laws. Comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect; provided, that this Section 5.06 shall not apply to Environmental Laws, which are the subject of Section 5.09, or to laws related to Taxes, which are the subject of Section 5.03. Section 5.07 Maintaining Records; Access to Properties and Inspections. Maintain all financial records in accordance with GAAP and permit any persons designated by the Administrative Agent or, upon the occurrence and during the continuance of an Event of Default, any Lender to visit and inspect the financial records and the properties of Holdings, the Borrowers or any of the Subsidiaries at reasonable times, upon reasonable prior notice to Holdings or the Borrowers, and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any persons designated by the Administrative Agent or, upon the occurrence and during the continuance of an Event of Default, any Lender upon reasonable prior notice to Holdings or the Borrowers to discuss the affairs, finances and condition of Holdings, the Borrowers or any of the Subsidiaries with the officers thereof and independent accountants therefor (so long as the Borrowers have the opportunity to participate in any such discussions with such accountants), in each case, subject to reasonable requirements of confidentiality, including requirements imposed by law or by contract. Section 5.08 Use of Proceeds. Use the proceeds of the Loans made and Letters of Credit issued in the manner contemplated by Section 3.12. Section 5.09 Compliance with Environmental Laws. Comply, and make reasonable efforts to cause all lessees and other persons occupying its properties to comply, with all Environmental Laws and Environmental Permits applicable to its operations and properties; and obtain and renew all Environmental Permits, except, in each -102- QB\100411143.3 case with respect to this Section 5.09, to the extent the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Section 5.10 Further Assurances; Additional Security. (a) Execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, Mortgages and other documents) that the Collateral Agent may reasonably request (including, without limitation, those required by applicable law), to satisfy the Collateral and Guarantee Requirement and to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the Loan Parties and provide to the Collateral Agent, from time to time upon reasonable request, evidence reasonably satisfactory to the Collateral Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents. (b) [Reserved.] (c) (i) Grant and cause each of the Subsidiary Loan Parties to grant to the Collateral Agent security interests in, and mortgages on, any Material Real Property of the Borrowers or such Subsidiary Loan Parties, as applicable, that are not Mortgaged Property as of the Fourth Restatement Effective Date, to the extent acquired after the Fourth Restatement Effective Date, within 90 days after such acquisition (or such later date as the Collateral Agent may agree in its reasonable discretion) pursuant to documentation substantially in the form of Mortgage delivered to the Collateral Agent on or prior to the Fourth Restatement Effective Date or in such other form as is reasonably satisfactory to the Collateral Agent (each, an “Additional Mortgage”), which security interest and mortgage shall constitute valid and enforceable Liens subject to no other Liens except Permitted Liens or Liens arising by operation of law, at the time of recordation thereof, (ii) record or file, and cause each such Subsidiary to record or file, the Additional Mortgage or instruments related thereto in such manner and in such places as is required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent (for the benefit of the Secured Parties) required to be granted pursuant to the Additional Mortgages and pay, and cause each such Subsidiary to pay, in full, all Taxes, fees and other charges required to be paid in connection with such recording or filing, in each case subject to clause (g) below, and (iii) deliver to the Collateral Agent an updated Schedule 1.01(B) reflecting such additional Mortgaged Properties. Unless otherwise waived by the Collateral Agent, with respect to each such Additional Mortgage, the Borrowers shall cause the requirements set forth in clauses (f) and (g) of the definition of “Collateral and Guarantee Requirement” to be satisfied with respect to such Material Real Property. (d) If any additional direct or indirect Subsidiary of the Borrowers is formed or acquired after the Fourth Restatement Effective Date (with any Subsidiary Redesignation resulting in an Unrestricted Subsidiary becoming a Subsidiary being deemed to constitute the acquisition of a Subsidiary) and if such Subsidiary is a Subsidiary Loan Party, within 15 Business Days after the date such Subsidiary is formed or acquired (or such longer period as the Collateral Agent shall agree), notify the Collateral Agent thereof and, within twenty (20)30 Business Days after the date such Subsidiary is formed or acquired or such longer period as the Collateral Agent shall agree (or, with respect to clauses (f), (g) and (h) of the definition of “Collateral and Guarantee Requirement,” within 90 days after such formation or acquisition or such longer period as set forth therein or as the Collateral Agent may agree in its reasonable discretion, as applicable), cause the Collateral and Guarantee Requirement to be satisfied with respect to such Subsidiary and with respect to any Equity Interest in or Indebtedness of such Subsidiary owned by or on behalf of any Loan Party, subject to clause (g) below. (e) If any additional Foreign Subsidiary of the Borrowers is formed or acquired after the Fourth Restatement Effective Date (with any Subsidiary Redesignation resulting in an Unrestricted Subsidiary becoming a Subsidiary being deemed to constitute the acquisition of a Subsidiary) and if such Subsidiary is a “first tier” Foreign Subsidiary of a Loan Party, within 15 Business Days after the date such Foreign Subsidiary is formed or acquired (or such longer period as the Collateral Agent may agree in its reasonable discretion), notify the Collateral Agent thereof and, within 50 Business Days after the date such Foreign Subsidiary is formed or acquired or such longer period as the Collateral Agent shall agree, cause the Collateral and Guarantee Requirement to be satisfied with respect to any Equity Interest in such Foreign Subsidiary owned by or on behalf of any Loan Party, subject to clause (g) below. -103- QB\100411143.3

(f) (i) Furnish to the Collateral Agent prompt written notice of any change (A) in any Loan Party’s corporate or organization name, (B) in any Loan Party’s identity or organizational structure, (C) in any Loan Party’s organizational identification number, (c) in any Loan Party’s jurisdiction of organization or (d) in the location of the chief executive office of any Loan Party that is not a registered organization; provided, that the Borrowers shall not effect or permit any such change unless all filings have been made, or will have been made within 30 days following such change (or such longer period as the Collateral Agent may agree in its reasonable discretion), under the Uniform Commercial Code that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral in which a security interest may be perfected by such filing, for the benefit of the Secured Parties and (5) promptly notify the Collateral Agent if any material portion of the Collateral is damaged or destroyed. (g) The Collateral and Guarantee Requirement and the other provisions of this Section 5.10 and the other Loan Documents with respect to Collateral need not be satisfied with respect to (i) any Real Property held by the Borrowers or any of their Subsidiaries as a lessee under a lease or that has an individual fair market value in an amount less than $20,000,00040,000,000 (ii) any vehicle, (iii) cash, deposit accounts and securities accounts, (6) any Equity Interests acquired after the Fourth Restatement Effective Date (other than Equity Interests in the Borrowers or, in the case of any person which is a Subsidiary, Equity Interests in such person issued or acquired after such person became a Subsidiary) in accordance with this Agreement if, and to the extent that, and for so long as (a) doing so would violate applicable law or a contractual obligation binding on such Equity Interests and (b) with respect to contractual obligations, such obligation existed at the time of the acquisition thereof and was not created or made binding on such Equity Interests in contemplation of or in connection with the acquisition of such subsidiary, (7) any assets acquired after the Fourth Restatement Effective Date, to the extent that, and for so long as, taking such actions would violate an enforceable contractual obligation binding on such assets that existed at the time of the acquisition thereof and was not created or made binding on such assets in contemplation or in connection with the acquisition of such assets (except in the case of assets acquired with Indebtedness permitted pursuant to Section 6.01(i) or Section 6.01(r) (if of the type permitted by Section 6.01(i)) that is secured by a Permitted Lien); provided, that, upon the reasonable request of the Collateral Agent, Holdings and the Borrowers shall, and shall cause any applicable Subsidiary to, use commercially reasonable efforts to have waived or eliminated any contractual obligation of the types described in clauses (iv) and (v) above, or (8) any Subsidiary or asset with respect to which the Administrative Agent determines in its reasonable discretion that the cost of the satisfaction of the Collateral and Guarantee Requirement or the provisions of this Section 5.10 or of any Security Document with respect thereto (including, without limitation, delivery of Foreign Pledge Agreements) is excessive in relation to the value of the security afforded thereby. Notwithstanding anything herein to the contrary, to the extent any Mortgaged Property is located in a jurisdiction with mortgage recording or similar tax, the amount secured by the Security Document with respect to such Mortgaged Property shall be limited to the fair market value of such Mortgaged Property as reasonably agreed by Holdings and the Collateral Agent (subject to any applicable laws in the relevant jurisdiction). (h) Upon the reasonable request (in each case, taking into account the relative costs (to the Loan Parties) and benefits (to the Secured Parties)) of the Collateral Agent or the Required Lenders, take, or cause to be taken, such action as may be reasonably requested (including, without limitation (i) subject to the above-mentioned cost benefit analysis, the execution and delivery of pledge or security agreements governed by applicable local law and (ii) the filing of financing statements) in order to perfect (or maintain the perfection of) the security interests (or take any analogous actions under the applicable provisions of local law in order to protect such security interests) in any Equity Interests in any Foreign Subsidiary owned by Borrowers or a Domestic Subsidiary, in each case to the extent such actions are permitted to be taken under the laws of the applicable jurisdictions. Furthermore, Holdings will, and will cause the other Loan Parties that are Subsidiaries of Holdings to, deliver to the Collateral Agent such opinions of counsel and other related documents as may be reasonably requested by the Collateral Agent to assure itself with the Loan Parties’ compliance with this Section 5.10(h). (i) Complete each of the actions described on Schedule 5.10 as soon as commercially reasonable and by no later than the date set forth in Schedule 5.10 with respect to such action or such later date to which the Collateral Agent may reasonably agree. -104- QB\100411143.3

Section 5.11 Rating. Exercise commercially reasonable efforts to obtain and to maintain ratings from Moody’s and S&P for the Term B Loans. Section 5.12 Post-Closing. Complete each of the actions described on Schedule 5.10 as soon as commercially reasonable and by no later than the date set forth in Schedule 5.10 with respect to such action or such later date to which the Collateral Agent may agree. ARTICLE VI Negative Covenants The Borrowers covenant and agree with each Lender that, until the Termination Date, unless the Required Lenders (or, in the case of Section 6.11 (other than Section 6.11(b), which shall require the prior written consent of each Revolving Facility Lender directly affected thereby), the Majority Lenders in respect of the Revolving Facility, voting as a single Class) shall otherwise consent in writing, the Borrowers will not, and will not permit any of the Subsidiaries to: Section 6.01 Indebtedness. Incur, create, assume or permit to exist any Indebtedness, except: (a) Indebtedness existing on the Fourth RestatementAmendment No. 3 Effective Date (provided, that any such Indebtedness that is (x) not intercompany Indebtedness and (y) in excess of $5,000,00010,000,000 shall be set forth on Schedule 6.01) and any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness (other than intercompany indebtedness Refinanced with Indebtedness owed to a person not affiliated with the Borrowers or any Subsidiary) other than Indebtedness permitted by Section 6.01(b); (b) Indebtedness created hereunder (including pursuant to Section 2.21) and under the other Loan Documents and any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness; (c) Indebtedness of the Borrowers or any Subsidiary pursuant to Hedging Agreements entered into for non-speculative purposes; (d) Indebtedness owed to (including obligations in respect of letters of credit or bank guarantees or similar instruments for the benefit of) any person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance to the Borrowers or any Subsidiary, pursuant to reimbursement or indemnification obligations to such person, in each case in the ordinary course of business or consistent with past practice or industry practices; (e) Indebtedness of the Borrowers to Holdings or any Subsidiary and of any Subsidiary to Holdings, the Borrowers or any other Subsidiary; provided, that (i) Indebtedness of any Subsidiary that is not a Subsidiary Loan Party owing to the Loan Parties shall be subject to Section 6.04 and (ii) Indebtedness owed by any Loan Party to any Subsidiary that is not a Loan Party shall be subordinated to the Loan Obligations under this Agreement on subordination terms substantially in the form of Exhibit J hereto or on other subordination terms reasonably satisfactory to the Administrative Agent and the Borrowers; (f) Indebtedness in respect of performance bonds, bid bonds, appeal bonds, tax credit bonds, surety bonds and completion guarantees and similar obligations, in each case provided in the ordinary course of business or consistent with past practice or industry practices, including those incurred to secure health, safety and environmental obligations in the ordinary course of business; (g) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business or other cash management services, in each case incurred the ordinary course of business; -105- QB\100411143.3

(h) (i) Indebtedness of a Subsidiary acquired after the Fourth RestatementAmendment No. 3 Effective Date or a person merged or consolidated with the Borrowers or any Subsidiary after the Fourth RestatementAmendment No. 3 Effective Date and Indebtedness otherwise incurred or assumed by the Borrowers or any Subsidiary in connection with the acquisition of assets or Equity Interests (including a Permitted Business Acquisition), where such acquisition, merger or consolidation is not prohibited by this Agreement; provided, that, (w) in the case of Indebtedness secured by Liens on the Collateral ranking pari passu with the Liens on the Collateral securing the Loans, the Net First Lien Leverage Ratio on a Pro Forma Basis immediately after giving effect to such acquisition, merger or consolidation, the incurrence of such Indebtedness and any related transactions is not greater than the greater of (I) 5.00 to 1.00 or (II) the Net First Lien Leverage Ratio in effect immediately prior thereto3.75 to 1.00, (x) in the case of Indebtedness secured by Liens on the Collateral that rank junior to the Liens on the Collateral securing the Loans, the Net Secured Leverage Ratio on a Pro Forma Basis immediately after giving effect to such acquisition, merger or consolidation, the incurrence of such Indebtedness and any related transactions is not greater than the greater of (I) 5.50 to 1.00 or (II) the Net Secured Leverage Ratio in effect immediately prior thereto4.25 to 1.00, (y) in the case of unsecured Indebtedness, either (I) the Total Net Leverage Ratio on a Pro Forma Basis immediately after giving effect to such acquisition, merger or consolidation, the incurrence of such Indebtedness and any related transactions is not greater than the greater of (A) 6.00 to 1.00 or (B) the Total Net Leverage Ratio in effect immediately prior thereto or (II) the Fixed Charge Coverage Ratio on a Pro Forma Basis immediately after giving effect to such acquisition, merger or consolidation, the incurrence of such Indebtedness and any related transactions is not less than 2.00 to4.75 to 1.00 and (z) in the case of incurred Indebtedness, the aggregate outstanding principal amount of Indebtedness permitted under this clause (h) incurred by a Subsidiary other than a Subsidiary Loan Party, together with the aggregate principal amount of Indebtedness of a Subsidiary other than a Subsidiary Loan Party then outstanding pursuant to Section 6.01(t), shall not exceed the greater of $150,000,000400,000,000 and 15.0% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such incurrence for which financial statements have been delivered pursuant to Section 5.04(a) or 5.04(b); provided that the incurrence of any Indebtedness for borrowed money pursuant to this clause (h)(i) incurred in contemplation of such acquisition, merger or consolidation (except for any seller note or other seller financing) shall be subject to the last paragraph of this Section 6.01, and (ii) any Permitted Refinancing Indebtedness incurred to Refinance any such Indebtedness; (i) (x) Capitalized Lease Obligations, mortgage financings and other Indebtedness incurred by the Borrowers or any Subsidiary prior to or within 270 days after the acquisition, lease, construction, repair, replacement or improvement of the respective property (real or personal, and whether through the direct purchase of property or the Equity Interest of any person owning such property) permitted under this Agreement in order to finance such acquisition, lease, construction, repair, replacement or improvement, in an aggregate principal amount that immediately after giving effect to the incurrence thereof, together with the aggregate principal amount of any other Indebtedness outstanding pursuant to this Section 6.01(i)(x), would not exceed (A) the greater of $170,000,000450,000,000 and 17.0% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such incurrence for which financial statements have been delivered pursuant to Section 5.04(a) or 5.04(b) plus (B) any additional amounts, so long as immediately after giving effect to the incurrence of such additional amounts under this clause (B) and the use of proceeds thereof, the Total Net Leverage Ratio on a Pro Forma Basis is not greater than 6.505.25 to 1.00, and (y) any Permitted Refinancing Indebtedness in respect thereof; (j) Capitalized Lease Obligations incurred by the Borrowers or any Subsidiary in respect of any Sale and Lease-Back Transaction that is permitted under Section 6.03 and any Permitted Refinancing Indebtedness in respect thereof; (k) other Indebtedness of the Borrowers or any Subsidiary, in an aggregate principal amount that, immediately after giving effect to the incurrence thereof, together with the aggregate principal amount of any other Indebtedness outstanding pursuant to this Section 6.01(k), would not exceed the greater of $150,000,000400,000,000 and 15.0% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such incurrence for which financial statements have been delivered pursuant to Section 5.04(a) or 5.04(b), and any Permitted Refinancing Indebtedness in respect thereof; -106- QB\100411143.3

(l) (i) Indebtedness secured by Liens on the Collateral that rank junior to the Liens on the Collateral securing the Loans so long as immediately after giving effect to the issuance or incurrence of such Indebtedness and the use of proceeds thereof, the Net Secured Leverage Ratio on a Pro Forma Basis is not greater than 5.504.25 to 1.00 (but without netting the cash proceeds thereof); provided, that the incurrence of debt for borrowed money pursuant to this clause (l)(i) shall be subject to the last paragraph of this Section 6.01, and (ii) any Permitted Refinancing Indebtedness in respect thereof; (m) Guarantees (i) by Holdings, the Borrowers or any Subsidiary Loan Party of any Indebtedness of the Borrowers or any Subsidiary Loan Party permitted to be incurred under this Agreement, (ii) by the Borrowers or any Subsidiary Loan Party of Indebtedness otherwise permitted hereunder of any Subsidiary that is not a Subsidiary Loan Party to the extent such Guarantees are permitted by Section 6.04 (other than Section 6.04(v)), (iii) by any Subsidiary that is not a Subsidiary Loan Party of Indebtedness of another Subsidiary that is not a Subsidiary Loan Party, and (iv) by the Borrowers of Indebtedness of Subsidiaries that are not Subsidiary Loan Parties incurred for working capital purposes in the ordinary course of business on ordinary business terms so long as such Indebtedness is permitted to be incurred under Section 6.01(t) to the extent such Guarantees are permitted by Section 6.04 (other than Section 6.04(v)); provided, that Guarantees by the Borrowers or any Subsidiary Loan Party under this Section 6.01(m) of any other Indebtedness of a person that is subordinated to other Indebtedness of such person shall be expressly subordinated to the Loan Obligations to at least the same extent as such underlying Indebtedness is subordinated; (n) Indebtedness arising from agreements of the Borrowers or any Subsidiary providing for indemnification, adjustment of purchase or acquisition price or similar obligations (including earn-outs), in each case, incurred or assumed in connection with the Transactions, any Permitted Business Acquisition, other Investments or the disposition of any business, assets or a Subsidiary not prohibited by this Agreement; (o) Indebtedness in respect of letters of credit, bank guarantees, warehouse receipts or similar instruments issued to support performance obligations and trade letters of credit (other than obligations in respect of other Indebtedness) in the ordinary course of business or consistent with past practice or industry practices; (p) [Reserved]; (q) Indebtedness consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business; (r) (i) Indebtedness secured by Liens on the Collateral ranking pari passu with the Liens on the Collateral securing the Loans so long as immediately after giving effect to the incurrence of such Indebtedness and the use of proceeds thereof, the Net First Lien Leverage Ratio on a Pro Forma Basis is not greater than 5.003.75 to 1.00 (but without netting any of the net cash proceeds thereof); provided, that the incurrence of debt for borrowed money pursuant to this clause (r)(i) shall be subject to the last paragraph of this Section 6.01, and (ii) any Permitted Refinancing Indebtedness in respect thereof; (s) (i) unsecured Indebtedness so long as immediately after giving effect to the incurrence of such Indebtedness and the use of proceeds thereof (but without netting any of the net cash proceeds thereof), the (1) Total Net Leverage Ratio on a Pro Forma Basis is not greater than 6.00 to 1.00 or (2) the Fixed Charge Coverage Ratio is not less than 2.004.75 to 1.00; provided, that (x) the aggregate principal amount of unsecured Indebtedness outstanding under this clause (s)(i) incurred by a Subsidiary other than a Subsidiary Loan Party shall not exceed the greater of $125,000,000325,000,000 and 12.5% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such incurrence for which financial statements have been delivered pursuant to Section 5.04(a) or 5.04(b) and (y) the incurrence of debt for borrowed money pursuant to this clause (s)(i) shall be subject to the last paragraph of this Section 6.01, and (ii) any Permitted Refinancing Indebtedness in respect thereof; -107- QB\100411143.3

(t) Indebtedness of Subsidiaries that are not Subsidiary Loan Parties in an aggregate principal amount outstanding that, immediately after giving effect to the incurrence thereof, together with the aggregate principal amount of any other Indebtedness outstanding pursuant to this Section 6.01(t) and pursuant to clause (z) of Section 6.01(h), would not exceed the greater of $150,000,000400,000,000 and 15.0% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such incurrence for which financial statements have been delivered pursuant to Section 5.04(a) or 5.04(b), and any Permitted Refinancing Indebtedness in respect thereof; (u) Indebtedness incurred in the ordinary course of business in respect of obligations of the Borrowers or any Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided, that such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms in the ordinary course of business and not in connection with the borrowing of money or any Hedging Agreements. (v) Indebtedness representing deferred compensation to employees, consultants or independent contractors of the Borrowers (or, to the extent such work is done for the Borrowers or their Subsidiaries, any direct or indirect parent thereof) or any Subsidiary incurred in the ordinary course of business; (w) Indebtedness in connection with Permitted Receivables Financings; not to exceed the greater of $525,000,000 and 20.0% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such incurrence for which financial statements have been delivered pursuant to Section 5.04(a) or 5.04(b); (x) obligations in respect of Cash Management Agreements; (y) Refinancing Notes and any Permitted Refinancing Indebtedness incurred in respect thereof; (z) (i) Indebtedness in an aggregate principal amount not to exceed at the time of incurrence an amount equal to the amount determined pursuant to clause (i) of the definition of Incremental Amount at such time; provided, that (x) there shall be no obligor in respect of any such Indebtedness that is not a Loan Party and (y) the incurrence of debt for borrowed money pursuant to this clause (z)(i) shall be subject to the last paragraph of this Section 6.01, and (ii) any Permitted Refinancing Indebtedness in respect thereof; (aa) [reserved]; (ab) Indebtedness incurred on behalf of, or representing Guarantees of Indebtedness of, joint ventures in an aggregate principal amount that, immediately after giving effect to the incurrence thereof, together with the aggregate principal amount of any other Indebtedness outstanding pursuant to this Section 6.01(bb), would not exceed the greater of $150,000,000400,000,000 and 15.0% of Consolidated Total Assets as of the fiscal quarter immediately prior to the date of such Investment for which financial statements have been delivered pursuant to Section 5.04(a) or 5.04(b), and any Permitted Refinancing Indebtedness in respect thereof; (ac) Indebtedness issued by the Borrowers or any Subsidiary to current or former officers, directors and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of Holdings or any Parent Entity permitted by Section 6.06; (ad) Indebtedness consisting of obligations of the Borrowers or any Subsidiary under deferred compensation or other similar arrangements incurred by such person in connection with the Transactions and Permitted Business Acquisitions or any other Investment permitted hereunder; (ae) Indebtedness of the Borrowers or any Subsidiary to or on behalf of any joint venture (regardless of the form of legal entity) that is not a Subsidiary arising in the ordinary course of business in -108- QB\100411143.3 connection with the cash management operations (including with respect to intercompany self-insurance arrangements) of the Borrowers and their Subsidiaries; (af) Indebtedness incurred on or before the Fourth Restatement Effective Date by Land Newco, Inc., a Delaware corporation, in connection with the Dividend Payment[Reserved]; (ag) Indebtedness supported by a Letter of Credit, in a principal amount not in excess of the stated amount of such Letter of Credit; and (ah) all premium (if any, including tender premiums) expenses, defeasance costs, interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (gg) above or refinancings thereof. For purposes of determining compliance with this Section 6.01, the amount of any Indebtedness denominated in any currency other than Dollars shall be calculated based on customary currency exchange rates in effect, in the case of such Indebtedness incurred (in respect of term Indebtedness) or committed (in respect of revolving Indebtedness) on or prior to the Fourth RestatementAmendment No. 3 Effective Date, on the Fourth RestatementAmendment No. 3 Effective Date and, in the case of such Indebtedness incurred (in respect of term Indebtedness) or committed (in respect of revolving Indebtedness) after the Fourth RestatementAmendment No. 3 Effective Date, on the date on which such Indebtedness was incurred (in respect of term Indebtedness) or committed (in respect of revolving Indebtedness); provided, that if such Indebtedness is incurred to refinance other Indebtedness denominated in a currency other than Dollars (or in a different currency from the Indebtedness being refinanced), and such refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed (i) the outstanding or committed principal amount, as applicable, of such Indebtedness being refinanced plus (ii) the aggregate amount of fees, underwriting discounts, premiums (including tender premiums), defeasance costs and other costs and expenses incurred in connection with such refinancing. Further, for purposes of determining compliance with this Section 6.01, (A) Indebtedness need not be permitted solely by reference to one category of permitted Indebtedness described in Sections 6.01(a) through (hh) but may be permitted in part under any combination thereof and (B) in the event that an item of Indebtedness (or any portion thereof) meets the criteria of one or more of the categories of permitted Indebtedness described in Sections 6.01(a) through (hh), the Borrowers shall, in their sole discretion, classify or reclassify, or later divide, classify or reclassify, such item of Indebtedness (or any portion thereof) in any manner that complies with this Section 6.01 and will only be required to include the amount and type of such item of Indebtedness (or any portion thereof) in one of the above clauses and such item of Indebtedness shall be treated as having been incurred or existing pursuant to only one of such clauses. In addition, with respect to any Indebtedness that was permitted to be incurred hereunder on the date of such incurrence, any Increased Amount of such Indebtedness shall also be permitted hereunder after the date of such incurrence. With respect to any term Indebtedness for borrowed money incurred under Section 6.01(h)(i) (except as set forth therein), 6.01(l)(i), 6.01(r)(i), 6.01(s)(i) or 6.01(z)(i) (except as set forth therein), other than with respect to an aggregate principal amount at any time outstanding not to exceed the Maturity Limitation Excluded Amount, (A) the stated maturity date of such Indebtedness shall be no earlier than the Term B Facility Maturity Date as in effect at the time such Indebtedness is incurred and (B) the Weighted Average Life to Maturity of such Indebtedness shall be no shorter than the remaining Weighted Average Life to Maturity of the Term B Loans in effect at the time such Indebtedness is incurred. Section 6.02 Liens. Create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities of any person) of the Borrowers or any Subsidiary at the time owned by it or on any income or revenues or rights in respect of any thereof, except the following (collectively, “Permitted Liens”): (a) Liens on property or assets of the Borrowers and the Subsidiaries existing on the Fourth RestatementAmendment No. 3 Effective Date (or created following the Fourth RestatementAmendment No. -109- QB\100411143.3

3 Effective Date pursuant to agreements in existence on the Fourth RestatementAmendment No. 3 Effective Date requiring the creation of such Liens) and, to the extent securing Indebtedness in an aggregate principal amount in excess of $5,000,00010,000,000, set forth on Schedule 6.02(a) and any modifications, replacements, renewals or extensions thereof; provided, that such Liens shall secure only those obligations that they secure on the Fourth RestatementAmendment No. 3 Effective Date (and any Permitted Refinancing Indebtedness in respect of such obligations permitted by Section 6.01(a)) and shall not subsequently apply to any other property or assets of the Borrowers or any Subsidiary other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien, and (B) proceeds and products thereof; (b) any Lien created under the Loan Documents (including Liens created under the Security Documents securing obligations in respect of Secured Hedge Agreements and Secured Cash Management Agreements) or permitted in respect of any Mortgaged Property by the terms of the applicable Mortgage; (c) any Lien on any property or asset of the Borrowers or any Subsidiary securing Indebtedness or Permitted Refinancing Indebtedness permitted by Section 6.01(h); provided, that such Lien (i) does not apply to any other property or assets of the Borrowers or any of the Subsidiaries not securing such Indebtedness at the date of the acquisition of such property or asset and accessions and additions thereto and proceeds and products thereof (other than after acquired property required to be subjected to such Lien pursuant to the terms of such Indebtedness (and refinancings thereof), it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition), and (ii) such Lien is not created in contemplation of or in connection with such acquisition (it being understood that with respect to any Liens on the Collateral being incurred under this clause (c) to secure Permitted Refinancing Indebtedness, if Liens on the Collateral securing the Indebtedness being Refinanced (if any) were secured on a basis junior to the Liens securing the Loan Obligations, then any Liens on such Collateral being incurred under this clause (c) to secure Permitted Refinancing Indebtedness shall also be secured on a basis junior to the Liens securing the Loan Obligations); (d) Liens for Taxes, assessments or other governmental charges or levies not yet delinquent by more than 30 days or that are being contested in compliance with Section 5.03; (e) Liens imposed by law, such as landlord’s, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, supplier’s, construction or other like Liens, securing obligations that are not overdue by more than 30 days or that are being contested in good faith by appropriate proceedings and in respect of which, if applicable, the Borrowers or any Subsidiary shall have set aside on its books reserves in accordance with GAAP; (f) (i) pledges and deposits and other Liens made in the ordinary course of business in compliance with the Federal Employers Liability Act or any other workers’ compensation, unemployment insurance and other social security laws or regulations and deposits securing liability to insurance carriers under insurance or self-insurance arrangements in respect of such obligations and (ii) pledges and deposits and other Liens securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Borrowers or any Subsidiary; (g) deposits and other Liens to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capitalized Lease Obligations), statutory obligations, surety and appeal bonds, performance and return of money bonds, bids, leases, government contracts, trade contracts, agreements with utilities, and other obligations of a like nature (including letters of credit in lieu of any such bonds or to support the issuance thereof) incurred in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business; (h) zoning restrictions, easements, survey exceptions, trackage rights, leases (other than Capitalized Lease Obligations), licenses, special assessments, rights-of-way, covenants, conditions, -110- QB\100411143.3 restrictions and declarations on or with respect to the use of Real Property, servicing agreements, development agreements, site plan agreements and other similar encumbrances incurred in the ordinary course of business and title defects or irregularities that are of a minor nature and that, in the aggregate, do not interfere in any material respect with the ordinary conduct of the business of the Borrowers or any Subsidiary; (i) Liens securing Indebtedness permitted by Section 6.01(i); provided, that such Liens do not apply to any property or assets of the Borrowers or any Subsidiary other than the property or assets acquired, leased, constructed, replaced, repaired or improved with such Indebtedness (or the Indebtedness Refinanced thereby), and accessions and additions thereto, proceeds and products thereof and customary security deposits; provided, that individual financings provided by one lender may be cross-collateralized to other financings provided by such lender (and its Affiliates) (it being understood that with respect to any Liens on the Collateral being incurred under this clause (i) to secure Permitted Refinancing Indebtedness, if Liens on the Collateral securing the Indebtedness being Refinanced (if any) were secured on a basis junior to the Liens securing the Loan Obligations, then any Liens on such Collateral being incurred under this clause (i) to secure Permitted Refinancing Indebtedness shall also be secured on a basis junior to the Liens securing the Loan Obligations); (j) Liens arising out of capitalized lease transactions permitted under Section 6.03, so long as such Liens attach only to the property sold and being leased in such transaction and any accessions and additions thereto or proceeds and products thereof and related property; (k) Liens securing judgments that do not constitute an Event of Default under Section 7.01(j); (l) Liens disclosed by the title insurance policies delivered on (with respect to all Mortgages delivered on the Fourth Restatement Effective Date) or subsequent to the Fourth Restatement Effective Date and pursuant to Section 5.10 or Schedule 5.10 and any replacement, extension or renewal of any such Lien; provided, that such replacement, extension or renewal Lien shall not cover any property other than the property that was subject to such Lien prior to such replacement, extension or renewal; provided, further, that the Indebtedness and other obligations secured by such replacement, extension or renewal Lien are permitted by this Agreement; (m) any interest or title of a lessor or sublessor under any leases or subleases entered into by the Borrowers or any Subsidiary in the ordinary course of business; (n) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks and other financial institutions not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposits, sweep accounts, reserve accounts or similar accounts of the Borrowers or any Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrowers or any Subsidiary, including with respect to credit card charge-backs and similar obligations, or (iii) relating to purchase orders and other agreements entered into with customers, suppliers or service providers of the Borrowers or any Subsidiary in the ordinary course of business; (o) Liens (i) arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, (iii) encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to brokerage accounts incurred in the ordinary course of business and not for speculative purposes or (iv) in respect of Third Party Funds; (p) Liens securing obligations in respect of trade-related letters of credit, bankers’ acceptances or similar obligations permitted under Section 6.01(f), (k) or (o) and covering the property (or the documents of title in respect of such property) financed by such letters of credit, bankers’ acceptances or similar obligations and the proceeds and products thereof; -111- QB\100411143.3

(q) leases or subleases, licenses or sublicenses (including with respect to Intellectual Property) granted to others in the ordinary course of business not interfering in any material respect with the business of the Borrowers and their Subsidiaries, taken as a whole; (r) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (s) Liens solely on any cash earnest money deposits made by the Borrowers or any of the Subsidiaries in connection with any letter of intent or purchase agreement in respect of any Investment permitted hereunder; (t) (i) Liens with respect to property or assets of any Subsidiary that is not a Loan Party securing obligations of a Subsidiary that is not a Loan Party permitted under Section 6.01 and (ii) Liens with respect to property or assets of any person securing Indebtedness permitted under Section 6.01(bb) (it being understood that with respect to any Liens on the Collateral being incurred under this clause (t)(ii) to secure Permitted Refinancing Indebtedness, if Liens on the Collateral securing the Indebtedness being Refinanced (if any) were secured on a basis junior to the Liens securing the Loan Obligations, then any Liens on such Collateral being incurred under this clause (t)(ii) to secure Permitted Refinancing Indebtedness shall also be secured on a basis junior to the Liens securing the Loan Obligations); (u) Liens on any amounts held by a trustee under any indenture or other debt agreement issued in escrow pursuant to customary escrow arrangements pending the release thereof, or under any indenture or other debt agreement pursuant to customary discharge, redemption or defeasance provisions; (v) the prior rights of consignees and their lenders under consignment arrangements entered into in the ordinary course of business; (w) agreements to subordinate any interest of the Borrowers or any Subsidiary in any accounts receivable or other proceeds arising from inventory consigned by the Borrowers or any of their Subsidiaries pursuant to an agreement entered into in the ordinary course of business; (x) Liens arising from precautionary Uniform Commercial Code financing statements regarding operating leases or other obligations not constituting Indebtedness; (y) Liens on Equity Interests in joint ventures (i) securing obligations of such joint venture or (ii) pursuant to the relevant joint venture agreement or arrangement; (z) Liens on securities that are the subject of repurchase agreements constituting Permitted Investments under clause (c) of the definition thereof; (aa) Liens in respect of Permitted Receivables Financings that extend only to the Receivables Assets subject thereto; (ab) Liens securing insurance premiums financing arrangements; provided, that such Liens are limited to the applicable unearned insurance premiums; (ac) in the case of Real Property that constitutes a leasehold interest, any Lien to which the fee simple interest (or any superior leasehold interest) is subject; (ad) Liens securing Indebtedness or other obligation (i) of the Borrowers or a Subsidiary in favor of the Borrowers or any Subsidiary Loan Party and (ii) of any Subsidiary that is not Loan Party in favor of any Subsidiary that is not a Loan Party; -112- QB\100411143.3

(ae) Liens on not more than $25,000,00050,000,000 of deposits securing Hedging Agreements entered into for non-speculative purposes; (af) Liens on goods or inventory the purchase, shipment or storage price of which is financed by a documentary letter of credit, bank guarantee or bankers’ acceptance issued or created for the account of the Borrowers or any Subsidiary in the ordinary course of business; provided, that such Lien secures only the obligations of the Borrowers or such Subsidiaries in respect of such letter of credit, bank guarantee or banker’s acceptance to the extent permitted under Section 6.01; (ag) Liens on Collateral that are junior to the Liens securing the Loan Obligations, so long as such junior Liens are subject to a Permitted Junior Intercreditor Agreement; (ah) Liens on Collateral that are pari passu with the Liens securing Loan Obligations, so long as (i) immediately after giving effect to the incurrence of the Indebtedness secured by such pari passu Liens and the use of proceeds thereof (but without netting the net cash proceeds thereof), the Net First Lien Leverage Ratio on a Pro Forma Basis is not greater than 5.003.75 to 1.00 and (ii) such pari passu Liens are subject to a Permitted Pari Passu Intercreditor Agreement; provided, that, if any Liens pursuant to this clause (hh) secure Indebtedness that is in the form of term loans, then such Indebtedness secured by such pari passu Liens pursuant to this clause (hh) shall be subject to the last paragraph of this Section 6.02; (ai) Liens on Collateral that are pari passu with the Liens securing the Loan Obligations, so long as such pari passu Liens (i) secure Indebtedness permitted by Section 6.01(b), 6.01(p), 6.01(r)(ii), 6.01(y) or 6.01(z) and (ii) are subject to a Permitted Pari Passu Intercreditor Agreement; (aj) [Reserved]; (ak) Liens to secure any Indebtedness issued or incurred to Refinance (or successive Indebtedness issued or incurred for subsequent Refinancings) as a whole, or in part, any Indebtedness secured by any Lien permitted by this Section 6.02; provided, however, that (v) with respect to any Liens on the Collateral being incurred under this clause (kk), if Liens on the Collateral securing the Indebtedness being Refinanced (if any) were secured on a basis junior to the Liens securing the Loan Obligations, then such Liens on such Collateral being incurred under this clause (kk) shall also be secured on a basis junior to the Liens securing the Loan Obligations, (w) with respect to any Liens on the Collateral being incurred under this clause (kk), if Liens on the Collateral securing the Indebtedness being Refinanced (if any) were secured on a basis pari passu with the Liens securing the Loan Obligations, then such Liens on such Collateral being incurred under this clause (kk) may also be secured on a basis pari passu with the Liens securing the Loan Obligations, so long as such Liens are subject to a Permitted Pari Passu Intercreditor Agreement, (x) (other than Liens contemplated by the foregoing clauses (v) and (w)) such new Lien shall be limited to all or part of the same type of property that secured the original Lien (plus improvements on and accessions to such property, proceeds and products thereof, customary security deposits and any other assets pursuant to after-acquired property clauses to the extent such assets secured (or would have secured) the Indebtedness being Refinanced), (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount (or accreted value, if applicable) or, if greater, committed amount of the applicable Indebtedness at the time the original Lien became a Lien permitted hereunder, (B) unpaid accrued interest and premium (including tender premiums) and (C) an amount necessary to pay any associated underwriting discounts, defeasance costs, fees, commissions and expenses, and (z) on the date of the incurrence of the Indebtedness secured by such Liens, the grantors of any such Liens shall be no different from the grantors of the Liens securing the Indebtedness being Refinanced or grantors that would have been obligated to secure such Indebtedness or a Loan Party; and (al) other Liens with respect to property or assets of the Borrowers or any Subsidiary securing obligations in an aggregate principal amount that at the time of, and after giving effect to, the incurrence of such Liens, would not exceed the greater of $125,000,000325,000,000 and 12.5% of Consolidated Total -113- QB\100411143.3

Assets as of the end of the fiscal quarter immediately prior to the date of such incurrence for which financial statements have been delivered pursuant to Section 5.04(a) or 5.04(b). For purposes of determining compliance with this Section 6.02, (A) a Lien securing an item of Indebtedness need not be permitted solely by reference to one category of permitted Liens described in Sections 6.02(a) through (ll) but may be permitted in part under any combination thereof and (B) in the event that a Lien securing an item of Indebtedness (or any portion thereof) meets the criteria of one or more of the categories of permitted Liens described in Sections 6.02(a) through (ll), the Borrowers shall, in their sole discretion, classify or reclassify, or later divide, classify or reclassify, such Lien securing such item of Indebtedness (or any portion thereof) in any manner that complies with this covenant and will only be required to include the amount and type of such Lien or such item of Indebtedness secured by such Lien in one of the above clauses and such Lien securing such item of Indebtedness will be treated as being incurred or existing pursuant to only one of such clauses. In addition, with respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness. With respect to any Indebtedness secured by Liens referred to in the proviso to Section 6.02(hh) or in the proviso to clause (h) in the definition of “Refinancing Notes” (such Indebtedness, the “Pari Term Loans”), to the extent such Indebtedness is incurred prior to the 12-month anniversary date of the Fourth Restatement Effective Date, if the All-in Yield in respect of such Pari Term Loans exceeds the All-in Yield in respect of the Term B Loans on the Fourth Restatement Effective Date by more than 0.75% (such difference, the “Pari Yield Differential”), then the Applicable Margin (or “Term SOFR floor” as provided in the following proviso) applicable to such Term B Loans on the Fourth Restatement Effective Date shall be increased such that after giving effect to such increase, the Pari Yield Differential shall not exceed 0.75%; provided, that, to the extent any portion of the Pari Yield Differential is attributable to a higher “Term SOFR floor” being applicable to such Pari Term Loans, such Term SOFR floor shall only be included in the calculation of the Pari Yield Differential to the extent such Term SOFR floor is greater than the Adjusted Term SOFR in effect for an Interest Period of three months’ duration at such time, and, with respect to such excess, the “Term SOFR floor” applicable to such outstanding Term B Loans shall be increased to an amount not to exceed the “Term SOFR floor” applicable to such Pari Term Loans prior to any increase in the Applicable Margin applicable to such Term B Loans then outstanding. Section 6.03 Sale and Lease-Back Transactions. Enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter, as part of such transaction, rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred (a “Sale and Lease-Back Transaction”); provided, that a Sale and Lease-Back Transaction shall be permitted (a) with respect to (i) property owned by the Borrowers or any Subsidiary Loan Party that is acquired after the Fourth RestatementAmendment No. 3 Effective Date so long as such Sale and Lease-Back Transaction is consummated within 365 days of the acquisition of such property or (ii) property owned by any Subsidiary that is not a Loan Party regardless of when such property was acquired, and (b) with respect to any other property owned by the Borrowers or any Subsidiary Loan Party, (x) if at the time the lease in connection therewith is entered into, no Default or Event of Default shall have occurred and be continuing or would result therefrom and (y) if such Sale and Lease-Back Transaction is of property owned by the Borrowers or any Subsidiary Loan Party as of the Fourth RestatementAmendment No. 3 Effective Date, the Net Proceeds therefrom are used to prepay the Term Loans to the extent required by Section 2.11(b); provided, further, that (a) the Borrowers or the applicable Subsidiary Loan Party shall receive at least fair market value (as determined by the Borrowers in good faith) for any property Disposed of in any Sale and Lease-Back Transaction pursuant to clause (a)(ii) or clause (b) of this Section 6.03 (as approved by the Board of Directors of the Borrowers in any case of any property with a fair market value in excess of $5,000,000).10,000,000) and (b) Sale and Lease-Back Transactions may not exceed in the aggregate the greater of $525,000,000 and 20.0% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such Sale and Lease-Back Transaction for which financial statements have been delivered pursuant to Section 5.04(a) or 5.04(b). Section 6.04 Investments, Loans and Advances. (i) Purchase or acquire (including pursuant to any merger with a person that is not a Wholly Owned Subsidiary immediately prior to such merger) any Equity Interests, evidences of Indebtedness or other securities of any other person, (ii) make any loans or advances to or Guarantees of the Indebtedness of any other person (other than loans or advances in respect of (A) intercompany current -114- QB\100411143.3 liabilities incurred in connection with the cash management operations of the Borrowers and the Subsidiaries and (B) intercompany loans, advances or Indebtedness having a term not exceeding 364 days (inclusive of any roll-overs or extensions of terms) and made in the ordinary course of business or consistent with industry practices), or (iii) purchase or otherwise acquire, in one transaction or a series of related transactions, (x) all or substantially all of the property and assets or business of another person or (y) assets constituting a business unit, line of business or division of such person (each of the foregoing, an "Investment"), except:

(a) [reserved];

(b) (i) Investments by the Borrowers or any Subsidiary in the Equity Interests of the Borrowers or any Subsidiary; (ii) intercompany loans from the Borrowers or any Subsidiary to the Borrowers or any Subsidiary; and (iii) Guarantees by the Borrowers or any Subsidiary of Indebtedness otherwise permitted hereunder of the Borrowers or any Subsidiary; provided, that as at any date of determination, the aggregate amount of (A) Investments (valued at the time of the making thereof and without giving effect to any write-downs or write-offs thereof) made after the ~~Fourth Restatement~~Amendment No. 3 Effective Date by the Loan Parties pursuant to subclause (i) in Subsidiaries that are not Subsidiary Loan Parties, plus (B) net outstanding intercompany loans made after the ~~Fourth Restatement~~Amendment No. 3 Effective Date by the Loan Parties to Subsidiaries that are not Subsidiary Loan Parties pursuant to subclause (ii), plus (C) outstanding Guarantees by the Loan Parties of Indebtedness after the ~~Fourth Restatement~~Amendment No. 3 Effective Date of Subsidiaries that are not Subsidiary Loan Parties pursuant to subclause (iii) (excluding any Investment made at a time when, after giving effect thereto, the Total Net Leverage Ratio on a Pro Forma Basis would not exceed 3.75 to 1.00), shall not exceed the sum of (X) the greater of (1) $~~150,000,000~~400,000,000 and (2) 15.0% of Consolidated Total Assets as at the end of the fiscal quarter ended immediately prior to the date of such Investment for which financial statements have been delivered pursuant to Section 5.04(a) or 5.04(b) plus (Y) an amount equal to any returns (including dividends, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) actually received in respect of any such Investment;

(c) Permitted Investments and Investments that were Permitted Investments when made;

(d) Investments arising out of the receipt by the Borrowers or any Subsidiary of non-cash consideration for the sale of assets permitted under Section 6.05;

(e) loans and advances to officers, directors, employees or consultants of the Borrowers or any Subsidiary (i) in the ordinary course of business not to exceed $~~25,000,000~~50,000,000 in the aggregate at any time outstanding (calculated without regard to write downs or write offs thereof), (ii) in respect of payroll payments and expenses in the ordinary course of business and (iii) in connection with such person's purchase of Equity Interests of Holdings (or any Parent Entity) solely to the extent that the amount of such loans and advances shall be contributed to the Borrowers in cash as common equity;

(f) accounts receivable, security deposits and prepayments arising and trade credit granted in the ordinary course of business and any assets or securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss and any prepayments and other credits to suppliers made in the ordinary course of business;

(g) Hedging Agreements entered into for non-speculative purposes;

(h) Investments existing on, or contractually committed as of, the ~~Fourth Restatement~~Amendment No. 3 Effective Date and set forth on Schedule 6.04 and any extensions, renewals or reinvestments thereof, so long as the aggregate amount of all Investments pursuant to this clause (h) is not increased at any time above the amount of such Investment existing or committed on the ~~Fourth Restatement~~Amendment No. 3 Effective Date(other than pursuant to an increase as required by the terms of any such Investment as in existence on the ~~Fourth Restatement~~Amendment No. 3 Effective Date);

-115-

QB\100411143.3

(i) Investments resulting from pledges and deposits under Sections 6.02(f), (g), (o), (r), (s), (ee) and (ll); (j) other Investments by the Borrowers or any Subsidiary in an aggregate amount (valued at the time of the making thereof, and without giving effect to any write-downs or write-offs thereof) not to exceed the sum of (X) the greater of $100,000,000250,000,000 and 10.0% of Consolidated Total Assets as at the end of the fiscal quarter ended immediately prior to the date of such Investment for which financial statements have been delivered pursuant to Section 5.04(a) or 5.04(b), plus (Y) any portion of the Cumulative Credit on the date of such election that the Borrowers elect to apply to this Section 6.04(j)(Y) in a written notice of a Responsible Officer thereof, which notice shall set forth calculations in reasonable detail the amount of Cumulative Credit immediately prior to such election and the amount thereof elected to be so applied, and plus (Z) an amount equal to any returns (including dividends, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) actually received in respect of any such Investment pursuant to clause (X); provided, that if any Investment pursuant to this Section 6.04(j) is made in any person that was not a Subsidiary on the date on which such Investment was made but becomes a Subsidiary thereafter, then such Investment may, at the option of the Borrowers, upon such person becoming a Subsidiary and so long as such person remains a Subsidiary, be deemed to have been made pursuant to Section 6.04(b) (to the extent permitted by the proviso thereto in the case of any Subsidiary that is not a Loan Party) and not in reliance on this Section 6.04(j); (k) Investments constituting Permitted Business Acquisitions; (l) intercompany loans between Subsidiaries that are not Loan Parties and Guarantees by Subsidiaries that are not Loan Parties permitted by Section 6.01(m); (m) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with or judgments against, customers and suppliers, in each case in the ordinary course of business or Investments acquired by the Borrowers or a Subsidiary as a result of a foreclosure by the Borrowers or any of the Subsidiaries with respect to any secured Investments or other transfer of title with respect to any secured Investment in default; (n) Investments of a Subsidiary acquired after the Fourth RestatementAmendment No. 3 Effective Date or of a person merged into the Borrowers or merged into or consolidated with a Subsidiary after the Fourth RestatementAmendment No. 3 Effective Date, in each case, (i) to the extent such acquisition, merger or consolidation is permitted under this Section 6.04, (ii) in the case of any acquisition, merger or consolidation, in accordance with Section 6.05 and (iii) to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation; (o) acquisitions by the Borrowers of obligations of one or more officers or other employees of Holdings, any Parent Entity, the Borrowers or their Subsidiaries in connection with such officer’s or employee’s acquisition of Equity Interests of Holdings or any Parent Entity, so long as no cash is actually advanced by the Borrowers or any of the Subsidiaries to such officers or employees in connection with the acquisition of any such obligations; (p) Guarantees by the Borrowers or any Subsidiary of operating leases (other than Capitalized Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case entered into by the Borrowers or any Subsidiary in the ordinary course of business; (q) Investments to the extent that payment for such Investments is made with Equity Interests of the Borrowers, Holdings or any Parent Entity; provided, that the issuance of such Equity Interests are not included in any determination of the Cumulative Credit; (r) Investments in the Equity Interests of one or more newly formed persons that are received in consideration of the contribution by Holdings, the Borrowers or the applicable Subsidiary of assets -116- QB\100411143.3

(including Equity Interests and cash) to such person or persons; provided, that (i) the fair market value of such assets, determined in good faith by the Borrowers, so contributed pursuant to this clause (r) shall not in the aggregate exceed $10,000,00020,000,000 and (ii) in respect of each such contribution, a Responsible Officer of the Borrowers shall certify, in a form to be agreed upon by the Borrowers and the Administrative Agent (x) after giving effect to such contribution, no Default or Event of Default shall have occurred and be continuing or would result therefrom, (y) the fair market value (as determined in good faith by the Borrowers) of the assets so contributed and (z) that the requirements of clause (i) of this proviso remain satisfied; (s) Investments consisting of Restricted Payments permitted under Section 6.06; (t) Investments in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Uniform Commercial Code Article 4 customary trade arrangements with customers; (u) Investments in Subsidiaries that are not Loan Parties after giving effect to the applicable Investments in an aggregate amount (valued at the time of the making thereof and without giving effect to any write-downs or write-offs thereof) not to exceed the sum of (x) the greater of $75,000,000200,000,000 and 7.5% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such Investment for which financial statements have been delivered pursuant to Section 5.04(a) or 5.04(b) in the aggregate plus (y) an amount equal to any returns (including dividends, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) actually received in respect of Investments theretofore made pursuant to this Section 6.04(u); (v) Guarantees permitted under Section 6.01 (except to the extent such Guarantee is expressly subject to this Section 6.04); (w) advances in the form of a prepayment of expenses, so long as such expenses are being paid in accordance with customary trade terms of the Borrowers or such Subsidiary; (x) Investments by the Borrowers and their Subsidiaries, including loans to any direct or indirect parent of the Borrowers, if the Borrowers or any other Subsidiary would otherwise be permitted to make a Restricted Payment in such amount (provided, that the amount of any such Investment shall also be deemed to be a Restricted Payment under the appropriate clause of Section 6.06 for all purposes of this Agreement); (y) Investments consisting of Receivables Assets or arising as a result of Permitted Receivables Financings; (z) Investments consisting of the licensing or contribution of Intellectual Property pursuant to joint marketing arrangements with other persons; (aa) to the extent constituting Investments, purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of Intellectual Property in each case in the ordinary course of business; (ab) Investments received substantially contemporaneously in exchange for Equity Interests of the Borrowers, Holdings or any Parent Entity; provided, that the issuance of such Equity Interests are not included in any determination of the Cumulative Credit; (ac) Investments in joint ventures in an aggregate amount not to exceed the sum of (X) the greater of $150,000,000400,000,000 and 15.0% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such Investment for which financial statements have been delivered pursuant to Section 5.04(a) or 5.04(b), plus (Y) an aggregate amount equal to any returns (including dividends, interest, distributions, returns of principal, profits on sale, repayments, income and similar -117- QB\100411143.3 amounts) actually received by the respective investor in respect of Investments theretofore made by it pursuant to this clause (cc); provided, that if any Investment pursuant to this clause (cc) is made in any person that was not a Subsidiary on the date on which such Investment was made but becomes a Subsidiary thereafter, then such Investment may, at the option of the Borrowers, upon such person becoming a Subsidiary and so long as such person remains a Subsidiary, be deemed to have been made pursuant to Section 6.04(b) (to the extent permitted by the proviso thereto in the case of any Subsidiary that is not a Loan Party) and not in reliance on this Section 6.04(cc); (ad) Investments in a Similar Business in an aggregate amount (valued at the time of the making thereof, and without giving effect to any write downs or write offs thereof) not to exceed the sum of (X) the greater of $150,000,000400,000,000 and 15.0% of Consolidated Total Assets as at the end of the fiscal quarter ended immediately prior to the date of such Investment for which financial statements have been delivered pursuant to Section 5.04(a) or 5.04(b) plus (Y) an amount equal to any returns (including dividends, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) actually received in respect of any such Investment; provided, that if any Investment pursuant to this clause (dd) is made in any person that was not a Subsidiary on the date on which such Investment was made but becomes a Subsidiary thereafter, then such Investment may, at the option of the Borrowers, upon such person becoming a Subsidiary and so long as such person remains a Subsidiary, be deemed to have been made pursuant to Section 6.04(b) (to the extent permitted by the proviso thereto in the case of any Subsidiary that is not a Loan Party) and not in reliance on this Section 6.04(dd); and (ae) Investments in any Unrestricted Subsidiaries in an aggregate amount (valued at the time of the making thereof, and without giving effect to any write downs or write offs thereof) not to exceed the sum of (X) the greater of $75,000,000200,000,000 and 7.5% of Consolidated Total Assets as at the end of the fiscal quarter ended immediately prior to the date of such Investment for which financial statements have been delivered pursuant to Section 5.04(a) or 5.04(b) plus (Y) an amount equal to any returns (including dividends, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) actually received in respect of any such Investment; provided, that if any Investment pursuant to this Section 6.04(ee) is made in any person that was not a Subsidiary on the date on which such Investment was made but becomes a Subsidiary thereafter, then such Investment may, at the option of the Borrowers, upon such person becoming a Subsidiary and so long as such person remains a Subsidiary, be deemed to have been made pursuant to Section 6.04(b) (to the extent permitted by the proviso thereto in the case of any Subsidiary that is not a Loan Party) and not in reliance on this Section 6.04(ee). The amount of Investments that may be made at any time pursuant to Section 6.04(b), 6.04(j) or 6.04(dd) (such Sections, the “Related Sections”) may, at the election of the Borrowers, be increased by the amount of Investments that could be made at such time under the other Related Section; provided, that the amount of each such increase in respect of one Related Section shall be treated as having been used under the other Related Section. Any Investment in any person other than the Borrowers or a Subsidiary Loan Party that is otherwise permitted by this Section 6.04 may be made through intermediate Investments in Subsidiaries that are not Loan Parties and such intermediate Investments shall be disregarded for purposes of determining the outstanding amount of Investments pursuant to any clause set forth above. The amount of any Investment made other than in the form of cash or cash equivalents shall be the fair market value thereof (as determined by the Borrowers in good faith) valued at the time of the making thereof, and without giving effect to any subsequent write-downs or write-offs thereof. Notwithstanding anything herein to the contrary, the Borrowers will not, and will not permit any Loan Party to, consummate any transaction that results in the transfer (whether by way of any Restricted Payment, Investment, or any disposition, whether in a single transaction or a series of related transactions), directly or indirectly, of the ownership of any Material Intellectual Property to any Unrestricted Subsidiary other than pursuant to any non-exclusive licenses, sublicenses or cross-licenses or other intercompany disclosures thereof. Section 6.05 Mergers, Consolidations, Sales of Assets and Acquisitions. Merge into or consolidate with any other person, or permit any other person to merge into or consolidate with it, or Dispose of (in one transaction or in a series of related transactions) all or any part of its assets (whether now owned or hereafter acquired), or Dispose of any Equity Interests of any Subsidiary, or purchase, lease or otherwise acquire (in one -118- QB\100411143.3 transaction or a series of related transactions) all of the assets of any other person or division or line of business of a person, except that this Section 6.05 shall not prohibit: (a) (i) the purchase and Disposition of inventory, or the sale of receivables pursuant to non-recourse factoring arrangements, in each case in the ordinary course of business by the Borrowers or any Subsidiary, (ii) the acquisition or lease (pursuant to an operating lease) of any other asset in the ordinary course of business by the Borrowers or any Subsidiary or, with respect to operating leases, otherwise for fair market value on market terms (as determined in good faith by the Borrowers), (iii) the Disposition of surplus, obsolete, damaged or worn out equipment or other property in the ordinary course of business by the Borrowers or any Subsidiary, (iv) the Disposition of Permitted Investments in the ordinary course of business; (b) if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing or would result therefrom, (i) the merger or consolidation of any Subsidiary with or into the Borrowers in a transaction in which the Borrowers are the survivor, (ii) the merger or consolidation of any Subsidiary with or into any Subsidiary Loan Party in a transaction in which the surviving or resulting entity is or becomes a Subsidiary Loan Party and, in the case of each of clauses (i) and (ii), no person other than the Borrowers or a Subsidiary Loan Party receives any consideration (unless otherwise permitted by Section 6.04), (iii) the merger or consolidation of any Subsidiary that is not a Subsidiary Loan Party with or into any other Subsidiary that is not a Subsidiary Loan Party, (iv) the liquidation or dissolution or change in form of entity of any Subsidiary if the Borrowers determine in good faith that such liquidation, dissolution or change in form is in the best interests of the Borrowers and is not materially disadvantageous to the Lenders or (v) any Subsidiary may merge or consolidate with any other person in order to effect an Investment permitted pursuant to Section 6.04 so long as the continuing or surviving person shall be a Subsidiary (unless otherwise permitted by Section 6.04), which shall be a Loan Party if the merging or consolidating Subsidiary was a Loan Party and which together with each of their Subsidiaries shall have complied with the requirements of Section 5.10; (c) Dispositions to the Borrowers or a Subsidiary (upon voluntary liquidation or otherwise); provided, that any Dispositions by a Loan Party to a Subsidiary that is not a Subsidiary Loan Party in reliance on this clause (c) shall be made either (i) on terms that are substantially no less favorable to such Loan Party, as applicable, than would be obtained in a comparable arm’s-length transaction with a person that is not an Affiliate, as determined by the Board of Directors of such Loan Party in good faith or (ii) be counted as an Investment to the extent of any shortfall below fair market value and permitted to the extent permitted by Section 6.04; (d) Sale and Lease-Back Transactions permitted by Section 6.03; (e) Investments permitted by Section 6.04, Permitted Liens, and Restricted Payments permitted by Section 6.06; (f) Dispositions of defaulted receivables in the ordinary course of business and not as part of an accounts receivables financing transaction; (g) Dispositions of assets not otherwise permitted by this Section 6.05; provided, that the Net Proceeds thereof, if any, are applied in accordance with Section 2.11(b); (h) Permitted Business Acquisitions (including any merger, consolidation or amalgamation in order to effect a Permitted Business Acquisition); provided, that following any such merger, consolidation or amalgamation involving a Borrower, such Borrower is the surviving corporation; (i) leases, licenses or subleases or sublicenses any real or personal property in the ordinary course of business; -119- QB\100411143.3

(j) Dispositions of inventory or Dispositions or abandonment of Intellectual Property of the Borrowers and their Subsidiaries determined in good faith by the management of the Borrowers to be no longer useful or necessary in the operation of the business of the Borrowers or any of the Subsidiaries; (k) acquisitions and purchases made with the proceeds of any Asset Sale pursuant to the first proviso of clause (a) of the definition of “Net Proceeds”; (l) the purchase and Disposition (including by capital contribution) of Receivables Assets including pursuant to Permitted Receivables Financings; and (m) any exchange of assets for services and/or other assets of comparable or greater value; provided, that (i) at least 90% of the consideration received by the transferor consists of assets that will be used in a business or business activity permitted hereunder, (ii) in the event of a swap with a fair market value (as determined in good faith by the Borrowers) in excess of $10,000,00020,000,000, the Administrative Agent shall have received a certificate from a Responsible Officer of the Borrowers with respect to such fair market value and (iii) in the event of a swap with a fair market value (as determined in good faith by the Borrowers) in excess of $15,000,00030,000,000, such exchange shall have been approved by at least a majority of the Board of Directors of Holdings or the Borrowers; provided, further, that (A) the aggregate gross consideration (including exchange assets, other non-cash consideration and cash proceeds) of any or all assets exchanged in reliance upon this clause (m) shall not exceed, in any fiscal year of the Borrowers, the greater of $150,000,000400,000,000 and 15.0% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such incurrence for which financial statements have been delivered pursuant to Section 5.04(a) or 5.04(b), (B) no Default or Event of Default exists or would result therefrom, and (C) the Net Proceeds, if any, thereof are applied in accordance with Section 2.11(b); (n) [Reserved]; (o) [Reserved]; and (p) the Transactions. Notwithstanding anything to the contrary contained in Section 6.05 above, (i) no Disposition of assets under Section 6.05(d) and Section 6.05(g) shall be permitted unless such Disposition is for fair market value (as determined in good faith by the Borrowers), or if not for fair market value, the shortfall is permitted as an Investment under Section 6.04, and (ii) no Disposition of assets under Section 6.05(g) shall be permitted unless such Disposition (except to Loan Parties) is for at least 75% cash consideration; provided, that the provisions of this clause (ii) shall not apply to any individual transaction or series of related transactions involving assets with a fair market value (as determined in good faith by the Borrowers) of less than $15,000,00030,000,000 or to other transactions involving assets with a fair market value of not more than the greater of $75,000,000200,000,000 and 7.5% of Consolidated Total Assets in the aggregate for all such transactions during the term of this Agreement; provided, further, that for purposes of this clause (ii), each of the following shall be deemed to be cash: (a) the amount of any liabilities (as shown on the Borrowers’ or such Subsidiary’s most recent balance sheet or in the notes thereto) that are assumed by the transferee of any such assets or are otherwise cancelled in connection with such transaction, (b) any notes or other obligations or other securities or assets received by the Borrowers or such Subsidiary from the transferee that are converted by the Borrowers or such Subsidiary into cash within 180 days after receipt thereof (to the extent of the cash received) and (c) any Designated Non-Cash Consideration received by the Borrowers or any of their Subsidiaries in such Disposition having an aggregate fair market value (as determined in good faith by the Borrowers), taken together with all other Designated Non-Cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed the greater of $100,000,000250,000,000 and 10.0% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the receipt of such Designated Non-Cash Consideration for which financial statements have been delivered pursuant to Section 5.04(a) or 5.04(b) (with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value). -120- QB\100411143.3

Section 6.06 Dividends and Distributions. Declare or pay any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any of its Equity Interests (other than dividends and distributions on Equity Interests payable solely by the issuance of additional Equity Interests (other than Disqualified Stock) of the person paying such dividends or distributions) or directly or indirectly redeem, purchase, retire or otherwise acquire for value (or permit any Subsidiary to purchase or acquire) any of the Borrowers’ Equity Interests or set aside any amount for any such purpose (other than through the issuance of additional Equity Interests (other than Disqualified Stock) of the person redeeming, purchasing, retiring or acquiring such shares) (all of the foregoing, “Restricted Payments”); provided, however, that: (a) Restricted Payments may be made to the Borrowers or any Wholly Owned Subsidiary of the Borrowers (or, in the case of non-Wholly Owned Subsidiaries, to the Borrowers or any Subsidiary that is a direct or indirect parent of such Subsidiary and to each other owner of Equity Interests of such Subsidiary on a pro rata basis (or more favorable basis from the perspective of the Borrowers or such Subsidiary) based on their relative ownership interests); (b) Restricted Payments may be made in respect of (i) overhead, legal, accounting and other professional fees and expenses of Holdings or any Parent Entity, (ii) fees and expenses related to any public offering or private placement of Equity Interests or debt securities of Holdings or any Parent Entity whether or not consummated, (iii) franchise and similar taxes and other fees and expenses in connection with the maintenance of its (and any Parent Entity’s) existence and its (or any Parent Entity’s indirect) ownership of the Borrowers, (iv) payments permitted by Section 6.07(b) (other than Section 6.07(b)(vii)), (v) in respect of any taxable period for which the Borrowers and/or any of their Subsidiaries are members of a consolidated, combined, affiliated, unitary or similar tax group for U.S. federal and/or applicable state, local or foreign tax purposes of which a direct or indirect parent of the Borrowers are the common parent, or for which the Borrowers are a disregarded entity for U.S. federal income tax purposes that is wholly owned (directly or indirectly) by a C corporation for U.S. federal and/or applicable state or local income tax purposes, distributions to any direct or indirect parent of the Borrowers in an amount not to exceed the amount of any U.S. federal, state, local or foreign taxes that the Borrowers and/or their Subsidiaries, as applicable, would have paid for such taxable period had the Borrowers and/or their Subsidiaries, as applicable, been a stand-alone corporate taxpayer or a stand-alone corporate group, and (vi) customary salary, bonus and other benefits payable to, and indemnities provided on behalf of, officers, directors and employees of Holdings or any Parent Entity, in each case in order to permit Holdings or any Parent Entity to make such payments; provided, that in the case of subclauses (i) and (iii), the amount of such Restricted Payments shall not exceed the portion of any amounts referred to in such subclauses (i) and (iii) that are allocable to the Borrowers and their Subsidiaries (which shall be 100% at any time that, as the case may be, (x) Holdings owns no material assets other than the Equity Interests in Zurn and Zurn Holdings and assets incidental to such equity ownership and (y) any Parent Entity owns directly or indirectly no material assets other than Equity Interests in Holdings and any other Parent Entity and assets incidental to such equity ownership); (c) Restricted Payments may be made to Holdings, the proceeds of which are used to purchase or redeem the Equity Interests of Holdings or any Parent Entity (including related stock appreciation rights or similar securities) held by then present or former directors, consultants, officers or employees of any Parent Entity, Holdings, the Borrowers or any of the Subsidiaries or by any Plan or any shareholders’ agreement then in effect upon such person’s death, disability, retirement or termination of employment or under the terms of any such Plan or any other agreement under which such shares of stock or related rights were issued; provided, that the aggregate amount of such purchases or redemptions under this clause (c) shall not exceed in any fiscal year $25,000,00050,000,000 (plus (x) the amount of net proceeds contributed to the Borrowers that were (x) received by Holdings or any Parent Entity during such calendar year from sales of Equity Interests of Holdings or any Parent Entity to directors, consultants, officers or employees of Holdings, any Parent Entity, the Borrowers or any Subsidiary in connection with permitted employee compensation and incentive arrangements; provided, that such proceeds are not included in any determination of the Cumulative Credit, (y) the amount of net proceeds of any key-man life insurance policies received during such calendar year, and (z) the amount of any cash bonuses otherwise payable to members of management, directors or consultants of Holdings, any Parent Entity, the Borrowers or the Subsidiaries in connection with the Transactions that are foregone in return for the receipt of Equity -121- QB\100411143.3

Interests), which, if not used in any year, may be carried forward to any subsequent calendar year; and provided, further, that cancellation of Indebtedness owing to the Borrowers or any Subsidiary from members of management of Holdings, any Parent Entity, the Borrowers or their Subsidiaries in connection with a repurchase of Equity Interests of Holdings or any Parent Entity will not be deemed to constitute a Restricted Payment for purposes of this Section 6.06; (d) any person may make non-cash repurchases of Equity Interests deemed to occur upon exercise of stock options if such Equity Interests represent a portion of the exercise price of such options; (e) Restricted Payments may be made in an aggregate amount equal to a portion of the Cumulative Credit on the date of such election that the Borrowers elect to apply to this Section 6.06(e), which such election shall (unless such Restricted Payment is made pursuant to clause (a) of the definition of Cumulative Credit) be set forth in a written notice of a Responsible Officer of the Borrowers, which notice shall set forth calculations in reasonable detail the amount of Cumulative Credit immediately prior to such election and the amount thereof elected to be so applied; provided, that no Default or Event of Default has occurred and is continuing or would result therefrom; (f) [Reserved] (g) Restricted Payments may be made to pay, or to allow Holdings or any Parent Entity to make payments, in cash, in lieu of the issuance of fractional shares, upon the exercise of warrants or upon the conversion or exchange of Equity Interests of any such person; (h) Restricted Payments may be made to pay, or to allow Holding or a Parent Entity to pay, dividends and make distributions to, or repurchase or redeem shares from, its equity holders in an amount equal to the greater of (x) 6.0% per annum of the net proceeds received by the Borrowers from any public offering of Equity Interests of the Borrowers or any direct or indirect parent of the Borrowers (whether such offering occurred prior to or after the Fourth Restatement Effective Date) and (y) an aggregate amount per annum not to exceed 6.0% of the Market Capitalization; (i) Restricted Payments may be made to Holdings or any Parent Entity to finance any Investment that if made by the Borrowers or any Subsidiary directly would be permitted to be made pursuant to Section 6.04; provided, that (A) such dividend or distribution shall be made substantially concurrently with the closing of such Investment and (B) such parent shall, immediately following the closing thereof, cause (1) all property acquired (whether assets or Equity Interests) to be contributed to the Borrowers or a Subsidiary or (2) the merger, consolidation or amalgamation (to the extent permitted in Section 6.05) of the person formed or acquired into the Borrowers or a Subsidiary in order to consummate such Permitted Business Acquisition or Investment, in each case, in accordance with the requirements of Section 5.10; or (j) so long as no Default has occurred and is continuing or would result therefrom and after giving effect thereto, other Restricted Payments may be made (a) in an aggregate amount not to exceed the greater of (x) $100,000,000215,000,000 and (y) 50% of EBITDA for the period of four consecutive fiscal quarters of the Borrowers then most recently ended (taken as one accounting period) for which financial statements have been (or were required to be) delivered pursuant to Section 5.04(a) or 5.04(b)such Test Period or (b) so long as the Total Net Leverage Ratio on a Pro Forma Basis shall not be greater than 3.50 to 1.00; or. (k) Restricted Payments occurring on the Fourth Restatement Effective Date consisting of the Equity Interests of Land Newco, Inc. pursuant to the Transactions may be made. Section 6.07 Transactions with Affiliates. (a) Sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transaction with, any of its Affiliates (other than the Borrowers, Holdings, and the -122- QB\100411143.3

Subsidiaries or any person that becomes a Subsidiary as a result of such transaction) in a transaction (or series of related transactions) involving aggregate consideration in excess of $5,000,00010,000,000, unless such transaction is (i) otherwise permitted (or required) under this Agreement or (1) upon terms that are substantially no less favorable to the Borrowers or such Subsidiary, as applicable, than would be obtained in a comparable arm’s-length transaction with a person that is not an Affiliate, as determined by the Board of Directors of the Borrowers or such Subsidiary in good faith. (b) The foregoing clause (a) shall not prohibit, to the extent otherwise permitted under this Agreement, (i) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, equity purchase agreements, stock options and stock ownership plans approved by the Board of Directors of Holdings or of the Borrowers, (ii) loans or advances to employees or consultants of Holdings (or any Parent Entity), the Borrowers or any of the Subsidiaries in accordance with Section 6.04(e), (iii) transactions among the Borrowers or any Subsidiary or any entity that becomes a Subsidiary as a result of such transaction (including via merger, consolidation or amalgamation in which a Subsidiary is the surviving entity), (iv) the payment of fees, reasonable out-of-pocket costs and indemnities to directors, officers, consultants and employees of Holdings, any Parent Entity, the Borrowers and the Subsidiaries in the ordinary course of business (limited, in the case of any Parent Entity, to the portion of such fees and expenses that are allocable to the Borrowers and their Subsidiaries (which shall be 100% for so long as Holdings or such Parent Entity, as the case may be, owns no assets other than the Equity Interests in the Borrowers, Holdings or another Parent Entity and assets incidental to the ownership of the Borrowers and their Subsidiaries and (y) in all other cases shall be determined in good faith by management of the Borrowers)), (v) subject to the limitations set forth in Section 6.07(b)(xiv), if applicable, transactions pursuant to the Transaction documents and permitted transactions, agreements and arrangements in existence on the Fourth RestatementAmendment No. 3 Effective Date and, to the extent involving aggregate consideration in excess of $5,000,00010,000,000, set forth on Schedule 6.07 or any amendment thereto or replacement thereof or similar arrangement to the extent such amendment, replacement or arrangement is not adverse to the Lenders when taken as a whole in any material respect (as determined by the Borrowers in good faith), (vi) (A) any employment agreements entered into by the Borrowers or any of the Subsidiaries in the ordinary course of business, (B) any subscription agreement or similar agreement pertaining to the repurchase of Equity Interests pursuant to put/call rights or similar rights with employees, officers or directors, and (C) any employee compensation, benefit plan or arrangement, any health, disability or similar insurance plan which covers employees, and any reasonable employment contract and transactions pursuant thereto, (vii) Restricted Payments permitted under Section 6.06, including payments to Holdings (and any Parent Entity), and Investments permitted under Section 6.04, (viii) any purchase by Holdings of the Equity Interests of the Borrowers; provided, that any Equity Interests of the Borrowers purchased by Holdings shall be pledged to the Collateral Agent (and deliver the relevant certificates or other instruments (if any) representing such Equity Interests to the Collateral Agent) on behalf of the Lenders to the extent required by the Collateral Agreement, (ix) [reserved], -123- QB\100411143.3

(x) transactions for the purchase or sale of goods, equipment, products, parts and services entered into in the ordinary course of business, (xi) any transaction in respect of which the Borrowers delivers to the Administrative Agent a letter addressed to the Board of Directors of the Borrowers from an accounting, appraisal or investment banking firm, in each case of nationally recognized standing that is (A) in the good faith determination of the Borrowers qualified to render such letter and (B) reasonably satisfactory to the Administrative Agent, which letter states that (i) such transaction is on terms that are no less favorable to the Borrowers or such Subsidiary, as applicable, than would be obtained in a comparable arm’s-length transaction with a person that is not an Affiliate or (ii) such transaction is fair to the Borrowers or such Subsidiary, as applicable, from a financial point of view, (xii) the payment of all fees, expenses, bonuses and awards related to the Transactions, (xiii) transactions with joint ventures for the purchase or sale of goods, equipment, products, parts and services entered into in the ordinary course of business, (xiv) [reserved], (xv) the issuance, sale, transfer of Equity Interests of the Borrowers or any Subsidiary to Holdings (or another Parent Entity) and capital contributions by Holdings (or another Parent Entity) to the Borrowers or any Subsidiary, (xvi) [reserved], (xvii) payments by Holdings (and any Parent Entity), the Borrowers and the Subsidiaries pursuant to a tax sharing agreement or arrangement (whether written or as a matter of practice) that complies with clause (v) of Section 6.06(b), (xviii) transactions pursuant to any Permitted Receivables Financing, (xix) payments, loans (or cancellation of loans) or advances to employees or consultants that are (i) approved by a majority of the Disinterested Directors of Holdings or the Borrowers in good faith, (ii) made in compliance with applicable law and (iii) otherwise permitted under this Agreement, (xx) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Agreement that are fair to the Borrowers or the Subsidiaries, (xxi) transactions between the Borrowers or any of the Subsidiaries and any person, a director of which is also a director of the Borrowers or any direct or indirect parent company of the Borrowers; provided, however, that (A) such director abstains from voting as a director of the Borrowers or such direct or indirect parent company, as the case may be, on any matter involving such other person and (B) such person is not an Affiliate of the Borrowers for any reason other than such director’s acting in such capacity, (xxii) transactions permitted by, and complying with, the provisions of Section 6.05, and (xxiii) intercompany transactions undertaken in good faith (as certified by a Responsible Officer of the Borrowers) for the purpose of improving the consolidated tax efficiency of the Borrowers and the Subsidiaries and not for the purpose of circumventing any covenant set forth herein. Section 6.08 Business of the Borrowers and the Subsidiaries. Notwithstanding any other provisions hereof, engage at any time to any material respect in any business or business activity substantially different from -124- QB\100411143.3 any business or business activity conducted by any of them on the Fourth Restatement Effective Date or any Similar Business, and in the case of a Special Purpose Receivables Subsidiary, Permitted Receivables Financings. Section 6.09 Limitation on Payments and Modifications of Indebtedness; Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements; etc. (a) Amend or modify in any manner materially adverse to the Lenders when taken as a whole (as determined in good faith by the Borrowers), or grant any waiver or release under or terminate in any manner (if such granting or termination shall be materially adverse to the Lenders when taken as a whole (as determined in good faith by the Borrowers)), the articles or certificate of incorporation, by-laws, limited liability company operating agreement, partnership agreement or other organizational documents of the Borrowers or any of the Subsidiary Loan Parties. (b) (i) Make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of, or in respect of, principal of or interest on any Junior Financing, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination in respect of any Junior Financing, except for: (A) Refinancings with any Indebtedness permitted to be incurred under Section 6.01;*** (B) payments of regularly-scheduled interest and fees due thereunder, other non-principal payments thereunder, any mandatory prepayments of principal, interest and fees thereunder, scheduled payments thereon necessary to avoid the Junior Financing from constituting “applicable high yield discount obligations” within the meaning of Section 163(i)(l) of the Code, and, to the extent this Agreement is then in effect, principal on the scheduled maturity date of (x) any Junior Financing that is subordinated in right of payment to the Loan Obligations (or within 90 days thereof) or (y) any other Junior Financing (or within six months thereof); (C) payments or distributions in respect of all or any portion of the Junior Financing with the proceeds contributed to the Borrowers by Holdings from the issuance, sale or exchange by Holdings (or any Parent Entity) of Equity Interests that are not Disqualified Stock made within eighteen months prior thereto; provided, that such proceeds are not included in any determination of the Cumulative Credit; (D) the conversion of any Junior Financing to Equity Interests of Holdings or any Parent Entity; and (E) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, payments or distributions in respect of Junior Financings prior to any scheduled maturity made, in an aggregate amount, not to exceed a portion of the Cumulative Credit on the date of such election that the Borrowers elect to apply to this Section 6.09(b)(i)(E) in a written notice of a Responsible Officer thereof, which notice shall set forth calculations in reasonable detail of the amount of Cumulative Credit immediately prior to such election and the amount thereof elected to be so applied; (F) other payments and distributions in an aggregate amount not to exceed the greater of $25,000,00065,000,000 and 2.5% of Consolidated Total Assets as at the end of the fiscal quarter immediately prior to the date of such payment or distribution for which financial statements have been delivered pursuant to Section 5.04(a) or 5.04(b); or (ii) Amend or modify, or permit the amendment or modification of, any provision of any Junior Financing, or any agreement, document or instrument evidencing or relating thereto, other than amendments or modifications that (A) are not materially adverse to Lenders when taken as a whole (as determined in good faith by the Borrowers) and that do not affect the subordination or payment provisions thereof (if any) in a manner adverse to -125- QB\100411143.3 the Lenders when taken as a whole (as determined in good faith by the Borrowers) or (B) otherwise comply with the definition of “Permitted Refinancing Indebtedness.” (c) Permit any Material Subsidiary to enter into any agreement or instrument that by its terms restricts (i) the payment of dividends or distributions or the making of cash advances to the Borrowers or any Subsidiary that is a direct or indirect parent of such Subsidiary or (ii) the granting of Liens by the Borrowers or such Material Subsidiary that is a Loan Party pursuant to the Security Documents, in each case other than those arising under any Loan Document, except, in each case, restrictions existing by reason of: (A) restrictions imposed by applicable law; (B) contractual encumbrances or restrictions in effect on the Fourth RestatementAmendment No. 3 Effective Date under Indebtedness existing on the Fourth RestatementAmendment No. 3 Effective Date and set forth on Schedule 6.01, any Refinancing Notes or any agreements related to any Permitted Refinancing Indebtedness in respect of any such Indebtedness that does not materially expand the scope of any such encumbrance or restriction (as determined in good faith by the Borrowers); (C) any restriction on a Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of the Equity Interests or assets of a Subsidiary pending the closing of such sale or disposition; (D) customary provisions in joint venture agreements and other similar agreements applicable to joint ventures entered into in the ordinary course of business; (E) any restrictions imposed by any agreement relating to secured Indebtedness permitted by this Agreement to the extent that such restrictions apply only to the property or assets securing such Indebtedness; (F) any restrictions imposed by any agreement relating to Indebtedness incurred pursuant to Section 6.01 or Permitted Refinancing Indebtedness in respect thereof, to the extent such restrictions are not materially more restrictive, taken as a whole, than the restrictions contained in this Agreement (as determined in good faith by the Borrowers); (G) customary provisions contained in leases or licenses of Intellectual Property and other similar agreements entered into in the ordinary course of business; (H) customary provisions restricting subletting or assignment of any lease governing a leasehold interest; (I) customary provisions restricting assignment of any agreement entered into in the ordinary course of business; (J) customary restrictions and conditions contained in any agreement relating to the sale, transfer, lease or other disposition of any asset permitted under Section 6.05 pending the consummation of such sale, transfer, lease or other disposition; (K) customary restrictions and conditions contained in the document relating to any Lien, so long as (1) such Lien is a Permitted Lien and such restrictions or conditions relate only to the specific asset subject to such Lien, and (2) such restrictions and conditions are not created for the purpose of avoiding the restrictions imposed by this Section 6.09; (L) customary net worth provisions contained in Real Property leases entered into by Subsidiaries, so long as the Borrowers have determined in good faith that such net worth provisions would -126- QB\100411143.3 not reasonably be expected to impair the ability of the Borrowers and their Subsidiaries to meet their ongoing obligations; (M) any agreement in effect at the time such subsidiary becomes a Subsidiary, so long as such agreement was not entered into in contemplation of such person becoming a Subsidiary; (N) restrictions in agreements representing Indebtedness permitted under Section 6.01 of a Subsidiary of the Borrowers that is not a Subsidiary Loan Party; (O) customary restrictions contained in leases, subleases, licenses or Equity Interests or asset sale agreements otherwise permitted hereby as long as such restrictions relate to the Equity Interests and assets subject thereto; (P) restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business; (Q) restrictions contained in any Permitted Receivables Document with respect to any Special Purpose Receivables Subsidiary; or (R) any encumbrances or restrictions of the type referred to in Section 6.09(c)(i) and 6.09(c)(ii) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of or similar arrangements to the contracts, instruments or obligations referred to in clauses (A) through (Q) above; provided, that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements, refinancings or similar arrangements are, in the good faith judgment of the Borrowers, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions as contemplated by such provisions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement, refinancing or similar arrangement. Section 6.10 Fiscal Year. In the case of the Borrowers, permit its fiscal year to end on any date other than December 31 without prior notice to the Administrative Agent. Section 6.11 Financial Covenant. With respect to the Revolving Facility only, if the Testing Condition is satisfied as of the last day of any fiscal quarter, permit the Net First Lien Leverage Ratio to exceed 5.00 to 1.00. . With respect to the Revolving Facility only, (a) permit the Total Net Leverage Ratio (the “Maximum Total Net Leverage Ratio”) as of the last day of any fiscal quarter to exceed 4.00 to 1.00; provided that the Maximum Total Net Leverage Ratio shall be increased to 4.50 to 1.00 in connection with the consummation of a Permitted Business Acquisition for total consideration of at least $150,000,000 (such Permitted Business Acquisition, a “Material Acquisition”) for the period beginning on the last day of the fiscal quarter in which such Material Acquisition is consummated until (and including) the last day of the third full fiscal quarter of the Borrowers following the consummation of such Material Acquisition (an “Increase Period”); provided, that (i) the Borrowers shall provide notice in writing to the Administrative Agent of such Increase Period and a transaction description of such Material Acquisition (regarding the name of the Person or assets being acquired, the purchase price, the Total Net Leverage Ratio on a pro forma basis and the acquired revenue (for the trailing fiscal quarter period) and EBITDA of such acquired Person or assets), (ii) at the end of any Increase Period, the Total Net Leverage Ratio permitted under this Section 6.11 shall revert to 4.00 to 1.00 and (iii) after any Increase Period, there must be at least two full fiscal quarters following such Increase Period before another Increase Period, and (b) amend, supplement or modify this Agreement nor any other Loan Document in order to (x) subordinate the Liens securing the Obligations under the Loan Documents or (y) subordinate in right of payment the Obligations under the Loan Documents, in each case of clauses (x) and (y), without the written consent of each Revolving Facility Lender directly affected thereby. -127- QB\100411143.3

Section 6.12 Outbound Investment Rules. (a) be or become a “covered foreign person”, as that term is defined in the Outbound Investment Rules, or (b) engage, directly or indirectly, in (i) a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, (ii) any activity or transaction that would constitute a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, if any Borrower were a U.S. Person or (iii) any other activity that would cause the Administrative Agent or any Lender to be in violation of the Outbound Investment Rules or cause the Administrative Agent or any Lender to be legally prohibited by the Outbound Investment Rules from performing under this Agreement. ARTICLE VIA Holdings Negative Covenants Holdings hereby covenants and agrees with each Lender that, until the Termination Date, unless the Required Lenders shall otherwise consent in writing, (a) Holdings will not create, incur, assume or permit to exist any Lien other than (i) Liens created under the Loan Documents and (ii) Liens not prohibited by Section 6.02 on any Equity Interests of Zurn held by Holdings and (b) Holdings shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence; provided, that so long as no Default has occurred and is continuing or would result therefrom, Holdings may merge with any other person (and if it is not the survivor of such merger, the survivor shall assume Holdings’ obligations, as applicable, under the Loan Documents). ARTICLE VII Events of Default Section 7.01 Events of Default. In case of the happening of any of the following events (each, an “Event of Default”): (a) any representation or warranty made or deemed made by Holdings, the Borrowers or any other Loan Party herein or in any other Loan Document or any certificate or document delivered pursuant hereto or thereto shall prove to have been false or misleading in any material respect when so made or deemed made; (b) default shall be made in the payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise; (c) default shall be made in the payment of any interest on any Loan or the reimbursement with respect to any L/C Disbursement or in the payment of any Fee or any other amount (other than an amount referred to in clause (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five Business Days; (d) default shall be made in the due observance or performance by the Borrowers of any covenant, condition or agreement contained in, 5.01(a), 5.05(a) or 5.08 or in Article VI; provided, that the failure to observe or perform the Financial Covenant (a “Financial Covenant Default”) shall not in and of itself constitute an Event of Default with respect to any Term Facility; (e) default shall be made in the due observance or performance by Holdings, the Borrowers or any of the Subsidiary Loan Parties of any covenant, condition or agreement contained in any Loan Document (other than those specified in clauses (b), (c) and (d) above) and such default shall continue unremedied for a period of 30 days (or 60 days if such default results solely from the failure of a Subsidiary that is not a Loan Party to duly observe or perform any such covenant, condition or agreement) after notice thereof from the Administrative Agent to the Borrowers; (f) (i) any event or condition occurs that (A) results in any Material Indebtedness becoming due prior to its scheduled maturity or (B) enables or permits (with all applicable grace periods having -128- QB\100411143.3 expired) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided, that any breach of the Financial Covenant giving rise to an event described in clause (B) above shall not, by itself, constitute an Event of Default under any Term Facility unless the Revolving Facility Lenders have terminated the Revolving Facility Commitment and have accelerated any Revolving Facility Loans then outstanding as a result of such breach; or (ii) the Borrowers or any of the Subsidiaries shall fail to pay the principal of any Material Indebtedness at the stated final maturity thereof; provided, that this clause (f) shall not apply to any secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness; (g) there shall have occurred a Change in Control; (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Borrowers or any of the Material Subsidiaries, or of a substantial part of the property or assets of the Borrowers or any Material Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Debtor Relief Law, (ii) the appointment of a receiver, interim receiver, receiver and manager, monitor, trustee, custodian, sequestrator, conservator or similar official for the Borrowers or any of the Material Subsidiaries or for a substantial part of the property or assets of the Borrowers or any of the Material Subsidiaries or (iii) the winding-up or liquidation of the Borrowers or any Material Subsidiary (except in a transaction permitted hereunder); and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered; (i) the Borrowers or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Debtor Relief Law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (h) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrowers or any of the Material Subsidiaries or for a substantial part of the property or assets of the Borrowers or any Material Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) become unable or admit in writing its inability or fail generally to pay its debts as they become due; (j) the failure by the Borrowers or any Material Subsidiary to pay one or more final judgments aggregating in excess of $50,000,000100,000,000 (to the extent not covered by insurance), which judgments are not discharged or effectively waived or stayed for a period of 45 consecutive days, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Borrowers or any Material Subsidiary to enforce any such judgment; (k) (i) an ERISA Event shall have occurred, (ii) the PBGC shall institute proceedings (including giving notice of intent thereof) to terminate any Plan or Plans, (iii) the Borrowers or any Subsidiary or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, or (iv) the Borrowers or any Subsidiary shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan; and in each case in clauses (i) through (iv) above, such event or condition, together with all other such events or conditions, if any, would reasonably be expected to have a Material Adverse Effect; or (l) (i) any Loan Document shall for any reason be asserted in writing by Holdings, the Borrowers or any Subsidiary Loan Party not to be a legal, valid and binding obligation of any party thereto, (ii) any security interest purported to be created by any Security Document and to extend to assets that constitute a material portion of the Collateral shall cease to be, or shall be asserted in writing by the Borrowers or any other Loan Party not to be, a valid and perfected security interest (perfected as or having the priority required by this Agreement or the relevant Security Document and subject to such limitations and restrictions as are set forth herein and therein) in the -129- QB\100411143.3 securities, assets or properties covered thereby, except to the extent that any such loss of perfection or priority results from the limitations of foreign laws, rules and regulations as they apply to pledges of Equity Interests in Foreign Subsidiaries or the application thereof, or results solely from the failure of the Collateral Agent to maintainno longer having possession of certificates actually delivered to it representing securities pledged under the Collateral Agreement or to fileresults from a Uniform Commercial Code filing having lapsed because a Uniform Commercial Code continuation statements or take the actions described on Schedule 3.04 andstatement was not filed in a timely manner except to the extent that such loss is covered by a lender’s title insurance policy and the Collateral Agent shall be reasonably satisfied with the credit of such insurer, or (iii) a material portion of the Guarantees pursuant to the Security Documents by Holdings or the Subsidiary Loan Parties guaranteeing the Obligations shall cease to be in full force and effect (other than in accordance with the terms thereof), or shall be asserted in writing by Holdings or any Subsidiary Loan Party not to be in effect or not to be legal, valid and binding obligations (other than in accordance with the terms thereof); provided, that no Event of Default shall occur under this Section 7.01(l) if the Loan Parties cooperate with the Collateral Agent to replace or perfect such security interest and Lien, such security interest and Lien is replaced and the rights, powers and privileges of the Secured Parties are not materially adversely affected by such replacement; (l) then, and in every such event (other than an event with respect to the Borrowers described in clause (h) or (i) above), and at any time thereafter during the continuance of such event, the Administrative Agent, at the request of the Required Lenders (or, in the case of a Financial Covenant Default, the Majority Lenders of the Revolving Facility, and only with respect to the Revolving Facility), shall, by notice to the Borrowers, take any or all of the following actions, at the same or different times: (i) terminate forthwith the Commitments, (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrowers accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrowers, anything contained herein or in any other Loan Document to the contrary notwithstanding and (iii) if the Loans have been declared due and payable pursuant to clause (ii) above, demand Cash Collateral pursuant to Section 2.05(j); and in any event with respect to the Borrowers described in clause (h) or (i) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrowers accrued hereunder and under any other Loan Document, shall automatically become due and payable and the Administrative Agent shall be deemed to have made a demand for Cash Collateral to the full extent permitted under Section 2.05(j), without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrowers, anything contained herein or in any other Loan Document to the contrary notwithstanding. For purposes of clauses (h) and (i) of this Section 7.01, “Material Subsidiary” shall mean any Subsidiary that would not be an Immaterial Subsidiary under clause (a) of the definition thereof. Section 7.02 [Reserved]. Section 7.03 Right to Cure. Notwithstanding anything to the contrary contained in Section 7.01, in the event that the Borrowers fails (or, but for the operation of this Section 7.03, would fail) to comply with the requirements of the Financial Maintenance Covenant, from the last day of the applicable Fiscal Quarter until the expiration of the 10th Business Day subsequent to the date the certificate calculating such Financial Maintenance Covenant is required to be delivered pursuant to Section 5.04(c): (a) [reserved]; and/or (b) Holdings, the Borrowers and any Parent Entity shall have the right to issue Permitted Cure Securities for cash or otherwise receive cash contributions to the capital of such entities, and in each case, to contribute any such cash to the capital of the Borrowers (collectively, the “Cure Right”), and upon the receipt by the Borrowers of such cash (the “Cure Amount”), pursuant to the exercise of the Cure Right, the Financial Maintenance Covenant shall be recalculated giving effect to a pro forma adjustment by which EBITDA shall be increased with respect to such applicable quarter and any four-quarter period that contains such quarter, solely for the purpose of measuring the Financial Maintenance Covenant and not for any other purpose under this Agreement, by an amount equal to the Cure Amount; provided, that (i) in each four consecutive fiscal quarter period there shall be at least two -130- QB\100411143.3 fiscal quarters in which a Cure Right is not exercised, (ii) a Cure Right shall not be exercised more than five times during the term of the Revolving Facility, (iii) for purposes of this Section 7.03, the Cure Amount shall be no greater than the amount required for purposes of complying with the Financial Maintenance Covenant and (iv) there shall be no pro forma reduction in Indebtedness with the proceeds of the exercise of the Cure Right for determining compliance with the Financial Maintenance Covenant for the fiscal quarter in respect of which such Cure Right is exercised (either directly through prepayment or indirectly as a result of the netting of unrestricted cash) (other than, for future periods, with respect to any portion of such Cure Amount that is used to repay Term Loans or to prepay Revolving Facility Loans to the extent accompanied by permanent reductions in Revolving Facility Commitments). If, after giving effect to the adjustments in this paragraph (b), the Borrowers shall then be in compliance with the requirements of the Financial Maintenance Covenant, the Borrowers shall be deemed to have satisfied the requirements of the Financial Maintenance Covenant as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of the Financial Maintenance Covenant that had occurred shall be deemed cured for the purposes of this Agreement. ARTICLE VIII The Agents Section 8.01 Appointment. (a) Each Lender (in its capacity as a Lender and on behalf of itself and its Affiliates as potential counterparties to Secured Cash Management Agreements and Secured Hedging Agreements) and each Issuing Bank (in such capacities and on behalf of itself and its Affiliates as potential counterparties to Secured Cash Management Agreements and Secured Hedging Agreements) hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, including as the Collateral Agent for such Lender and the other Secured Parties under the Security Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. In addition, to the extent required under the laws of any jurisdiction other than the United States of America, each of the Lenders and the Issuing Banks hereby grants to the Administrative Agent any required powers of attorney to execute any Security Document governed by the laws of such jurisdiction on such Lender’s or Issuing Bank’s behalf. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. (b) In furtherance of the foregoing, each Lender (in its capacity as a Lender and on behalf of itself and its Affiliates as potential counterparties to Secured Cash Management Agreements or Secured Hedge Agreements) and each Issuing Bank (in such capacities and on behalf of itself and its Affiliates as potential counterparties to Secured Cash Management Agreements and Secured Hedging Agreements) hereby appoints and authorizes the Collateral Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Collateral Agent (and any Subagents appointed by the Collateral Agent pursuant to Section 8.02 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights or remedies thereunder at the direction of the Collateral Agent) shall be entitled to the benefits of this Article VIII (including, without limitation, Section 8.07) as though the Collateral Agent (and any such Subagents) were an “Agent” under the Loan Documents, as if set forth in full herein with respect thereto. Any rights, remedies and protections of the Administrative Agent under this Article VIII shall extend to the Collateral Agent. (c) Each Lender (in its capacities as a Lender including on behalf of itself and its Affiliates as potential counterparties to Hedging Agreements) and each Issuing Bank (in such capacities and on behalf of itself and its Affiliates as potential counterparties to Hedging Agreements) irrevocably authorizes the Administrative Agent, at is option and in its discretion, (i) to release any Lien on any property granted to or held by the -131- QB\100411143.3

Administrative Agent under any Loan Document (A) upon termination of the Commitments and payment in full of all Obligations (other than contingent indemnification obligations and obligations in respect of any Secured Cash Management Agreement and obligations in respect of any Secured Hedge Agreement) and the expiration, termination or Cash Collateralization of all Letters of Credit, (B) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document to a Person that is not a Loan Party, or (C) if approved, authorized or ratified in writing in accordance with Section 9.08 hereof, (ii) to release any Guarantor from its obligations under the Loan Documents if such person ceases to be a Subsidiary as a result of a transaction permitted hereunder; and (iii) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.02(i) and (j). Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release its interest in particular types or items of property, or to release any Guarantor from its obligations under the Loan Documents. The Lenders irrevocably agree that the Administrative Agent may rely exclusively on a certificate of a Responsible Officer of the Borrowers as to whether any such releases and subordinations are permitted. Any such releases and subordinations under this Section 8.01 and actions, documents and agreements in connection therewith shall be without recourse to, or representation or warranty by, the Administrative Agent. (d) In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, (i) the Administrative Agent (irrespective of whether the principal of any Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise (A) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of any or all of the Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agent and any Subagents allowed in such judicial proceeding, and (B) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and (ii) any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and Issuing Bank to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Banks, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under the Loan Documents. Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or Issuing Bank or to authorize the Administrative Agent to vote in respect of the claim of any Lender or Issuing Bank in any such proceeding. Section 8.02 Delegation of Duties. The Administrative Agent and the Collateral Agent may execute any of their respective duties under this Agreement and the other Loan Documents (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) by or through agents, employees or attorneys-in-fact) and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care. Each Agent may also from time to time, when it deems it to be necessary or desirable, appoint one or more trustees, co-trustees, collateral co-agents, collateral subagents or attorneys-in-fact (each, a “Subagent”) with respect to all or any part of the Collateral; provided, that no such Subagent shall be authorized to take any action with respect to any Collateral unless and except to the extent expressly authorized in writing by the Administrative Agent or the Collateral Agent. Should any instrument in writing from the Borrowers or any other Loan Party be required by any Subagent so appointed by an Agent to more fully or certainly vest in and confirm to such Subagent such rights, powers, privileges and duties, the Borrowers shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by such Agent. If any Subagent, or successor thereto, shall become incapable of acting, resign or be removed, all rights, powers, privileges and duties of such Subagent, to the extent permitted by law, shall automatically vest in and be exercised by the Administrative Agent or the Collateral Agent until the appointment of a new Subagent. No Agent shall be responsible for the negligence or misconduct of any agent, attorney-in-fact or Subagent that it selects with reasonable care. -132- QB\100411143.3

Section 8.03 Exculpatory Provisions. None of the Agents, or their respective Affiliates or any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such person’s own gross negligence or willful misconduct) or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by any Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. No Agent shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party. No Agent shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, (a) no Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing, and (b) no Agent shall, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall be liable for the failure to disclose, any information relating to the Borrowers or any of its Affiliates that is communicated to or obtained by such Agent or any of its Affiliates in any capacity. The Agents shall be deemed not to have knowledge of any Default or Event of Default unless and until written notice describing such Default or Event of Default is given to the Administrative Agent by the Borrowers, a Lender or Issuing Bank. No Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent. Section 8.04 Reliance by Agents. Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) or conversation believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to any Credit Event, that by its terms must be fulfilled to the satisfaction of a Lender or any Issuing Bank, each Agent may presume that such condition is satisfactory to such Lender or Issuing Bank unless such Agent shall have received notice to the contrary from such Lender or Issuing Bank prior to such Credit Event. Each Agent may consult with legal counsel (including counsel to Holdings or the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. Each Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with such Agent. Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all or other Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected and not liable in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all or other Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans. Section 8.05 Notice of Default. Neither Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless such Agent has received written notice from a Lender, Holdings or the Borrowers referring to this Agreement, describing such Default or Event of Default and stating that -133- QB\100411143.3 such notice is a “notice of default.” In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all or other Lenders); provided, that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders. Section 8.06 Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of, and investigation into the business, operations, property, financial and other condition and creditworthiness of, the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys- in-fact or affiliates. Section 8.07 Indemnification. The Lenders agree to indemnify each Agent and the Revolving Facility Lenders agree to indemnify each Issuing Bank, in each case in its capacity as such (to the extent not reimbursed by Holdings or the Borrowers and without limiting the obligation of Holdings or the Borrowers to do so), in the amount of its pro rata share (based on its aggregate Revolving Facility Credit Exposure and, in the case of the indemnification of each Agent, outstanding Term Loans and unused Commitments hereunder; provided, that the aggregate principal amount of L/C Disbursements owing to any Issuing Bank shall be considered to be owed to the Revolving Facility Lenders ratably in accordance with their respective Revolving Facility Credit Exposure) (determined at the time such indemnity is sought), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent or such Issuing Bank in any way relating to or arising out of the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent or such Issuing Bank under or in connection with any of the foregoing; provided, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent’s or such Issuing Bank’s gross negligence or willful misconduct. The failure of any Lender to reimburse any Agent or any Issuing Bank, as the case may be, promptly upon demand for its ratable share of any amount required to be paid by the Lenders to such Agent or such Issuing Bank, as the case may be, as provided herein shall not relieve any other Lender of its obligation hereunder to reimburse such Agent or such Issuing Bank, as the case may be, for its ratable share of such amount, but no Lender shall be responsible for the failure of any other Lender to reimburse such Agent or such Issuing Bank, as the case may be, for such other Lender’s ratable share of such amount. The agreements in this Section 8.07 shall survive the payment of the Loans and all other amounts payable hereunder. Section 8.08 Agent in Its Individual Capacity. Each Agent and its affiliates may make loans to, accept deposits from, and generally engage in any kind of business with any Loan Party as though such Agent were not an Agent. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued, or Letter of Credit participated in, by it, each Agent shall have the same rights and powers under this Agreement and the other -134- QB\100411143.3

Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender” and “Lenders” shall include each Agent in its individual capacity. Section 8.09 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent and Collateral Agent upon 10 days’ notice to the Lenders and the Borrowers. If the Administrative Agent shall resign as Administrative Agent and Collateral Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 7.01(b), (c), (h) or (i) shall have occurred and be continuing) be subject to approval by the Borrowers (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent and Collateral Agent, and the term “Administrative Agent” shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 10 days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective (provided that, solely for purposes of maintaining any security interest granted to the Collateral Agent under any Security Document for the benefit of the Secured Parties, the retiring Collateral Agent shall continue to be vested with such security interest as Collateral Agent for the benefit of the Secured Parties, and continue to be entitled to the rights set forth in such Security Document and the Loan Documents, and, in the case of any Collateral in the possession of the Collateral Agent, shall continue to hold such Collateral, in each case until such time as a successor Collateral Agent is appointed and accepts such appointment in accordance with this Section (it being understood and agreed that the retiring Collateral Agent shall have no duty or obligation to take any further action under any Security Document, including any action required to maintain the perfection of any such security interest)), and the Lenders shall assume and perform all of the duties of the Administrative Agent and Collateral Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring Administrative Agent’s resignation as Administrative Agent, the provisions of this Section 8.09 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents. Section 8.10 Arrangers, Co-Syndication Agents and Co-Documentation Agents. Notwithstanding any other provision of this Agreement or any provision of any other Loan Document, each of the persons named on the cover page hereof as Joint Bookrunner, Joint Lead Arranger, Co-Syndication Agent or Co-Documentation Agent is named as such for recognition purposes only, and in its capacity as such shall have no rights, duties, responsibilities or liabilities with respect to this Agreement or any other Loan Document, except that each such person and its Affiliates shall be entitled to the rights expressly stated to be applicable to them in Section 9.05 and 9.17 (subject to the applicable obligations and limitations as set forth therein). Section 8.11 Security Documents and Collateral Agent. The Lenders hereby irrevocably authorize and instruct the Administrative Agent and the Collateral Agent to, without any further consent of any Lender, enter into (or acknowledge and consent to) or, to the extent reasonably satisfactory to the Collateral Agent, amend, renew, extend, supplement, restate, replace, waive or otherwise modify any First Lien/First Lien Intercreditor Agreement, any First Lien/Second Lien Intercreditor Agreement, any Permitted Junior Intercreditor Agreement, or any Permitted Pari Passu Intercreditor Agreement or any other intercreditor agreement with the collateral agent or other representatives of the holders of Indebtedness that is permitted to be secured by a Lien on the Collateral that is permitted (including with respect to priority) under this Agreement and to subject the Liens on the Collateral securing the Obligations to the provisions thereof; provided that, with respect to any such amendments, renewals, extensions, supplements, restatements, replacements, waivers or other modifications, the Collateral Agent may in its discretion post any of the foregoing to the Lenders not less than five (5) Business Days before execution thereof and, if the Required Lenders shall not have objected thereto within five (5) Business Days after posting, then the Required Lenders shall be deemed to have agreed that the Collateral Agent’s entry into such intercreditor agreement is reasonable and to have consented to such intercreditor agreement and to the Collateral Agent’s execution thereof). The Lenders irrevocably agree that (x) the Administrative Agent and the Collateral Agent may rely exclusively on a certificate of a Responsible Officer of the Borrowers as to whether any such other Liens are permitted with the applicable priority and (y) any First Lien/First Lien Intercreditor Agreement, any First Lien/Second Lien Intercreditor Agreement or any other intercreditor agreement referred to in the foregoing sentence, entered into by -135- QB\100411143.3 the Administrative Agent or the Collateral Agent, shall be binding on the Secured Parties, and each Lender hereby agrees that it will take no actions contrary to the provisions of any First Lien/First Lien Intercreditor Agreement and, if entered into and if applicable, any Permitted Pari Passu Intercreditor Agreement or any Permitted Junior Intercreditor Agreement. The foregoing provisions are intended as an inducement to the any future providers of Indebtedness not prohibited by Section 6.01 hereof to extend credit to the Loan Parties and such persons are intended third-party beneficiaries of such provisions. Section 8.12 Withholding Tax. To the extent required by any applicable Requirement of Law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. If the Internal Revenue Service or any authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender for any reason (including because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances that rendered the exemption from, or reduction of, withholding Tax ineffective), such Lender shall indemnify the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by any applicable Loan Party and without limiting the obligation of any applicable Loan Party to do so) fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, including penalties, fines, additions to Tax and interest, together with all expenses incurred, including legal expenses, allocated staff costs and any out of pocket expenses. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this Section 8.12. Section 8.13 [Reserved]Secured Cash Management Agreements and Secured Hedge Agreements. . No Cash Management Bank or Hedge Bank that obtains the benefits of the Collateral Agreement, any other Security Document or any guarantee or Collateral by virtue of the provisions hereof or of the Collateral Agreement or any other Security Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article VIII to the contrary, neither the Administrative Agent nor the Collateral Agent shall be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements unless the Administrative Agent and the Collateral Agent have received written notice of such Obligations, together with such supporting documentation as the Administrative Agent or the Collateral Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. By accepting the benefits of the Collateral, each Secured Party that is a party to any such arrangement in respect of Secured Cash Management Agreements or Secured Hedge Agreement, as applicable, shall be deemed to have appointed the Administrative Agent to serve as administrative agent under the Loan Documents, and shall be deemed to have appointed the Collateral Agent to serve as collateral agent under the Loan Documents and agreed to be bound by the Loan Documents as a Secured Party thereunder, subject to the limitations set forth in this paragraph. Section 8.14 [Reserved]. Section 8.15 [Reserved]. Section 8.16 Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such person became a Lender party hereto, to, and (y) covenants, from the date such person became a Lender party hereto to the date such person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that at least one of the following is and will be true: -136- QB\100411143.3

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement, (ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, (iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84- 14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or (iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender. (b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such person became a Lender party hereto, to, and (y) covenants, from the date such person became a Lender party hereto to the date such person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto). Section 8.17 Erroneous Payment. (a) If the Administrative Agent notifies a Lender, Issuing Bank or Secured Party, or any Person who has received funds on behalf of a Lender, Issuing Bank or Secured Party (any such Lender, Issuing Bank, Secured Party or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Issuing Bank, Secured Party or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Lender, Issuing Bank or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the -137- QB\100411143.3

Administrative Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error. If a Payment Recipient receives any payment, prepayment or repayment of principal, interest, fees, distribution or otherwise and does not receive a corresponding payment notice or payment advice, such payment, prepayment or repayment shall be presumed to be in error absent written confirmation from the Administrative Agent to the contrary. (b) Each Lender, Issuing Bank or Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender, Issuing Bank or Secured Party under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender, Issuing Bank or Secured Party from any source, against any amount due to the Administrative Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement. (c) For so long as an Erroneous Payment (or portion thereof) has not been returned by any Payment Recipient who received such Erroneous Payment (or portion thereof) (such unrecovered amount, an “Erroneous Payment Return Deficiency”) to the Administrative Agent after demand therefor in accordance with immediately preceding clause (a), (i) the Administrative Agent may elect, in its sole discretion on written notice to such Lender, Issuing Bank or Secured Party, that all rights and claims of such Lender, Issuing Bank or Secured Party with respect to the Loans or other Obligations owed to such Person up to the amount of the corresponding Erroneous Payment Return Deficiency in respect of such Erroneous Payment (the “Corresponding Loan Amount”) shall immediately vest in the Administrative Agent upon such election; after such election, the Administrative Agent (x) may reflect its ownership interest in Loans in a principal amount equal to the Corresponding Loan Amount in the Register, and (y) upon five Business Days’ written notice to such Lender, Issuing Bank or Secured Party, may sell such Loan (or portion thereof) in respect of the Corresponding Loan Amount, and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by such Lender, Issuing Bank or Secured Party shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender, Issuing Bank or Secured Party (and/or against any Payment Recipient that receives funds on its behalf), and (ii) each party hereto agrees that, except to the extent that the Administrative Agent has sold such Loan, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of such Lender, Issuing Bank or Secured Party with respect to the Erroneous Payment Return Deficiency. For the avoidance of doubt, no vesting or sale pursuant to the foregoing clause (i) will reduce the Commitments of any Lender or Issuing Bank and such Commitments shall remain available in accordance with the terms of this Agreement. (c) Each Payment Recipient hereby further agrees that if it receives a payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such payment. Each Payment Recipient agrees that, in each such case, or if it otherwise becomes aware a payment (or portion thereof) may have been sent in error, such Payment Recipient shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter (or such later date as the Administrative Agent, may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. (d) (x) The Borrowers and each other Loan Party hereby agrees that (x) in the event an Erroneous Payment (or portion thereof) are not recovered from any Payment Recipient that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Payment Recipient with respect to such amount and (y) the parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrowers or any other Loan Party, -138- QB\100411143.3 except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrowers or any other Loan Party for the purpose of making such Erroneous Payment. (e) No Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine. (f) Each party’s obligations, agreements and waivers under this Section 8.17 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender or Issuing Bank, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document. Section 8.18 Acknowledgements of Lenders and Issuing Banks. (a) Each Lender and each Issuing Bank represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility, (ii) in participating as a Lender, it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender or Issuing Bank, in each case in the ordinary course of business, and not for the purpose of investing in the general performance or operations of the Borrower, or for the purpose of purchasing, acquiring or holding any other type of financial instrument such as a security (and each Lender and each Issuing Bank agrees not to assert a claim in contravention of the foregoing, such as a claim under the federal or state securities laws), (iii) it has, independently and without reliance upon the Administrative Agent, any Arranger, or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder and (iv) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or such Issuing Bank, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each Lender and each Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Arranger or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrowers and their respective Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. (b) The Revolving Facility Lenders acknowledge that there may be a constant flow of information (including information which may be subject to confidentiality obligations in favor of the Loan Parties) between the Loan Parties and their Affiliates, on the one hand, and JPMorgan Chase Bank, N.A. and its Affiliates, on the other hand. Without limiting the foregoing, the Loan Parties or their Affiliates may provide information, including updates to previously provided information to JPMorgan Chase Bank, N.A. and/or its Affiliates acting in different capacities, including as Lender, lead bank, arranger or potential securities investor, independent of such entity’s role as administrative agent hereunder. The Revolving Facility Lenders acknowledge that neither JPMorgan Chase Bank, N.A. nor its Affiliates shall be under any obligation to provide any of the foregoing information to them. Notwithstanding anything to the contrary set forth herein or in any other Loan Document, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide, and shall not be liable for the failure to provide, any Lender with any credit or other information concerning the Loans, the Lenders, the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates that is communicated to, obtained by, or in the possession of, the Administrative Agent or any of its Affiliates in any capacity, including any information obtained by the Administrative Agent in the course of communications among the Administrative Agent and any Loan Party, any Affiliate thereof or any other Person. Notwithstanding the foregoing, any such information may (but shall not be required to) be shared by the -139- QB\100411143.3

Administrative Agent with one or more Lenders, or any formal or informal committee or ad hoc group of such Lenders, including at the direction of a Loan Party. Section 8.19 Posting of Communications. (a) The Borrowers agree that the Administrative Agent may, but shall not be obligated to, make any Communications available to the Lenders and the Issuing Banks by posting the Communications on IntraLinks™, DebtDomain, SyndTrak, ClearPar or any other electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”). (b) Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Amendment No. 3 Effective Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Revolving Facility Lenders, each of the Issuing Banks and each of the Borrowers acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Lender that are added to the Approved Electronic Platform, and that there may be confidentiality and other risks associated with such distribution. Each of the Revolving Facility Lenders, each of the Issuing Banks and each of the Borrowers hereby approves distribution of the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution. (c) THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, ANY ARRANGER OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER, ANY ISSUING BANK OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM (EXCEPT THE APPLICABLE PARTIES SHALL BE LIABLE FOR ACTUAL DAMAGES TO THE EXTENT SUCH DAMAGES ARE FOUND BY A FINAL AND NONAPPEALABLE DECISION OF A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM AN APPLICABLE PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT). “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender or any Issuing Bank by means of electronic communications pursuant to this Section, including through an Approved Electronic Platform. (d) Each Revolving Facility Lender and each Issuing Bank agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Revolving Facility Lender and Issuing Bank agrees (i) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Revolving Facility Lender’s or Issuing Bank’s -140- QB\100411143.3

(as applicable) email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address. (e) Each of the Revolving Facility Lenders, each of the Issuing Banks and each of the Borrowers agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally applicable document retention procedures and policies. (f) Nothing herein shall prejudice the right of the Administrative Agent, any Lender or any Issuing Bank to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document. Section 8.20 Borrower Communications. (a) The Administrative Agent, the Lenders and the Issuing Banks agree that the Borrowers may, but shall not be obligated to, make any Borrower Communications to the Administrative Agent through an electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Borrower Portal”). (b) Although the Approved Borrower Portal and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Amendment No. 3 Effective Date, a user ID/password authorization system), each of the Revolving Facility Lenders, each of the Issuing Banks and each of the Borrowers acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of the Borrowers that are added to the Approved Borrower Portal, and that there may be confidentiality and other risks associated with such distribution. Each of the Revolving Facility Lenders, each of the Issuing Banks and each of the Borrowers hereby approves distribution of Borrower Communications through the Approved Borrower Portal and understands and assumes the risks of such distribution. (c) THE APPROVED BORROWER PORTAL IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER COMMUNICATION, OR THE ADEQUACY OF THE APPROVED BORROWER PORTAL AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED BORROWER PORTAL AND THE BORROWER COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE BORROWER COMMUNICATIONS OR THE APPROVED BORROWER PORTAL. IN NO EVENT SHALL ANY APPLICABLE PARTY HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER, ANY ISSUING BANK OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE BORROWER’S TRANSMISSION OF BORROWER COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED BORROWER PORTAL (EXCEPT THE APPLICABLE PARTIES SHALL BE LIABLE FOR ACTUAL DAMAGES TO THE EXTENT SUCH DAMAGES ARE FOUND BY A FINAL AND NONAPPEALABLE DECISION OF A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM AN APPLICABLE PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT). “Borrower Communications” means, collectively, any Borrowing Request, Interest Election Request, notice of prepayment, notice requesting the issuance, amendment or extension of a Letter of Credit or other notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Borrowers to the Administrative Agent through an Approved Borrower Portal. -141- QB\100411143.3

(a) Each of the Revolving Facility Lenders, each of the Issuing Banks and the each of the Borrowers agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Borrower Communications on the Approved Borrower Portal in accordance with the Administrative Agent’s generally applicable document retention procedures and policies. (b) Nothing herein shall prejudice the right of the Borrowers to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document. ARTICLE IX Miscellaneous Section 9.01 Notices; Communications. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 9.01(b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier or other electronic means as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows: (i) if to any Loan Party or the Administrative Agent or the Issuing Bank as of the Fourth Restatement Effective Date and the Amendment No.3 Effective Date, to the address, telecopier number, electronic mail address or telephone number specified for such person on Schedule 9.01; and (ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire. (b) Notices and other communications to the Lenders and the Issuing Bank hereunder may be delivered or furnished by electronic communication (including e mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided, that the foregoing shall not apply to notices to any Lender or Issuing Bank pursuant to Article II if such Lender or Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrowers may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by them, provided that approval of such procedures may be limited to particular notices or communications. (c) Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received. Notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications including the Approved Borrower Portal to the extent provided in Section 9.01(b) above shall be effective as provided in such Section 9.01(b). (d) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. (e) Documents required to be delivered pursuant to Section 5.04 (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically (including as set forth in Section 9.17) and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrowers posts such documents, or provides a link thereto on the Borrowers’ website on the Internet at the website address listed on Schedule 9.01, or (ii) on which such documents are posted on the Borrowers’ behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided, that (A) the Borrowers shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrowers to -142- QB\100411143.3 deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender, and (B) the Borrowers shall notify the Administrative Agent (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Except for such certificates required by Section 5.04(c), the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrowers with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents. Section 9.02 Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties herein, in the other Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and each Issuing Bank and shall survive the making by the Lenders of the Loans and the execution and delivery of the Loan Documents and the issuance of the Letters of Credit, regardless of any investigation made by such persons or on their behalf, and shall continue in full force and effect until the Termination Date. Without prejudice to the survival of any other agreements contained herein, indemnification and reimbursement obligations contained herein (including pursuant to Sections 2.15, 2.16, 2.17 and 9.05) shall survive the Termination Date. Section 9.03 Binding Effect. This Agreement shall become effective upon satisfaction or waiver of the conditions precedent set forth in Section 4.02, and thereafter shall be binding upon and inure to the benefit of Holdings, the Borrowers, the Administrative Agent, each Issuing Bank and each Lender and their respective permitted successors and assigns. Section 9.04 Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) the Borrowers may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrowers without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 9.04. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in clause (c) of this Section 9.04), and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement or the other Loan Documents. (b) (i) Subject to the conditions set forth in subclause (ii) below, any Lender may assign to one or more assignees (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of: (A) the Borrowers, which consent, with respect to the assignment of a Term Loan, will be deemed to have been given if the Borrowers have not respondedexpressly objected in writing to such assignment within ten (10) Business Days after the delivery of any request for such consent; provided, that no consent of the Borrowers shall be required for an assignment of a Term Loan to a Lender, an Affiliate of a Lender, an Approved Fund (as defined below), or in the case of assignments during the primary syndication of the Commitments and Loans to persons identified to and agreed by the Borrowers in writing prior to the Fourth Restatement Effective Date, or for an assignment of a Revolving Facility Commitment or Revolving Facility Loan to a Revolving Facility Lender, an Affiliate of a Revolving Facility Lender or Approved Fund with respect to a Revolving Facility Lender, or, in each case, if an Event of Default under Section 7.01(b), (c), (h) or (i) has occurred and is continuing, any other person; and (B) the Administrative Agent; provided, that no consent of the Administrative Agent shall be required for an assignment of all or any portion of a Term Loan to a Lender, an Affiliate of a Lender, an -143- QB\100411143.3

Approved Fund or an Affiliate of the Borrowers made in accordance with Section 9.04(i) or Section 9.21; and (C) the Issuing Bank; provided, that no consent of the Issuing Bank shall be required for an assignment of all or any portion of a Term Loan. (ii) Assignments shall be subject to the following additional conditions: (A) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitments or Loans under any Facility, the amount of the Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the trade date specified in the Assignment and Acceptance with respect to such assignment or, if no trade date is so specified, as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than (x) $1,000,000 in the case of Term Loans and (y) $5,000,000 in the case of Revolving Facility Loans or Revolving Facility Commitments, unless each of the Borrowers and the Administrative Agent otherwise consent; provided, that such amounts shall be aggregated in respect of each Lender and its Affiliates or Approved Funds (with simultaneous assignments to or by two or more Related Funds shall be treated as one assignment), if any; (B) the parties to each assignment shall (1) execute and deliver to the Administrative Agent an Assignment and Acceptance via an electronic settlement system acceptable to the Administrative Agent or (2) if previously agreed with the Administrative Agent, manually execute and deliver to the Administrative Agent an Assignment and Acceptance, in each case together with a processing and recordation fee of $3,500 (which fee may be waived or reduced in the reasonable discretion of the Administrative Agent); (C) the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and any tax forms required to be delivered pursuant to Section 2.17; and (D) the Assignee shall not be the Borrowers or any of the Borrowers’ Affiliates or Subsidiaries except in accordance with Section 9.04(i) or Section 9.21. For the purposes of this Section 9.04, “Approved Fund” means any person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender. Notwithstanding the foregoing or anything to the contrary herein, no Lender shall be permitted to assign or transfer any portion of its rights and obligations under this Agreement to (A) any Ineligible Institution, (B) any Defaulting Lender or any of their Subsidiaries, or any person who, upon becoming a Lender hereunder, would constitute any of the foregoing persons described in this clause (B), or (C) a natural person. Notwithstanding the foregoing, each Loan Party and the Lenders acknowledge and agree that the Administrative Agent shall not have any responsibility or obligation to determine whether any Lender or potential Lender is an Ineligible Institution and the Administrative Agent shall have no liability with respect to any assignment made to an Ineligible Institution. Any assigning Lender shall, in connection with any potential assignment, provide to the Borrowers a copy of its request (including the name of the prospective assignee) concurrently with its delivery of the same request to the Administrative Agent irrespective of whether or not an Event of Default under Section 7.01(b), (c), (h) or (i) has occurred and is continuing. (iii) Subject to acceptance and recording thereof pursuant to subclause (v) below, from and after the effective date specified in each Assignment and Acceptance the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.05 (subject to the limitations and requirements of those Sections)); provided, that an Assignee shall not be -144- QB\100411143.3 entitled to receive any greater payment pursuant to Section 2.17 than the applicable Assignorassignor would have been entitled to receive had no such assignment occurred. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (c) of this Section 9.04. (iv) The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal and interest amounts of the Loans and Revolving L/C Exposure owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent, the Issuing Bank and the Lenders shall treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice. (v) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an Assignee, the Assignee’s completed Administrative Questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in clause (b) of this Section 9.04, if applicable, and any written consent to such assignment required by clause (b) of this Section 9.04 and any applicable tax forms, the Administrative Agent shall accept such Assignment and Acceptance and promptly record the information contained therein in the Register. No assignment, whether or not evidenced by a promissory note, shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this subclause (v). (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its applicable Commitment, and the outstanding balances of its Term Loans and Revolving Facility Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in clause (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of Holdings, the Borrowers or any Subsidiary or the performance or observance by Holdings, the Borrowers or any Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) the Assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) the Assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 3.05 (or delivered pursuant to Section 5.04), and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) the Assignee will independently and without reliance upon any Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) the Assignee appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to such Agent by the terms of this Agreement, together with such powers as are reasonably incidental thereto; and (vii) the Assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender. (d) (i) Any Lender may, without the consent of the Borrowers or the Administrative Agent, sell participations in Loans and Commitments to one or more banks or other entities other than any Ineligible Institution (to the extent that the list of Ineligible Institutions has been made available to all Lenders) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided, that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrowers, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under -145- QB\100411143.3 this Agreement. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement and the other Loan Documents; provided, that (x) such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to clauses (i), (ii), (iii) or (vi) of the first proviso to Section 9.08(b) and (2) directly affects such Participant (but, for the avoidance of doubt, not any waiver of any Default or Event of Default) and (y) no other agreement with respect to amendment, modification or waiver may exist between such Lender and such Participant. Subject to clause (d)(iii) of this Section 9.04, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the limitations and requirements of those Sections and Section 2.19) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section 9.04. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.06 as though it were a Lender; provided, that such Participant shall be subject to Section 2.18(c) as though it were a Lender. Notwithstanding the foregoing, each Loan Party and the Lenders acknowledge and agree that the Administrative Agent shall not have any responsibility or obligation to determine whether any Participant or potential Participant is an Ineligible Institution and the Administrative Agent shall have no liability with respect to any participation made to an Ineligible Institution. (ii) Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts and interest amounts of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”). The entries in the Participant Register shall be conclusive absent manifest error, and each party hereto shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. Without limitation of the requirements of Section 9.04(d), no Lender shall have any obligation to disclose all or any portion of a Participant Register to any person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or other Loan Obligations under any Loan Document), except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other Loan Obligation is in registered form for U.S. federal income tax purposes or is otherwise required by applicable law. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register. (iii) A Participant shall not be entitled to receive any greater payment under Section 2.15, 2.16 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrowers’ prior written consent, which consent shall state that it is being given pursuant to this Section 9.04(d)(iii); provided, that each potential Participant shall provide such information as is reasonably requested by the Borrowers in order for the Borrowers to determine whether to provide its consent. (e) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank and in the case of any Lender that is an Approved Fund, any pledge or assignment to any holders of obligations owed, or securities issued, by such Lender, including to any trustee for, or any other representative of, such holders, and this Section 9.04 shall not apply to any such pledge or assignment of a security interest; provided, that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto. (f) The Borrowers, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in clause (e) above. (g) Notwithstanding the foregoing, any Conduit Lender may assign any or all of the Loans it may have funded hereunder to its designating Lender without the consent of the Borrowers or the Administrative Agent. Each of Holdings, the Borrowers, each Lender and the Administrative Agent hereby confirms that it will not institute against a Conduit Lender or join any other person in instituting against a Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit -146- QB\100411143.3

Lender; provided, however, that each Lender designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party hereto and each Loan Party for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance. (h) If the Borrowers wish to replace the Loans or Commitments under any Facility with ones having different terms, it shall have the option, with the consent of the Administrative Agent and subject to at least three Business Days’ advance notice to the Lenders under such Facility, instead of prepaying the Loans or reducing or terminating the Commitments to be replaced, to (i) require the Lenders under such Facility to assign such Loans or Commitments to the Administrative Agent or its designees and (ii) amend the terms thereof in accordance with Section 9.08 (with such replacement, if applicable, being deemed to have been made pursuant to Section 9.08(d)). Pursuant to any such assignment, all Loans and Commitments to be replaced shall be purchased at par (allocated among the Lenders under such Facility in the same manner as would be required if such Loans were being optionally prepaid or such Commitments were being optionally reduced or terminated by the Borrowers), accompanied by payment of any accrued interest and fees thereon and any amounts owing pursuant to Section 9.05(b). By receiving such purchase price, the Lenders under such Facility shall automatically be deemed to have assigned the Loans or Commitments under such Facility pursuant to the terms of the form of Assignment and Acceptance attached hereto as Exhibit A, and accordingly no other action by such Lenders shall be required in connection therewith. The provisions of this clause (h) are intended to facilitate the maintenance of the perfection and priority of existing security interests in the Collateral during any such replacement. (i) Notwithstanding anything to the contrary in this Agreement, including Section 2.18(c) (which provisions shall not be applicable to clauses (i) or (j) of this Section 9.04), any of Holdings or their Subsidiaries, including the Borrowers, may purchase by way of assignment and become an Assignee with respect to Term Loans at any time and from time to time from Lenders in accordance with Section 9.04(b) hereof (each, a “Permitted Loan Purchase”); provided, that, in respect of any Permitted Loan Purchase, (A) any such purchase occurs pursuant to Dutch auction procedures open to all Lenders of the relevant Class of Term Loans on a pro rata basis in accordance with customary procedures to be agreed between the Borrowers and the Administrative Agent; provided, that any of Holdings or their Subsidiaries, including the Borrowers shall be entitled to make open market purchases of the Term Loans without complying with such Dutch auction procedures so long as the aggregate principal amount (calculated on the par amount thereof) of all Term Loans purchased in open market purchases from the Fourth Restatement Effective Date does not exceed the Permitted Loan Purchase Amount, (B) no Permitted Loan Purchase shall be made from the proceeds of any extensions of credit under the Revolving Facility, (C) upon consummation of any such Permitted Loan Purchase, the Loans purchased pursuant thereto shall be deemed to be automatically and immediately cancelled and extinguished in accordance with Section 9.04(j), (D) in connection with any such Permitted Loan Purchase, any of Holdings or their Subsidiaries, including the Borrowers and such Lender that is the Assignorassignor shall execute and deliver to the Administrative Agent a Permitted Loan Purchase Assignment and Acceptance (and for the avoidance of doubt, (x) shall make the representations and warranties set forth in the Permitted Loan Purchase Assignment and Acceptance and (y) shall not be required to execute and deliver an Assignment and Acceptance pursuant to Section 9.04(b)(ii)(B)) and shall otherwise comply with the conditions to Assignments under this Section 9.04 and (E) no Default or Event of Default would exist after giving effect on a Pro Forma Basis to such Permitted Loan Purchase. (j) Each Permitted Loan Purchase shall, for purposes of this Agreement be deemed to be an automatic and immediate cancellation and extinguishment of such Term Loans and the Borrowers shall, upon consummation of any Permitted Loan Purchase, notify the Administrative Agent that the Register be updated to record such event as if it were a prepayment of such Loans. (k) In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrowers and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share -147- QB\100411143.3 of all Loans and participations in Letters of Credit in accordance with its Revolving Facility Percentage; provided that notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs. Section 9.05 Expenses; Indemnity. (a) The Borrowers agree to pay (i) all reasonable and documented out-of-pocket expenses (including Other Taxes) incurred by the Administrative Agent or the Collateral Agent in connection with the preparation of this Agreement and the other Loan Documents, or by the Administrative Agent or the Collateral Agent in connection with the administration of this Agreement and any amendments, modifications or waivers of the provisions hereof or thereof, including the reasonable fees, charges and disbursements of Davis Polk & WardwellCahill Gordon & Reindel LLP, counsel for the Administrative Agent, the Collateral Agent and the Arrangers, and, if necessary, the reasonable fees, charges and disbursements of one local counsel per jurisdiction, and (ii) all reasonable out-of- pocket expenses (including Other Taxes) incurred by the Agents or any Lender in connection with the enforcement or protection of their rights in connection with this Agreement and the other Loan Documents, in connection with the Loans made or the Letters of Credit issued hereunder, including the fees, charges and disbursements of a single counsel for all such persons, taken as a whole, and, if necessary, a single local counsel in each appropriate jurisdiction for all such persons, taken as a whole (and, in the case of an actual or perceived conflict of interest where such person affected by such conflict informs the Borrowers of such conflict and thereafter retains its own counsel with the Borrowers’ prior written consent (not to be unreasonably withheld, delayed or conditioned), of another firm of such for such affected person). (b) The Borrowers agree to indemnify the Administrative Agent, the Collateral Agent, the Arrangers, the Joint Bookrunners, each Issuing Bank, each Lender, each Co-Syndication Agent, each Co-Documentation Agent, each of their respective Affiliates, successors and assignors, and each of their respective directors, officers, employees, agents, trustees and advisors, (each such person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements (excluding the allocated costs of in house counsel and limited to not more than one counsel for all such Indemnitees, taken as a whole, and, if necessary, a single local counsel in each appropriate jurisdiction for all such Indemnitees, taken as a whole (and, in the case of an actual or perceived conflict of interest where the Indemnitee affected by such conflict informs the Borrowers of such conflict and thereafter retains its own counsel with the Borrowers’ prior written consent (not to be unreasonably withheld, delayed or conditioned), of another firm of counsel for such affected Indemnitee)), incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution, enforcement or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto and thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated hereby, (ii) the use of the proceeds of the Loans or the use of any Letter of Credit, (iii) any violation of or liability under or relating to Environmental Laws or Environmental Permits by or related to the Borrowers or any Subsidiary, (iv) any actual or alleged presence, Release or threatened Release of or exposure to Hazardous Materials at, under, in, on, from or to any property currently or formerly owned, leased or operated by the Borrowers or any Subsidiary or (v) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto and regardless of whether such matter is initiated by a third party or by Holdings, the Borrowers or any of their subsidiaries or Affiliates; provided, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or any of its Related Parties, (y) arose from a material breach of such Indemnitee’s or any of its Related Parties’ obligations under any Loan Document (as determined by a court of competent jurisdiction in a final, non-appealable judgment) or (z) arose from any claim, actions, suits, inquiries, litigation, investigation or proceeding that does not involve an act or omission of the Borrowers or any of its Affiliates and is brought by an Indemnitee against another Indemnitee (other than any claim, actions, suits, inquiries, litigation, investigation or proceeding against any Agent or an Arranger in its capacity as such). None of the Indemnitees (or any of their respective affiliates) shall be responsible or liable to the fund, Holdings, the Borrowers or any of their respective subsidiaries, Affiliates or stockholders or any other person or entity for any special, indirect, consequential or punitive damages, -148- QB\100411143.3 which may be alleged as a result of the Facilities or the Transactions. The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, any Issuing Bank or any Lender. All amounts due under this Section 9.05 shall be payable within fifteen (15) days of written demand therefor accompanied by reasonable documentation with respect to any reimbursement, indemnification or other amount requested. (c) Except as expressly provided in Section 9.05(a) with respect to Other Taxes, which shall not be duplicative with any amounts paid pursuant to Section 2.17, this Section 9.05 shall not apply to any Taxes (other than Taxes that represent losses, claims, damages, liabilities and related expenses resulting from a non-Tax claim), which shall be governed exclusively by Section 2.17 and, to the extent set forth therein, Section 2.15. (d) To the fullest extent permitted by applicable law, Holdings and the Borrowers shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby. (e) The agreements in this Section 9.05 shall survive the resignation of the Administrative Agent, the Collateral Agent or any Issuing Bank, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations and the termination of this Agreement. (f) Each Revolving Facility Lender severally agrees to pay any amount required to be paid by the Borrowers under this Section 9.05 to the Administrative Agent, each Issuing Bank, and each Related Party of any of the foregoing Persons (each, an “Agent-Related Person”) (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so), ratably according to their respective Revolving Facility Percentage in effect on the date on which such payment is sought under this Section (or, if such payment is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Revolving Facility Percentage immediately prior to such date), and agrees to indemnify and hold each Agent-Related Person harmless from and against any and all liabilities and related expenses, including the fees, charges and disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent-Related Person in any way relating to or arising out of the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent-Related Person under or in connection with any of the foregoing; provided that the unreimbursed expense or Liability or related expense, as the case may be, was incurred by or asserted against such Agent-Related Person in its capacity as such; provided further that no Lender shall be liable for the payment of any portion of such liabilities, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted primarily from such Agent-Related Person’s gross negligence or willful misconduct. The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder. Section 9.06 Right of Set-off. If an Event of Default shall have occurred and be continuing, each Lender and each Issuing Bank and each of their Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or such Issuing Bank to or for the credit or the account of Holdings, the Borrowers or any Subsidiary against any of and all the obligations of Holdings or the Borrowers now or hereafter existing under this Agreement or any other Loan Document held by such Lender or such Issuing Bank, irrespective of whether or not such Lender or such Issuing Bank shall have made any demand under this Agreement or such other Loan Document and although the obligations may be unmatured; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the -149- QB\100411143.3 provisions of Section 2.22 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and each Issuing Bank under this Section 9.06 are in addition to other rights and remedies (including other rights of set-off) that such Lender or such Issuing Bank may have. Section 9.07 Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (OTHER THAN AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY PRINCIPLE OF CONFLICTS OF LAW THAT COULD REQUIRE THE APPLICATION OF ANY OTHER LAW. Section 9.08 Waivers; Amendment. (a) No failure or delay of the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, each Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by Holdings, the Borrowers or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by clause (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on Holdings, the Borrowers or any other Loan Party in any case shall entitle such person to any other or further notice or demand in similar or other circumstances. (b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except (x) as provided in Section 2.21, (y) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by Holdings, the Borrowers and the Required Lenders (or, in respect of any waiver, amendment or modification of Section 6.11, (other than Section 6.11(b), which shall require the prior written consent of each Revolving Facility Lender directly affected thereby), the Majority Lenders of the Revolving Facility rather than the Required Lenders), and (z) in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by each Loan Party party thereto and the Administrative Agent and consented to by the Required Lenders; provided, however, that no such agreement shall: (i) decrease or forgive the principal amount of, or extend the final maturity of, or decrease the rate of interest on, any Loan or any L/C Disbursement, or extend the stated expiration of any Letter of Credit beyond the applicable Revolving Facility Maturity Date, without the prior written consent of each Lender directly affected thereby, except as provided in Section 2.05(c); provided, that any amendment to the financial covenant definitions in this Agreement shall not constitute a reduction in the rate of interest for purposes of this clause (i), (ii) increase or extend the Commitment of any Lender or decrease the Commitment Fees or L/C Participation Fees or other fees of any Lender without the prior written consent of such Lender (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the aggregate Commitments shall not constitute an increase of the Commitments of any Lender), (iii) extend or waive any Term Loan Installment Date or reduce the amount due on any Term Loan Installment Date or extend any date on which payment of interest on any Loan or any L/C -150- QB\100411143.3

Disbursement or any Fees is due, without the prior written consent of each Lender adversely affected thereby, (iv) amend the provisions of Section 5.02 of the Collateral Agreement (or any analogous provision of any of the Security Documents) in a manner that would by its terms alter the pro rata sharing of payments required thereby, without the prior written consent of each Lender adversely affected thereby, (v) amend or modify the provisions of this Section 9.08 or the definition of the terms “Required Lenders,” “Majority Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the prior written consent of each Lender adversely affected thereby (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the Loans and Commitments are included on the Fourth Restatement Effective Date), (vi) release all or substantially all of the Collateral or release any of Holdings, the Borrowers or all or substantially all of the Subsidiary Loan Parties from their respective Guarantees under the Collateral Agreement, unless, in the case of a Subsidiary Loan Party, all or substantially all the Equity Interests of such Subsidiary Loan Party is sold or otherwise disposed of in a transaction permitted by this Agreement, without the prior written consent of each Lender; or (vii) effect any waiver, amendment or modification that by its terms adversely affects the rights in respect of payments or collateral of Lenders participating in any Facility differently from those of Lenders participating in another Facility, without the consent of the Majority Lenders participating in the adversely affected Facility (it being agreed that the Required Lenders may waive, in whole or in part, any prepayment or Commitment reduction required by Section 2.11 so long as the application of any prepayment or Commitment reduction still required to be made is not changed); provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or an Issuing Bank hereunder without the prior written consent of the Administrative Agent or such Issuing Bank acting as such at the effective date of such agreement, as applicable. Each Lender shall be bound by any waiver, amendment or modification authorized by this Section 9.08 and any consent by any Lender pursuant to this Section 9.08 shall bind any Assignee of such Lender. (c) Without the consent of any Lender or Issuing Bank, the Loan Parties and the Administrative Agent may (in their respective sole discretion, or shall, to the extent required by any Loan Document) enter into any amendment, modification or waiver of any Loan Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties, or as required by local law to give effect to, or protect any security interest for the benefit of the Secured Parties, in any property or so that the security interests therein comply with applicable law. (d) Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent, Holdings and the Borrowers (a) to permit additional extensions of credit to be outstanding hereunder from time to time and the accrued interest and fees and other obligations in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and the Revolving Facility Loans and the accrued interest and fees and other obligations in respect thereof and (b) to include appropriately the holders of such extensions of credit in any determination of the requisite lenders required hereunder, including Required Lenders. (e) Notwithstanding the foregoing, technical and conforming modifications to the Loan Documents may be made with the consent of the Borrowers and the Administrative Agent to the extent necessary (A) to integrate any Incremental Term Loan Commitments or Incremental Revolving Facility Commitments in a manner consistent with Section 2.21, including, with respect to Other Revolving Loans or Other Term Loans, as may be necessary to establish such Incremental Term Loan Commitments or Revolving Facility Loans as a separate Class or -151- QB\100411143.3 tranche from the existing Term B Loan Commitments or Incremental Revolving Facility Commitments or (B) to cure any ambiguity, omission, defect or inconsistency that does not adversely affect any Lender. Section 9.09 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the applicable interest rate, together with all fees and charges that are treated as interest under applicable law (collectively, the “Charges”), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender or any Issuing Bank, shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by such Lender in accordance with applicable law, the rate of interest payable hereunder, together with all Charges payable to such Lender or such Issuing Bank, shall be limited to the Maximum Rate; provided, that such excess amount shall be paid to such Lender or such Issuing Bank on subsequent payment dates to the extent not exceeding the legal limitation. Section 9.10 Entire Agreement. This Agreement, the other Loan Documents and the agreements regarding certain Fees referred to herein constitute the entire contract between the parties relative to the subject matter hereof. Any previous agreement among or representations from the parties or their Affiliates with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Notwithstanding the foregoing, the Agency Fee Letter shall survive the execution and delivery of this Agreement and remain in full force and effect. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents. Section 9.11 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11. Section 9.12 Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions. Section 9.13 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute but one contract, and shall become effective as provided in Section 9.03. Any signature to this agreement may be delivered by facsimile, electronic mail (including pdf) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law. For the avoidance of doubt, the foregoing also applies to any amendment, extension or renewal of this agreement. Each of the parties hereto represents and warrants to the other parties hereto that it has the corporate capacity and authority to execute this Agreement through electronic means and there are no restrictions for doing so in that party’s constitutive documents. -152- QB\100411143.3

Section 9.14 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement. Section 9.15 Jurisdiction; Consent to Service of Process. (a) The Borrowers and each other Loan Party irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, the Collateral Agent, any Lender, or any Affiliate of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrowers or any other Loan Party or its properties in the courts of any jurisdiction. (b) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement or any other Loan Document to serve process in any other manner permitted by law. Section 9.16 Confidentiality. Each of the Lenders, each Issuing Bank and each of the Agents agrees that it shall maintain in confidence any information relating to Holdings, any Parent Entity, the Borrowers and any Subsidiary furnished to it by or on behalf of Holdings, any Parent Entity, the Borrowers or any Subsidiary (other than information that (a) has become generally available to the public other than as a result of a disclosure by such party in breach of this Section 9.16 or similar obligation of confidentiality, (b) has been independently developed by such Lender, such Issuing Bank or such Agent without violating this Section 9.16 or (c) was available to such Lender, such Issuing Bank or such Agent from a third party having, to such person’s knowledge, no obligations of confidentiality to Holdings, any Parent Entity, the Borrowers or any other Loan Party) and shall not reveal the same other than to its Affiliates and its and its Affiliates’ directors, trustees, officers, employees and advisors with a need to know and any numbering, administration or settlement service providers or to any person that approves or administers the Loans on behalf of such Lender (so long as each such person shall have been instructed to keep the same confidential in accordance with this Section 9.16), except: (A) to the extent necessary to comply with law or any legal process or the requirements of any Governmental Authority, the National Association of Insurance Commissioners or of any securities exchange on which securities of the disclosing party or any Affiliate of the disclosing party are listed or traded, (B) as part of normal reporting or review procedures to, or examinations by, Governmental Authorities or self-regulatory authorities, including the National Association of Insurance Commissioners or the National Association of Securities Dealers, Inc., (C) to its parent companies, Affiliates or auditors (so long as each such person shall have been instructed to keep the same confidential in accordance with this Section 9.16), (D) in order to enforce its rights under any Loan Document in a legal proceeding, (E) to any pledgee under Section 9.04(d) or any other prospective assignee of, or prospective Participant in, any of its rights under this Agreement (so long as such person shall have been instructed to keep the same confidential in accordance with this Section 9.16), (F) to any direct or indirect contractual counterparty in Hedging Agreements or such contractual counterparty’s professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section 9.16), (G) to any rating agency when required by it (provided that, prior to any disclosure, such rating agency shall undertake in writing to preserve -153- QB\100411143.3 the confidentiality of any confidential information relating to the Loan Parties received by it from any Agent or any Lender) and (H) to their service providers and service providers to the lending industry in connection with the administration and management of this Agreement and the other Loan Documents. For the avoidance of doubt, nothing in this Section 9.16 shall prohibit any Person from voluntarily disclosing or providing any Information within the scope of this confidentiality provision to any governmental, regulatory or self-regulatory organization (any such entity, a “Regulatory Authority”) to the extent that any such prohibition on disclosure set forth in this Section 9.16 shall be prohibited by the laws or regulations applicable to such Regulatory Authority. Section 9.17 No Fiduciary Duty, Etc.. (a) Each Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that neither the Administrative Agent, any Issuing Bank or any other Lender (each, a “Credit Party”) will have any obligations except those obligations expressly set forth herein and in the other Loan Documents and each Credit Party is acting solely in the capacity of an arm’s length contractual counterparty to the Borrowers with respect to the Loan Documents and the transactions contemplated herein and therein and not as a financial advisor or a fiduciary to, or an agent of, the Borrowers or any other person. Each Borrower agrees that it will not assert any claim against any Credit Party based on an alleged breach of fiduciary duty by such Credit Party in connection with this Agreement and the transactions contemplated hereby. Additionally, each Borrower acknowledges and agrees that no Credit Party is advising the Borrowers as to any legal, tax, investment, accounting, regulatory or any other matters in any jurisdiction. The Borrowers shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated herein or in the other Loan Documents, and the Loan Parties shall have no responsibility or liability to the Borrowers with respect thereto. (b) Each Borrower further acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party, together with its Affiliates, in addition to providing or participating in commercial lending facilities such as that provided hereunder, is a full service securities or banking firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, any Credit Party may provide investment banking and other financial services to, and/or acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of, the Borrowers and other companies with which the Borrowers may have commercial or other relationships. With respect to any securities and/or financial instruments so held by any Credit Party or any of its customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion. (c) In addition, each Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party and its affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which the Borrowers may have conflicting interests regarding the transactions described herein and otherwise. No Credit Party will use confidential information obtained from the Borrowers by virtue of the transactions contemplated by the Credit Documents or its other relationships with the Borrowers in connection with the performance by such Credit Party of services for other companies, and no Credit Party will furnish any such information to other companies. Each Borrower also acknowledges that no Credit Party has any obligation to use in connection with the transactions contemplated by the Loan Documents, or to furnish to the Borrowers, confidential information obtained from other companies. Section 9.18 Section 9.17 Platform; Borrower Materials. The Borrowers hereby acknowledge that (a) the Administrative Agent and/or the Arrangers will make available to the Lenders and the Issuing Bank materials and/or information provided by or on behalf of the Borrowers hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”), and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to Holdings, the Borrowers or their Subsidiaries or any of their respective securities) (each, a “Public Lender”). The Borrowers hereby agree that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (i) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word -154- QB\100411143.3

“PUBLIC” shall appear prominently on the first page thereof, (ii) by marking Borrower Materials “PUBLIC,” the Borrowers shall be deemed to have authorized the Administrative Agent, the Arrangers, the Issuing Bank and the Lenders to treat such Borrower Materials as solely containing information that is either (A) publicly available information or (B) not material (although it may be sensitive and proprietary) with respect to Holdings, the Borrowers or their Subsidiaries or any of their respective securities for purposes of United States Federal and state securities laws (provided, however, that such Borrower Materials shall be treated as set forth in Section 9.16, to the extent such Borrower Materials constitute information subject to the terms thereof), (iii) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor”; and (iv) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.” Section 9.19 Section 9.18 Release of Liens and Guarantees. In the event that any Loan Party conveys, sells, leases, assigns, transfers or otherwise disposes of all or any portion of any of the Equity Interests or assets of any Subsidiary Loan Party to a person that is not (and is not required to become) a Loan Party in a transaction not prohibited by Section 6.05, the Administrative Agent shall promptly (and the Lenders hereby authorize the Administrative Agent to) take such action and execute any such documents as may be reasonably requested by Holdings or the Borrowers and at the Borrowers’ expense to release any Liens created by any Loan Document in respect of such Equity Interests or assets, and, in the case of a disposition of the Equity Interests of any Subsidiary Loan Party in a transaction permitted by Section 6.05 and as a result of which such Subsidiary Loan Party would cease to be a Subsidiary, terminate such Subsidiary Loan Party’s obligations under its Guarantee; provided that, at the request of the Administrative Agent, the Borrowers shall deliver a certificate of a Responsible Officer of the Borrowers certifying that such releases, actions and documents are permitted (on which the Administrative Agent may conclusively rely). In addition, the Administrative Agent agrees to take such actions as are reasonably requested by Holdings or the Borrowers and at the Borrowers’ expense to terminate the Liens and security interests created by the Loan Documents when all the Obligations (other than (i) contingent indemnification Obligations and expense reimbursement claims to the extent no claim therefore has been made and (ii) obligations in respect of any Secured Cash Management Agreement and obligations in respect of any Secured Hedge Agreement) are paid in full and all Letters of Credit (other than those that have been Cash Collateralized) and Commitments are terminated. Any representation, warranty or covenant contained in any Loan Document relating to any such Equity Interests, asset or subsidiary of Holdings shall no longer be deemed to be made once such Equity Interests or asset is so conveyed, sold, leased, assigned, transferred or disposed of. Any such releases under this Section 9.19 and actions, documents and agreements in connection therewith shall be without recourse to, or representation or warranty by, the Administrative Agent. Section 9.20 Section 9.19 Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrowers in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from the Borrowers in the Agreement Currency, the Borrowers agree, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to the Borrowers (or to any other person who may be entitled thereto under applicable law). Section 9.21 Section 9.20 USA PATRIOT Act Notice. Each Lender that is subject to the USA PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the USA PATRIOT Act and the Beneficial Ownership Regulation, it -155- QB\100411143.3

is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the USA PATRIOT Act and the Beneficial Ownership Regulation. Section 9.22 Section 9.21 Affiliate Lenders. (a) Each Lender who is an Affiliate of the Borrowers, excluding (x) Holdings, the Borrowers and their respective Subsidiaries and (y) any Debt Fund Affiliate Lender (each, an “Affiliate Lender”; it being understood that (x) neither Holdings, the Borrowers, nor any of their Subsidiaries may be Affiliate Lenders and (y) Debt Fund Affiliate Lenders and Affiliate Lenders may be Lenders hereunder in accordance with Section 9.04, subject in the case of Affiliate Lenders, to this Section 9.21), in connection with any (i) consent (or decision not to consent) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document, (ii) other action on any matter related to any Loan Document or (iii) direction to the Administrative Agent, the Collateral Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, agrees that, except with respect to any amendment, modification, waiver, consent or other action (1) described in clauses (i), (ii), (iii) or (iv) of the first proviso of Section 9.08(b) or (2) that adversely affects such Affiliate Lender (in its capacity as a Lender) in a disproportionally adverse manner as compared to other Lenders, such Affiliate Lender shall be deemed to have voted its interest as a Lender without discretion in such proportion as the allocation of voting with respect to such matter by Lenders who are not Affiliate Lenders. Each Affiliate Lender hereby irrevocably appoints the Administrative Agent (such appointment being coupled with an interest) as such Affiliate Lender’s attorney-in-fact, with full authority in the place and stead of such Affiliate Lender and in the name of such Affiliate Lender, from time to time in the Administrative Agent’s discretion to take any action and to execute any instrument that the Administrative Agent may deem reasonably necessary to carry out the provisions of this clause (a). (b) Notwithstanding anything to the contrary in this Agreement, no Affiliate Lender shall have any right to (a) attend (including by telephone) any meeting or discussions (or portion thereof) among the Administrative Agent or any Lender to which representatives of the Borrowers are not then present, (b) receive any information or material prepared by Administrative Agent or any Lender or any communication by or among Administrative Agent and/or one or more Lenders, except to the extent such information or materials have been made available to the Borrowers or its representatives, (c) make or bring (or participate in, other than as a passive participant in or recipient of its pro rata benefits of) any claim, in its capacity as a Lender, against Administrative Agent, the Collateral Agent or any other Lender with respect to any duties or obligations or alleged duties or obligations of such Agent or any other such Lender under the Loan Documents, (d) purchase any Term Loan if, after giving effect to such purchase, Affiliate Lenders in the aggregate would own Term Loans with an aggregate principal amount in excess of 25% of the aggregate principal amount of all Term Loans then outstanding or (e) purchase any Revolving Facility Loans or Revolving Facility Commitments. It shall be a condition precedent to each assignment to an Affiliate Lender that such Affiliate Lender shall have (x) represented to the assigning Lender in the applicable Assignment and Assumption Agreementassignment and assumption agreement, and notified the Administrative Agent, that it is (or will be, following the consummation of such assignment) an Affiliate Lender and that the aggregate amount of Term Loans held by it giving effect to such assignments shall not exceed the amount permitted by clause (d) of the preceding sentence and (y) represented in the applicable Assignment and Assumption Agreementassignment and assumption agreement that it is not in possession of material non-public information (within the meaning of United States federal and state securities laws) with respect to Holdings, the Borrowers, their Subsidiaries or their respective securities (or, if Holdings is not at the time a public reporting company, material information of a type that would not be reasonably expected to be publicly available if Holdings were a public reporting company) that (A) has not been disclosed to the assigning Lender or the Lenders generally (other than because any such Lender does not wish to receive material non-public information with respect to Holdings, the Borrowers or their Subsidiaries) and (B) could reasonably be expected to have a material effect upon, or otherwise be material to, the assigning Lender’s decision make such assignment. Section 9.23 Section 9.22 Agency of the Borrowers for the Loan Parties. Each of the other Loan Parties hereby appoints the Borrowers as its agent for all purposes relevant to this Agreement and the other Loan -156- QB\100411143.3

Documents, including the giving and receipt of notices and the execution and delivery of all documents, instruments and certificates contemplated herein and therein and all modifications hereto and thereto. Section 9.24 Section 9.23 No Liability of the Issuing Banks. The Borrowers assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither any Issuing Bank nor any of its officers or directors shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by such Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the Borrowers shall have a claim against such Issuing Bank, and such Issuing Bank shall be liable to the Borrowers, to the extent of any direct, but not consequential, damages suffered by the Borrowers that the Borrowers proves were caused by (i) such Issuing Bank’s willful misconduct or gross negligence as determined in a final, non-appealable judgment by a court of competent jurisdiction in determining whether documents presented under any Letter of Credit comply with the terms of the Letter of Credit or (ii) such Issuing Bank’s willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, such Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary. Section 9.25 Section 9.24 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write- Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and (b) the effects of any Bail-in Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority. Section 9.26 Section 9.25 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedging Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree, with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States), that in the event a -157- QB\100411143.3

Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support. Section 9.27 Section 9.26 Effect on Existing Credit Agreement. This Agreement amends and restates the Third Restated Credit Agreement in its entirety, provided that all obligations of the Borrowers incurred under the Third Restated Credit Agreement, as amended and restated in this Agreement, excluding the commitments of the Lenders thereunder (which shall terminate as of the Fourth Restatement Effective Date and be replaced with the commitments described in this Agreement), shall continue under this Agreement, and shall not under any circumstances be considered to be terminated, extinguished or discharged hereby or thereby, and under no circumstances constitutes a novation, but shall hereafter be governed by the terms of this Agreement. [Remainder of page intentionally left blank] -158- QB\100411143.3